As filed with the Securities and Exchange Commission on February 28, 2006

                                                    Registration No. 333-_____
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------
                       CWCAPITAL COMMERCIAL FUNDING CORP.

             (Exact name of registrant as specified in its charter)

                                    Delaware

         (State or other jurisdiction of incorporation or organization)

                                   20-4176380
                     (I.R.S. Employer Identification Number)

                            One Charles River Place,
                               63 Kendrick Street,
                          Needham, Massachusetts 02494
                                 (781) 707-9300

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           Corporation Service Company
                        2711 Centerville Road, Suite 400
                           Wilmington, Delaware 19808
                                 (800) 927-9800

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 --------------

                                   Copies to:

         Scott Spelfogel, Esq.                     Anna H. Glick, Esq.
        One Charles River Place,            Cadwalader, Wickersham & Taft LLP
          63 Kendrick Street,                  One World Financial Center
      Needham, Massachusetts 02494              New York, New York 10281
             (781) 707-9300                          (212) 504-6000

      Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

      If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                 Proposed Maximum         Proposed Maximum
     Title of Securities To Be             Amount To Be         Offering Price Per       Aggregate Offering           Amount Of
           Registered(1)                    Registered                 Unit                   Price(2)           Registration Fee(3)
 Mortgage Pass-Through Certificates         $1,000,000                 100%                  $1,000,000                $107.00
------------------------------------------------------------------------------------------------------------------------------------

      (1) This Registration Statement and the registration fee pertain to the initial offering of the Mortgage Pass-Through Certificates registered hereunder by the Registrant.

      (2) Estimated solely for the purpose of calculating the registration fee.

      (3) In accordance with Rule 457(o) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said
Section 8(a) may determine.

PROSPECTUS SUPPLEMENT
to Prospectus dated __________, 200_

                          [$___________] (Approximate)
                 CWCapital Commercial Mortgage Trust 200[_]-[__]
                                as Issuing Entity
                       CWCapital Commercial Funding Corp.
                                  as Depositor
                                  CWCapital LLC
                              [Additional Sponsor]
                                  as Sponsor[s]
                                  CWCapital LLC
                       [Additional Mortgage Loan Sellers]
                           as Mortgage Loan Seller[s]

        Commercial Mortgage Pass-Through Certificates, Series 200[_]-[__]
 Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A,
          Class A-MFL, Class A-M, Class A-J, Class B, Class C, Class D,
                              Class E and Class XP

      We, CWCapital Commercial Funding Corp., have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated __________. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

      The offered certificates will represent interests in, and represent obligations of, the issuing entity only and do not represent the obligations of the depositor, the sponsor[s] or any of their affiliates. None of the offered certificates or the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by the depositor, the underwriters, any mortgage loan seller, or any other party. The primary assets of the trust will be a pool of multifamily and commercial mortgage loans. The initial balance of the mortgage loans that we expect to transfer to the trust will be approximately $__________.

      Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, on the __ day of the month, or if such day is not a business day, on the next succeeding business day, commencing in __________. [Name of Swap Counterparty] will provide an interest rate swap agreement with respect to the A-MFL certificates, as described in this prospectus supplement under "Description of the Swap Agreement." [Name of Credit Enhancement Provider, Liquidity Provider or Derivatives Provider] will provide an [identify credit enhancement, liquidity support or derivatives instrument] with respect to the class [ ] certificates, as described in this prospectus supplement under "Description of [identify credit enhancement, liquidity support or derivatives instrument]." Credit enhancement is [also] being provided through the subordination of __ non-offered classes of series 20[_]-[__] certificates, as described under "Description of the Offered Certificates--Payments" in this prospectus supplement.

      You should fully consider the risk factors beginning on page S-__ in this prospectus supplement and on page __ in the accompanying prospectus prior to investing in the offered certificates.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.


                   Approximate      Initial     Pass-Through
                    Principal     Pass-Through      Rate                         Rating
      Class          Balance          Rate       Description  Principal Window   ___/___
----------------------------------------------------------------------------------------
Class A-1.....            $            %
Class A-2.....            $            %
Class A-3.....            $            %
Class A-4.....            $            %
Class A-AB....            $            %
Class A-5.....            $            %
Class A-1A....            $            %
Class A-MFL...            $            %         Floating(6)                       (7)
Class A-M.....            $            %
Class A-J.....            $            %
Class B.......            $            %
Class C.......            $            %
Class D.......            $            %
Class E.......            $            %
Class X                   $            %


----------
Footnotes to table on page S-[ ].

      __________ and ________ are the underwriters for this offering. They will purchase their respective allocations of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal approximately ___% of the total initial principal balance of the offered certificates, plus accrued interest on all of the offered certificates (except the class A-MFL certificates), before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

      With respect to this offering, _________, and __________ are acting as co-lead bookrunning managers and _________ and _________ are acting as co-managers.

                                 UNDERWRITER[S]

       This form of prospectus supplement is representative of the form of prospectus supplement that may typically be used in a particular transaction. The provisions in this form may change from transaction to transaction, whether or not the provisions are bracketed in the form to reflect the specific parties, the structure of the certificates, servicing provisions, asset pool, provisions of the pooling and servicing agreement and other matters. In all cases, the provisions in the prospectus supplement will be consistent in material respects with the provisions in the prospectus.

      The date of this prospectus supplement is ____________________, 200_.

                                TABLE OF CONTENTS

IMPORTANT NOTICE...........................................................S-1
SUMMARY OF PROSPECTUS SUPPLEMENT...........................................S-2
INTRODUCTION TO THE TRANSACTION............................................S-2
RISK FACTORS..............................................................S-43
   Risks Related to the Offered Certificates..............................S-43
   Risks Related to the Swap Agreement....................................S-47
   Risks Related to the Underlying Mortgage Loans.........................S-48
   Conflicts of Interest..................................................S-64
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT......................S-67
FORWARD-LOOKING STATEMENTS................................................S-67
THE SPONSOR[S], MORTGAGE LOAN SELLER[S] AND ORIGINATOR[S].................S-67
THE DEPOSITOR.............................................................S-68
THE ISSUING ENTITY........................................................S-68
THE SERVICERS.............................................................S-70
   General................................................................S-70
   The Master Servicer....................................................S-70
   Primary Servicer[s]....................................................S-71
   [Affiliated Sub-Servicers..............................................S-74
   [Significant Sub-Servicers.............................................S-74
   The Special Servicer...................................................S-74
THE TRUSTEE...............................................................S-75
   General................................................................S-75
   Duties of the Trustee..................................................S-76
   Certain Matters Regarding the Trustee..................................S-76
   Resignation and Removal of the Trustee.................................S-77
DESCRIPTION OF THE MORTGAGE POOL..........................................S-78
   General................................................................S-78
   Multi-Property Mortgage Loans..........................................S-80
   Mortgage Loans with Affiliated Borrowers...............................S-80
   Terms and Conditions of the Trust Mortgage Loans.......................S-80
   Split Loan Structure...................................................S-86
   Mortgage Pool Characteristics..........................................S-88
   Significant Underlying Mortgage Loans..................................S-88
   Additional Loan and Property Information...............................S-88
   Assessments of Property Condition......................................S-93
   Assignment of the Underlying Mortgage Loans............................S-95
   Representations and Warranties.........................................S-97
   Cures and Repurchases..................................................S-99
   Changes In Mortgage Pool Characteristics..............................S-100
SERVICING UNDER THE POOLING AND SERVICING AGREEMENT......................S-101
   General...............................................................S-101
   Servicing of the Non-Serviced Loan Combination........................S-102
   Servicing and Other Compensation and Payment of Expenses..............S-103
   The Directing Holders.................................................S-109
   Replacement of the Special Servicer...................................S-112
   Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions..........S-113
   Modifications, Waivers, Amendments and Consents.......................S-113
   Required Appraisals...................................................S-115
   Custodial Account.....................................................S-116
   Maintenance of Insurance..............................................S-118
   Fair Value Option.....................................................S-119
   Realization Upon Defaulted Mortgage Loans.............................S-121
   REO Properties........................................................S-122
   Inspections; Collection of Operating Information......................S-124
   Evidence as to Compliance.............................................S-124

   Events of Default.....................................................S-125
   Rights Upon Event of Default..........................................S-126
DESCRIPTION OF THE OFFERED CERTIFICATES..................................S-127
   General...............................................................S-127
   Registration and Denominations........................................S-129
   Distribution Account..................................................S-130
   Interest Reserve Account..............................................S-131
   Payments..............................................................S-132
   Treatment of REO Properties...........................................S-141
   Reductions of Certificate Principal Balances in
      Connection With Realized Losses and
      Additional Trust Fund Expenses.....................................S-142
   Fees and Expenses.....................................................S-145
   Advances of Delinquent Monthly Debt Service Payments..................S-153
   Reimbursement of Advances.............................................S-154
   Rated Final Payment Date..............................................S-156
   Assumed Final Payment Date............................................S-156
   Reports to Certificateholders; Available Information..................S-157
   Voting Rights.........................................................S-160
   Termination...........................................................S-160
[THE [IDENTIFY CREDIT ENHANCEMENT, LIQUIDITY SUPPORT OR
   DERIVATIVES INSTRUMENT]...............................................S-161
   The [identify credit enhancement, liquidity support or derivatives
      instrument]........................................................S-161
   The Counterparty......................................................S-161
YIELD AND MATURITY CONSIDERATIONS........................................S-161
   Yield Considerations..................................................S-161
   Weighted Average Lives................................................S-166
USE OF PROCEEDS..........................................................S-167
DESCRIPTION OF THE SWAP AGREEMENT........................................S-167
   General...............................................................S-167
   The Swap Agreement....................................................S-167
   Termination Fees......................................................S-169
   The Swap Counterparty.................................................S-169
FEDERAL INCOME TAX CONSEQUENCES..........................................S-170
   General...............................................................S-170
   Discount and Premium; Prepayment Consideration........................S-171
   Characterization of Investments in Offered Certificates...............S-171
   The Class A-MFL Certificates..........................................S-172
CERTAIN ERISA CONSIDERATIONS.............................................S-174
LEGAL INVESTMENT.........................................................S-177
METHOD OF DISTRIBUTION...................................................S-177
LEGAL MATTERS............................................................S-179
RATINGS..................................................................S-179
GLOSSARY.................................................................S-181

ANNEX A-1--CERTAIN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS........A-1
ANNEX A-2--CERTAIN CHARACTERISTICS OF THE UNDERLYING
   MULTIFAMILY MORTGAGE LOANS..............................................A-2
ANNEX B--STRUCTURAL AND COLLATERAL TERM SHEET..............................B-1
ANNEX C--MORTGAGE POOL CHARACTERISTICS.....................................C-1
ANNEX D--DECREMENT TABLES..................................................D-1
ANNEX E--FORM OF PAYMENT DATE STATEMENT....................................E-1
ANNEX F--TERMS OF THE CLASS XP CERTIFICATES................................F-1
ANNEX G--CLASS A-AB PLANNED PRINCIPAL BALANCE..............................G-1
ANNEX H--GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES.....H-1

                                IMPORTANT NOTICE

      Information about the offered certificates is contained in two separate documents:

      o this prospectus supplement, which describes the specific terms of the offered certificates; and

      o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

      You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

      In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission can be read and copied at prescribed rates at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

      You should only rely on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                         INTRODUCTION TO THE TRANSACTION

      The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 200[_]-[__] Commercial Mortgage Pass-Through Certificates, which consist of multiple classes and are referred to in this prospectus supplement as the series 200[_]-[__] certificates. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.


        Series 200[_]-[__] Commercial Mortgage Pass-Through Certificates

                  Approximate
                  Principal      Approx. %
                  Balance or     Total        Approx. %
                  Notional       Credit       of Initial                    Approx.      Approx.
                  Amount at      Support at    Mortgage    Pass-Through     Initial      Weighted                   Expected
                  Initial        Initial        Pool          Rate        Pass-Through   Average      Principal     Ratings
  Class           Issuance       Issuance      Balance     Description       Rate       Life (Years)    Window     _____/______
-------------------------------------------------------------------------------------------------------------------------------
Offered
  Certificates
A-1
A-2
A-3
A-4
A-AB
A-5
A-1A
A-MFL                                                      Floating(6)                                                  (7)
A-M
A-J
B
C
D
E
XP(1)                (5)           N/A           N/A       Variable IO         ___%          N/A           N/A

Non-Offered
  Certificates
F
G
H
J
K
L
M
N
O
P
XC(1)                (5)           N/A           N/A       Variable IO         ___%          N/A           N/A
R-I                                N/A           N/A               N/A          N/A          N/A           N/A          NR/NR
R-II                               N/A           N/A               N/A          N/A          N/A           N/A          NR/NR

----------


      (1) The class [___] certificates will accrue interest at the fixed rate shown above.

      (2) If, with respect to any interest accrual period, the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months and amounts transferred into or out of the interest reserve account) included in the trust is below the identified initial pass-through rate for the class [_____] certificates, as applicable, then the pass-through rate for the subject class of certificates for that interest accrual period will be equal to that weighted average rate.

      (3) The class [___] certificates will accrue interest at a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months and amounts transferred into or out of the interest reserve account) included in the trust minus [___]%.

      (4) The class [_____] certificates will accrue interest at a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months and amounts transferred into or out of the interest reserve account) included in the trust.

      (5) The class XP and class XC certificates will not have a principal balance and are sometimes referred to collectively as the interest-only certificates. For purposes of calculating the amount of accrued interest, each of the interest-only certificates will have a notional amount. The notional amount of each of the interest-only certificates is described in this prospectus supplement under "Description of the Offered Certificates--General."

      (6) The assets of the trust will include a swap agreement that relates to the class A-MFL certificates. The class A-MFL certificates will represent undivided interests in, among other things, a real estate mortgage investment conduit regular interest, designated as the class A-MFL regular interest, and the rights and obligations under that swap agreement. For so long as it is in effect, that swap agreement will provide, among other things, that fixed amounts payable by the trust as interest with respect to the class A-MFL regular interest will be exchanged for floating amounts payable as interest by the swap provider under the swap agreement, with regularly scheduled payments to be made between the trust and the swap counterparty on a net basis. The swap agreement will provide for the calculation of interest accruing at a LIBOR-based rate on a notional amount equal to the total principal balance of the class A-MFL certificates outstanding from time to time. The total principal balance of the class A-MFL certificates at any time will equal the total principal balance of the class A-MFL regular interest. The class A-MFL regular interest will accrue interest at the pass-through rate described under "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" in this prospectus supplement. If interest distributions with respect to the class A-MFL regular interest are less than the specified fixed amount payable to the swap counterparty for any distribution date, then there will be a dollar-for-dollar reduction in the amounts payable by the swap counterparty under the swap agreement and, accordingly, in the amount of interest payable on the class A-MFL certificates, thereby resulting in an effective pass-through rate for the class A-MFL certificates below the LIBOR-based rate referred to above. See "Description of the Swap Agreement" in this prospectus supplement.

      (7) The ratings on the class A-MFL certificates will address the payment of interest on that class only up to the pass-through rate for the class A-MFL regular interest.

      The offered certificates will evidence beneficial ownership interests in a common law trust designated as the CWCapital Commercial Mortgage Trust 200[_]-[__]. We will form the trust at or prior to the time of initial issuance of the offered certificates.

      The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of __________, 200_. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates, except as described in this prospectus supplement.

      The parties to the pooling and servicing agreement will include us as depositor, a trustee, a master servicer and a special servicer. A copy of the pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Important Notice" in this prospectus supplement.

                            Key Certificate Features

A.  Approximate Principal
    Balance or Notional
    Amount at Initial Issuance....  The [class A-1, class A-2, class A-3, class
                                    A-4, class A-AB, class A-5, class A-1A,
                                    class A-MFL, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P] certificates will be the series 200[_]-[__] certificates with principal balances and are sometimes referred to as the principal balance certificates. Only the class [A-1, class A-2, class A-3, class A-4, class A-AB, class A-5, class A-1A, class A-MFL, class A-M, class A-J, class B, class C, class D and class E] certificates are offered by this prospectus supplement. The table on page S-[__] of this prospectus supplement identifies for each of those classes of principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of principal balance certificates at initial issuance may be larger or smaller than the amount shown in the table above, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                                    The total principal balance of the class
                                    A-MFL certificates will at all times equal the total principal balance of the class A-MFL regular interest.

                                    This prospectus supplement contains a
                                    description of certain features pertaining to the non-offered classes of the series 200[_]-[__] certificates. These certificates are not offered by this prospectus supplement and are provided only for informational purposes to prospective purchasers of the offered certificates to assist them in evaluating a prospective purchase of a class of the offered certificates.

                                    The [class XP and class XC] certificates will not have principal balances and are sometimes referred to in this prospectus supplement collectively as the interest only certificates. For purposes of calculating the amount of accrued interest, each of the interest only certificates will have a notional amount. The initial notional amount of the [class XP and class XC] certificates will be $_____ and $_____ respectively, although in each case it may be as much as 5% larger or smaller.

                                    [The notional amount of the class XP
                                    certificates will vary over time and will be determined in accordance with Annex F to this prospectus supplement.]

                                    On each payment date, the notional amount of the class XC certificates will generally equal the aggregate outstanding principal balance of the class A-1, class A-2, class A-3, class A-4, class A-AB, class A-5, class A-1A, class A-MFL, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates outstanding from time to time.

                                    The class R-I and class R-II certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R-I and class R-II certificates are not expected to receive any material payments. See "Description of the Offered
                                    Certificates--Payments--Priority of
                                    Payments" below.

B.  Total Credit Support
    at Initial Issuance...........  The respective classes of the series
                                    200[_]-[__] certificates, other than the class R-I and class R-II certificates, will entitle their holders to varying degrees of seniority for purposes of

                                        o    receiving payments of interest and,
                                             if and when applicable, payments of
                                             principal, and

                                        o    bearing the effects of losses on
                                             the underlying mortgage loans, as
                                             well as default related and other
                                             unanticipated expenses of the
                                             trust.

                                    The [class A-1, class A-2, class A-3, class
                                    A-4, class A-AB, class A-5, class A-1A,
                                    class XP and class XC] certificates will be the most senior classes of certificates. The class P certificates will be the most subordinate class of certificates.

                                    The [class R-I and class R-II] certificates will be residual interest certificates and will not provide any credit support to the other series 200[_]-[__] certificates. The remaining classes of principal balance certificates are listed from top to bottom in the table on page S-[__] of this prospectus supplement in descending order of seniority.

                                    The table on page S-[__] of this prospectus supplement shows the approximate total credit support provided to each class of the offered certificates (other than the class XP certificates) through the subordination of other classes of the series 200[_]-[__] certificates. In the case of each class of offered certificates (other than the class XP certificates), the credit support shown in the table on page S-[__] of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the principal balance certificates that are subordinate to the indicated class.

                                    [In addition, [Name of Credit Enhancement
                                    Provider] will be providing a [identify
                                    credit enhancement instrument] with respect to the class [ ] certificates. See "Relevant Parties--The [Credit Enhancement Facility]" below.]

C.   Pass-Through Rate............  Each class of the series 200[_]-[__]
                                    certificates, other than the class R-I and class R-II certificates, will bear interest. The table on page S-[__] of this prospectus supplement provides the indicated information regarding the pass-through rate at which each of those classes of the series 200[_]-[__]certificates will accrue interest.

                                    The pass-through rates for each of the class
                                    [____] certificates will be fixed at the rate per annum identified in the table on page S-[__] of this prospectus supplement as the initial pass-through rate for the subject class.

                                    The pass-through rates for each of the class
                                    [____] certificates will generally be fixed at the rate per annum identified in the table on page S-[__] of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any period that the certificates accrue interest (we refer to any such period as the interest accrual period), if the weighted average of the net interest rates on the pooled mortgage loans is below the applicable pass-through rate for any of class [____] certificates, then the pass-through rate that will be in effect for that class of certificates during that interest accrual period will be a per annum rate equal to the then weighted average of the net interest rates on the pooled mortgage loans (as described below).

                                    The pass-through rate for the class [____] certificates will be a per annum rate equal to the weighted average of the net interest rates on the pooled mortgage loans minus [____]%.

                                    The pass-through rate for each of the class
                                    [____] certificates will be a per annum rate equal to the weighted average of the net interest rates on the pooled mortgage loans for the related payment date.

                                    For so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate applicable to payments of interest to holders of the class A-MFL certificates for any interest accrual period will be a per annum rate equal to the value of LIBOR from time to time (which will be determined as described under "Description of the Offered Certificates--Payments--Calculation of
                                    Pass-Through Rates" in this prospectus
                                    supplement) plus _____%; except that, if and to the extent that the amount of interest payable with respect to the class A-MFL regular interest out of collections and advances on the underlying mortgage loans -- and, accordingly, the amount of interest payable to the swap counterparty -- for any distribution date is less than 1/12 of the product of

                                       o     _____%, multiplied by

                                       o     the total principal balance of the
                                             class A-MFL certificates
                                             immediately prior to that
                                             distribution date,

                                    then there will be a dollar-for-dollar
                                    reduction in the amounts payable by the swap counterparty under the related swap agreement for -- and, accordingly, in the actual payments of interest to the holders of the class A-MFL certificates on -- that payment date. Any such reduction will result in an effective pass-through rate that is less than the applicable value of LIBOR plus _____%. The pass-through rate for the class A-MFL regular interest will be variable and, from time to time, will equal the lesser of

                                       o     ______% per annum and

                                       o     a weighted average coupon derived
                                             from the net interest rates on the
                                             underlying mortgage loans.

                                    If there is a continuing payment default on the part of the swap counterparty under the related swap agreement, or if the related swap agreement is terminated and not replaced, then the pass-through rate applicable to the class A-MFL certificates will convert to the pass-through rate applicable to the class A-MFL regular interest. The initial value of LIBOR will be determined on _________, 200[ ], and subsequent values of LIBOR will be
                                    determined two LIBOR business days before the start of the related interest accrual period. See "Description of the Swap Agreement--The Swap Agreement" and "Description of the Offered
                                    Certificates--Payments" in this prospectus supplement.

                                    The pass-through rate applicable to the
                                    class XC certificates for each payment date will equal the weighted average of the class XC strip rates, at which interest accrues from time to time on the various components of the class XC certificates outstanding immediately prior to such payment date (weighted on the basis of the balances of those class XC components immediately prior to the related payment date). Each class XC component will be comprised of all or a designated portion of the principal balance of one of the classes of principal balance certificates. In general, the entire principal balance of each class of principal balance certificates will constitute a separate class XC component. However, if a portion, but not all, of the principal balance of any particular class of principal balance certificates is identified under "Annex F--Terms of the Class XP Certificates," as being part of the notional amount of the class XP certificates immediately prior to any such payment date, then the identified portion of the principal balance of that class will also represent one or more separate class XC components for purposes of calculating the pass-through rate of the class XC certificates, and the remaining portion of the principal balance of that class will represent one or more separate class XC components for purposes of calculating the pass-through rate of the class XC certificates. For each payment date through and including the payment date in [____________], the class XC strip rate for each class XC component will be calculated as follows:

                                    (1)      if a class XC component consists of
                                             the entire principal balance or a
                                             designated portion of any class of
                                             principal balance certificates, and
                                             if the principal balance does not,
                                             in whole or in part, also
                                             constitute a class XP component
                                             immediately prior to the payment
                                             date, then the applicable class XC
                                             strip rate will equal the excess,
                                             if any, of (a) the weighted average
                                             net interest rate on the mortgage
                                             loans for the payment date, over
                                             (b) the pass-through rate in effect
                                             for the payment date for the
                                             applicable class of principal
                                             balance certificates; and

                                    (2)      if a class XC component consists of
                                             the entire principal balance or a
                                             designated portion of the principal
                                             balance of any class of principal
                                             balance certificates, and if the
                                             designated portion (in whole or in
                                             part) of the principal balance also
                                             constitutes one or more class XP
                                             components immediately prior to the
                                             payment date, then the applicable
                                             class XC strip rate will equal the
                                             excess, if any, of (a) the weighted
                                             average net interest rate on the
                                             mortgage loans for the payment
                                             date, over (b) the sum of (i) the
                                             class XP strip rate (as described
                                             in Annex F) for the applicable
                                             class XP component(s), and (ii) the
                                             pass-through rate in effect for the
                                             payment date for the applicable
                                             class of principal balance
                                             certificates.

                                    For each payment date after the payment date in [____________], the principal balance of each class of principal balance certificates will constitute one or more separate class XC components, and the applicable class XC strip rate with respect to each such class XC component for each payment date will equal the excess, if any, of

                                       o     the weighted average net interest
                                             rate on the mortgage loans for the
                                             related payment date, over

                                       o     the pass-through rate in effect for
                                             the payment date for the class of
                                             principal balance certificates.

                                    The pass-through rate applicable to the
                                    class XP certificates for each payment date will be as set forth on Annex F to this prospectus supplement.

                                    The references to "net interest rates on the mortgage loans" above in this
                                    "--Pass-Through Rate" subsection mean, as to any particular mortgage loan, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of:

                                       o     the annual rate at which the
                                             related master servicing fee,
                                             including any primary servicing
                                             fee, is calculated; and

                                       o     the annual rate at which the
                                             trustee fee is calculated;

                                    provided that, for each of the mortgage
                                    loans that accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, in some months, the "related mortgage interest rate" referred to above in this sentence will be converted to an annual rate that would generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve 30-day months. In addition, interest accrued in January, except during a leap year, or February will be decreased to reflect any amounts transferred into the interest reserve account and interest accrued in March will be increased to reflect any amounts transferred out of the interest reserve account. See "Description of the Offered Certificates--Interest Reserve
                                    Account" in this prospectus supplement.

D.   Weighted Average Life and
     Principal Window.............  The weighted average life of any class of offered certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. The principal window for any class of offered certificates (other than the class XP certificates) is the period during which the holders of that class of offered certificates will receive payments of principal. The weighted average life and principal window shown in the table on page S-[__] of this prospectus supplement for each class of offered certificates (other than the class XP certificates) were calculated based on the following assumptions with respect to each underlying mortgage loan--

                                       o     the related borrower timely makes
                                             all payments on the mortgage loan,
                                             and

                                       o     that the mortgage loan will not
                                             otherwise be prepaid prior to
                                             stated maturity.

                                    The weighted average life and principal
                                    window shown in the table on page S-[__] of this prospectus supplement for each class of offered certificates (other than the class XP certificates) were further calculated based on the other modeling assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

E.   Ratings......................  The ratings shown in the table on page
                                    S-[__] of this prospectus supplement for the offered certificates are those of ____________ and ________________________, respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-[__] of this prospectus supplement.

                                    The ratings assigned to the respective
                                    classes of the offered certificates address the timely payment of interest and (except with respect to the class XP certificates) the ultimate payment of principal on or before the applicable rated final payment date described under "--Relevant Dates and Periods--Rated Final Payment Date" below; provided that the ratings on the class A-MFL certificates will address the payment of interest on that class only up to the pass-through rate for the class A-MFL regular interest.

                                    A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                                    The rating on the class A-MFL certificates does not represent any assessment as to whether the floating interest rate on those certificates will convert to the pass-through rate for the class A-MFL regular interest or vice versa or any DTC delays related thereto. The ratings on the class A-MFL certificates do not constitute a rating with respect to the likelihood of the receipt of payments to be made by the swap counterparty or any interest rate reductions or increases contemplated herein.

                                    For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.

                                Relevant Parties

Issuing Entity....................  The issuing entity is CWCapital Commercial
                                    Mortgage Trust 20[_]-[__], a common law
                                    trust fund to be formed on the issue date under the laws of the State of New York pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the master servicer and the special servicer. See "The Issuing Entity" in this prospectus supplement.

Who We Are/ Depositor.............  Our name is CWCapital Commercial Funding
                                    Corp. We are a special purpose Delaware
                                    corporation. Our principal offices are
                                    located at One Charles River Place, 63
                                    Kendrick Street, Needham, Massachusetts
                                    02494. Our main telephone number is (781)
                                    707-9300. We are an indirect majority owned subsidiary of Caisse de depot et placement du Quebec and a wholly owned subsidiary of CW Financial Services LLC. We are also an affiliate of:

                                       o     CWCapital LLC, a sponsor and [one
                                             of] the mortgage loan seller[s] and
                                             the primary servicer with respect
                                             to the mortgage loans it sells to
                                             us, and

                                       o     CWCapital Asset Management LLC, the
                                             special servicer.

                                    We will deposit into the trust the mortgage loans that will back the series 20[_]-[__] certificates. See "CWCapital Commercial Funding Corp." in the accompanying prospectus.

Initial Master Servicer.............____________________________________, a
                                    ________ _________, will act as the initial master servicer under the pooling and servicing agreement. The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers, its related mortgage loans:

                                       o     as to which there is no default or
                                             reasonably foreseeable default that
                                             would give rise to a transfer of
                                             servicing to the special servicer;
                                             and

                                       o     as to which any such default or
                                             reasonably foreseeable default has
                                             been corrected, including as part
                                             of a work-out.

                                    In addition, the master servicer will be the primary party responsible for making principal and interest advances and servicing advances under the pooling and servicing agreement. See "The Servicers--The Master Servicer" in this prospectus supplement.

Initial Special Servicer..........  CWCapital Asset Management LLC, a
                                    Massachusetts limited liability company and one of our affiliates, will act as the initial special servicer under the pooling and servicing agreement. Generally, the special servicer will service a mortgage loan, upon the occurrence of certain events that cause that mortgage loan to become a "specially serviced mortgage loan." See "The Servicers--The Special Servicer" in this prospectus supplement. The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

[Primary Servicer[s]].............  CWCapital LLC, a Massachusetts limited liability company, [one of] the sponsor[s] and one of our affiliates, will act as primary servicer with respect to [__ of] the underlying mortgage loans[, representing __ % of the initial mortgage pool balance] [, which were originated by CWCapital LLC. See "The Servicers--Primary Servicing" in this prospectus supplement].

[Affiliated Sub-Servicers.........  Each of the following entities will be or is expected to be a sub-servicer of mortgage loans and is affiliated with us, one of the sponsors, one of the [other] mortgage loan sellers or one of the underwriters:

                                                                          % of Initial
                                                            Number of     Mortgage Pool
                                           Sub-Servicer   Mortgage Loans     Balance
                                         ----------------------------------------------
                                    1.
                                    2.
                                    3.
                                    4.



                                    The master servicer will pay the fees of each sub-servicer.

                                    See "The Servicers--Affiliated
                                    Sub-Servicers" in this prospectus
                                    supplement.]

Significant Sub-Servicers.........  Each of the following entities will be or is expected to be a sub-servicer of 10% or more of the initial aggregate principal balance of the mortgage loans:

                                                                           % of Initial
                                                             Number of       Mortgage
                                            Sub-Servicer   Mortgage Loans   Pool Balance   Affiliate
                                         -----------------------------------------------------------
                                    1.
                                    2.
                                    3.
                                    4.

                                    The master servicer will pay the fees of each sub-servicer.

                                    See "The Servicers--Significant
                                    Sub-Servicers" in this prospectus
                                    supplement.]

Trustee...........................  _____________________________________, a
                                    _______ __________. will act as the initial trustee on behalf of all the series 200[_]-[__] certificateholders. See "The Trustee" in this prospectus supplement. The trustee will also act as authenticating agent and certificate registrar with respect to the certificates. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. In addition, the trustee will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the holder of each mortgage loan transferred to the trust.

                                    The fee of the trustee will be payable
                                    monthly on a loan-by-loan basis, and will accrue at a rate, calculated on a basis of a 360-day year consisting of twelve 30-day months equal to ______% per annum and will be computed on the basis of the stated principal balance of the related mortgage loan.

Sponsor[s]........................  CWCapital LLC, a Massachusetts limited liability company and one of our affiliates, [and ______, a _________] has acted as the sponsor with respect to the issuance of the certificates. The sponsor is an entity that organizes and initiates the issuance of the certificates by selling mortgage loans to the depositor, which in turn will transfer the mortgage loans to the trust fund, which will then issue the certificates. See "The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]" in this prospectus supplement and "CWCapital LLC" in the prospectus.

                                    [Add description of additional sponsors.]

Mortgage Loan Sellers.............  We will acquire the mortgage loans that are to back the offered certificates, from--

                                       o     CWCapital LLC, as to [___] mortgage
                                             loans, representing [__]% of the
                                             initial mortgage pool balance, and

                                       o     ________________________, a
                                             ___________________, as to [___]
                                             mortgage loans, representing [__]%
                                             of the initial mortgage pool
                                             balance.

                                    For purposes of the information contained in this prospectus supplement (including the annexes to this prospectus supplement), although [__] mortgage loans representing [__]% of the mortgage pool were sold to the trust by CWCapital Mortgage Securities I LLC, CWCapital Mortgage Securities II LLC or CWCapital Mortgage Securities III LLC, all references to "mortgage loan seller" or "seller" with respect to such mortgage loans will be deemed to refer to CWCapital LLC. Prior to this securitization, those mortgage loans were originated and closed by CWCapital LLC and subsequently sold by CWCapital LLC to CWCapital Mortgage Securities I LLC, CWCapital Mortgage Securities II LLC or CWCapital Mortgage Securities III LLC. The representations and warranties made by CWCapital LLC in connection with the sale of these mortgage loans to CWCapital Mortgage Securities I LLC, CWCapital Mortgage Securities II LLC or CWCapital Mortgage Securities III LLC, as applicable, will be separately made to the depositor by CWCapital LLC and the sole recourse to cure a material document defect or a material breach in respect of such mortgage loans or to repurchase or replace any of those mortgage loans, if defective, will be solely against CWCapital LLC.

                                    See "The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]--Mortgage Loan Seller[s]" in this prospectus supplement.

Originator[s].....................  We are not the originator of any of the mortgage loans that we intend to include in the trust. Each mortgage loan seller or its affiliate originated the loans as to which it is acting as mortgage loan seller[; except that ___% of the loans as to which ___ is acting as mortgage loan seller were originated by ___ and acquired from __ by such mortgage loan seller.] [CWCapital LLC] [and ______ each] originated more than 10% of the mortgage loans in the trust fund. See "The Sponsor[s], the Mortgage Loan Seller[s] and the Originator[s]" in this prospectus supplement.

Swap Counterparty.................  _______________, a _______________, will be the counterparty under the swap agreement relating to the class A-MFL certificates. For a description of the swap counterparty, see "Description of the Swap Agreement--The Swap Counterparty" in this prospectus supplement.

The [Credit Enhancement
   Facility]
   [Liquidity Facility]...........  [Name of Credit Enhancement Provider,
                                    Liquidity Provider or Derivatives Provider] will be providing a [identify credit enhancement, liquidity support or derivatives instrument] with respect to the class __ certificates, as described in this prospectus supplement "The [identify credit enhancement, liquidity support or derivatives instrument]."

[Significant Obligors]..............The mortgage loan borrowers related to the underlying mortgage loans identified on
                                    Exhibit A-1 to this prospectus supplement as ____________, _____________ and
                                    ____________, [are affiliated and] represent
                                    [__]% of the initial mortgage pool balance.
                                    See "Description of the Mortgage
                                    Pool--[Significant Obligors]" in this
                                    prospectus supplement.

                                    The mortgaged real properties related to the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as ____________, _____________ and
                                    ____________, [are related and] represent
                                    [__]% of the initial mortgage pool balance.
                                    See "Description of the Mortgage
                                    Pool--[Significant Obligors]" in this
                                    prospectus supplement.

                                    Certain of the lessees occupying all or a portion of the mortgaged real properties related to the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as ____________, _____________
                                    and ____________, [are affiliated and] and represent [__]% of the [cash flow of the] initial mortgage pool. See "Description of the Mortgage Pool--[Significant Obligors]" in this prospectus supplement.

Directing Holders.................  The directing holder with respect to the mortgage loans will be as follows:

                                    Non-Split Loans. With respect to the
                                    mortgage loans included in the trust that are not part of a split loan structure, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 200[_]-[__] certificates.

                                    Split Loans - Senior/Subordinate. With
                                    respect to the mortgage loans secured by the [ ] properties, which are each part of a split loan structure that has one senior mortgage loan and one subordinate non-trust mortgage loan, for so long as a control appraisal event does not exist, the directing holder will be the holder of the applicable subordinate non-trust mortgage loan, and while a control appraisal event does exist, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 200[_]-[__] certificates. For purposes of this paragraph, a "control appraisal event" will exist if and for so long as the initial balance of the applicable non trust subordinate mortgage loan, less principal payments, appraisal reduction amounts and (without duplication) realized losses allocated thereto is less than [__]% of the initial principal balance of such non-trust subordinate mortgage loan.

                                    Split Loans - Pari Passu:

                                       o     With respect to the mortgage loans
                                             secured by the [__________]
                                             properties, which is part of a
                                             split loan structure that has one
                                             or more non-trust pari passu
                                             mortgage loans, the directing
                                             holder will be the holder of
                                             certificates representing a
                                             majority interest in a designated
                                             controlling class of the series
                                             200[_]-[__] certificates, subject
                                             to the non-binding consultation
                                             rights of the holders of each
                                             non-trust mortgage loan or, if such
                                             non-trust mortgage loan has been
                                             deposited into a securitization,
                                             the holder of certificates
                                             representing a majority interest in
                                             a designated controlling class of
                                             the related trust.

                                       o     With respect to the mortgage loans
                                             secured by the [__________]
                                             property, each of which is part of
                                             a split loan structure that has one
                                             or more non-trust pari passu
                                             mortgage loans included in another
                                             securitization, the directing
                                             holder will be the holder of the
                                             certificates representing a
                                             majority interest in a designated
                                             controlling class of such
                                             securitization.

                                    In each case, the directing holder will have the right to--

                                       o     replace the applicable special
                                             servicer with or without cause as
                                             described under "Servicing Under
                                             the Pooling and Servicing
                                             Agreement--Replacement of the
                                             Special Servicer" in this
                                             prospectus supplement;

                                       o     select a representative that may
                                             advise the applicable special
                                             servicer on various servicing
                                             matters.

                                    Unless there are significant losses on the underlying mortgage loans, the controlling class of series 200[_]-[__] certificateholders will be the holders of a non offered class of series 200[_]-[__] certificates.

                                    See "Servicing Under the Pooling and
                                    Servicing Agreement--The Directing Holders" in this prospectus supplement.

Underwriters......................  ______________________ and
                                    ____________________ are the underwriters of this offering. With respect to this offering--

                                       o     ______________________ and
                                             _______________ are acting as
                                             co-lead bookrunning managers, and

                                       o     _____________________ and
                                             _____________________ are acting as
                                             co-managers.

                                    [__________________________ is an affiliate
                                    of one of the mortgage loan sellers.] See
                                    "Method of Distribution" in this prospectus supplement.

                           Relevant Dates and Periods

Cut-off Date......................  The cut-off date for each mortgage loan included in the trust will be its due date in _______________. Each mortgage loan will be considered part of the trust as of its cut-off date. All payments and collections received on the mortgage loans included in the trust after the cut-off date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust.

Issue Date........................  The date of initial issuance for the offered certificates will be on or about
                                    _________________, 200_.

Payment Date......................  Payments on the offered certificates are scheduled to occur monthly, commencing in _____________ 200_. During any given month, the payment date will be the ___ day of the month, or if the ___ day is not a business day, then the business day immediately following the ___ day, provided that the payment date will be at least __ business days following the determination date.

Determination Date................  The determination date with respect to any payment date will be the ___ day of the same calendar month as that payment date or, if that ___ day is not a business day, the following business day.

Record Date.......................  The record date for each monthly payment on an offered certificate will be the last
                                    business day of the prior calendar month, except that the first record date will be the date of initial issuance. The registered holders of the series 200[_]-[__] certificates at the close of business on each record date will be entitled to receive, on the following payment date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

Collection Period.................  Amounts available for payment on the offered certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. Each collection period--

                                       o     will relate to a particular payment
                                             date,

                                       o     will be approximately one month
                                             long,

                                       o     will begin immediately after the
                                             prior collection period ends or, in
                                             the case of the first collection
                                             period, will begin immediately
                                             after the cut-off date, and

                                       o     will end on the determination date.

Interest Accrual Period...........  The amount of interest payable with respect to the offered certificates and the class
                                    A-MFL regular interest on any payment date will be calculated based upon the interest accrued during the related interest accrual period. The interest accrual period for the offered certificates (exclusive of the class A-MFL certificates) and the class A-MFL regular interest for any payment date will be the preceding calendar month. The interest accrual period for the class A-MFL certificates for any payment date will be the period from and including the payment date in the month preceding the month in which the subject payment date occurs (or, in the case of the first payment date, from and including the date of initial issuance of the class A-MFL certificates) to, but excluding, the subject payment date; except that, if there is a continuing payment default on the part of the swap counterparty under the related swap agreement, or if the related swap agreement is terminated and not replaced, then the interest accrual period with respect to the class A-MFL certificates for any payment date will also be the preceding calendar month. Interest will be calculated with respect to each class of offered certificates (other than the class A-MFL certificates) and with respect to the class A-MFL regular interest assuming that each year consists of twelve 30-day months, and interest will be calculated with respect to the class A-MFL certificates based upon the actual number of days in the related interest accrual period and a year consisting of 360 days; except that, if there is a continuing payment default on the part of the swap counterparty under the related swap agreement, or if the related swap agreement is terminated and not replaced, then the class A-MFL certificates will also accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

LIBOR Determination Date............The applicable value of LIBOR, for purposes of calculating the pass-through rate for the class A-MFL certificates as well as the payment obligations under the related swap agreement, will initially be determined on ____________, 200[ ] and will thereafter be determined monthly on the second LIBOR business day preceding the applicable interest accrual period.

Rated Final Payment Date..........  As discussed in this prospectus supplement, the ratings assigned to the respective
                                    classes of offered certificates will
                                    represent the likelihood of--

                                       o     timely receipt of all interest to
                                             which each certificateholder is
                                             entitled on each payment date, and

                                       o     the ultimate receipt of all
                                             principal to which each
                                             certificateholder is entitled by
                                             the related rated final payment
                                             date, which is the final payment
                                             date used by the rating agencies in
                                             providing their ratings.

                                       o     The rated final payment dates for
                                             each class of the offered
                                             certificates is the payment date in
                                             _________________.

Assumed Final Payment Date........  With respect to any class of offered certificates, the assumed final payment date is the payment date on which the holders of those certificates would be expected to receive their last payment and the total principal balance of those certificates would be expected to be reduced to zero, based upon--

                                       o     the assumption that each borrower
                                             timely makes all payments on its
                                             mortgage loan;

                                       o     the assumption that no borrower
                                             otherwise prepays its mortgage loan
                                             prior to stated maturity; and

                                       o     the other modeling assumptions
                                             referred to under "Yield and
                                             Maturity Considerations" in, and
                                             set forth in the glossary to, this
                                             prospectus supplement.

                                    Accordingly, the assumed final payment date for each class of offered certificates is the payment date in the calendar month and year set forth below for that class:

                                                        Month and Year of
                                     Class            Assumed Final Payment Date
                                    --------------------------------------------
                                      A-1
                                      A-2
                                      A-3
                                      A-4
                                     A-AB
                                      A-5
                                     A-1A
                                    A-MFL
                                      A-M
                                      A-J
                                        B
                                        C
                                        D
                                        E
                                       XP

                                    The actual final payment date is likely to vary materially from the assumed final payment date due to potential defaults by borrowers, unanticipated expenses of the trust and voluntary and involuntary prepayments on the mortgage loans.

                     Description of the Offered Certificates

General...........................  The series 200[_]-[__] certificates consist of the [class A-1, class A-2, class A-3, class A-4, class A-AB, class A-5, class A-1A, class A-MFL, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class R-I and class R-II] certificates. Each class of offered certificates will have the initial total principal balance and pass-through rate set forth in the table on page S-___ above. Only the [class A-1, class A-2, class A-3, class A-4, class A-AB, class A-5, class A-1A, class A-MFL, class A-M, class A-J, class B, class C, class D, class E and class XP] certificates are offered by this prospectus supplement.

Registration and Denominations....  We intend to deliver the offered certificates in book-entry form in original denominations of $25,000 initial principal balance--or, solely with respect to the class XP certificates, $[____] initial notional amount--and in any greater whole dollar denominations.

                                    You will initially hold your offered
                                    certificates, directly or indirectly,
                                    through The Depository Trust Company, in the
                                    United States, or Clearstream Banking,
                                    societe anonyme, or Euroclear Bank as
                                    operator of the Euroclear System, in Europe.
                                    As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and
                                    Denominations" in this prospectus supplement and under "Description of the
                                    Certificates--Book-Entry Registration" in the accompanying prospectus.

Payments

A.   General......................  The trustee will make payments of interest and principal to the classes of series
                                    200[_]-[__] certificateholders (exclusive of the class A-MFL certificateholders) and with respect to the class A-MFL regular interest, in the following order of priority, subject to available funds:

                                    Payment Order               Class
                                    --------------------------------------------
                                         1st           A-1, A-2, A-3, A-4, A-AB,
                                                         A-5, A-1A, XP and XC
                                         2nd                     A-M
                                         3rd                     A-J
                                         4th                      B
                                         5th                      C
                                         6th                      D
                                         7th                      E
                                         8th                      F
                                         9th                      G
                                        10th                      H
                                        11th                      J
                                        12th                      K
                                        13th                      L
                                        14th                      M
                                        15th                      N
                                        16th                      O
                                        17th                      P

                                    Allocation of interest payments among the class A-1, class A-2, class A-3, class A-4, class A-AB, class A-5, class A-1A, class XP and class XC certificates is described under "--C. Payments of Interest" below. Allocation of principal payments among the class A-1, class A-2, class A-3, class A-4, class A-AB, class A-5 and class A-1A certificates is described under "--E. Payments of Principal" below. The class XP and class XC certificates entitle their respective holders to payments of interest at the related pass-through rate, but do not have principal balances and do not entitle their respective holders to payments of principal.

                                    The allocation of interest payments between the class A-MFL regular interest and the class A-M certificates is to be made concurrently, on a pro rata basis in accordance with the respective interest entitlements represented thereby. The allocation of principal distributions between the class A-MFL regular interest and the class A-M certificates is to be made concurrently, on a pro rata basis in accordance with the relative sizes of the respective then outstanding total principal balances thereof.

                                    Payments of interest made on or with respect to the class A-MFL regular interest will be applied to make payments to the swap counterparty and/or the class A-MFL certificateholders, as applicable. Payments of principal made on or with respect to the class A-MFL regular interest will be applied to make payments of principal to the class A-MFL certificateholders.

                                    See "Description of the Offered
                                    Certificates--Payments--Priority of
                                    Payments" in this prospectus supplement.

B.[Loan Groups....................  For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

                                      o      a loan group no. 1 consisting of
                                             all of the underlying mortgage
                                             loans that are secured by property
                                             types other than multifamily and
                                             mobile home park[, together with
                                             _________ underlying mortgage loans
                                             that are secured by multifamily and
                                             mobile home park properties]; and

                                      o      a loan group no. 2 consisting of
                                             all [but _________] of the
                                             underlying mortgage loans that are
                                             secured by multifamily and mobile
                                             home park properties.

                                    Loan group no. 1 will contain a total of ______ underlying mortgage loans that represent ____% of the initial mortgage pool balance, and loan group no. 2 will contain a total of ___ underlying mortgage loans that represent ___% of the initial mortgage pool balance.

                                    As and to the extent described under
                                    "--Payments of Principal" and "Description of the Offered
                                    Certificates--Payments--Payments of
                                    Principal" and "--Payments--Priority of
                                    Payments" below in this prospectus
                                    supplement, amounts collected with respect to loan group no. 2 will be distributed to the holders of the class A-1A certificates and amounts collected with respect to loan group no. 1 will be distributed to the holders of the class A-1, class A-2, class A-3, class A-4, class A-AB and class A-5 certificates.]

C.   Payments of Interest.........  Each class of series 200[_]-[__]
                                    certificates, other than the class R-I and class R-II certificates, and the class A-MFL regular interest will bear interest. In each case, that interest will accrue during each interest accrual period based upon--

                                       o     the pass-through rate applicable
                                             for the particular class or the
                                             class A-MFL regular interest, as
                                             the case may be, for that interest
                                             accrual period,

                                       o     the total principal balance or
                                             notional amount, as the case may
                                             be, of the particular class or the
                                             class A-MFL regular interest, as
                                             the case may be, outstanding
                                             immediately prior to the related
                                             payment date, and

                                       o     the assumption that each year
                                             consists of twelve 30-day months
                                             (or, in the case of the class A-MFL
                                             certificates, for so long as the
                                             related swap agreement is in effect
                                             and there is no continuing payment
                                             default thereunder on the part of
                                             the swap counterparty, based on the
                                             actual number of days in the
                                             applicable interest accrual period
                                             and the assumption that each year
                                             consists of 360 days).

                                    Interest payments will be allocated among the class A-1, class A-2, class A-3, class A-4, class A-AB, class A-J, class A-1A, class XP and class XC certificates in the following manner:

                                       o     interest payment in respect of loan
                                             group no. 1 will be allocated to
                                             the class A-1, class A-2, class
                                             A-3, class A-4, class A-AB and
                                             class A-5 certificates, pro rata
                                             based on the respective amounts of
                                             interest payable on each of these
                                             classes;

                                       o     interest payments in respect of
                                             loan group no. 2 will be allocated
                                             to the class A-1A certificates; and

                                       o     interest in respect of all of the
                                             mortgage loans will be allocated to
                                             the class XP and class XC
                                             certificates, pro rata based on the
                                             respective amounts of interests
                                             payable on each of these classes;

                                    provided, however, that if the interest
                                    payments for the subject payment date is insufficient to pay in full the total amount of interest to be distributable with respect to any of these classes as described above, then the interest payments will be allocated among all of those classes, pro rata, in proportion to the respective amounts of interest payable on those classes, without regard to loan group.

                                    If the pass-through rate of the class A-MFL regular interest for any interest accrual period is limited by the weighted average of the net interest rates of the underlying mortgage loans, then the amount by which the interest distributable with respect to the class A-MFL regular interest is reduced as a result of such limitation will result in the amount of interest payable by the trust to the swap counterparty being reduced by that amount. As a result, there will be a dollar-for-dollar reduction in the amount payable by the swap counterparty to the trust, and a corresponding dollar-for-dollar reduction in the amount of interest payable with respect to the class A-MFL certificates on the applicable payment date.

                                    The borrowers under the mortgage loans are generally prohibited under the related mortgage loan documents from making whole or partial prepayments that are not accompanied by a full month's interest on the prepayment. If, however, a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment) on an underlying mortgage loan is not accompanied by the amount of one full month's interest on the prepayment, then, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of
                                    Interest" in this prospectus supplement, the resulting shortfall, less--

                                       o     the amount of the master servicing
                                             fee that would have been payable
                                             from that uncollected interest, and

                                       o     in the case of a voluntary
                                             prepayment on a non-specially
                                             serviced mortgage loan, the
                                             applicable portion of the payment
                                             made by the master servicer to
                                             cover prepayment interest
                                             shortfalls resulting from voluntary
                                             prepayments on non-specially
                                             serviced mortgage loans during the
                                             related collection period,

                                    may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the 200[_]-[__] certificates, including the offered certificates, on a pro rata basis in accordance with respective amounts of current accrued interest for those classes (or, in the case of the class A-MFL Certificates, on the class A-MFL regular interest).

                                    On each payment date, subject to available funds and the payment priorities described under "--A. General" above, and, in the case of the class A-MFL certificates only, further subject to the amount received from or payable to the swap counterparty for that distribution date, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                    All distributions of interest with respect to the class A-MFL regular interest will be made to a segregated account or sub-account maintained by the trustee from which they will, in turn, be distributed to the holders of the class A-MFL certificates and/or the swap counterparty.

                                    See "Description of the Offered
                                    Certificates--Payments--Payments of
                                    Interest" and "--Payments--Priority of
                                    Payments" in this prospectus supplement.

D.Swap Agreement..................  The assets of the trust will include an interest rate swap agreement between the trustee on behalf of the trust and [_____________], as swap counterparty. The initial notional amount of the swap agreement will be equal to the total initial principal balance of the class A-MFL certificates (and, correspondingly, of the class A-MFL regular interest). The notional amount of the swap agreement for any payment date will equal the total principal balance of the class A-MFL certificates (and, correspondingly, of the class A-MFL regular interest) immediately prior to that payment date. The maturity date of the swap agreement will be the earlier of the rated final date for the class A-MFL certificates and the date on which the notional amount of the swap agreement is zero (including as a result of the termination of the trust fund). Under the swap agreement, the trust will generally be obligated to pay to the swap counterparty with respect to each payment date, out of interest amounts paid or payable, as the case may be, with respect to the class A-MFL regular interest, an amount equal to the sum of (i) any prepayment premiums or yield maintenance charges allocable to the class A-MFL regular interest and (ii) 1/12th of the product of
                                    (A) the notional amount of the swap
                                    agreement for that distribution date and (B)
                                    ______% per annum. The swap counterparty will generally be obligated to pay to the trust with respect to each payment date an amount equal to the product of (i) the notional amount of the swap agreement for that payment date, (ii) the applicable value of LIBOR plus _____% per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related accrual period, and the denominator of which is 360.

                                    If the pass-through rate on the class A-MFL regular interest is reduced below _____% per annum or if there is an interest shortfall with respect to the class A-MFL regular interest, then the amount payable by the trust to the swap counterparty with respect to any payment date will be reduced by an amount generally equal to the excess, if any, of (1) 1/12th of the product of (a) _____%, multiplied by (b) the notional amount of the swap agreement for that payment date over (2) the amount of interest distributions with respect to the class A-MFL regular interest pursuant to the priority of distributions on that payment date. As a result, the amount payable by the swap counterparty to the trust with respect to the subject payment date will be reduced (to not less than zero) by the exact same amount as the reduction determined as described in the immediately preceding sentence.

                                    If the reduction in the amount payable by the trust to the swap counterparty with respect to any payment date, which reduction is determined as described in the second to last sentence of the prior paragraph, exceeds the total amount payable by the swap counterparty to the trust without regard to that reduction, then the swap counterparty will in the future be entitled to be reimbursed by the trust to the extent that the subject reduction more than offsets the payment from the swap counterparty; provided that any such reimbursement payment from the trust will, with respect to any future distribution date, generally be limited to the excess, if any, of (a) the amount of interest distributions with respect to the class A-MFL regular interest with respect to that future payment date, over (b) 1/12th of the product of (i) _____% per annum and (ii) the notional amount of the swap agreement for that distribution date.

                                    Payments by the trust to the swap
                                    counterparty, and by the swap counterparty to the trust, as described above in this "--Swap Agreement" section will, in general, be made on a net basis, and any such amounts paid to or retained by the trust will be available to make payments of interest to the class A-MFL certificateholders.

                                    None of the master servicer, the trustee or the fiscal agent will be required to advance any amounts payable or required to be paid by the swap counterparty with respect to the class A-MFL certificates.

                                    See "Risk Factors--Risks Relating to the
                                    Swap Agreement" and "Description of the Swap
                                    Agreement" in this prospectus supplement.

E.   Payments of Principal........  Subject to available funds and the payment priorities described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement, the holders of each class of offered certificates (other than the class XP certificates) will be entitled to receive a total amount of principal over time equal to the total initial principal balance of their particular class.

                                    The trustee will be required to make
                                    payments of principal attributable to the mortgage loans in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in loan group no. 1 or underlying mortgage loans in loan group no. 2, to ensure that:

                                       o     no payments of principal will be
                                             made to the holders of the class
                                             A-1 certificates until the
                                             principal balance of the class A-AB
                                             certificates is reduced to the
                                             planned principal balance for the
                                             related payment date set forth on
                                             Annex G to this prospectus
                                             supplement;

                                       o     no payments of principal will be
                                             made to the holders of the class
                                             A-2 certificates until the total
                                             principal balance of the class A-1
                                             certificates is reduced to zero and
                                             the principal balance of the class
                                             A-AB certificates is reduced to the
                                             planned principal balance for the
                                             related payment date set forth on
                                             Annex G to this prospectus
                                             supplement;

                                       o     no payments of principal will be
                                             made to the holders of the class
                                             A-3 certificates until the total
                                             principal balance of the class A-2
                                             certificates is reduced to zero and
                                             the principal balance of the class
                                             A-AB certificates is reduced to the
                                             planned principal balance for the
                                             related payment date set forth on
                                             Annex G to this prospectus
                                             supplement;

                                       o     no payments of principal will be
                                             made to the holders of the class
                                             A-4 certificates until the total
                                             principal balance of the class A-3
                                             certificates is reduced to zero and
                                             the principal balance of the class
                                             A-AB certificates is reduced to the
                                             planned principal balance for the
                                             related payment date set forth on
                                             Annex G to this prospectus
                                             supplement;

                                       o     no payments of principal in excess
                                             of the amount necessary to reduce
                                             the principal balance of the class
                                             A-AB certificates to the planned
                                             principal balance set forth on
                                             Annex G to this prospectus
                                             supplement for the related payment
                                             date will be made to the holders of
                                             the class A-AB certificates until
                                             the total principal balance of the
                                             class A-4 certificates is reduced
                                             to zero;

                                       o     no payments of principal will be
                                             made to the holders of the class
                                             A-5 certificates until the total
                                             principal balance of the class A-4
                                             and class A-AB certificates is
                                             reduced to zero;

                                       o     no payments of principal in respect
                                             of loan group no. 2 will be made to
                                             the holders of the class A-1, class
                                             A-2, class A-3, class A-4, class
                                             A-AB or class A-5 certificates,
                                             until the total principal balance
                                             of the class A-1A certificates is
                                             reduced to zero;

                                       o     no payments of principal in respect
                                             of loan group no. 1 will be made to
                                             the holders of the class A-1A
                                             certificates, until the total
                                             principal balance of the class A-5
                                             certificates is reduced to zero;

                                       o     no payments of principal will be
                                             made to the holders of the class
                                             A-MFL, class A-M, class A-J, class
                                             B, class C, class D and class E
                                             certificates until, in the case of
                                             each of those classes, the total
                                             principal balance of all more
                                             senior classes of offered
                                             certificates is reduced to zero;
                                             and

                                       o     no payments of principal will be
                                             made to the holders of any
                                             non-offered class of series
                                             200[_]-[__] certificates until the
                                             total principal balance of the
                                             offered certificates is reduced to
                                             zero.

                                    Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class A-MFL, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates could be reduced to zero at a time when the class A-1, class A-2, class A-3, class A-4, class A-AB, class A-5 and class A-1A certificates remain outstanding. See "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" in the accompanying prospectus. Under those circumstances, any payments of principal on the class A-1, class A-2, class A-3, class A-4, class A-AB, class A-5 and class A-1A certificates will be made on a pro rata basis in accordance with their respective principal balances.

                                    All distributions of principal with respect to the class A-MFL regular interest will be made to a segregated account or sub-account maintained by the trustee from which they will, in turn, be distributed to the holders of the class A-MFL certificates.

                                    The interest only certificates, class R-I and class R-II certificates do not have principal balances and do not entitle their holders to payments of principal.

                                    The total payments of principal to be made on the series 200[_]-[__] certificates on any payment date will be a function of--

                                       o     the amount of scheduled payments of
                                             principal due or, in some cases,
                                             deemed due on the mortgage loans
                                             during the related collection
                                             period, which payments are either
                                             received as of the end of that
                                             collection period or advanced by
                                             the master servicer or the trustee
                                             agent; and

                                       o     the amount of any prepayments and
                                             other unscheduled collections of
                                             previously unadvanced principal
                                             with respect to the mortgage loans
                                             that are received during the
                                             related collection period.

                                    In the case of the class A-MFL certificates, however, any payments of principal will first be made with respect to the class A-MFL regular interest, after which any corresponding payments will be made to the class A-MFL certificateholders.

                                    However, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer or trustee under a pooling and servicing agreement related to the [____] loan is reimbursed) for advances out of principal collections on the mortgage loans for any advance that it has determined is not recoverable out of collections on the mortgage loan for which such advances were made or for any work-out delayed reimbursement amounts, as described under "Description of the Offered
                                    Certificates--Reimbursement of Advances" in this prospectus supplement, then the total payments of principal to be made on the series 200[_]-[__] principal balance certificates on the corresponding payment date will be reduced by the amount of such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group (i.e., loan group no. 1 or loan group no. 2, as applicable) that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments of other collections of principal on the other loan group.

                                    See "Description of the Offered
                                    Certificates--Payments--Payments of
                                    Principal," "--Payments--Priority of
                                    Payments" and "--Payments--Payments on the
                                    Class A-MFL Certificates" in this prospectus supplement.

F.   Payments of Prepayment
     Premiums and Yield
     Maintenance Charges..........  If any prepayment premium or yield maintenance charge is collected on any of the mortgage loans, then the trustee will pay that amount in the proportions described under "Description of the Offered Certificates--Payments--Payments of
                                    Prepayment Premiums and Yield Maintenance
                                    Charges" in this prospectus supplement, to--

                                       o     the holders of any of the class
                                             ___, ___, ___ and ___ certificates
                                             that are then entitled to receive
                                             payments of principal with respect
                                             to the loan group that includes the
                                             prepaid mortgage loan on that
                                             payment date (or, if and to the
                                             extent allocable to the class A-MFL
                                             regular interest while the swap
                                             agreement is in effect and there is
                                             no continuing payment default
                                             thereunder on the part of the swap
                                             counterparty, to the swap
                                             counterparty), as described in this
                                             prospectus supplement, to the
                                             extent funds are available,

                                       o     prior to the payment date in
                                             ___________, any remaining amounts,
                                             ____% to the holder of the class
                                             ___ certificates and ___% to the
                                             holders of the class ____
                                             certificates, and

                                       o     on or after the payment date in
                                             __________, any remaining amounts
                                             to the holders of the class XC
                                             certificates.

Fees and Expenses.................  The amounts available for distribution on the series 20[__]-[___] certificates on any distribution date will generally be net of the following amounts:


                             Type / Recipient (1)          Amount                              Frequency
                     ----------------------------------------------------------------------------------------
                     Fees
                     ----------------------------------------------------------------------------------------
                     Master Servicing Fee / Master    With respect to each mortgage loan,       monthly
                     Servicer                         the related master servicing fee
                                                      rate(2) multiplied by
                                                      one-twelfth of the
                                                      principal amount that
                                                      interest accrues or
                                                      is deemed to accrue
                                                      from time to time
                                                      with respect to such
                                                      mortgage loan

                     Additional Master Servicing      o Prepayment interest excess              time to time
                     Compensation / Master Servicer     on mortgage loans that are the
                                                        subject of a principal prepayment
                                                        in full or in part after its due
                                                        date in any collection period



                             Type / Recipient (1)          Amount                              Frequency
                     ----------------------------------------------------------------------------------------
                                                      o All interest and                        monthly
                                                        investment income earned on
                                                        amounts on deposit in the master
                                                        servicer's custodial account and
                                                        in any Loan Combination custodial
                                                        account

                                                      o All interest and                        monthly
                                                        investment income earned on
                                                        amounts on deposit in the
                                                        servicing accounts, reserve
                                                        accounts and the defeasance
                                                        account, to the extent not
                                                        otherwise payable to the borrowers

                                                      o Late payment charges and                time to time
                                                        default interest actually
                                                        collected on any mortgage loan,
                                                        but only to the extent that such
                                                        late payment charges and default
                                                        interest (a) accrued on a
                                                        non-specially serviced mortgage
                                                        loan and (b) are not otherwise
                                                        allocable to pay the following
                                                        items with respect to the subject
                                                        mortgage loan:  (i) interest on
                                                        advances or (ii) additional trust
                                                        fund expenses (exclusive of
                                                        special servicing fees,
                                                        liquidation fees and workout
                                                        fees), in either case currently
                                                        payable or previously paid with
                                                        respect to the subject mortgage
                                                        loan or related mortgaged real
                                                        property from collections on the
                                                        mortgage pool and not previously
                                                        reimbursed

                     Special Servicing Fee / Special  With respect to each mortgage loan        monthly when
                     Servicer                         and non-trust mortgage loan that is        specially
                                                      being specially serviced or as to          serviced
                                                      which the related mortgaged real
                                                      property has become an REO
                                                      property, one-twelfth of the annual
                                                      special servicing fee rate(3)
                                                      multiplied by the principal amount
                                                      on which interest accrues or is
                                                      deemed to accrue from time to time
                                                      on such mortgage loan



                             Type / Recipient (1)          Amount                              Frequency
                     ----------------------------------------------------------------------------------------
                     Workout Fee / Special Servicer   With respect to each mortgage loan        time to time
                                                      and companion loan that is a
                                                      worked-out mortgage loan, the
                                                      workout fee rate of [__]%
                                                      multiplied by each collection of
                                                      interest (other than default
                                                      interest and post-ARD additional
                                                      interest), principal, and
                                                      prepayment consideration received
                                                      on the subject mortgage loan for so
                                                      long as it remains a worked-out
                                                      mortgage loan.

                     Liquidation Fee /                With respect to any specially             time to time
                       Special Servicer               mortgage loan for which the special
                                                      servicer obtains a full, partial or
                                                      discounted payoff or any
                                                      liquidation proceeds, an amount
                                                      calculated by application of a
                                                      liquidation fee rate of [__]% to
                                                      the related payment or proceeds
                                                      (exclusive of default interest or
                                                      post-ARD additional interest).

                     Additional Special Servicing     o All interest and                        monthly
                     Compensation / Special Servicer    investment income earned on
                                                        amounts on deposit in the special
                                                        servicer's REO accounts.

                                                      o Late payment charges and                time to time
                                                        default interest collected with
                                                        respect to any mortgage loan, but
                                                        only to the extent such late
                                                        payment charges and default
                                                        interest (a) accrued with respect
                                                        to that mortgage loan while it
                                                        was specially serviced or after
                                                        the related mortgaged property
                                                        became an REO property and (b)
                                                        are not otherwise allocable to
                                                        pay the following items with
                                                        respect to the subject mortgage
                                                        loan:  (i) interest on advances;
                                                        or (ii) additional trust fund
                                                        expenses (exclusive of special
                                                        servicing fees, liquidation fees
                                                        and workout fees) currently
                                                        payable or previously paid with
                                                        respect to the subject mortgage
                                                        loan or mortgaged real property
                                                        from collections on the mortgage
                                                        pool and not previously
                                                        reimbursed.



                             Type / Recipient (1)          Amount                              Frequency
                     ----------------------------------------------------------------------------------------

                     Additional Servicing             All assumption fees,
                      Compensation /                  assumption application fees,
                      Master Servicer and/or          modification fees, consent fees,
                      Special Servicer(4)             extension fees and similar fees
                                                      actually collected on the
                                                      mortgage loans and non-trust
                                                      mortgage loan

                     Trustee Fee / Trustee            With respect to each payment date,        monthly
                                                      an amount equal to one-twelfth of
                                                      the product of the annual trustee
                                                      fee rate(5), multiplied by the
                                                      aggregate stated principal balance
                                                      of the mortgage pool outstanding
                                                      immediately prior to such payment
                                                      date.

                     Additional Compensation/         All investment income earned on           monthly
                      Trustee                         amounts on deposit in the
                                                      collection account, interest
                                                      reserve account and excess
                                                      liquidation proceeds account

                     ----------------------------------------------------------------------------------------
                     Expenses
                     ----------------------------------------------------------------------------------------

                     Servicing Advances / Master      To the extent of funds available,         time to time
                     Servicer, Special Servicer       the amount of any servicing
                     and/orTrustee                    advances.

                     Interest on Servicing Advances/  At a rate per annum equal to a            monthly
                     Master Servicer, Special         published prime rate accrued on the
                     Servicer and/or Trustee          amount of each outstanding
                                                      servicing advance.

                     P&I Advances / Master Servicer,  To the extent of funds available,         time to time
                     and/or Trustee                   the amount of any P&I advances.

                     Interest on P&I Advances/        At a rate per annum equal to a            monthly
                     Master Servicer and/or Trustee   published prime rate, accrued on
                                                      the amount of each outstanding P&I
                                                      advance.

                     Indemnification Expenses / Tax   Amounts for which the trustee, the        time to time
                     Administrator / Trustee and      master servicer and the special
                     any director, officer, employee  servicer are entitled to
                     or agent of the Trustee /        indemnification.
                     depositor, the master servicer
                     or the special servicer and
                     any director, officer,
                     employee or agent of the master
                     servicer or the special servicer

                     ----------

                           (1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would requirement an amendment to the series 20[_]-[__] pooling and servicing agreement. See "Description of the Governing Documents--Amendment" in the prospectus.

                           (2) The master servicing fee rate for each mortgage loan will equal __% per annum, as described in this prospectus supplement under "Servicing Under the Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses." A similar amount will be payable with respect to the [_____] mortgage loan under the [_____] pooling and servicing agreement.

                           (3) The special servicing fee rate for each mortgage loan will equal __% per annum, as described in this prospectus supplement under "Servicing Under the Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses." A similar amount will be payable with respect to the [____] mortgage loan under the [_____] pooling and servicing agreement.

                           (4) Allocable between the master servicer and the special servicer as provided in the series 20[__]-[___] pooling and servicing agreement.

                           (5) The trustee fee rate for each mortgage loan will equal __% per annum, as described in this prospectus supplement under "Servicing Under the Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses."

                           (6) Reimbursable out of collections on the related mortgage loan, except that advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool.

                           (7) Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool.

                           (8) Payable out of general collections on the mortgage pool. In general, none of the above specified persons is entitled to indemnification for (1) any liability specifically required to be borne thereby pursuant to the terms of the series 20[__]-[___] pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the series 20[__]-[___] pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 20[__]-[___] pooling and servicing agreement, or (3) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 20[__]-[___] pooling and servicing agreement or allocable overhead.

                                    The foregoing fees and expenses will
                                    generally be payable prior to distribution on the series 20[__]-[___] certificates. Further information with respect to the foregoing fees and expenses, including information regarding the general purpose of and the source of payment for such fees and expenses is set forth under "Description of the Offered Certificates--Fees and Expenses" below in this prospectus supplement.

Reductions of Certificate Principal
   Balances in Connection with Losses
   on the Underlying Mortgage Loans and
   Default-Related and Other
   Unanticipated Expenses.........  Future losses on the underlying mortgage loans and/or default-related and other
                                    unanticipated expenses of the trust may
                                    cause the total principal balance of the mortgage pool, net of advances of principal, to fall below the total principal balance of the series 200[_]-[__] certificates. If and to the extent that losses and expenses on the mortgage loans cause a deficit to exist following the payments made on the series 200[_]-[__] certificates on any payment date, the total principal balances of the following classes of series 200[_]-[__] certificates (or, in the case of the reference to "A-MFL" below, the class A-MFL regular interest) will be sequentially reduced in the following order, until that deficit is eliminated:

                                     Reduction Order            Class
                                    --------------------------------------------
                                           1st                    P
                                           2nd                    O
                                           3rd                    N
                                           4th                    M
                                           5th                    L
                                           6th                    K
                                           7th                    J
                                           8th                    H
                                           9th                    G
                                          10th                    F
                                          11th                    E
                                          12th                    D
                                          13th                    C
                                          14th                    B
                                          15th                   A-J
                                          16th          A-MFL and A-M, pro rata
                                                           by total principal
                                                               balance
                                          17th         A-1, A-2, A-3, A-4, A-AB,
                                                       A-5 and A-1A, pro rata by
                                                       total principal balance

                                    Any reduction to the respective total
                                    principal balances of the class A-1, class
                                    A-2, class A-3, class A-4, class A-AB, class
                                    A-5 and class A-1A certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of reduction.

                                    Any losses and expenses that are associated with any of the mortgage loans secured by the [_______________] properties (i.e., the mortgage loans that are part of a split loan that is comprised only of pari passu mortgage loans) will generally be allocated pro rata among the pari passu mortgage loans secured by the respective properties in accordance with the related intercreditor agreement or co-lender agreement, as applicable. In each case, the portion of such losses and expenses that is allocated to the mortgage loan will be allocated among the series 200[_]-[__] certificates in the manner described above.

                                    Although losses on the underlying mortgage loans, extraordinary expenses and available funds shortfalls will not be directly allocated to the class A-MFL certificates, such losses and shortfalls may be allocated to the class A-MFL regular interest in reduction of the total principal balance of the class A-MFL regular interest and the amount of its interest entitlement, respectively. Any decrease in the total principal balance of the class A-MFL regular interest will result in a corresponding decrease in the total principal balance of the class A-MFL certificates, and any interest shortfalls suffered by the class A-MFL regular interest (for whatever reason) will reduce the amount of interest distributed on the class A-MFL certificates to the extent described in this prospectus supplement.

                                    [No other form of credit enhancement will be available for the benefit of the holders of offered certificates.]

                                    See "Description of the Offered
                                    Certificates--Reductions of Certificate
                                    Principal Balances in Connection With
                                    Realized Losses and Additional Trust Fund
                                    Expenses" in this prospectus supplement.

Advances of Delinquent
   Monthly Debt Service
   Payments.......................  Except as described below in this subsection, the master servicer will be
                                    required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due on the mortgage loans, in each case net of related master servicing fees (which include any applicable primary servicing fees) and workout fees. In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make. As described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                    Notwithstanding the foregoing, neither the master servicer nor the trustee will advance master servicing fees, primary servicing fees or workout fees. Moreover, neither the master servicer nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan.

                                    In addition, if any of the adverse events or circumstances that we refer to under "Servicing Under the Pooling and Servicing Agreement--Required Appraisals" in, and identify in the glossary to, this prospectus supplement, occurs or exists with respect to any mortgage loan or the mortgaged property for that mortgage loan (excluding the non-serviced mortgage loans), a new appraisal (or, in some cases involving mortgage loans or mortgaged properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property) must be obtained or conducted. If, based on that appraisal or other valuation, it is determined that the principal balance of, and other delinquent amounts due under, the mortgage loan, exceed an amount equal to--

                                       o     90% of the new appraised or
                                             estimated value of that mortgaged
                                             property, plus

                                       o     certain escrows and reserves and
                                             any letters of credit constituting
                                             additional security for the
                                             mortgage loan, minus

                                       o     the amount of any obligations
                                             secured by liens on the mortgaged
                                             property, which liens are prior to
                                             the lien of the mortgage loan,

                                    then the amount otherwise required to be advanced with respect to that mortgage loan will be reduced. The reduction will generally be in the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related unreimbursed advances of principal. Due to the payment priorities, any reduction in advances on the mortgage loans will first reduce the funds available to pay interest on the most subordinate interest-bearing class of series 200[_]-[__] certificates (or, in the case of the Class A-MFL certificates, the class A-MFL regular interest) then outstanding.

                                    With respect to the [ ] mortgage loans, that are in a split loan structure and are being serviced pursuant to a pooling and servicing agreement entered into in connection with another securitization,

                                       o     in the case of the mortgage loans
                                             secured by the [__________]
                                             properties, which are each part of
                                             a split loan structure, the master
                                             servicer under this pooling
                                             agreement is the party that is
                                             responsible for making P&I advances
                                             for the mortgage loan in that split
                                             loan structure that is included in
                                             this trust, and

                                       o     the mortgage loans secured by the
                                             [__________] properties will be
                                             subject to appraisal reduction
                                             provisions under the applicable
                                             pooling and servicing agreement
                                             that are similar, but may not be
                                             identical, to the appraisal
                                             reduction provisions described
                                             above.

                                    See "Description of the Offered
                                    Certificates--Advances of Delinquent Monthly
                                    Debt Service Payments" and "Servicing Under the Pooling and Servicing
                                    Agreement--Required Appraisals" in this
                                    prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

Reports to Certificateholders.....  On each payment date, the trustee will make available to the registered holders of the series 200[_]-[__] certificates a monthly report substantially in the form of Annex E to this prospectus supplement. The trustee's report will detail among other things, the payments made to the series 200[_]-[__] certificateholders on that payment date and the performance of the mortgage loans in the trust and the mortgaged properties. The trustee will also make available to the registered holders of the offered certificates, via its website, any report at our request.

                                    You may also review via the trustee's
                                    website or, upon reasonable prior notice, you may also review at the trustee's offices during normal business hours a variety of information and documents that pertain to the mortgage loans in the trust and the properties securing those mortgage loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                    See "Description of the Offered
                                    Certificates--Reports to Certificateholders;
                                    Available Information" in this prospectus supplement.

Optional Termination..............  Specified parties to the transaction may terminate the trust by purchasing the
                                    remaining trust assets when the total
                                    principal balance of the mortgage pool, net of advances of principal, is less than 1.0% of the initial mortgage pool balance. See "Description of the Offered
                                    Certificates--Termination" in this
                                    prospectus supplement.

Repurchase Obligation.............  Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by such mortgage loan seller, as described herein under "Description of the Mortgage
                                    Pool--Representations and Warranties." If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan, then that mortgage loan seller will be required to either cure such breach, repurchase the affected mortgage loan from the trust fund or substitute the affected mortgage loan with another mortgage loan. If the related mortgage loan seller opts to repurchase the affected mortgage loan, such repurchase would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that such purchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Loans...........  After any mortgage loan in the trust has become a specially serviced mortgage loan as to which an event of default has occurred or is reasonably foreseeable, the special servicer will give notice of that event to the trustee, and the trustee will promptly notify each holder of certificates of the series 200[_]-[__] controlling class. Any single certificateholder or group of certificateholders with a majority interest in the series 200[_]-[__] controlling class, the special servicer and any assignees of the foregoing parties will have the option to purchase that specially serviced mortgage loan at a price generally equal to the sum of--

                                      o      the outstanding principal balance
                                             of the mortgage loan,

                                      o      all accrued and unpaid interest on
                                             the mortgage loan, other than
                                             default interest,

                                      o      all unreimbursed servicing advances
                                             with respect to the mortgage loan,
                                             and

                                      o      all unpaid interest accrued on
                                             advances made by the master
                                             servicer, the special servicer
                                             and/or the trustee with respect to
                                             that mortgage loan.

                                    See "Servicing Under the Pooling and
                                    Servicing Agreement--Fair Value Option" in this prospectus supplement.

                                    [In addition, certain of the mortgage loans are subject to a purchase option upon certain events of default in favor of a subordinate lender or mezzanine lender.]

           The Underlying Mortgage Loans and the Mortgaged Properties

General...........................  In this section, "--The Underlying Mortgage
                                    Loans and the Mortgaged Properties," we
                                    provide summary information with respect to the mortgage loans that we intend to include in the trust. The trust's primary assets will be ___ [fixed rate] mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on ___ commercial properties and ___ multifamily properties, or in the case of ___ mortgaged properties, the leasehold estate in those properties. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                       o     "Description of the Mortgage Pool";

                                       o     "Risk Factors--Risks Related to the
                                             Underlying Mortgage Loans";

                                       o     "Annex A-1--Certain Characteristics
                                             of the Underlying Mortgage Loans";

                                       o     "Annex A-2--Certain Characteristics
                                             of the Underlying Multifamily
                                             Mortgage Loans"; and

                                       o     "Annex B--Structural and Collateral
                                             Term Sheet."

                                    For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 200[_]-[__] certificates will be divided into a loan group no. 1 and a loan group no. 2.

                                    Loan group no. 1 will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park[, together with _________ underlying mortgage loans that are secured by multifamily and mobile home park properties]. Loan group no. 1 will consist of ______ mortgage loans, with an initial loan group no. 1 balance of $_________, representing approximately ___% of the initial mortgage pool balance.

                                    Loan group no. 2 will consist of all [but
                                    _________] of the underlying mortgage loans that are secured by multifamily and mobile home park properties. Loan group no. 2 will consist of ______ mortgage loans, with an initial loan group no. 2 balance of $_________, representing approximately ___% of the initial mortgage pool balance.

                                    When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that--

                                       o     All numerical information provided
                                             with respect to the mortgage loans
                                             is provided on an approximate
                                             basis.

                                       o     References to initial mortgage pool
                                             balance mean the aggregate cut-off
                                             date principal balance of all the
                                             underlying mortgage loans,
                                             references to the initial loan
                                             group no. 1 balance mean the
                                             aggregate cut-off date principal
                                             balance of the underlying mortgage
                                             loans in loan group no. 1 and
                                             references to the initial loan
                                             group no. 2 balance mean the
                                             aggregate cut-off date principal
                                             balance of the underlying mortgage
                                             loans in loan group no. 2. We will
                                             transfer each of the underlying
                                             mortgage loans, at its respective
                                             cut-off date principal balance, to
                                             the trust. We show the cut-off date
                                             principal balance for each of the
                                             underlying mortgage loans.

                                       o     The sum of the numerical data in
                                             any column of any table presented
                                             in this prospectus supplement may
                                             not equal the indicated total due
                                             to rounding.

                                       o     All weighted average information
                                             provided with respect to the
                                             mortgage loans reflects a weighting
                                             based on their respective cut-off
                                             date principal balances. We will
                                             transfer the cut-off date principal
                                             balance for each of the mortgage
                                             loans to the trust. We show the
                                             cut-off date principal balance for
                                             each of the mortgage loans on Annex
                                             A-1 to this prospectus supplement.

                                       o     If any of the mortgage loans is
                                             secured by multiple properties
                                             located in more than one state, a
                                             portion of the principal balance of
                                             that mortgage loan has been
                                             allocated to each of those
                                             properties as set forth in Annex
                                             A-1 to this prospectus supplement.

                                       o     When information with respect to
                                             mortgaged properties is expressed
                                             as a percentage of the initial
                                             mortgage pool balance, the initial
                                             loan group no. 1 balance or the
                                             initial loan group no. 2 balance,
                                             the percentages are based upon the
                                             cut-off date principal balances of
                                             the related mortgage loans or with
                                             respect to an individual property
                                             securing a multi-property mortgage
                                             loan, the portions of those loan
                                             balances allocated to such
                                             properties. The allocated loan
                                             amount for each mortgaged property
                                             securing a multi-property mortgage
                                             loan is set forth on Annex A-1 to
                                             this prospectus supplement.

                                       o     Certain of the mortgage loans are
                                             secured by a mortgaged property
                                             that also secures another loan that
                                             is not included in the trust, which
                                             mortgage loan may be subordinated
                                             to or pari passu in right of
                                             payment with the other mortgage
                                             loan included in the trust. See
                                             "Description of the Mortgage
                                             Pool--Split Loan Structure" and
                                             "--Additional Loan and Property
                                             Information--Other Financing" in
                                             this prospectus supplement.

                                       o     All information presented in this
                                             prospectus supplement with respect
                                             to a mortgage loan with one or more
                                             pari passu or subordinate companion
                                             loans was calculated without regard
                                             to the related pari passu or
                                             subordinate companion loans, unless
                                             otherwise indicated.

                                       o     The loan amount used in this
                                             prospectus supplement for purposes
                                             of calculating the loan-to-value
                                             ratio, debt-service-coverage ratio
                                             and loan per square foot/unit for
                                             each of the mortgage loans in a
                                             split loan structure with pari
                                             passu companion loans is the
                                             aggregate principal balance of the
                                             mortgage loan and the related pari
                                             passu companion loans.

                                       o     Statistical information regarding
                                             the mortgage loans may change prior
                                             to the date of initial issuance of
                                             the offered certificates due to
                                             changes in the composition of the
                                             mortgage pool prior to that date.

                                       o     The general characteristics of the
                                             entire mortgage pool backing the
                                             offered certificates are not
                                             necessarily representative of the
                                             general characteristics of either
                                             loan group no. 1 or loan group no.
                                             2. The yield and risk of loss on
                                             any class of offered certificates
                                             may depend on, among other things,
                                             the composition of each of loan
                                             group no. 1 and loan group no. 2.
                                             The general characteristics of each
                                             such loan group should also be
                                             analyzed when making an investment
                                             decision. See "--Additional
                                             Statistical Information" below.

Payment and Other Terms...........  Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with a fixed rate of interest.

                                    The repayment obligation of each of the
                                    mortgage loans that we intend to include in the trust is evidenced by a promissory note executed by the related borrower and is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily properties. Except for limited permitted encumbrances, which we identify in the glossary to this prospectus supplement, each mortgage lien will be a first priority lien.

                                    All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse.

                                    None of the mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by the depositor, the underwriters, any mortgage loan seller, or any other party.

                                    Each of the mortgage loans that we intend to include in the trust currently accrues interest at the annual rate specified with respect to that mortgage loan on Annex A-1 to this prospectus supplement. Except as otherwise described below with respect to underlying mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                                    The following chart identifies payment dates for the mortgage loans, subject, in some cases, to a next business day convention:


                                                                                     % of      % of
                                                                          % of       Initial   Initial
                                                                          Initial    Loan      Loan
                                                               # of       Mortgage   Group     Group
                                                 Grace        Mortgage    Pool       No. 1     No. 2
                                    Due Date    Period(1)      Loans      Balance    Balance   Balance
                                    ------------------------------------------------------------------




                                    ----------
                                    (1)      As used in this prospectus
                                             supplement, "grace period" is the
                                             number of days before a payment
                                             default is an event of default
                                             under the mortgage loan. See Annex
                                             A-1 to this prospectus supplement
                                             for information on the number of
                                             days before late payment charges
                                             are due under each mortgage loan.

                                    The following chart identifies the
                                    amortization characteristics for the
                                    mortgage loans:


                                                                         % of          % of         % of
                                                                        Initial      Initial       Initial
                                                                       Mortgage     Loan Group   Loan Group
                                                                         Pool         No. 1         No. 2
                                                         # of Loans     Balance      Balance       Balance
                                                         --------------------------------------------------
                                    Interest-Only then
                                    Amortization(1)
                                    Interest-Only
                                    Amortizing Balloon
                                    Loans(2)
                                    Fully Amortizing


                                    (1)      Interest-only periods range from __
                                             to ___ months.

                                    (2)      Does not include partial interest
                                             only loans.

Split Loan Structure..............  The mortgage loans identified in the table below are each part of a split loan
                                    structure, comprised of two or more mortgage loans that are secured by a single mortgage instrument on the same mortgaged property. The mortgage loans in a split loan structure that are not included in the mortgage pool (also referred to as companion loans) may be subordinated and/or pari passu in right of payment with the mortgage loan included in the trust.

                                    The payment priority between the mortgage loans in a split loan structure are as follows--

                                       o     with respect to the mortgage loans
                                             identified in the table below as
                                             [_____________________] (which are
                                             each comprised of one senior and
                                             one subordinate mortgage loan),
                                             prior to certain mortgage loan
                                             defaults, the mortgage loan in the
                                             trust and the mortgage loan outside
                                             the trust are generally pari passu
                                             in right of payment and subsequent
                                             to such defaults the mortgage loan
                                             in the trust is senior in right of
                                             payment to the subordinate mortgage
                                             loan outside the trust; and

                                       o     with respect to each of the
                                             mortgage loans identified in the
                                             table below as
                                             [_____________________], the
                                             mortgage loan included in the trust
                                             is always pari passu in right of
                                             payment with the mortgage loan or
                                             loans outside the trust.

                                    See "Description of the Mortgage Pool--Split
                                    Loan Structure" in this prospectus
                                    supplement.


                            Trust
                            Mortgage
                            Loan as
                            a % of
                  Trust     Initial    Aggregate               Non-Trust   Controlling
                Mortgage    Mortgage   Non-Trust    Non-Trust  Pari Passu  Pooling &   Initial  Initial
                  Loan      Pool        Mortgage     B Note      Loan      Servicing   Master   Special
Mortgage Loan    Balance    Balance   Loan Balance   Balance    Balance    Agreement   Servicer Servicer
--------------------------------------------------------------------------------------------------------





Delinquency Status................  [None of] the mortgage loans that we intend to include in the trust fund was [30 days] or more delinquent with respect to any monthly debt service payment as of the cut-off date or at any time during the 12 month period preceding that date.

Prepayment Lock-Out
   Periods and Defeasance.........  All of the mortgage loans contain provisions for a prepayment lock-out period that is currently in effect. A lock-out period is a period during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part. See "Description of the Mortgage Pool--Terms and Conditions of the Trust Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

                                    __________ of the mortgage loans that we intend to include in the trust fund, representing ___% of the initial mortgage pool balance , provide for a period, during the prepayment lock-out period, when voluntary prepayments are still prohibited but the related borrower may defease the loan in full or, in certain cases, in part, and obtain a full or (if applicable) partial release of the mortgaged property from the mortgage lien by delivering acceptable U.S. Treasury securities or other acceptable "government securities," as such term is defined under section 2(a)(16) of the Investment Company Act of 1940, as substitute collateral for the mortgage loan. [None] of the mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.


                                                                        Defeasance/Prepayment
                                                                        ---------------------

                                                                                      % of
                                                                            % of      Initial        % of
                                                                           Initial    Loan          Initial
                                                               # of       Mortgage    Group       Loan Group
                                                             Mortgage       Pool      No. 1          No. 2
                                                               Loans       Balance    Balance       Balance
                                                             ------------------------------------------------
                                    Defeasance.............
                                    Greater of 1% and
                                    Yield Maintenance......
                                    Defeasance or
                                    Prepayment Premium.....


                                    For the mortgage loans that currently
                                    prohibit voluntary prepayments, the
                                    remaining terms of the prepayment lock-out
                                    (or prepayment lock-out/defeasance) period are as follows:

                                    Maximum remaining lock-out or
                                      lock-out/defeasance period...........................   ___ months
                                    Minimum remaining lock-out or
                                      lock-out/defeasance period...........................   ___ months
                                    Weighted average remaining lock-out or
                                      lock-out/defeasance period...........................   ___ months


                                    Generally, each of the mortgage loans is freely prepayable with no prepayment premium or yield maintenance premium for a specified open period (generally from one to six months) prior to its maturity date.

Additional Statistical Information

A.   General Characteristics......  The mortgage pool, loan group no. 1 and loan group no. 2 will have the following general characteristics as of the cut-off date:(1)


                                                                                           Loan    Loan
                                                                                Mortgage   Group   Group
                                                                                  Pool     No. 1   No. 2
                                                                                ------------------------
                                    Initial mortgage pool balance(2)............
                                    Number of mortgage loans....................
                                    Number of mortgaged properties..............
                                    Maximum cut-off date principal
                                       balance..................................
                                    Minimum cut-off date principal
                                       balance..................................
                                    Average cut-off date principal
                                       balance..................................
                                    Maximum mortgage interest rate..............
                                    Minimum mortgage interest rate..............
                                    Weighted average mortgage
                                       interest rate............................
                                    Maximum original term to maturity...........
                                    Minimum original term to maturity...........
                                    Weighted average original term
                                       to maturity..............................
                                    Maximum remaining term to maturity..........


                                    Minimum remaining term to maturity..........
                                    Weighted average remaining term
                                       to maturity..............................
                                    Weighted average underwritten
                                       debt-service-coverage ratio..............
                                    Weighted average cut-off date
                                       loan-to-appraised value ratio............

                                    ----------

                                    (1)      The initial mortgage pool balance
                                             and all other financial and
                                             statistical information provided in
                                             this prospectus supplement, unless
                                             indicated otherwise, are based on
                                             the cut-off date principal balances
                                             of the mortgage loans and exclude
                                             any subordinate or pari passu
                                             mortgage loans. See "--The
                                             Underlying Mortgage Loans and the
                                             Mortgaged Properties--General" in
                                             this prospectus supplement.

                                    (2)      Subject to a permitted variance of
                                             plus or minus 5%.

                                    (3)      The loan amount used for purposes
                                             of calculating the
                                             loan-to-appraised value ratio and
                                             debt-service-coverage ratio for
                                             each of the mortgage loans with
                                             pari passu companion notes is the
                                             aggregate principal balance of the
                                             mortgage loan and the related pari
                                             passu companion loan. The principal
                                             balance of the subordinate
                                             companion loans are not included in
                                             these calculations, unless
                                             otherwise indicated. Additional
                                             adjustments to debt service ratios
                                             and loan-to-value ratios for the
                                             cross-collateralized mortgage loan
                                             group and certain of the mortgage
                                             loans with escrows and the mortgage
                                             loans with earnout provisions or
                                             performance guarantees are
                                             described in the glossary to this
                                             prospectus supplement.

B.   Geographic Concentration.....  The table below shows the number of, and percentage of the initial mortgage pool
                                    balance secured by, mortgaged properties located in the indicated jurisdiction:


                                                                                                   % of
                                                                      % of                       Initial
                                                       # of         Initial     % of Initial    Loan Group
                                                     Mortgaged      Mortgage     Loan Group       No. 2
                                    Jurisdiction    Properties    Pool Balance  No. 1 Balance    Balance
                                    ----------------------------------------------------------------------



                                    The remaining mortgaged properties with
                                    respect to the mortgage pool are located throughout ___ other states, the District of Columbia or [_______]. No more than ___% of the initial mortgage pool balance is secured by mortgaged properties located in any of these other states, the District of Columbia or [_______].

C. Property Types.................  The table below shows the number of, and percentage of the initial mortgage pool
                                    balance secured by, mortgaged properties predominantly operated for each indicated purpose:


                                                                                                  % of
                                                                         % of           % of      Initial
                                                                         Initial       Initial    Loan
                                                               # of      Mortgage    Loan Group   Group
                                                             Mortgaged   Pool           No. 1     No. 2
                                                            Properties   Balance      Balance    Balance
                                                          ------------------------------------------------
                                    Office..............
                                    Retail..............
                                       Anchored
                                       Regional Mall
                                       Unanchored
                                       Shadow Anchored
                                       Single Tenant
                                    Hospitality.........
                                    Industrial..........
                                    Multifamily.........
                                    Self-Storage........
                                    Condominium.........
                                    Mobile Home Park....


D. Encumbered Interests...........  The table below shows the number of, and percentage of the initial mortgage pool
                                    balance, secured by, mortgaged properties for which the whole or predominant encumbered interest is as indicated:


                                                                                                  % of
                                                                         % of          % of       Initial
                                                                         Initial      Initial     Loan
                                                               # of      Mortgage    Loan Group   Group
                                    Encumbered Interest in   Mortgaged   Pool          No. 1      No. 2
                                    the Mortgaged Property   Properties  Balance      Balance     Balance
                                    ---------------------------------------------------------------------
                                    Fee simple.........
                                    Leasehold..........
                                    Fee simple in
                                       part and
                                       leasehold in
                                       part............


                                    It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as "fee simple" in the chart above.

                              Other Considerations

Federal Income Tax Consequences...  The trustee or its agent will make elections to treat designated portions of the assets of the trust as two separate real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended. Those two REMICs are as follows:

                                       o     REMIC I, which will consist of,
                                             among other things, the mortgage
                                             loans that are included in the
                                             trust; and

                                       o     REMIC II, which will hold the
                                             regular interests in REMIC I.

                                    Any assets not included in a REMIC will
                                    constitute one or more grantor trusts for federal income tax purposes. The class A-MFL regular interest, the swap agreement and the trustee's floating rate account, will constitute a grantor trust for federal income tax purposes.

                                    The offered certificates (exclusive of the class A-MFL certificates) and the class A-MFL regular interest will be treated as regular interests in REMIC II. This means that they will be treated as newly issued debt instruments for federal income tax purposes. The class A-MFL certificates will represent undivided beneficial ownership interests in the grantor trust consisting of the class A-MFL regular interest, the swap agreement and the trustee's floating rate account. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. Except for the class A-MFL certificates, the offered certificates will not represent any interest in the grantor trusts referred to above.

                                    It is anticipated that the class [__]
                                    offered certificates will be issued at a premium and that the class [__] certificates will be issued with [a de minimis amount of] original issue discount for federal income tax purposes.

                                    When determining the rate of accrual of
                                    original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

                                       o     the mortgage loans with anticipated
                                             repayment dates will, in each case,
                                             be paid in full on that date,

                                       o     no mortgage loan in the trust will
                                             be prepaid prior to maturity, and

                                       o     there will be no extension of
                                             maturity for any mortgage loan in
                                             the trust.

                                    However, no representation is made as to the actual rate at which the underlying mortgage loans will prepay, if at all.

                                    For a more detailed discussion of the
                                    federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

ERISA.............................  We anticipate that, subject to satisfaction of the conditions referred to under "Certain
                                    ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to:

                                       o     Title I of the Employee Retirement
                                             Income Security Act of 1974, as
                                             amended, or

                                       o     section 4975 of the Internal
                                             Revenue Code of 1986, as amended,

                                    will be able to invest in the offered
                                    certificates without giving rise to a non exempt prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Greenwich Capital Markets, Inc. by the U.S. Department of Labor.

                                    If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. In addition, if you are a fiduciary of any such retirement plan or other employee benefit plan and are considering an investment in the class A-MFL certificates, you should review the specific requirements for purchases of class A-MFL certificates by plans. See "Certain ERISA Considerations" in this prospectus supplement and "Certain ERISA
                                    Considerations" in the accompanying
                                    prospectus.

Legal Investment..................  [Upon initial issuance, and for so long as such certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization,] the class [__] certificates will [not] be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                    If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulation authorities, then you may be subject to restrictions on investments in the offered certificates. You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

Investment Considerations.........  The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of any offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                    In addition, if you are contemplating the purchase of class XP certificates, you should be aware that--

                                       o     the yield to maturity on the class
                                             XP certificates will be highly
                                             sensitive to the rate and timing of
                                             any principal prepayments and/or
                                             other early liquidations of the
                                             mortgage loans;

                                       o     a faster than anticipated rate of
                                             payments and other collections of
                                             principal on the mortgage loans
                                             could result in a lower anticipated
                                             yield with respect to the class XP
                                             certificates, and

                                       o     an extremely rapid rate of
                                             prepayments and/or other
                                             liquidations of the mortgage loans
                                             could result in a complete or
                                             partial loss of your initial
                                             investment with respect to the
                                             class XP certificates.

                                    In addition, the pass-through rate for, and yield on, the class XP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 200[_]-[__] principal balance certificates.

                                    The yield on the class A-MFL certificates, as well as any other offered certificates with variable or capped pass-through rates could be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                    The yield on the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR.

                                    See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus and "Description of the Mortgage Pool--Terms and Conditions of the Trust Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

      The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

      The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the relevant legal, tax, accounting and investment expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

      You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

                    Risks Related to the Offered Certificates

      The Class A-MFL, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates Are Subordinate to, and Are Therefore Riskier than, the [Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A Certificates] and, With Respect to Interest Distributions, the Class XP and Class XC Certificates. If you purchase class A-MFL, class A-M, class A-J, class B, class C, class D or class E certificates, then your offered certificates (in the case of the class A-MFL certificates, by virtue of the interest evidenced thereby in the class A-MFL regular interest) will provide credit support to other classes of series 200[_]-[__] certificates with an earlier designation. As a result, you will receive payments after, and may bear the effects of losses on the underlying mortgage loans before the holders of those other classes of offered certificates.

      When making an investment decision, you should consider, among other things--

      o the risk profile you seek for your investment compared to the risk profile of each of the offered certificates;

      o the payment priorities of the respective classes of the series 200[_]-[__] certificates;

      o the order in which the respective classes of the series 200[_]-[__] certificates will be reduced in connection with losses and default-related shortfalls on the mortgage loans;

      o     the characteristics and quality of the mortgage loans; and

      o each of the risk factors described in this prospectus supplement and the accompanying prospectus.

      See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable," "--Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses" and "--Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make all Required Payments on Those Certificates" in the accompanying prospectus.

      The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

      o     the price you paid for your offered certificates; and

      o the rate, timing and amount of payments on your offered certificates.

      The rate, timing and amount of payments on your offered certificates will depend on:

      o the pass-through rate for, and other payment terms of, your offered certificates;

      o the rate and timing of payments and prepayments and other collections of principal on the underlying mortgage loans;

      o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

      o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

      o the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans;

      o     servicing decisions with respect to the underlying mortgage loans;

      o the purchase or a substitution of a mortgage loan by a mortgage loan seller as a result of a material breach of a representation or warranty made by that mortgage loan seller or a material defect in the related mortgage loan documents delivered by such mortgage loan seller; and

      o the purchase of a mortgage loan whether by (i) the holder of a related companion loan, (ii) a holder of the fair value purchase option, (iii) a mezzanine lender or (iv) any other party with a purchase option.

      In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your offered certificates.

      In the absence of significant losses on the mortgage pool, holders of the class A-1, class A-2, class A-3, class A-4, class A-AB and class A-5 certificates should be concerned with the factors described primarily insofar as they relate to the underlying mortgage loans in loan group no. 1. Until the class A-1, class A-2, class A-3, class A-4, class A-AB and class A-5 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described primarily insofar are they relate to the underlying mortgage loans in loan group no. 2.

      The yield to investors in the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the class A-MFL certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the class A-MFL certificates.

      In addition, because interest payments on the class A-MFL certificates may be reduced or the pass-through rate on the class A-MFL certificates may convert to the pass-through rate on the class A-MFL regular interest, in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-MFL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

      In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity to an investor in the class A-MFL certificates. As a result, the effect on such investor's yield to maturity of a level of LIBOR that is lower than the rate anticipated by such investor during the period immediately following the issuance of the class A-MFL certificates may not be offset by a subsequent like increase in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap agreement, the conversion to a pass-through rate that is below the rate that would otherwise be payable under the swap agreement at the applicable floating rate and/or the reduction of interest payments resulting from payment of interest to the class A-MFL regular interest based on a pass-through rate below ______% per annum would have such a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to the pass-through rate on the class A-MFL regular interest would not adversely affect the amount and timing of distributions to the holders of the class A-MFL certificates. See "Yield and Maturity Considerations" in this prospectus supplement.

      Additionally, certain of the mortgage loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related loan documents. Certain of the mortgage loans also permit prepayment without penalty or premium if, as a result of a mandatory prepayment due to casualty or condemnation, the outstanding principal balance of the mortgage loan is reduced below a specified amount. See "Description of the Mortgaged Pool--Terms and Conditions of the Trust Mortgage Loans--Prepayment Provisions" and "--Other Prepayment Provisions" in this prospectus supplement.

      In addition, if the master servicer or the trustee reimburses itself (or the master servicer, the special servicer, the trustee or any fiscal agent under the pooling and servicing for any non-serviced trust loan is reimbursed) out of general collections on the mortgage loans included in the trust for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the mortgage loans in the trust, that reimbursement will reduce the amount of principal available to be distributed on the series 200[_]-[__] principal balance certificates and will result in a reduction of the certificate principal balance of the series 200[_]-[__] principal balance certificates. See "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any work-out delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 200[_]-[__] principal balance certificates on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See "Description of the Offered Certificates--Reimbursement of Advances" below.

      See "Description of the Mortgage Pool," "Servicing Under the Pooling and Servicing Agreement," "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

      The Right of the Master Servicer, the Special Servicer and the Trustee to Receive Interest on Advances and the Right of the Special Servicer to Receive Special Servicing Compensation May Result in Additional Losses to the Trust Fund. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest. In addition, under certain circumstances, including delinquency of payment of principal and/or interest, a mortgage loan in the trust will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. Such payments may lead to shortfalls in amounts otherwise distributable on your certificates. The non-serviced mortgage loan included in the trust is serviced under a pooling and servicing agreement with similar provisions, and interest paid on advances and compensation paid to the applicable special servicer may reduce collections on those mortgage loans.

      The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. See "Yield and Maturity Considerations" in the accompanying prospectus.

      Holders of the class A-1, class A-2, class A-3, class A-4, class A-AB and class A-5 certificates will be significantly affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2.

Conversely, holders of the class A-1A certificates will be significantly affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, class A-2, class A-3, class A-4, class A-AB and class A-5 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

      If you purchase a class XP certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the total principal balance of the class [___] certificates may result in a reduction in the total notional amount of the class XP certificates. Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class XP certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by--

      o the repurchase of any mortgage loan in connection with a material breach of representation and warranty or a material document omission or material document defect, all as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement,

      o the sale of defaulted mortgage loans out of the trust in accordance with a fair value or other purchase option, and

      o the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement.

      Prior to investing in the class XP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class XP certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

      You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances or at all. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment. See "Risk Relating to Enforceability of Prepayment Premiums or Defeasance Provisions" in this prospectus supplement.

      The yield on the class A-MFL certificates and the other offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the pass-through rate for, and yield on, the class XP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 200[_]-[__] principal balance certificates.

      Risks Relating to Enforceability of Prepayment Premiums or Defeasance Provisions. Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

      Your Lack of Control Over Trust Fund Can Create Risks. You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing Under The Pooling Agreement--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the primary servicer, the special servicer or the trustee, as applicable. With respect to the non-serviced mortgage loan included in the trust, these decisions, will be made by the master servicer, primary servicer (if any), special servicer or trustee under the applicable pooling and servicing agreement. Any decision made by one of the parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

                       Risks Related to the Swap Agreement

      Distributions on the Class A-MFL Certificates will Depend, in Part, on Payments Received from the Swap Counterparty. The trust will have the benefit of a swap agreement relating to the class A-MFL certificates with _____________. Because the class A-MFL regular interest accrues interest at a fixed rate of interest subject to a maximum pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans, the ability of the holders of the class A-MFL certificates to obtain the payment of interest at the designated LIBOR-based pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap agreement. See "Description of the Swap Agreement" in this prospectus supplement.

      A Decline in the Ratings of the Swap Counterparty, Among Other Things, May Result in the Termination of the Swap Agreement and as a Result, the Pass-Through Rate on the Class A-MFL Certificates May Convert to the Pass-Through Rate on the Class A-MFL Regular Interest. If the swap counterparty's long-term or short-term ratings fall below the ratings specified under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement, then:

      o in the case of the collateralization event, the swap counterparty will be required to post collateral to the extent necessary to fund any termination fee payable by the swap counterparty in the event of a termination of the swap agreement, to find a suitable replacement swap counterparty or to find a suitable guarantor of its obligations under the swap agreement; and

      o in the case of a rating agency trigger event, the swap counterparty will be required to find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement.

      If the swap counterparty fails to post acceptable collateral, find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement after a collateralization event, or if the swap counterparty fails to find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement after a rating agency trigger event, or if another event of default or a termination event occurs under the swap agreement, then the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% (by balance) of the class A-MFL certificates, to enforce the rights of the trustee under the swap agreement as may be permitted by the terms of the swap agreement, including the termination of the swap agreement, and use any termination fees received from the swap counterparty to enter into a replacement swap agreement on substantially similar terms. Other events of default under the swap agreement will include the failure of either party to make any payment required thereunder, which failure is not remedied within one business day following notice thereof. The swap agreement will provide for other customary events of default and termination events.

      If a guarantor of the swap counterparty's obligations under the swap agreement is in place, then the ratings requirements of the swap agreement with respect to the swap counterparty will be satisfied provided that the ratings of that guarantor satisfy those rating requirements.

      If the costs attributable to entering into a replacement swap agreement would exceed the net proceeds of the liquidation of the swap agreement, then a replacement swap agreement will not be entered into and any such proceeds will instead be distributed to the holders of the class A-MFL certificates. There can be no assurance that the swap counterparty will maintain the required ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap agreement, and there can be no assurance that any termination fee payable by the swap counterparty under the swap agreement will be sufficient for the trustee to engage a replacement swap counterparty.

Furthermore, a termination fee may not be payable by the swap counterparty in connection with certain termination events.

      In addition, and notwithstanding the foregoing, the trustee will not be obligated to take any enforcement action with respect to the swap agreement unless it has received from the class A-MFL certificateholders an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust under the swap agreement. No such costs, expenses and/or liabilities will be payable out of the trust fund.

      During the occurrence of a continuing payment default on the part of the swap counterparty, or if the swap agreement is terminated and no replacement swap counterparty is found, the class A-MFL certificate pass-through rate will convert to the pass-through rate on the class A-MFL regular interest, which is a fixed interest rate of ______% per annum subject to a maximum pass-through rate equal to a weighted average coupon derived from the net interest rates on the underlying mortgage loans. Any such conversion to the pass-through rate on the class A-MFL regular interest might result in a temporary delay of payment of the distributions to the holders of the class A-MFL certificates if notice of the resulting change in payment terms of the class A-MFL certificates is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.

      If the Pass-Through Rate of the Class A-MFL Regular Interest is Limited by a Weighted Average of the Net Interest Rates on the Underlying Mortgage Loans, or if Interest Distributions with Respect to the Class A-MFL Regular Interest are Insufficient to Make the Required Payment to the Swap Counterparty, Interest Distributions on the Class A-MFL Certificates Will Be Reduced. Interest distributions with respect to the class A-MFL regular interest will be subject to a maximum pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans. If this weighted average coupon drops below ______% per annum, then interest distributions on the class A-MFL certificates will be reduced dollar-for-dollar with the reduction in the amount of interest allocated to the class A-MFL regular interest as a result of that weighted average coupon dropping below ______% per annum. In addition, if for any other reason the funds allocated to payment of interest distributions on the class A-MFL regular interest are insufficient to make all required interest payments on the class A-MFL regular interest (for example, as a result of prepayment interest shortfalls), interest distributions on the class A-MFL certificates will also be reduced dollar-for-dollar. These reductions would result in the effective pass-through rate on the class A-MFL certificates being less than the applicable value of LIBOR plus _____%. See "Description of the Swap Agreement" in this prospectus supplement.

      The Swap Agreement May Be Assigned. The swap counterparty may assign its rights and obligations under the swap agreement provided that, among other conditions, the ratings of the replacement swap counterparty would not cause a collateralization event under the swap agreement.

Risks Related to the Underlying Mortgage Loans

      The Prospective Performance of The Commercial and Multifamily Mortgage Loans Included in The Trust Fund should be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

      As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as

"static pool data"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

      The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates. All of the mortgage loans that we intend to include in the trust require the related borrower to maintain, or cause to be maintained, property insurance in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements at the mortgaged property or (ii) the outstanding principal balance of the mortgage loan. Notwithstanding the mortgage loan insurance requirements,

      o a mortgaged property may suffer losses due to risks that are not covered by insurance or for which coverage is inadequate and

      o a mortgaged property may be covered under a blanket insurance policy that covers other properties owned by affiliates of the borrower and the amount of coverage available for the mortgaged property will be reduced if insured events occur at such other properties.

      Therefore, insurance proceeds following a casualty may not be sufficient to pay off the entire mortgage loan.

      In addition, approximately ___%, ___%, ___%, ___% and ___% of the mortgaged properties, by aggregate principal balance of the mortgage loans as of the cut-off date, are located in California, Texas, Florida, Hawaii and Louisiana, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance in these states or in other states. For instance, with respect to flood insurance, such insurance is typically not included in standard property or casualty policies and such insurance is generally required only if the property is located in a federally designated flood hazard area. Furthermore, the amount of flood insurance required is usually limited to the maximum amount of such insurance available under current federal standards. This insurance may be inadequate to rebuild the premises or prepay the mortgage loan. In addition, we cannot assure you that acts of nature will occur only in those areas historically at risk for such acts of nature. Moreover, if reconstruction or major repairs are required, changes in laws may materially affect the borrower's ability to reconstruct or repair the premises, due to, for instance, changes in laws that materially increase the costs of the reconstruction or repairs.

      In late August 2005 and in September 2005, Hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (including parts of Louisiana, Texas, Mississippi, Alabama and Florida) and certain other parts of the southeastern United States consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Initial economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some Gulf Coast areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets and spending or travel habits may subsequently arise or become apparent in connection with Hurricanes Katrina, Rita and Wilma and their aftermath. Effects that occur subsequent to the origination of a mortgage loan, or that are not fully known at the time of the origination of a mortgage loan, may impair the value of the collateral, and losses on commercial mortgage loans may result.

      In addition, following the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002, the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

      The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

      In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

      The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90 percent (or, in 2007, 85 percent) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

      Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

      There can be no assurance that upon its expiration subsequent terrorism insurance legislation will be passed. Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

      To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of the commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

      Substantially all of the mortgage loans provide that the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property caused by certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost of premiums and/or whether such hazards are at the time commonly insured against at properties similar to the mortgaged property that are located in the region in which such mortgaged property is located). Substantially all of the borrowers have obtained terrorism insurance, although most of the policies have exclusions for damage caused by nuclear, chemical or biological events. In addition in certain cases, terrorism insurance coverage is provided under blanket policies that also cover other properties owned by affiliates of the related borrower and, accordingly, the amount of coverage would be reduced if insured events occur at such other properties. Most insurance policies covering commercial properties such as the mortgaged properties are subject to renewal on an annual basis and there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. In addition, depending upon the nature and extent of any damage that a mortgaged property may sustain, the coverage amount may be inadequate to cover a full restoration of such mortgaged property. In the event a mortgaged property securing a mortgage loan is damaged by an act of terrorism or suffers physical damage and the related insurance coverage is inadequate to cover the outstanding balance of the loan, certificateholders will suffer losses on their certificates based on the extent of the shortfall and the payment priority of their certificates. See "Description of the Mortgage Pool--Additional Loan and Property Information--Property, Liability and Other Insurance" below.

      Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of property:

      o     office,

      o     retail,

      o     multifamily rental,

      o     industrial/warehouse,

      o     self-storage, and

      o     hospitality.

      The risks associated with lending on these types of properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

      o income producing properties that require the successful operation of the related mortgaged property;

      o the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property, which may be more difficult with respect to a commercial property;

      o income from, and the market value of, a mortgaged property, which is dependent upon the ability to lease space at the mortgaged property and the length and terms of such leases (many of which have terms that expire prior to the maturity date of the related mortgage loan); and

      o evaluating the amount of liquidation proceeds that can be obtained from the related mortgaged property, which are more likely to be determined based on a capitalization of the mortgaged property's cash flow than by the absolute value of the mortgaged property and improvements on the mortgaged property.

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" and "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

      The Underlying Mortgage Loans Have a Variety of Characteristics Which May Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus.

      o The Mortgaged Property Will Be the Sole Asset Available in an Event of Default With Respect to an Underlying Mortgage Loan. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults, none of the assets of the borrower (other than the mortgaged property or other collateral pledged as security for the mortgage loan) will be available to satisfy the debt. Even if the related loan documents permit recourse under certain circumstances to the borrower or a guarantor, we have not undertaken an evaluation of the financial condition of any of these persons. In addition, the trust may not be able to ultimately collect amounts due under a recourse obligation or guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer, the depositor, any mortgage loan seller, or by any other party. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse" in the accompanying prospectus.

      o Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders. Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan.

      o Tenant Actions May Affect Anticipated Cash Flow at the Property. In general, the underwritten cash flow for a particular mortgaged property is based on certain assumptions made by the applicable originator(s) in connection with the origination of the mortgage loan, including assumptions related to tenants at the mortgaged property. Unanticipated actions of a tenant may challenge these assumptions and cause a decline in the cash flow at the mortgaged property.

            See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants" in the accompanying prospectus.

      o Certain Mortgaged Properties Have Restrictions Limiting Uses. Certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements, historical landmark designations or, in the case of condominiums, condominium declarations or other condominium use restrictions or regulations.

      o In Some Cases, a Mortgaged Property Is Dependent on a Single Tenant or on One or a Few Major Tenants. In the case of ____ mortgaged properties, securing ____% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular mortgaged property. In the case of ____ of the properties listed above, securing ____% of the initial mortgage pool balance, the related borrower has leased all or substantially all of the particular mortgaged property to a single tenant. Accordingly, although the leased space may be re-let at similar rents, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant at the mortgaged property.

            See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants," "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related

            Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

      o Certain Mortgaged Properties Contain Theaters. Theater properties are exposed to certain unique risks. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters and in prior years the theater industry experienced a high level of construction of new theaters, reduced attendance and an overall increase in competition among theater operators. This caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.

            The inclusion in the mortgage pool of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

      o ____% of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Retail or Office Properties. Repayment of the mortgage loans secured by retail and office properties will be affected by, among other things:

      o the exercise of termination options by tenants (including the exercise of such options by government-sponsored tenants that typically have a right to terminate its lease at any time or for lack of appropriations);

      o the timing of lease expirations (many of which lease expirations occur at varying rates, close in time and/or prior to the related mortgage loan maturity date) (See Annex A-1 for the lease expiration dates for the three largest tenants at each mortgaged property);

      o     the ability to renew leases or re-let space on comparable terms;

      o a concentration of tenants in a particular industry (at one or more of the mortgaged properties), as such properties may be more vulnerable to industry slumps or other economic downturn (and losses may be more severe) than if tenants were in diverse industries;

      o a concentration of the same tenant at different mortgaged properties;

      o the ability to build new competing properties in the same area as the mortgaged property; and

      o the financial difficulties or bankruptcy of a tenant (certain of which tenants may currently be, may have been, or may in the future be the subject of a bankruptcy proceeding).

            ___________ of the mortgaged properties, securing ____% of the initial mortgage pool balance, are primarily used for retail purposes. We consider ____ of those retail properties, securing ____% of the initial mortgage pool balance, to be anchored or shadow anchored. An anchor tenant is a retail tenant whose space is substantially larger in size than that of other tenants and whose operation is vital in attracting customers to the retail mall or shopping center. A "shadow anchor" is a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of that retail property that does not secure the related mortgage loan. Despite the importance of a shadow anchor to any particular retail property that is not part of the mortgaged property, the borrower and/or lender may have little or no ability to ensure that any shadow anchor continues operations at or near the mortgaged property. Retail tenants often have co-tenancy provisions permitting them to, among other things, cease operation or reduce their rent in the event an anchor or other significant tenant ceases operations, goes dark or fails to renew its lease. Many tenants at retail properties have co-tenancy provisions in their leases. There can be no assurance that the actions of a significant tenant at a retail center (including a tenant that is not leasing a portion of the mortgaged property) will not have a significant impact on the collateral for the mortgage loan or the related borrower's ability to make its mortgage loan payments. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Certificates--Retail Properties" in the accompanying prospectus.

            __________ of the mortgaged properties, securing ____% of the initial mortgage pool balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of or the entire property. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Certificates--Office Properties" in the accompanying prospectus.

            With respect to certain office properties, the related mortgaged property is a medical office. The performance of a medical office property may depend on reimbursement for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. In addition, medical office properties may not be easily converted to other uses.

      o Hospitality Properties. __________ of the mortgage loans, representing ____% of the initial mortgage pool balance, are secured by one or more hospitality properties. Hospitality properties can be seasonal in nature, which can be expected to cause periodic fluctuations in room and restaurant revenues, occupancy levels, room rates and operating expenses. The economic success of hospitality properties is generally subject to the factors included in "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Hospitality Properties" and "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Certificates--Hospitality Properties" and "--Recreational and Resort Properties" in the accompanying prospectus.

      o Multifamily Properties. __________ of the mortgage loans, representing ____% of the initial mortgage pool balance, are secured by one or more multifamily properties. The economic success of multifamily properties is generally subject to the factors included in "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Many Risk Factors are Common to Most or all Multifamily and Commercial Properties" and "--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants" in the accompanying prospectus.

            Multifamily properties may be leased to persons eligible for low income housing tax credits or persons who receive government rent subsidies under various government-funded programs, including the
            Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. There is no assurance that such programs will be continued in their present form or that the level of assistance provided to these tenants will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.

      o Geographic Concentration Risk. The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus. The mortgaged properties located in any given state may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged property.

            The table below shows the states with concentrations of mortgaged properties over 5% of the initial mortgage pool balance. With respect to multi-property mortgage loans with properties located in different states, the cut-off date balance and percentage of initial pool balance in this chart are based on the allocated loan amount for such mortgaged property.


                             Geographic Distribution

                                                                                % of Initial     % of Initial Loan
                     # of Mortgaged    Aggregate Cut-off     % of Initial     Loan Group No. 1      Group No. 2
       State           Properties      Date Balance ($)      Pool Balance          Balance            Balance
------------------------------------------------------------------------------------------------------------------



      o The Mortgage Pool Will Include Material Concentrations of Balloon Loans. ___________ mortgage loans, representing ____% of the initial mortgage pool balance, of which ___ mortgage loans are in loan group no. 1, representing __% of the initial loan group no. 1 balance, and ___ mortgage loans are in loan group no 2, representing ___% of the initial loan group no. 2 balance, respectively, are balloon loans. The ability of a borrower to make the required balloon payment on a balloon loan at maturity depends upon the borrower's ability either to refinance the loan or to sell the mortgaged property, which depends on economic and market factors that cannot be predicted. See "Description of the Mortgage Pool--Terms and Conditions of the Trust Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--There is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

      o The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans. The effect of mortgage pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the total mortgage pool balance. See "Description of the Mortgage Pool--General," "--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and "Annex B--Structural and Collateral Term Sheet" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

      The table below presents information regarding loan concentration for all mortgage loans in the trust:


                                              Loan Concentration

                                                Aggregate                         % of Initial Loan    % of Initial
                                                 Cut-off         % of Initial        Group No. 1        Loan Group
                                              Date Balance       Pool Balance          Balance         No. 2 Balance
                                              ----------------------------------------------------------------------
Largest Single Mortgage Loan.........
Largest 5 Mortgage Loans.............
Largest 10 Mortgage Loans............
Largest Group of Crossed Loans.......
Largest Related Borrower
   Concentration.....................
Next Largest Related Borrower
   Concentration.....................


      o The Mortgage Pool Will Include Leasehold Mortgaged Properties. _________ mortgaged properties, representing ____% of the initial mortgage pool balance, are secured by a mortgage lien on the related borrower's leasehold interest in all or a material portion of the related mortgaged property, but not by the corresponding fee interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease and potential rental payment increases, lending on a leasehold interest in a property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also "Risk Factors--Ground Leases

            Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus. Each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement.

      o Condominium Ownership May Limit Use of the Property and Decision Making Related to the Property. In the case of the condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium. See "Description of the Trust Assets--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

      o Risks Related to Redevelopment and Renovation at the Mortgaged Properties. Certain of the mortgaged properties are properties which are currently undergoing or are expected to undergo in the future redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related underlying mortgage loan, which could affect the ability of the related borrower to repay the related underlying mortgage loan. In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related underlying mortgage loan.

      o Some of the Mortgaged Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures. Some of the mortgage loans are secured by a mortgage lien on a property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

      o Some of the Mortgaged Properties May Not Comply with the Americans with Disabilities Act of 1990 or Similar Laws. Some of the mortgaged properties securing mortgage loans that we intend to include in the trust may not comply with the Americans with Disabilities Act of 1990 or similar state laws. Compliance, if required, can be expensive. A borrower may be required to comply with other existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws, expenditures of costs associated therewith or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and consequently, its ability to pay its mortgage loan. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.

      o Multiple Mortgaged Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants. __________ separate groups of mortgage loans have borrowers that, in the case of each of those groups, are the same or under common control. The four largest of these other separate groups represent ____%, ____%, ____% and ____%, respectively, of the initial mortgage pool balance. See "Description of the Mortgage Pool--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

            In addition, there are tenants who lease space at more than one mortgaged property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three largest tenants (based on square feet occupied) at each of the mortgaged properties.

            The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged properties securing mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. A bankruptcy proceeding of a borrower or a tenant could materially and adversely affect the ability to liquidate the related mortgaged property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance," "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

      o The Borrower's Form of Entity May Cause Special Risks. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

            o operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

            o individuals that have personal liabilities unrelated to the property.

            However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

            Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

      o Some of the Mortgaged Properties Are Owned by Borrowers That Are Tenants-In-Common. __________ of the mortgage loans, which collectively represent ____% of the initial mortgage pool balance (as identified on Annex A-1 to this prospectus supplement) have borrowers that own the related mortgaged properties as tenants-in-common. Each tenant-in-common borrower is a single purpose entity. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if a tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). If a tenant-in-common exercises its right of partition, the related mortgage loan may be subject to prepayment. In order to reduce the likelihood of a partition action, the tenant-in-common borrowers have (i) covenanted in their loan documents not to commence a partition action and/or (ii) affirmatively waived their right to seek a partition or covenanted not to exercise their right to commence a partition action under their respective tenant-in-common agreements or it is an event of default under the loan documents to seek to partition the mortgaged property. However, there can be no assurance that, if challenged, a waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. The non-SPE tenant-in-common borrowers are not precluded from commencing a partition action under their organizational documents and have not waived their right to seek a partition action under their organizational documents. As such, there is a greater risk of prepayment as a result of a partition.

            In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases. With respect to each of the tenant-in-common loans, the loan documents provide that the portion of the loan attributable to each tenant-in-common interest that files for bankruptcy protection (or the entire outstanding loan balance) will become full recourse to such tenant-in-common borrower, and its owner or guarantor, if such tenant-in-common borrower files for bankruptcy. In the event a mortgage loan is cross-collateralized and cross defaulted with a mortgage loan to tenant-in-common borrowers, the tenant-in-common concerns discussed above may impact the benefits of the cross-collateralization agreement.

      o Some of the Mortgaged Properties Are or May Be Encumbered by Additional Debt. Certain mortgaged properties that secure mortgage loans that we intend to include in the trust are or may in the future be encumbered by subordinate debt. [_________] of the mortgage loans, representing [__]% of the initial mortgage pool balance, are secured by mortgaged properties that also secure other mortgage loans in a split loan structure, which other mortgage loans (also referred to as companion loans) are either subordinate or pari passu to the mortgage loans included in the mortgage pool. The mortgage loans in each split loan structure are cross defaulted with each other. See "Description of the Mortgage Pool--Split Loan Structure," and "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage--[___________]" in this prospectus supplement for a discussion of subordinate and pari passu companion loans. See also, "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

      The existence of secured subordinate indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged property. Any or all of the following may result from the existence of secured subordinate indebtedness on a mortgaged property:

            o refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

            o reduced cash flow could result in deferred maintenance at the particular property;

            o borrower may have difficulty servicing and repaying multiple loans;

            o if the holder of the other debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular property could be delayed; and

            o if the mortgaged property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

            The holder of a subordinate companion note may in the future be an affiliate of the borrower; however, the related co-lender agreement will provide that such holder will not be entitled to advise or direct the special servicer.

            Other loans may have secured subordinate debt as described under "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

            In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower.

      o The Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt. Certain borrowers or affiliates of borrowers under certain mortgage loans we intend to include in the trust have pledged or may in the future pledge their interest in the borrower as security for a loan. The mortgage loan sellers have informed us that with respect to ____ mortgage loans that we intend to include in the trust, representing ____% of the initial mortgage pool balance, certain equity owners of the related borrower have pledged, or are permitted pursuant to the related loan documents to pledge, its interest in the related borrower as security for a mezzanine loan. See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

            In general, with respect to the equity pledges described above, the related mezzanine lender has (or, with respect to a future mezzanine loan, that mezzanine lender may have) the option to purchase the mortgage loan if (i) an acceleration of the mortgage loan has occurred, (ii) certain enforcement actions in respect of the related mortgage loan, such as a foreclosure, have been commenced or (iii) the mortgage loan becomes a specially serviced mortgage loan. The purchase price must generally be at least equal to the outstanding principal balance of the mortgage loan together with accrued and unpaid interest thereon and other amounts due on the mortgage loan, but in some cases, may exclude any yield maintenance premium, default interest and/or late charges that would have otherwise been payable by the related borrower and, in some cases, may not include a liquidation fee that may be payable by the trust.

            The related mezzanine lender may also have the right to receive notice from the related mortgagee of any borrower default and the right to cure that default after or prior to the expiration of the related borrower's cure period or in some cases for a period extending beyond the related borrower's cure period. The mezzanine lender generally will have a specified period of time, set forth in the related intercreditor agreement, to cure any default. The mezzanine lender may be prohibited from curing monetary defaults for longer than a specified number of months or be subject to other requirements. Before the lapse of a mezzanine lender's cure period, neither the master servicer nor the special servicer may foreclose on the related mortgaged property or exercise any other remedies with respect to the mortgaged property.

            While a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to these mortgage loans, the relative rights of the mortgagee and the related mezzanine lender are set forth in an intercreditor agreement, which generally provides that the rights of the mezzanine lender (including the right to payment) are subordinate to the rights of the mortgage loan lender against the mortgage loan borrower and mortgaged property. See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" and "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans."

            The mezzanine debt holder with respect to any mezzanine debt and any future mezzanine debt may in the future be an affiliate of the borrower. Therefore, the interests of the mezzanine debt holder may conflict with your interests.

            The existence of mezzanine indebtedness may result in reduced cash flow to the related borrowers (after payments of debt service on the mortgage loan and the mezzanine loan), which in turn could result in the deferral of expenditures for property maintenance and/or increase the likelihood of a borrower bankruptcy. See "Risk Factors--Subordinate or Mezzanine Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus. In a bankruptcy proceeding, the trust would face certain limitations, and the holders of mezzanine indebtedness would likely contest any attempt to foreclose on the related property or properties. See, generally, "Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

            In addition, the borrowers under certain mortgage loans are permitted to pledge direct interests in themselves or issue preferred equity or debt granting similar rights as preferred equity so long as confirmation has been received from each rating agency that the debt would not result in the downgrade, withdrawal or qualification of the then-current ratings of the certificates. See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

            See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

      o The Mortgaged Properties that Secure [__] Mortgage Loans also Secure Another Mortgage Loan that Is Not in the Trust and the Interests of the Holders of those Other Mortgage Loans May Conflict with Your Interests. [_____] mortgage loans, representing [___]% of the initial mortgage pool balance, are each part of a split loan structure, each comprised of two or more mortgage loans that are secured by a single mortgage instrument on the same mortgaged property. Each of such mortgage loans is subject to a co-lender agreement or intercreditor agreement, as applicable, which provides, among other things, that the holder of the mortgage loans that are not included in the trust (whether subordinate or pari passu in right of payment with the mortgage loan included in the trust) may have certain rights (i) to advise, consult or consent with the special servicer with respect to various servicing matters affecting all of the mortgage loans in the split loan structure and/or (ii) replace the special servicer with respect to the mortgage loans in the split loan structure. See "Description of the Mortgage Pool--Split Loan Structure" and "Servicing Under the Pooling and Servicing Agreement--The Directing Holders" in this prospectus supplement. The holders of the mortgage loans that are not included in the trust may have interests that conflict with your interests. See "--Conflicts of Interest" below.

      o Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class [_______] certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own any other class of offered certificates with a shorter weighted average life, such as the class [____] certificates. This is so because the longer mortgage loans are outstanding in a mortgage pool the greater the chances are that a borrower in such mortgage pool will default or prepay a mortgage loan. Such default or prepayment will in turn increase the concentration of all other borrowers, or other loans or property characteristics and therefore a certificate with a longer weighted average life is more likely to be exposed to such increased concentrations. See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

      o Lending on Income-Producing Real Properties Entails Environmental Risks. The trust could become liable for a material adverse environmental condition at any of the mortgaged properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

      With respect to each of the mortgaged properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a Phase I environmental site assessment or updated a previously conducted Phase I environmental site assessment. In the case of ____ mortgaged properties, securing ____% of the initial mortgage pool balance, all of the environmental assessments were completed during the 12-month period ending on the cut-off date. To the extent that any Phase I environmental site assessment recommended a Phase II environmental site assessment or other follow-up measures, such Phase II or other follow-up was performed. Phase II investigation typically consists of sampling and/or testing.

      If the environmental assessments identified the presence of material amounts of asbestos-containing materials, lead-based paint and/or radon, the environmental consultant generally recommended, and the related loan documents generally required the establishment of, or there was generally implemented, an operation and maintenance plan or the implementation of a remediation program to address the issue. The presence of such materials could result in a claim for damages.

      If the environmental assessments identified potential problems at properties adjacent or otherwise near to the related mortgaged properties, the related borrower was generally required to monitor the environmental condition and/or to carry out additional testing, or obtain confirmation that a third party is the responsible party. To the extent a third party "responsible party" was identified, generally the borrower will not be required to take any action regarding potential problems at an adjacent or nearby property.

      In other cases, the environmental testing identified problems at certain of the mortgaged properties. In these cases, unless a state funded program was identified as a source of funding for remediation costs or the related borrower received a "no further action" letter from the relevant governmental department, the related borrower was required to do one or more of the following:

      o take remedial action if no third party was identified as being responsible for the remediation;

      o deposit a cash reserve in an amount generally equal to 100% to 125% of the estimated cost of the remediation;

      o monitor the environmental condition and/or carry out additional testing; and/or

      o obtain an environmental insurance policy (which may contain specific coverage limits and deductibles and which may not be sufficient to cover all losses resulting from certain environmental conditions).

      In a few cases where a responsible party, other than the related borrower, had been identified with respect to a potential adverse environmental condition at a mortgaged property securing a mortgage loan that we intend to include in the trust, the environmental consultant did not recommend that any action be taken by the related borrower. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

      Furthermore, any particular environmental assessment may not have tested for or revealed all potentially adverse conditions and there may be material environmental liabilities of which we are not aware. For example, testing for lead-based paint, lead in drinking water and radon was done only if the originating lender determined or the environmental consultant recommended that the use, age and condition of the subject property warranted that testing. There can be no assurance that--

      o the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

      o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

      o any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action; or

      o     the required environmental insurance policy will be obtained.

      Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

      See "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement and "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

      The following is a list of environmental issues at certain mortgaged properties that may affect the value and operation of that property:

      [ADD DESCRIPTION OF MATERIAL ENVIRONMENTAL CONDITIONS]

      Property Inspectors May Not Adequately Identify Property Conditions and Such Conditions Could Result in Loss to Certificateholders. In connection with the origination of each mortgage loan, engineering firms inspected each mortgaged property securing all of the mortgage loans that we intend to include in the trust, to assess--

      o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

      o the general condition of the site, buildings and other improvements located at each mortgaged property.

      The mortgaged properties were inspected during the 12-month period preceding the cut-off date. In some cases, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In those cases, the related originator generally required the related borrower to fund reserves, obtain a guaranty from the parent or sponsor or deliver letters of credit or other instruments, to cover these costs.

      There can be no assurance that the above-referenced inspections identified all risks related to property conditions at the mortgaged properties securing the mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the mortgaged properties since that inspection.

      Limitations Related to Multi-Property Mortgage Loans. The mortgage pool will include mortgage loans that are secured by multiple mortgaged properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan with multiple properties is to reduce the risk of default or ultimate loss on such mortgage loan or mortgage loans as a result of an inability of any particular mortgaged property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

      o the release of one or more of the mortgaged properties from the related mortgage lien, and/or

      o a full or partial termination of the applicable cross-collateralization,

            in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Terms and Conditions of the Trust Mortgage Loans" and "--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

      When multiple properties secure an individual mortgage loan, the amount of the mortgage encumbering any particular one of those mortgaged properties may be less than the full amount of that individual mortgage loan, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the mortgaged property will be available to offset declines in value of the other properties securing the same mortgage loan.

      _____ multi-property mortgage loans identified on Annex A-1 to this prospectus supplement as ___________, representing ____% of the initial mortgage pool balance, are secured by mortgaged properties located in two or more states. Upon a default under these mortgage loans, it may not be possible to foreclose on the related mortgaged properties simultaneously because foreclosure actions are brought in state or local court and the courts of one state cannot exercise jurisdiction over property in another state.

      Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those properties.

      No Reunderwriting of the Mortgage Loans. We have not re-underwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, the [applicable] mortgage loan seller's obligation to repurchase or cure a mortgage loan or substitute a mortgaged property with respect to a mortgage loan secured by a portfolio of mortgaged properties in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the [applicable] mortgage loan seller will be able to repurchase a mortgage loan or substitute a mortgaged property if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties" and "--Cures and Repurchases" in this prospectus supplement.

      Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject REMIC I to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 200[_]-[__] certificates. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution with respect to the series 200[_]-[__] certificates.

      Tax Considerations Relating to Property in [_____]. [Add disclosure relating to properties in other jurisdictions]

     Prior Bankruptcies. [ADD DESCRIPTION OF MATERIAL BANKRUPTCIES] We are [not] aware of any [other] mortgage loans that we intend to include in the trust as to which a direct principal of the related borrower was a party to a bankruptcy proceeding. However, there can be no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See "Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus. In addition, certain tenants at some of the mortgaged properties may have been, may currently be or in the future may become a party to a bankruptcy proceeding, as discussed above under "--____% of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Retail or Office Properties."

      Litigation and Other Matters Affecting the Mortgaged Properties or Borrowers. There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation will not have a material adverse effect on your investment.

      Impact Of Current Events On Financial Markets. The impact of recent domestic and international events involving the United States, such as Hurricanes Katrina, Rita and Wilma, the war in Iraq and terrorist attacks, is uncertain. These events could lead to general economic downturn, including a reduction in travel and personal spending, increased oil prices, loss of jobs and an overall weakened investor confidence. Among other things, reduced investor confidence may result in substantial volatility in securities markets and a decline in real estate-related investments.

      Furthermore, it is uncertain what effects the recent hurricanes or future terrorist activities and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged properties that secure the mortgage loans included in the trust; and/or (e) insurance costs and the availability of insurance coverage for hurricane related losses and terrorist acts.

      As a result of the foregoing, defaults on commercial real estate loans could increase, and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates," "--The Market Value of Your Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" in the accompanying prospectus.

            Conflicts of Interest

      General. The potential for various conflicts of interest exists with respect to the offered certificates, including conflicts of interest among certain of the borrowers, the holders of the loans in a split loan structure, the property or asset managers, the depositor, the sponsor, __________ and __________, in their capacity as co-lead underwriters, and the master servicer, the special servicer and the primary servicer, who may purchase some of the non-offered certificates.

      Conflicts of Interest May Arise Between the Trust and the Mortgage Loan Sellers or their Affiliates that Engage in the Acquisition, Development, Operation, Financing and Disposition of Real Estate. Conflicts may arise because the mortgage loan sellers or their affiliates intend to continue to actively acquire, develop, operate, finance or dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance mortgage loans secured by properties, including the mortgaged properties or properties that are in the same markets as the mortgaged properties. In such case, the interests of those affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the value of the mortgaged properties and therefore the amount and, particularly in the case of a refinancing or sale of a mortgaged property, timing of distributions with respect to the offered certificates.

      Additionally, certain of the mortgage loans that we intend to include in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

      The Special Servicer and the Primary Servicer May Experience Certain Conflicts of Interest. The holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder, and also has the right to direct or advise the special servicer with respect to various servicing matters. It is anticipated that the special servicer or an affiliate thereof will be the holder of such non-offered certificates.

      The special servicer is an affiliate of the depositor and of the sponsor. This could cause a conflict between the special servicer's duty to the trust under the pooling and servicing agreement and its interests in such other capacity. In addition, CWCapital LLC will be the primary servicer with respect the mortgage loans that it will sell to us. This could cause a conflict between such primary servicer's duty to the trust under the pooling and servicing agreement (and the applicable primary servicing agreement) and its interests in such other capacity. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by a servicer or any of their affiliates. See "Servicing Under the Pooling and Servicing Agreement--General" in this prospectus supplement.

      Conflicts Between the Directing Holder and Other Certificateholders. With respect to each mortgage loan, the directing holder will be one of

      o the holder of certificates representing a majority interest in a designated controlling class of the series 200[_]-[__] certificates,

      o     the holder of the applicable subordinate non-trust mortgage loan or

      o the holder of one or more pari passu mortgage loans (or if such pari passu mortgage loans are assets in a securitization, the holder of certificates representing a majority interest in a designated controlling class of such securitization). See "Servicing Under the Pooling and Servicing Agreement--The Directing Holders." The directing holder will generally have the right, subject to certain limitations described in this prospectus supplement, to direct certain actions of the special servicer with respect to the mortgage loans. In addition, the special servicer generally may be removed and replaced by the directing holder, although in some cases the special servicer may only be removed for cause. See "Servicing Under the Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement. The directing holder may have interests that differ from those of the holders of the series 200[_]-[__] certificates (if the directing holder is a holder of a companion loan) or from the holders of other classes of the series 200[_]-[__] certificates (if the directing holder is the majority holder of the controlling class) and as a result may direct the special servicer to take actions that conflict with the interest of certain classes of the offered certificates. The directing holder will have no duty or liability to any other certificateholder.

      Conflicts of Interest May Arise In Connection with the Servicing of the Non-Serviced Mortgage Loans. The mortgage loan secured by the related mortgaged properties identified on Annex A-1 to this prospectus supplement as [____________] is pari passu with [_________] companion loans that are not assets of the trust. The [__________] mortgage loan will be serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which the series 200[_]-[__] certificates are issued. The master servicer and the special servicer that are parties to those pooling and servicing agreements will service those mortgage loans according to the servicing standard provided for in the related separate pooling and servicing agreement. As a result, you will have less control over the servicing of this mortgage loan than you would if they were being serviced by the master servicer and the special server under the pooling and servicing agreement for this transaction. See "Servicing Under the Pooling and Servicing Agreement--Servicing of the Non-Serviced Loan Combination" in this prospectus supplement.

      Holders of certain interests in the non-serviced loan combinations will have certain rights to remove the special servicer under the controlling pooling and servicing agreement and appoint a successor special servicer with respect to such mortgage loans. The parties with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of series 200[_]-[__] certificates. In addition, they do not have any duties to the holders of any class of certificates, and may act solely in their own interests, without any liability to any certificateholders. No certificateholder may take any action against the majority certificateholder of the controlling class, the holders of companion loans or any other parties for having acted solely in their respective interests. See "Description of the Mortgage Pool--Split Loan Structure" in this prospectus supplement.

      With respect to the non-serviced loan combination, holders of pari passu companion loans and the related controlling class of certificateholders of any trust or operating advisors appointed by them may have certain rights to direct or advise the special servicer with respect to certain servicing matters. The interests of any of these holders or controlling class of certificateholders or operating advisors may also conflict with those of the holders of the controlling class or the interests of the holders of the offered certificates. As a result, approvals to proposed servicer actions may not be granted in all instances thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests. See "Description of the Mortgage Pool--Split Loan Structure" in this prospectus supplement.

      The ___________special servicer may be removed as special servicer for the [__________] loan combination at any time, by the controlling class of the __________ trust who will appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the series __________ certificates and series __________ certificates.

      Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged properties because:

      o A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

      o the property managers also may manage additional properties, including properties that may compete with those mortgaged properties; or

      o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged properties.

      Conflicts Where a Borrower or its Affiliate is a Tenant at the Mortgaged Property. With respect to mortgage loans where the borrower or an affiliate is a tenant at the mortgaged property, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. There can be no assurance that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases, this affiliated tenant is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. There can be no assurance that the space "leased" by this borrower affiliate will eventually be occupied by third party tenants.

      Other Conflicts. Each of CWCapital LLC ([one of] of the sponsors and a primary servicer), the depositor and CWCapital Asset Management LLC, the special servicer is a wholly owned subsidiary of CW Financial Services LLC. In addition, each of such parties and the anticipated holder of certificates representing a majority interest in the controlling class of the series 200[_]-[__] certificate is an indirectly wholly-owned subsidiary of Cadim Inc. [If applicable, provide the information required by Item 1119(b) of Regulation AB with respect to business relationships, etc. outside the ordinary course of business or not on arm's length basis between the [sponsor] [depositor] [issuing entity] and nay of the other parties listed in the preceding sentence or their affiliates that exist currently or existed within the past two years, if material to an understanding of the certificates.] [If applicable, provide the information specified in Item 1119(c) of Regulation AB regarding specific relationships relating to the transaction or the mortgage loans between the [sponsor] [depositor] [issuing entity] and any of the other parties listed above or their affiliates that exist currently or existed within the past two years, if material.]

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

      From time to time we use capitalized terms in this prospectus supplement, including in Annexes A and B to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

      This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

            THE SPONSOR[S], MORTGAGE LOAN SELLER[S] AND ORIGINATOR[S]

      CWCapital LLC ("CW") is a sponsor of this securitization transaction. CW was organized in [___] in the State of Massachusetts. CW is an indirect majority owned subsidiary of Caisse de depot et placement du Quebec (the "Caisse") and a wholly owned subsidiary of CW Financial Services LLC. CW is also one of our affiliates. The principal offices of CW are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494.

      For more information regarding CW and its securitization program, see "CWCapital LLC" in the prospectus.

      [If applicable, add disclosure required by Item 1104 of Regulation AB with respect to any other sponsors.]

      [______ and _____ are also acting as mortgage loan sellers in this transaction. Each mortgage loan seller or its affiliate originated the loans as to which it is acting as mortgage loan seller[; except that ___% of the loans as to which ___ is acting as mortgage loan seller were originated by ___ and acquired from __ by such mortgage loan seller.] CW [and ____ each] originated more than 10% of the mortgage loans in the trust fund.

      For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), although [__] mortgage loans (the "CWCapital Mortgage Loans") representing [__]% of the mortgage pool were sold to the depositor by CWCapital Mortgage Securities I LLC, CWCapital Mortgage Securities II LLC or CWCapital Mortgage Securities III LLC and subsequently sold to the trust, all references to "mortgage loan seller" or "seller" with respect to such mortgage loans refer or will be deemed to refer to CWCapital LLC. Prior to this securitization, those mortgage loans were originated and closed by CWCapital LLC and subsequently sold by CWCapital LLC to CWCapital Mortgage Securities I LLC, CWCapital Mortgage Securities II LLC or CWCapital Mortgage Securities III LLC. The representations and warranties made by CWCapital LLC in connection with the sale of these mortgage loans to CWCapital Mortgage Securities I LLC, CWCapital Mortgage Securities II LLC or CWCapital Mortgage Securities III LLC, as applicable, will be separately made to the depositor by CWCapital LLC and the sole recourse to cure a material document defect or a material breach in respect of such mortgage loans or to repurchase or replace any of those mortgage loans, if defective, will be solely against CWCapital LLC.

     [For originators, other than the sponsors, that originated more than 20% of the of the pool assets add disclosure required by Item 1110 of Regulation AB, to the extent not covered above]

                                  THE DEPOSITOR

      We are CWCapital Commercial Funding Corp., the depositor of this securitization transaction. We are an indirect majority owned subsidiary of the Caisse and a wholly owned subsidiary of CW Financial Services LLC. Our principal executive offices are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. Its telephone number is (787) 707-9300.

      We do not have, nor are we expected in the future to have, any significant assets.

      Since our formation in [___], we have acted as depositor with respect to [__] securitization transactions, in an aggregate amount of $[__________]. CW has acted as sponsor of [__] of such transactions.

      We do not engage in any business operations other than securitizing mortgage assets and related activities.

      We have minimal ongoing duties with respect to the certificates and the underlying mortgage loans. Our duties pursuant to the pooling and servicing agreement include, without limitation, the duty

      o to keep in full force our existence, rights and franchises (subject to our right to merge, consolidate or sell substantially all of our assets, so long as we obtain written confirmation from each of the rating agencies that the successor depositor entity will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned to any class of certificates);

      o to appoint a successor trustee in the event of the resignation or removal of the trustee;

      o to provide the trustee with a copy of any private placement memorandum used by us or an affiliate in connection with the resale of any certificates that have been privately offered;

      o to provide information in its possession to the trustee to the extent necessary to perform REMIC tax administration

      o to notify the trustee of certain events that might require reporting under the Exchange Act and to sign any Annual Report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the trust.

      We are required under the underwriting agreement to indemnify the Underwriters for certain securities law liabilities.

                               THE ISSUING ENTITY

      The issuing entity for the certificates will be CWCapital Commercial Mortgage Trust 20[_]-[__]. The trust is a New York common law trust that will be formed on the issue date pursuant to the pooling and servicing agreement. The only activities that the trust may perform are those set forth in the pooling and servicing agreement, which are generally limited to owning and administering the underlying mortgage loans and any REO Property, disposing of defaulted underlying mortgage loans and REO Property, issuing the certificates and making distributions and providing reports to certificateholders. Accordingly, the trust may not issue securities other than the certificates, or invest in securities, other than investment of funds in the collection account and other accounts maintained under the pooling and servicing agreement in certain short-term high-quality investments. The trust may not lend or borrow money, except that the master servicer (or, if the master servicer fails to do so, the trustee) may make advances of delinquent monthly debt service payments and servicing advances to the trust, but only to the extent such party deems such advances to be recoverable from the related mortgage loan; such advances are intended to be in the nature of a liquidity, rather than a credit, facility. The pooling and servicing agreement may be amended as set forth in the prospectus under "Description of the Governing Documents--Amendment." The trust administers the underlying mortgage loans through the master servicer and special servicer. A discussion of the duties of the master servicer and special servicer, including any discretionary activities performed by each of them, is set forth herein under "Servicing Under the Pooling and Servicing Agreement."

      The only assets of the trust other than the underlying mortgage loans and any REO Properties are the collection accounts and other accounts maintained pursuant to the pooling and servicing agreement and the short-term investments in which funds in the custodial account and other accounts are invested. The trust has no present liabilities, but has potential liability relating to ownership of the underlying mortgage loans and any REO Properties, and indemnity obligations to the trustee, master servicer and special servicer. The fiscal year of the trust is the calendar year. The Trust has no executive officers or board of directors. It acts through the trustee, master servicer and special servicer.

      We are contributing the underlying mortgage loans to the trust. We are purchasing the underlying mortgage loans from the Mortgage Loan Seller(s), as described herein under "Description of the Mortgage Pool--Representations and Warranties."

      Expenses related to the selection and acquisition of the underlying mortgage loans in the amount of $_____ will be paid from the proceeds of the offering of the certificates. Expenses payable to us, the Sponsor, the master servicer, the special servicer, loan originators and the trustee from the offering proceeds are set forth in the table below.

         Nature of Expense         Amount           Payable To
         -----------------   -----------------   -----------------





      Since the trust fund is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust." In addition, in connection with the sale of the underlying mortgage loans from [the Sponsor] [each seller] to us and from us to the trust, legal opinions are required to be rendered to the effect that:

      1. If the sponsor [such seller] were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the underlying mortgage loans and payments thereunder and proceeds thereof are not property of the estate of [the sponsor] [such seller] under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving [the sponsor] [such seller] is not applicable to payments on the certificates.

      2. If we were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the underlying mortgage loans, and payments thereunder and proceeds thereof are not property of our estate under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of our bankruptcy case is not applicable to payments on the certificates.

      Such legal opinions are based on numerous assumptions, and we make no assurance that all or any of such assumed facts are true, or will continue to be true. Moreover, we make no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although we have been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from [the sponsor] [each seller] to us and from us to the trust has been structured as a sale, we make no assurance that we will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that we or the trust is deemed to be a creditor of [the sponsor] [the related seller] rather than an owner of the underlying mortgage loans.

                                  THE SERVICERS

General

      The parties primarily responsible for servicing the underlying mortgage loans include the master servicer and the special servicer. The obligations of the master servicer and the special servicer are set forth in the pooling and servicing agreement, and are described under "Servicing Under The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" in the base prospectus. In addition, as permitted under the pooling and servicing agreement, the master servicer and/or special servicer may delegate their respective servicing obligations to one or more sub-servicers. In particular, the master servicer has informed us that CWCapital LLC, a sponsor of this securitization and one of our affiliates, will act as primary servicer with respect to the mortgage loans originated by it. [In addition, with respect to most of the mortgage loans (excluding the mortgage loans originated by CWCapital
LLC), the master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions. However, with respect to certain mortgage loans or groups of underlying mortgage loans, in each case aggregating less than 10% of the Initial Mortgage Pool Balance, the master servicer has engaged or will engage a sub-servicer, and the master servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool.] [See "Servicing Under The Pooling and Servicing Agreement--Sub-Servicers" below in this prospectus supplement.]

The Master Servicer

      [Name of master servicer] ("[_____]") will be the master servicer under the pooling and servicing agreement. The master servicer is a [insert entity type and jurisdiction of organization] [and a wholly owned subsidiary of ____]. The principal offices of the master servicer are located at [___________], and its telephone number is [___________]. The table below sets forth information about [______]'s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:


Commercial and Multifamily Mortgage Loans   As of December 31, 2003   As of December 31, 2004   As of December 31, 2005
-----------------------------------------------------------------------------------------------------------------------
By Approximate Number                               [_____]                  [_____]                  [_____]
By Approximate Aggregate Unpaid
   Principal Balance (in Billions)                 $[_____]                 $[_____]                 $[_____]


      Within this portfolio, as of [______], are approximately [______] commercial and multifamily mortgage loans with an unpaid principal balance of approximately $[______] billion related to commercial mortgage-backed securities.

      The table below sets forth information regarding the aggregate amount of principal and interest advances and property protection advances (i) made by [______] on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by [______] and (ii) outstanding as of the dates indicated:


                             Securitized Master Serviced    Outstanding Advances (P&I     Outstanding Advances as %
           Date                   Portfolio (UPB)*                  and PPA)*                       of UPB
-------------------------------------------------------------------------------------------------------------------
December 31, [___]                  $[_____]                        $[_____]                        [_____]%
December 31, [___]                  $[_____]                        $[_____]                        [_____]%
December 31, [___]                  $[_____]                        $[_____]                        [_____]%


* "UPB" means unpaid principal balance, "P&I" means principal and interest advances and "PPA" means property protection advances.

      Certain of the duties of the master servicer and the provisions of the pooling and servicing agreement are set forth in this prospectus supplement under "Servicing Under the Pooling and Servicing Agreement." The manner in which collections on the underlying mortgage loans are to be maintained is described herein under "Servicing Under the Pooling and Servicing Agreement--Custodial Account." The advance obligations of the master servicer are described herein under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments." Certain limitations on the master servicer's liability under the pooling and servicing agreement are described in the accompanying prospectus under Description of the Governing Documents - Matters Regarding the Master Servicer, the Special Servicer, The Manager and Us." Certain terms of the pooling and servicing agreement regarding the master servicer's removal, replacement, resignation or transfer are described herein under "Servicing Under the Pooling and Servicing Agreement --Events of Default," "--Rights Upon Events of Default" and in the accompanying prospectus under "Description of the Governing Documents -- Matters Regarding the Master Servicer, the Special Servicer and Us."

      The master servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, its assets may compete with the mortgaged real properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

      [______] is rated by [______] and [______] as a primary servicer and master servicer. [______]'s ratings by each of these agencies is outlined below:

                                    Fitch             S&P
                                    -----            -----
Primary Servicer                    [___]            [___]
Master Servicer                     [___]            [___]

      The short-term debt ratings of [______] are [______] by [______], [______]
by [______] and [______] by [------].

      In addition to servicing loans for securitized commercial mortgages, [______] also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by [______] and sold to a variety of investors.

      [[______]'s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in [______]'s policies and procedures are [________]]

      [________] will [not] have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, [______] may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent [______] performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

      [________________ is the holding company for _________. ________________
files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.]

      [Add disclosure required by Item 1108 of Regulation AB with respect to master servicer, to the extent not covered above.]

      The information set forth in this prospectus supplement concerning the master servicer has been provided by the master servicer.

Primary Servicer[s]

      CW will be the primary servicer for all of the mortgage loans originated or acquired by CW that are included in the trust, and will perform its duties as primary servicer pursuant to a primary servicing agreement entered into with the master servicer. The primary servicing agreement will require CWCapital to perform its obligations under the primary servicing agreement in a manner which is generally consistent with the pooling and servicing agreement. The principal servicing offices of CWCapital are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. See "The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]" in this prospectus supplement and "CWCapital LLC" in the prospectus for additional information regarding CW.

      CW has been servicing loans since 1986. As of September 30, 2005, CW was responsible for servicing approximately 877 commercial and multifamily mortgage loans, totaling approximately $5.51 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. The properties securing these loans include multifamily, office, retail, and hospitality, industrial and other types of income-producing properties.

      The following tables provide, in the aggregate and by asset type, the number of commercial mortgage loans serviced by CW as primary servicer and the aggregate outstanding principal balances of these loans as of September 30, 2005 and the end of the preceding two calendar years.


             Servicing Volumes for CWCapital LLC as Primary Servicer

                                                December 31, 2003   December 31, 2004   September 30, 2005
                                                -----------------   -----------------   ------------------
Number of Loans Serviced.....................            802                 804                  844
Aggregate Outstanding Principal Balance
   ($ in millions)...........................           4562                4823                 5455


      Servicing Volumes by Asset Type for CWCapital LLC as Primary Servicer

                                             December 31, 2003         December 31, 2004         September 30, 2005
                                            ---------------------     ---------------------    ----------------------
                                            Number of    AOPB* ($     Number of    AOPB* ($    Number of    AOPB* ($
                                            Loans          in         Loans          in        Loans          in
       Asset Type                           Servicer     millions)    Servicer     millions)   Servicer    millions)
---------------------------------------------------------------------------------------------------------------------
Number of Loans Serviced
   Aggregate Outstanding
   Principal Balance ($ in
   millions)                                   802          4561.1       804          4822.9       844         5454.6
Retail                                          71           453.6        67           456.2        87          575.8
Office                                          47           332.6        59           429.6        79          894.8
Multifamily                                    396          2058.3       395          2196         386         2130.6
Industrial                                      17           125.2        16           123.1        29          266.8
Hospitality                                     36           262.4        38           328.5        37          306.7
Other                                          235          1329.4       229          1289.3       226         1279.7
Total                                          802          4561.6        804         4822.9        844        5454.6


------------
*    Aggregate Outstanding Principal Balance

      CW has made certain changes to its servicing policies and procedures during the past three years including, but not limited to, the addition of (i) a lock-box system for processing payments, (ii) an insurance and risk-management division, (iii) a website where mortgage loan borrowers can access information regarding their mortgage loans and (iv) a disaster recovery site.

      Under the primary servicing agreement, CW, as primary servicer with respect to all mortgage loans in the trust that were originated or acquired by it, will perform substantially all of the servicing duties of the master servicer described under "Servicing Under The Pooling and Servicing Agreement" in this prospectus supplement with respect to such mortgage loans, except for advancing and remitting funds to the trustee.

      Payments received by CW with respect to the mortgage loans are required to be deposited into a segregated custodial account, and are not commingled with funds relating to any mortgage loans that are not included in the trust.

      [CW does not have any custodial responsibility with respect to the mortgage loans included in the trust.] [Specify any documents held by CW.]

      In consideration of the performance of its servicing obligations, CW, as primary servicer, will be paid a servicing fee, which is included in the administration fee rate for the applicable mortgage loans as set forth on Annex A-1. In addition, CW will be entitled to the additional compensation described under "Servicing and Other

Compensation and Payment of Expenses - [Additional Master Servicing Compensation]" with respect to the mortgage loans that it services.

      The primary servicing agreement provides that CW may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or the parties otherwise agree.

      [In addition, unless an event of default under the primary servicing agreement occurs or the pooling and servicing agreement is terminated, the primary servicing agreement will remain in full force and effect until all of the mortgage loans serviced by CW are repaid, repurchased or liquidated or the related mortgaged properties become REO property. Events of default under the primary servicing agreement will include, but are not limited to:

      o the occurrence of an event of default by the master servicer under the pooling and servicing agreement which occurs as a direct result of the failure of CW to perform its obligations under the primary servicing agreement,

      o the failure of the CW to perform in any material respect its obligations under the primary servicing agreement which is not cured within the period set forth in the primary servicing agreement,

      o a breach by CW of any representation or warranty contained in the primary servicing agreement which materially and adversely affects the interests of any class of certificates which is not cured within the period set forth in the primary servicing agreement,

      o the failure by CWCapital to remit to the master servicer amounts required to be deposited into the certificate account of any other amounts required to be remitted under the primary servicing agreement, or the failure by CW to deliver reports to the master servicer as required by the primary servicing agreement, and

      o     certain events of bankruptcy or insolvency involving CW.]

      [Upon the occurrence and continuance of an event of default by CW under the primary servicing agreement, the master servicer may (but is not required to) terminate the rights and obligations of CW under the primary servicing agreement. The master servicer is also authorized under the primary servicing agreement to waive any event of default under the primary servicing agreement. If the master servicer terminates CW as primary servicer under the primary servicing agreement or the parties otherwise agree to terminate the primary servicing agreement, the master servicer will be required to itself perform its servicing responsibilities under the pooling and servicing agreement until a new primary servicer, if any, is appointed.]

      Any successor primary servicer is required to transact business in the states in which the related mortgaged properties are located, if required by applicable law.

      Under the primary servicing agreement, CW will indemnify the master servicer with respect to the performance of its duties as primary servicer, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence by the master servicer in the performance of its duties thereunder or the master servicer's negligent disregard of obligations and duties thereunder. The primary servicing agreement will provide that the liability of the primary servicer to the master servicer will be subject to limitations that are substantially similar to the limitations described under "Description of the Governing Documents--Matters Regarding The Master Servicer, The Special Servicer, The Manager And Us."

      [Add disclosure required by Section 1108 of Regulation AB with respect to any other primary servicer.]

[Affiliated Sub-Servicers

      Each of the following entities will be or is expected to be a sub servicer of mortgage loans and is affiliated with us, one of the sponsors, one of the [other] mortgage loan sellers or one of the underwriters:

                                                  % of Initial
     Sub Servicer   Number of Mortgage Loans   Mortgage Pool Balance   Affiliate
     ---------------------------------------------------------------------------
1.
2.
3.
4.

      The master servicer will pay the fees of each sub-servicer.

      [Add disclosure required by Item 1108 of Regulation AB]]

[Significant Sub-Servicers

      Each of the following entities will be or is expected to be a sub servicer of 10% or more of the initial aggregate principal balance of the mortgage loans:

                                                   % of Initial
      Sub Servicer   Number of Mortgage Loans   Mortgage Pool Balance
      ---------------------------------------------------------------
1.
2.
3.
4.

     The master servicer will pay the fees of each sub-servicer.

     [Add disclosure required by Item 1108 of Regulation AB]]

The Special Servicer

      CWCapital Asset Management LLC ("CWCAM"), a Massachusetts limited liability company with its primary special servicing office at 1919 Pennsylvania Avenue N.W. Washington D.C. 20006, will initially be appointed as special servicer under the pooling and servicing agreement. CWCAM or its affiliates are involved in real estate investment, finance and management. CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation's special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. As of November 30, 2005, CWCAM acted as special servicer for approximately $29 billion of commercial real estate assets representing approximately 3,500 mortgage loans and foreclosure properties within 23 commercial mortgage loan securitization transactions. It is anticipated that an affiliate or affiliates of CWCAM may acquire certain of the certificates not offered hereunder and will be the initial majority certificateholder of the controlling class. CWCAM is an affiliate of one of the mortgage loan sellers and, like CWCapital, CWCAM is a wholly owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth.

      No securitization transaction involving commercial mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction of CWCAM as special servicer, including as a result of CWCAM's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

                                   THE TRUSTEE

General

      [Name of trustee] will serve as trustee under the pooling and servicing agreement pursuant to which the series 20[_]-[__] certificates are being issued. The trustee is a [insert entity type and jurisdiction of organization]. As of ___, 200_, the trustee was the named trustee in approximately [__] commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $[___] billion. The corporate trust office of the trustee responsible for administration of the trust is located at ______,
Attention: ___________.

      In its capacity as custodian, [______________] will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement. [______________] provides custodial services on over [_____] residential, commercial and asset-backed securitization transactions and maintains almost [_____] million custodial files in its two vault locations in [______________] and [______________]. [______________]'s two vault locations can maintain a total of approximately [___] million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. [______________] maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodian. [______________] uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. [______________] uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      [______________] and CW are parties to a custodial agreement whereby [______________], for consideration, provides custodial services to CW for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, [______________] is currently providing custodial services for most of the mortgage loans to be sold by CW to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

     [Using information set forth in this offering prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each payment date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer.]

      There are no legal proceedings pending against [______________], or to which any property of [______________] is subject, that is material to the certificateholders, nor does [______________] have actual knowledge of any proceedings of this type contemplated by governmental authorities.

      We, the master servicer, the special servicer and our and their respective affiliates, may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee. In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

      The trustee will at all times be required to be, and will be required to resign if it fails to be,

      o a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the pooling and servicing agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be),

      o an institution insured by the Federal Deposit Insurance Corporation and

      o an institution whose long-term senior unsecured debt is rated "[___]" by [___] and "[___]" by [___] or such other ratings as are acceptable to the rating agencies or has a fiscal agent appointed with such minimum ratings.

      [Disclose information required by Item 1109 of Regulation AB to the extent not covered above.]

      The information set forth in this prospectus supplement concerning the trustee has been provided by the trustee.

Duties of the Trustee

      The trustee will make no representation as to the validity or sufficiency of the pooling and servicing agreement, the offered certificates or any mortgage loan or related document and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the mortgage loans to the trust, or any funds deposited in or withdrawn from a custodial account or any other account by or on behalf of the depositor, the master servicer or the special servicer. The trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the depositor, the master servicer or the special servicer, and accepted by the trustee in good faith, pursuant to the pooling and servicing agreement. The pooling and servicing agreement provides that no provision of such agreement shall be construed to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that if no event of default has occurred and is continuing, the trustee will be required to perform, and will be liable for, only those duties specifically required under the pooling and servicing agreement. Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

Certain Matters Regarding the Trustee

      The fees and normal disbursements of any trustee are required to be borne by the trust fund.

      The pooling and servicing agreement provides that the trustee will not be liable for an error of judgment made in good faith by a responsible officer of the trustee, unless it shall be proved that the trustee was negligent in ascertaining the pertinent facts. In addition, the trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of directing holder, controlling class or holders of certificates entitled to at least 25% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee, under the pooling and servicing agreement. If no event of default shall have occurred and be continuing, the trustee shall not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of certificates entitled to at least 25% of the voting rights; provided, however, that if the payment within a reasonable time to the trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the trustee, not reasonably assured to the trustee by the security afforded to it by the terms of the pooling and servicing agreement, the trustee may require reasonable indemnity from such requesting holders against such expense or liability as a condition to taking any such action.

      The trustee and any director, officer, employee or agent of the trustee, will be entitled to be indemnified for and held harmless by the trust fund, to the extent of amounts held in the custodial account from time to time, for any loss, liability or expense arising out of or incurred by the trustee in connection with the pooling and servicing agreement and the certificates. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the pooling and servicing agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

      The trustee will be entitled to execute any of its trusts or powers under the pooling and servicing agreement or perform any of its duties under the pooling and servicing agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

      The trustee will be permitted at any time to resign from its obligations and duties under the pooling and servicing agreement by giving written notice to us, the master servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, we will be required to promptly appoint a successor trustee acceptable to the master servicer. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

      If at any time a trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, or if the trustee shall fail (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the trustee's reasonable control) to deliver or otherwise make available certain reports and such failure shall continue for five days (other than by reason of the failure of the master servicer or special servicer to timely perform its obligations or other causes beyond the reasonable control of the trustee), we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates entitled to at least 51% of the voting rights may at any time, with or without cause, remove the trustee under the pooling and servicing agreement and appoint a successor trustee.

      Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. [Describe how expenses of removal and replacement will be paid.]

                        DESCRIPTION OF THE MORTGAGE POOL

General

      We intend to include the ___ mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage loans will have an Initial Mortgage Pool Balance as of the cut-off date of $__________. However, the actual initial mortgage loan balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the Mortgage Pool or any other mortgage loans are added to the Mortgage Pool. See "--Changes In Mortgage Pool Characteristics" below.

      For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into a "Loan Group No. 1" and a "Loan Group No. 2." "Loan Group No. 1" will consist of all of the mortgage loans backing the series 200[_]-[__] certificates that are secured by property types other than multifamily and mobile home park[, together with the underlying mortgage loans secured by the Loan Group No. 1 Multifamily Properties identified in the glossary to this prospectus supplement]. Loan Group No. 1 will consist of ______ mortgage loans, with an Initial Loan Group No. 1 Balance of $_______________, representing approximately ___% of the Initial Mortgage Pool Balance. "Loan Group No. 2" will consist of all of the mortgage loans backing the series 200_-C_ certificates that are secured by [multifamily and mobile home park] properties [(other than the Loan Group No. 1 Multifamily Properties identified in the glossary to this prospectus supplement)]. Loan Group No. 2 will consist of ______ mortgage loans, with an Initial Loan Group No. 2 Balance of $_________, representing approximately ___% of the Initial Mortgage Pool Balance.

      The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the Initial Loan Group No. 1 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group No. 1, and the Initial Loan Group No. 2 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group No. 2. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $__________ to $__________, and the average of those cut-off date principal balances is $__________.

      Of the mortgage loans to be included in the trust:

      o [_____] mortgage loans (the "CW Loans"), representing approximately ____% of the Initial Mortgage Pool Balance, were originated or acquired by CWCapital LLC; and

      o     [other Mortgage Loan Sellers].

      Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

      You should consider each of the mortgage loans that we intend to include in the trust to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer, any Mortgage Loan Seller or any other party.

      We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

      o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

      o All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement.

      o If any mortgage loan is secured by multiple mortgaged properties located in more than one state, a portion of the principal balance of that mortgage loan has been allocated to each of those properties.

      o When information with respect to mortgaged properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Loan group No. 1 Balance on the Initial Loan group No. 2 Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans included in the trust or the portions of those balances allocated to such properties. We show the allocated loan amount for each individual mortgaged property securing a multi-property mortgage loan on Annex A-1 to this prospectus supplement.

      o Certain of the mortgage loans included in the trust are secured by properties that also secure another mortgage loan that is not included in the trust, which mortgage loan may be subordinated to or pari passu in right to payment with the mortgage loan included in the trust. See "Description of the Mortgage Pool--Split Loan Structure" and "--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

      o The Initial Mortgage Pool Balance, and all other financial and statistical information provided in this prospectus supplement, unless indicated otherwise, is based on the cut-off date principal balances of the mortgage loans and excludes any subordinate or pari passu mortgage loans.

      o With respect to the mortgage loans that are part of a split loan structure, the underwritten debt service coverage ratio was calculated based on the monthly debt service payment due in respect of the mortgage loan included in the trust fund plus the non trust pari passu mortgage loan(s) in that split loan structure, if any, without regard to the monthly debt service that is due in connection with any subordinate mortgage loan in that split loan structure.

      o With respect to the mortgage loans that are part of a split loan structure, the cut off date principal balance used in the calculation of Cut Off Date Loan to Appraised Value ratio includes the cut off date principal balance of the mortgage loan that has been included in the trust plus any related non trust pari passu mortgage loan, but excludes the principal balance of any subordinate mortgage loan in that split loan structure.

      o Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the Mortgage Pool prior to that date.

            o The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either Loan Group No. 1 or Loan Group No. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of Loan Group No. 1 and Loan Group No. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

      A description of the underwriting standards of each Mortgage Loan Seller [or Originator] is set forth above under "The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]--Underwriting Standards."

Multi-Property Mortgage Loans

      The Mortgage Pool will include ___ mortgage loans, representing ____% of the Initial Mortgage Pool Balance, that are, in each case, individually secured by two or more real properties. In certain cases, in order to minimize the amount of mortgage recording tax due in connection with the transaction, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

Mortgage Loans with Affiliated Borrowers

     The mortgage pool includes ____ separate groups of mortgaged real properties (with a combined Initial Mortgage Pool Balance of at least ___%) that are under common ownership and/or control and that secure two or more mortgage loans that are not cross-collateralized, as identified in the following table:

                                                                 Combined % of
                                              Number of         Initial Mortgage
Loan                                        Mortgage Loans        Pool Balance
--------------------------------------------------------------------------------




Terms and Conditions of the Trust Mortgage Loans

      Due Dates. The following chart identifies the days on which scheduled debt service payments are due with respect to the mortgage loans we intend to include in the trust, subject, in some cases, to a next business day convention:


                                                                 % of Initial      % of Initial Loan    % of Initial
                                              # of Mortgage      Mortgage Pool        Group No. 1      Loan Group No.
      Due Date           Grace Period(1)          Loans             Balance             Balance           2 Balance
---------------------------------------------------------------------------------------------------------------------




(1) As used in this prospectus supplement, "grace period" is the number of days before a payment default is an event of default under the mortgage loan. See Annex A-1 to this prospectus supplement for information on the number of days before late payment charges are due under each mortgage loan.

      Mortgage Rates; Calculations of Interest. Each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.

      The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, the mortgage interest rates for the mortgage loans included in the trust ranged from ____% per annum to ____% per annum, and the weighted average of those mortgage interest rates was ____% per annum.

      None of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

      All of the mortgage loans included in the trust will accrue interest on the basis of the actual number of days elapsed during each one-month accrual period in a year of 360 days.

      Balloon Loans. ___________ of the mortgage loans, representing ____% of the Initial Mortgage Pool Balance, of which ______ mortgage loans are in Loan Group No. 1, representing ___% of the Initial Loan Group No. 1

Balance, and ______ mortgage loans are in Loan Group No. 2, representing ___% of the Initial Loan Group No. 2 Balance, respectively, are each characterized by:

      o an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

      o a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

      __________ of the mortgage loans, representing ____% of the Initial Mortgage Pool Balance, are interest only loans for a certain period, then amortizing.

      __________ of the mortgage loans, representing ____% of the Initial Mortgage Pool Balance, of which ______ mortgage loans are in Loan Group No. 1, representing ___% of the Initial Loan Group No. 1 Balance, and ______ mortgage loans are in Loan Group No. 2, representing ___% of the Initial Loan Group No. 2 Balance, respectively, are interest only loans that provide for a balloon payment being due on their respective stated maturity dates.

      __________ of the mortgage loans, representing ____% of the Initial Mortgage Pool Balance, of which ______ mortgage loans are in Loan Group No. 1, representing ___% of the Initial Loan Group No. 1 Balance, and ______ mortgage loans are in Loan Group No. 2, representing ___% of the Initial Loan Group No. 2 Balance, respectively, are amortizing loans that provide for a balloon payment being due on their respective stated maturity dates.

      __________ of the mortgage loans, representing ____% of the Initial Mortgage Pool Balance, of which ______ mortgage loans are in Loan Group No. 1, representing ___% of the Initial Loan Group No. 1 Balance, and ______ mortgage loans are in Loan Group No. 2, representing ___% of the Initial Loan Group No. 2 Balance, respectively, are fully amortizing.

      Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates.

                                            Pooled       Loan Group   Loan Group
                                        Mortgage Loans     No. 1         No. 2
                                        ----------------------------------------
Original Term to Maturity (Mos.)

Maximum.................................
Minimum.................................
Weighted Average........................
Remaining Term to Maturity (Mos.)
Maximum.................................
Minimum.................................
Weighted Average........................
Original Amortization Term (Mos.) (1)
Maximum.................................
Minimum.................................
Weighted Average........................
Remaining Amortization Term (Mos.) (1)
Maximum.................................
Minimum.................................
Weighted Average........................

----------
(1) Calculation excludes interest only loans.

      __________ mortgage loans, representing ____% of the Initial Mortgage Pool Balance, of which ______ mortgage loans are in Loan Group No. 1, representing ___% of the Initial Loan Group No. 1 Balance, and ______ mortgage loans are in Loan Group No. 2, representing ___% of the Initial Loan Group No. 2 Balance, respectively, require that payments of interest only be made during a __-month to __-month period following origination of such mortgage loans. Accordingly, with respect to the calculation of original and remaining amortization terms in the table above, such mortgage loans are assumed to have amortizations terms ranging from 300 months to 360 months.

      Some of the mortgage loans included in the trust provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

      Prepayment Provisions. All of the mortgage loans provide for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by one of the following:

      o a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged property through defeasance,

      o a yield maintenance or prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of an amount equal to the greater of the prepayment premium specified in the related loan documents and the yield maintenance premium specified in the related loan documents, or

      o a defeasance period commencing on the second anniversary of the Issue Date and after __________, 200_, permits prepayment with a prepayment premium equal to ___% from __________, 200_ through __________, 200_.

      The following chart sets forth the number of mortgage loans that we intend to include in the trust fund that have each of the defeasance or prepayment provisions described above.


                              Defeasance/Prepayment

                                                      % of Initial       % of Initial       % of Initial
                                   # of Mortgage      Mortgage Pool    Loan Group No. 1   Loan Group No. 2
                                       Loans             Balance            Balance            Balance
                                   -----------------------------------------------------------------------
Defeasance.........................
Greater of 1% and Yield
   Maintenance.....................
Defeasance or Prepayment Premium...


      With respect to the mortgage loans that are in a prepayment lock-out period--

      o the maximum remaining prepayment lock-out period as of the cut-off date is ____ months with respect to the entire mortgage pool, _____ months with respect to Loan Group No. 1 and ______ months with respect to Loan Group No. 2;

      o the minimum remaining prepayment lock-out period as of the cut-off date is ____ months with respect to the entire mortgage pool, _____ months with respect to Loan Group No. 1 and ______ months with respect to Loan Group No. 2; and

      o the weighted average remaining prepayment lock-out period as of the cut-off date is ____ months with respect to the entire mortgage pool, _____ months with respect to Loan Group No. 1 and ______ months with respect to Loan Group No. 2.

      Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans may occur under the circumstances described under "--Other Prepayment Provisions" below.

      The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

      Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being

Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

      Open Prepayment Periods. All of the mortgage loans that we intend to include in the trust provide for an open prepayment period that generally begins not more than [six] months prior to stated maturity, although certain mortgage loans secured by multiple properties may permit prepayment in part during the applicable open period based on the allocated loan amount for such parcel and contain restrictions on any partial prepayment (including, for example, satisfaction of a DSCR test).

      Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

      Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in the prior paragraph.

      With respect to the mortgage loans secured by the mortgaged properties listed below (the "Earnout Loans"), the amounts specified in the table below were funded into earnout reserves, pending satisfaction of certain conditions, including without limitation, achievement of certain debt service coverage ratios, loan to value ratios, occupancy or other tests. If these tests are met by the borrower by a specified date, these amounts will be released to the borrower. If these tests are not met by the specified target date, these earnout amounts will be used by the related master servicer to prepay the related Earnout Loan. If these earnout amounts are used to prepay the related Earnout Loan, the related master servicer will reduce the monthly debt service payments accordingly to account for the new outstanding Earnout Loan balance. The DSCRs and LTVs shown in this prospectus supplement and in Annex A-1 were calculated based on the principal balance of the Earnout Loans net of the related earnout amount or a portion thereof which may be applied to prepay the Earnout Loans. In addition, the LTVs at maturity for the Earnout Loans shown in this prospectus supplement and in the foldout pages on Annex A-1 were calculated based on the as-stabilized appraised values and under the assumption that the performance conditions were satisfied and the earnout amounts were released to the related borrower. The amounts beneath the captions "Full Loan Amount LTV" and "Full Loan Amount DSCR" are calculated based on the principal balance of those Earnout Loans including the related earnout amount. The following table sets forth certain information regarding the Earnout Loans for which the master servicer will be required to use such earnout amount to prepay the related Earnout Loan. For each of the Earnout Loans, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date."


                                              % of     % of                              Net    Earliest               If
                                   % of      Initial  Initial  Full     Net      Full    of    Defeasance             Prepay,
                                   Initial    Loan     Loan    Loan     of       Loan  Earnout    or                  Yield
Property  Loan   Earnout  Earnout  Mortgage   Group    Group   Amount  Earnout  Amount   NCF    Prepay     Defease/   Maint.
 Names    Group  Amount   Reserve   Pool      No. 1    No. 2    LTV     LTV      DSCR    DSCR    Date       Prepay   Applicable
---------------------------------------------------------------------------------------------------------------------------------




      With respect to certain mortgage loans (other than the Earnout Loans), certain amounts were escrowed at closing, which amounts may be released to the related borrower upon the satisfaction of certain conditions specified in the related mortgage loan documents. In the event such conditions are not satisfied, the related loan documents provide that the lender may hold the escrowed funds as additional collateral for the related mortgage loan or, after expiration of the related defeasance lockout period, use such amounts to partially defease the related mortgage loan. In addition, with respect to certain other mortgage loans with a performance related escrow or reserve, in the event such performance condition is not satisfied, the related loan documents may provide the master servicer with the option to hold such escrow amounts as additional collateral or use such amounts to partially prepay the mortgage loan. The master servicer may determine, based on the servicing standard, that such amounts should be used to reduce the principal balance of the related mortgage loan. Unless otherwise indicated in this prospectus supplement or Annex A-1 to this prospectus supplement, all calculations with respect to the mortgage loans with reserves that are not Earnout Loans treat any reserves as fully disbursed.

      Release Provisions. __________ multi-property mortgage loans, representing ____% of the Initial Mortgage Pool Balance, of which _____ mortgage loans are in Loan Group No. 1, representing ___% of the Initial Loan Group No. 1 Balance, and _____ mortgage loans are in Loan Group No. 2, representing ___% of the Initial Loan Group No. 2 Balance, respectively, permit the borrower to obtain a release of one or more of its properties from the lien of the mortgage in connection with a partial defeasance following the expiration of the Defeasance Lock-Out Period, subject to the satisfaction of certain conditions, including: (i) the deposit of Government Securities in an amount generally equal to at least [115]% of the allocated loan amount of the property or properties to be released (exceptions are listed below), (ii) in some cases, satisfaction of certain debt-service-coverage ratio tests and (iii) no event of default. In some cases, the loan documents require that the Government Securities be in an amount equal to the greater of (i) the sale or refinancing proceeds and (ii) the specified percentage of the allocated loan amount for such mortgaged property. The following multi-property mortgage loans permit partial defeasance with a release price in an amount less than [115]% of the allocated loan amount for the mortgaged property to be released:

      [ADD DESCRIPTION OF PARTIAL DEFEASANCE PROVISIONS]

      In addition to the partial defeasance releases permitted with respect to multi-property mortgage loans described above, the following mortgage loans contain provisions permitting a portion of the mortgaged property to be released from the lien of the related mortgage:

      [ADD DESCRIPTION OF PARTIAL RELEASE PROVISIONS]

      In addition, certain of the mortgage loans, including the underlying mortgage loans identified on Annex A-1 to this prospectus supplement as ___________ and __________ provide for the release or exchange of undeveloped land or certain portions of the related mortgaged property that were not considered material in underwriting such mortgage loan.

      Substitution. The [___] mortgage loans identified below, collectively representing approximately [___]% of the Initial Mortgage Pool Balance, of which _____ mortgage loans are in Loan Group No. 1, representing ___% of the Initial Loan Group No. 1 Balance, and ___ mortgage loans are in Loan Group No. 2, representing ___% of the Initial Loan Group No. 2 Balance, respectively, permit the related borrowers to replace one or more of the related mortgaged properties with a substitute property:

      [ADD DESCRIPTION OF SUBSTITUTION PROVISIONS]

      Defeasance Loans. __________ of the mortgage loans, representing ____% of the Initial Mortgage Pool Balance, of which _____ mortgage loans are in Loan Group No. 1, representing ___% of the Initial Loan Group No. 1 Balance, and ___ mortgage loans are in Loan Group No. 2, representing ___% of the Initial Loan Group No. 2 Balance, respectively, permit the respective borrowers to defease the subject mortgage loan in whole or, in some cases, in part, as described above under "--Release Provisions" during a period that voluntary prepayments are prohibited. Each of these mortgage loans permits the related borrower to obtain a release of all or a portion of the mortgaged property or properties, as applicable, from the lien of the related mortgage during specified periods and subject to specified conditions, by pledging to the holder of the mortgage loan the requisite amount of Government Securities.

      In general, the Government Securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that:

      o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, in some instances, the expiration of the prepayment lock-out period; and

      o will, in the case of each due date, be in a total amount at least equal to the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date.

      In connection with a defeasance, the related borrower will generally be required to deliver a security agreement granting a first priority security interest in the collateral to the trust, together with an opinion of counsel confirming, among other things, the first priority status of the security interest and a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity, or, in certain circumstances, the expiration of the prepayment lockout period.

      None of the mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

      Although many of the mortgage loans require that the Government Securities used as defeasance collateral consist of U.S. Treasury securities, subject to obtaining confirmation from the Rating Agencies that the use of other Government Securities would not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates, other types of obligations that constitute Government Securities may be acceptable as defeasance collateral.

      Due-on-Sale and Due-on-Encumbrance Provisions. The mortgage loans that we intend to include in the trust generally contain "due-on-sale" and "due-on-encumbrance" clauses. In general, except for the permitted transfers discussed below in this "--Due-on-Sale and Due-on-Encumbrance Provisions" subsection, these clauses either:

      o permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged property, or

      o prohibit the borrower from transferring or encumbering the corresponding mortgaged property without the consent of the holder of the mortgage.

      See, however, "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable," "--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

      The mortgage loans that we intend to include in the trust generally permit one or more of the following types of transfers (which transfers will not trigger the "due-on-sale" or "due-on-encumbrance" provisions):

      o transfers of the corresponding mortgaged property if specified conditions are satisfied, which conditions generally include one or more of the following--

            1. the Rating Agencies have confirmed that the transfer will not result in a qualification, downgrade or withdrawal of the then current ratings of the Certificates;

            2. the transferee or its sponsors satisfies eligible transferee provisions set forth in the loan documents; and/or

            3.    the transferee is reasonably acceptable to the lender.

      o a transfer of the corresponding mortgaged property, or transfers of ownership interests in the related borrower, to a person or persons affiliated with or otherwise related to the borrower;

      o transfers by the borrower of the corresponding mortgaged property, or transfers of ownership interests in the related borrower, to specified entities or types of entities;

      o     issuance by the borrower of new partnership or membership interests;

      o changes in ownership between existing shareholders, partners, members or to their respective affiliates, as applicable, of the related borrower;

      o a transfer of non-controlling ownership interests in the related borrower;

      o transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal;

      o transfers of undeveloped land or certain portions of the related mortgaged property not considered material in underwriting such mortgage loan;

      o transfers and pledges of direct or indirect equity interests in borrower to specified entities or types of entities; or

      o     other transfers similar in nature to the foregoing.

Split Loan Structure

      The Mortgage Pool will include [__] mortgage loans that are each part of a split loan structure, also referred to as a Loan Combination. A Loan Combination generally consists of two or more mortgage loans that are each evidenced by a separate promissory note, but that are both or all, as the case may be, secured by the same mortgage instrument or instruments encumbering the related mortgaged property or properties. The mortgage loans in a Loan Combination that are outside the trust may be subordinated and/or pari passu in right of payment with the mortgage loan included in the trust. The mortgage loans in a Loan Combination are generally cross-defaulted and secured by the same mortgaged property. The allocation of payments to the respective mortgage loans in a Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is reflected in the promissory notes evidencing those loans, an intercreditor agreement, or a co-lender agreement, as applicable, which also governs the respective rights of the noteholders, including in connection with the servicing of the mortgage loans in the Loan Combination.

      The following is a brief description of the Loan Combination of which one or more mortgage loans are included in the trust--

            o One of the Loan Combinations, which is secured by the [___________] properties, consists of two pari passu mortgage loans, of which one loan is included in the trust (the "[__________] Trust Loan") and the remaining loan is not included in the trust (the "[___________] Pari Passu Companion Loan"). The [___________] Pari Passu Companion Loan is currently owned by [___________].

            o One of the Loan Combinations, which is secured by the [________] property, consists of two pari passu mortgage loans, of which one loan is included in the trust (the "[________] Trust Loan") and the remaining loan is not included in the trust (the "[________] Pari Passu Companion Loan"). The [ ] Pari Passu Companion Loan is owned by the trust fund (the "[________] Trust") established pursuant to the pooling and servicing agreement related to the [________], Commercial Mortgage Pass-Through Certificates Series [________], among [________], as depositor, [________], as master servicer, [________], as special servicer and [________], as trustee.

            o [_____] of the Loan Combinations, which are respectively secured by the Windsor/RECP Hotel Portfolio properties, the [_____] property, the [_____] property, [_____] property and the [_____] property, consist of two mortgage loans, one senior mortgage loan that is included in the trust and one subordinate mortgage loan that is not included in the trust.

            o With respect to these Loan Combinations, to the extent DSCR or LTV ratios are shown in this prospectus supplement, unless otherwise specified, the DSCR and LTV ratio includes any pari passu Companion Loan, if applicable, but does not include the principal balance of the subordinate Companion Loan. The following chart identifies the LTV ratio and the DSCR for the Loan Combination with a subordinate Companion Loan:

Mortgage Loan               Loan Combination DSCR     Loan Combination LTV Ratio
--------------------------------------------------------------------------------



      [_____] of the ten largest mortgage loans in the Mortgage Pool are each part of a Loan Combination. For a discussion of these mortgage loans, we refer you to "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--[_____]."

      The payment priority between each Loan Combination is as follows--

            o with respect to the Loan Combination identified in the table below as [__________] (which are each comprised of one senior and one subordinate mortgage loan) prior to either (i) a monetary event of default with respect to the Loan Combination or (ii) a material non-monetary event of default with respect to the Loan Combination, the mortgage loan and the Companion Loan are pari passu in right of payment (i.e., each of the mortgage loans and each of the subordinate Companion Loans are entitled to their respective pro rata share of all payments of principal and interest, although holders of the mortgage loans will be paid their share prior to holders of the subordinate Companion Loans) and subsequent to the events described in clauses (i) and (ii) above, the mortgage loan will be senior in right of payment to its corresponding subordinate Companion Loan such that all amounts collected in respect of the Loan Combination will first be used to pay interest and principal on the mortgage loan until its principal balance has been reduced to zero and then to pay interest and principal on the subordinate Companion Loan.

            o with respect to each of the Loan Combination identified in the table below as [___________], and their corresponding pari passu Companion Loans, the mortgage loan and the corresponding pari passu Companion Loans are always pari passu in right of payment.

      The notes comprising each Loan Combination amortize at the same monthly rate and mature at the same maturity date.

      The table below identifies each of the mortgage loans and its corresponding Companion Loan.


                                Loan Combinations

                            Trust
                            Mortgage
                            Loan as
                            a % of
                  Trust     Initial    Aggregate               Non-Trust   Controlling
                Mortgage    Mortgage   Non-Trust    Non-Trust  Pari Passu  Pooling &    Initial   Initial
                  Loan      Pool        Mortgage     B Note    Loan        Servicing    Master    Special
Mortgage Loan    Balance    Balance   Loan Balance   Balance   Balance     Agreement    Servicer  Servicer
----------------------------------------------------------------------------------------------------------




      Except for the [__________] Loan Combination (collectively referred to as the "Non-Serviced Loan Combination") the co-lender agreement or intercreditor agreement, as applicable, for each Loan Combination generally provides that both the mortgage loan(s) included in the trust and the corresponding Companion Loan(s) will be serviced and administered pursuant to the pooling and servicing agreement.

      The [__________] Loan Combination will be serviced under the [_____] PSA entered into in connection with the issuance of the [___________], as depositor, Commercial Mortgage Pass-Through Certificates, Series [______].

      Certain rights of the holders of Subordinate Companion Loans are as follows--

      o Purchase Option. Each co-lender agreement with respect to the Loan Combination identified above as [___________] provides that in the event that (a) any payment of principal or interest on the Loan Combination is [__] days delinquent, (b) the Loan Combination has been accelerated, (c) the principal balance of the Loan Combination is not paid at maturity, (d) the borrower files a petition for bankruptcy, or (e) the Loan Combination is a specially serviced mortgage loan (and the Loan Combination is either in default or a default with respect thereto is reasonably foreseeable), the holder of the subordinate Companion Loan will have the right, by written notice to the trustee, given within [__] days of receipt of notice from the master servicer or the special servicer of such occurrence, to purchase the corresponding mortgage loan at a price equal to the sum of (i) the outstanding principal balance of such mortgage loan,
            (ii) accrued and unpaid interest thereon at the related interest rate up to (but excluding) the date of purchase, (iii) any unreimbursed servicing advances made by the master servicer, the special servicer, the trustee or the fiscal agent, (iv) any unpaid advance interest on any servicing or delinquent payment advances and
            (e) any unreimbursed fees payable to the master servicer and the special servicer.

      o Cure Rights. The related co-lender agreement, generally provides that in the event the related borrower fails to make any payment of principal or interest or the borrower otherwise defaults, the holder of the subordinate Companion Loan will have the right to cure such default within a limited number of days. The related co-lender agreement contains limitations on the number of cures that a holder of a subordinate Companion Loan may effect.

      o Transfer Restrictions. The related co-lender agreement with respect to each of the Loan Combinations with subordinate Companion Loans provides that transfers of more than a [ ] of the ownership of the related subordinate Companion Loan may only be made to (i) institutional lenders or investment funds exceeding a minimum net worth requirement and their affiliates, (ii) trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans, unless a ratings confirmation has been received.

Mortgage Pool Characteristics

      A detailed presentation of various characteristics of the mortgage loans that we intend to include in the pool, and of the corresponding mortgaged properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex B and Annex C to this prospectus supplement. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex B and Annex C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

Significant Underlying Mortgage Loans

      No mortgage loan has an outstanding principal balance as of the Cut-off Date which exceeds [__]% of the Initial Pool Balance.

      The ___ largest mortgage loans that we intend to include in the issuing trust fund represent ___ % of the initial mortgage pool balance. Information with respect to each of the above mortgage loans or groups of mortgage loan [that constitutes over 10% of the Initial Pool Balance] is set forth in Annex B.

      [If a lessee or lessees constitute a significant obligor under Item 1112 of Regulation AB, provide disclosure required by that item.]

Additional Loan and Property Information

      Loan Purpose. ________ of the mortgage loans that we intend to include in the trust, representing ____% of the initial mortgage pool balance, were originated in connection with the borrowers acquisition of the mortgaged property that secures such mortgage loan and ________ of the mortgage loans that we intend to include in the trust, representing ____% of the initial mortgage pool balance, were originated in connection with the borrowers refinancing of a previous mortgage loan.

      Delinquencies. None of the mortgage loans that we intend to include in the trust was, as of the cut-off date, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

      Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged properties for the mortgage loans that we intend to include in the trust--

      o ___________ of the mortgaged properties, securing ____% of the Initial Mortgage Pool Balance, are each leased to one or more major tenants that each occupy [25]% or more of the net rentable area of the particular mortgaged property.

      o __________ of the mortgaged properties, securing ____% of the Initial Mortgage Pool Balance, are entirely or substantially leased to a single tenant.

      o A number of companies are major tenants at more than one of the mortgaged properties. Annex A-1 to this prospectus supplement identifies the three largest tenants at each mortgaged property. In addition, the tenants listed on Annex A-1 may also be tenants (but not one of the largest three) at other mortgaged properties.

      o Certain tenant leases at the mortgaged properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

      Ground Leases. _________ of the mortgaged properties that we intend to include in the Mortgage Pool, representing ____% of the Initial Mortgage Pool Balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the corresponding mortgaged property, but not by a mortgage lien on the fee interest in the portion of that property subject to the related ground lease. Except as discussed below, each ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 20 years after the stated maturity of the related mortgage loan and the related ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

      Other Financing. The borrowers are generally permitted to incur unsecured trade debt in the ordinary course of business and to the extent a borrower does not meet single-purpose entity criteria, such borrower is generally not restricted from incurring unsecured debt. In addition, the terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds as additional collateral for the benefit of the lender under the related mortgage loan. Such obligations may constitute a contingent reimbursement obligation of the related borrower. However, in most or all such cases, the related issuing bank or surety did not agree to subordination and standstill protection benefiting the lender.

      Based on information received from the Mortgage Loan Sellers, we are aware of the following borrowers that have incurred or are permitted to incur other debt secured by the mortgaged property:

      [ADD DESCRIPTION OF ADDITIONAL SECURED DEBT]

      Except as disclosed in the previous paragraphs and in this subsection, we are not aware of any other borrowers under the mortgage loans that we intend to include in the trust that have incurred or are permitted to incur debt secured by the related mortgaged property.

      Based on information we received from the Mortgage Loan Sellers, we are aware of the following borrowers (excluding borrowers that do not meet the single-purpose entity criteria) that have incurred or permitted to incur unsecured debt:

      [ADD DESCRIPTION OF ADDITIONAL UNSECURED DEBT]

      Although the mortgage loans generally include restrictions on the pledging of the general partnership and managing member equity interests in the borrower, the mortgage loans generally permit the pledge of less than a controlling interest in the partnership or membership interests in a borrower. Mezzanine debt is secured by direct or indirect ownership interests in a borrower. While a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under the mezzanine loan could cause a change in control of the related borrower. Mortgage Loans with a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. Based on information received from the Mortgage Loan Sellers, we are aware of the following existing mezzanine indebtedness with respect to the mortgage loans:


                                       % of       % of      Initial
                                       Initial    Initial   Principal
                             % of      Loan       Loan      Amount     Holder     Interest   Mezzanine
                   Cut-off   Initial   Group      Group     of         of         Rate on    Loan
           Loan    Date      Pool      No. 1      No. 2     Mezzanine  Mezzanine  Mezzanine  Maturity   Intercreditor
  Loan     Group   Balance   Balance   Balance    Balance     Debt       Loan       Loan       Date     Agreement(1)
---------------------------------------------------------------------------------------------------------------------




      In the case of the above described mortgage loans with existing mezzanine debt, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the mortgage loan from the trust if certain mortgage loan defaults occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan. The specific rights of the related mezzanine lender with respect to any future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above.

      With respect to the mortgage loans listed in the chart below, the Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge its interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio and a combined minimum debt-service-coverage ratio, as listed below:

                                                                  Acceptable
                                     Combined                    Intercreditor
                    Loan Cut-off    Maximum LTV     Combined       Agreement
Loan                Date Balance       Ratio      Minimum DSCR    Required(1)
------------------------------------------------------------------------------


-----------
(1) Acceptable to lender.

      Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the Mortgage Pool.

      Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate

Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

      Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator examined whether the use and operation of the mortgaged property were in material compliance with zoning, land-use, building, fire and safety ordinances, rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

      o determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

      o determined that casualty insurance proceeds would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

      o determined that the mortgaged property, if permitted to be repaired or restored in conformity with current law, would in the originator's judgment constitute adequate security for the related mortgage loan; and/or

      o     required law and ordinance insurance.

      Lockboxes. ______ mortgage loans, representing approximately ____% of the Initial Mortgage Pool Balance, generally provide that all rents and other income derived from the related mortgaged properties will be paid into one of the following types of lockboxes:

      o Hard Lockbox. With respect to ____ mortgage loans, representing ____% of the Initial Mortgage Pool Balance, the related borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. With respect to hospitality properties that have a hard lockbox, although cash or "over-the-counter" receipts are deposited into the lockbox account by the manager of the related mortgaged property, credit card receivables are required to be deposited directly into the hard lockbox account.

      o Soft Lockbox. With respect to ____ mortgage loans, representing ____% of the Initial Mortgage Pool Balance, the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.

      Cash Management. With respect to lockbox accounts, funds deposited into the lockbox account are disbursed either:

      o "In-Place Cash Management" in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance and reserve account deposits with the remainder disbursed to the borrower; or

      o "Springing Cash Management" to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

      Examples of triggering events may include:

      o a decline, by more than a specified amount, in the net operating income of the related mortgaged property; or

      o     a failure to meet a specified debt service coverage ratio; or

      o a failure to satisfy a condition specified in the related loan documents; or

      o     an event of default under the related loan documents.

      The mortgage loans provide for cash management as follows:


                                                Number of    % of Initial    % of Initial   % of Initial
                                                Mortgage       Mortgage       Loan Group     Loan Group
                    Type of Cash Management       Loans      Pool Balance   No. 1 Balance   No. 2 Balance
                    -------------------------------------------------------------------------------------
                    Springing............
                    In-place.............


            In addition, certain of the mortgage loans include a "cash trap" feature under which, upon a triggering event such as those listed above, excess cash will not be released from the lender controlled account to the borrower; rather, the lender will be permitted to retain such excess cash as additional collateral for the mortgage loan or, in certain cases, the lender may apply such excess cash as a prepayment of the mortgage loan. Generally, such prepayment will not require yield maintenance. The pooling and servicing agreement will provide that the master servicer will not be permitted to apply any of such excess funds to the prepayment of the mortgage loan without the consent of the special servicer.

      Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged property the following insurance coverage--

      o property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

            1. the outstanding principal balance of the subject mortgage loan (or, in the case of a Loan Combination, the outstanding principal balance of the Loan Combination), and

            2. the full insurable replacement cost of the improvements located on the insured property;

      o if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the lesser of--

            1. the outstanding principal balance of the subject mortgage loan (or, in the case of a Loan Combination, the outstanding principal balance of the Loan Combination),

            2. the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

            3. the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

            4. the full replacement cost of the improvements located on the mortgaged property;

      o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged properties in similar locales; and

      o business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

      Substantially all of the mortgage loans that we intend to include in the trust provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located) or (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. Substantially all of the borrowers have obtained the required insurance against damage caused by terrorism; however, most of these policies have exclusions from coverage for damage caused by nuclear, chemical or biological events.

      The mortgaged properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. A seismic assessment was conducted with respect to each mortgaged property that is located in California or in seismic zone 3 or 4. The seismic reports concluded that, except with respect to one mortgage loan, such mortgaged properties were not likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake and, therefore, neither of the borrowers nor any tenant occupying an entire mortgaged property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

      Various forms of insurance are maintained with respect to any of the mortgaged properties for the mortgage loans included in the trust, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

      The applicable originator(s) and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 200[_]-[__] certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged property.

            Assessments of Property Condition

      Property Inspections. Each of the mortgaged properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

      Appraisals. Each of the mortgaged properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within 12 months of the origination of the related mortgage loan that we intend to include in the trust. The resulting appraised values and the dates of those appraisals are indicated on Annex A-1 to this prospectus supplement. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties.

      The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged property. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. There can be no assurance that another appraiser would have arrived at the same opinion of value. Moreover, Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties. Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties' value without affecting their current net operating income, including:

      o     changes in governmental regulations, zoning or tax laws;

      o     potential environmental or other legal liabilities;

      o     the availability of refinancing; and

      o     changes in interest rate levels.

      Environmental Assessments. A third-party consultant conducted a Phase I environmental assessment or updated a previously conducted Phase I environmental site assessment with respect to each mortgaged property. Except in the case of ___ mortgaged properties, securing mortgage loans representing ___% of the Initial Mortgage Pool Balance, such assessments or updates were completed during the [12]-month period ending on the cut-off date. In all cases, such assessments or updates were conducted within [12] months of origination. Additionally, all such assessments or updates were completed within the ___-month period ending on the cut-off date.

      The environmental testing conducted at any particular mortgaged property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in drinking water were performed in most instances only at multifamily rental properties and only when the originator(s) of the related mortgage loan or the environmental consultant involved believed this testing was warranted under the circumstances.

      The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged properties. In cases where the testing identified the presence of asbestos-containing materials, lead-based paint and/or radon, the environmental consultant generally recommended, and the related loan documents generally required:

      o the continuation or the establishment of an operation and maintenance plan to address the issue, or

      o     the implementation of a remediation program.

      If the particular asbestos-containing materials or lead-based paint was in poor condition, then this could result in a claim for damages by any party injured by the condition.

      In cases where the environmental assessment identified an adverse or potentially adverse environmental condition at the mortgaged property, the related originator(s) of the mortgage loan generally required the related borrower:

      o to carry out the specific remedial measures prior to closing if no third party was identified as being responsible for the remediation; or

      o to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

      o to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

      o to obtain environmental insurance (which contains specific coverage limits and deductibles and which may not be sufficient to cover all losses from certain environmental conditions).

      Some borrowers under the mortgage loans may not have satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

      In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

      In several cases, the environmental assessment for a mortgaged property identified environmental problems at nearby properties. Such assessment generally indicated, however, that--

      o the mortgaged property had not been affected or had been minimally affected,

      o the potential for the problem to affect the mortgaged property was limited, or

      o     a person responsible for remediation had been identified.

      See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Lending on Income-Producing Real Properties Entails Environmental Risk" in this prospectus supplement.

      The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged properties is based on the results of the environmental assessments referred to in this "--Environmental Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

      There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged properties securing the mortgage loans.

      Engineering Assessments. In connection with the origination process, each mortgaged property securing the mortgage loans that we intend to include in the trust, was inspected by an engineering firm to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion or in some cases to have the repairs guaranteed by the sponsor or parent of the borrower in lieu of reserves.

Assignment of the Underlying Mortgage Loans

      On or before the date of initial issuance of the offered certificates, the following transfers of the underlying mortgage loans will occur. In each case, the transferor will assign the mortgage loans to be included in the trust, without recourse (other than the repurchase obligation of the [applicable] Mortgage Loan Seller in connection with a breach of a representation or a warranty with respect to a mortgage loan sold by it), to the transferee.

                         -------------------------------

                             Mortgage Loan Seller[s]
\
                                       CW
                                    $[-----]

                            [Additional Mortgage Loan
                                    Sellers]
                                    $[-----]

                         -------------------------------

                                        |
                                        |
                                        |   All mortgage loans
                                        |   $____________
                                        V

                         -------------------------------

                                    CWCapital
                            Commercial Funding Corp.

                         -------------------------------

                                        |
                                        |
                                        |   All mortgage loans
                                        |   $____________
                                        V

                         -------------------------------

                                   Commercial
                                 Mortgage Trust
                                   200[_]-[__]

                         -------------------------------

      In connection with the foregoing transfers, the Mortgage Loan Sellers will be required to deliver to the trustee the following documents, among others, with respect to each mortgage loan other than the [__________] Trust Loan:

      o     either--

            1.    the original promissory note evidencing that mortgage loan, or

            2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

      o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

      o an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been issued, a "marked-up" commitment for title insurance or a pro forma policy.

      o the original or a copy of the co-lender agreement or intercreditor agreement, if such mortgage loan is part of a split loan structure;

      o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

      o     either--

            1. an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument, or

            2.    a certified copy of that assignment as sent for recording;

      o     either--

            1. an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents, or

            2.    a certified copy of that assignment as sent for recording; and

      o an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been issued, a "marked-up" commitment for title insurance or a pro forma policy.

      With respect to the [___________] Loan Combination, [__________], as the trustee under the [_____] PSA will hold the original documents related to the [__________] Loan Combination for the benefit of the [__________] Trust and the trust fund formed by the pooling and servicing agreement for this transaction, other than the related note that is not an asset of the trust fund formed by the [_____] PSA, which will be held by the trustee under the pooling and servicing agreement for this transaction.

      The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in the trust, in trust for the benefit of the series 200[_]-[__] certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

      If, as provided in the pooling and servicing agreement--

      o any of the above-described documents required to be delivered by the [applicable] Mortgage Loan Seller to the trustee is not delivered or is otherwise defective, and

      o that omission or defect materially and adversely affects the interests of the series 200[_]-[__] certificateholders in the subject loan,

            then the omission or defect will constitute a material document defect as to which the trust will have the rights against the [applicable] Mortgage Loan Seller, as applicable, described under "--Cures and Repurchases" below.

      Within a specified period following the later of--

      o     the date on which the offered certificates are initially issued, and

      o the date on which all recording information necessary to complete the subject document is received by the trustee,

            the trustee will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above (other than with respect to the Non-Serviced Loan Combination). Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

Representations and Warranties

      As of the date of initial issuance of the offered certificates, each of the Mortgage Loan Sellers (except in the case of the CWCapital Mortgage Loans with respect to which the representations and warranties made by CWCapital to CWCapital Mortgage Securities I LLC, CWCapital Mortgage Securities II LLC or CWCapital Mortgage Securities III LLC, as applicable, in connection with the sale of such mortgage loans to CWCapital Mortgage Securities I LLC, CWCapital Mortgage Securities II LLC or CWCapital Mortgage Securities III LLC will also be made separately by CWCapital to the depositor) will make with respect to each mortgage loan sold by it that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies as set forth and subject to the exceptions described in the related mortgage loan purchase agreement:

      o The information pertaining to the mortgage loan set forth in the loan schedule attached to the pooling and servicing agreement is true and accurate in all material respects as of the cut-off date and contains all information required by the pooling and servicing agreement to be contained therein.

      o Prior to the sale of the mortgage loan to the depositor, the Mortgage Loan Seller was the owner of such mortgage loan, had good title to it, had full right, power and authority to sell, assign and transfer such mortgage loan and has transferred such mortgage loan free and clear of any and all liens, pledges and security interests of any nature encumbering such mortgage loan (other than, with respect to loans in a split loan structure, the applicable companion loans).

      o As of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

      o The proceeds of the mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the mortgaged property), and there is no requirement for future advances.

      o The promissory note, each mortgage instrument, and each assignment of leases and rents, if any, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, redemption, moratorium and/or other similar laws and
            (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and
            (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the benefits provided by the subject agreement or instrument.

      o Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related mortgaged property, except for Permitted Encumbrances and, with respect to mortgage loans with a split loan structure, the applicable companion loan. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to pay its obligations under the subject mortgage loan when they become due (other than a balloon payment, which would require a refinancing).

      o Subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

      o The assignment of each related mortgage instrument in favor of the trustee (or in the case of a Non-Serviced Trust Loan, the assignment in favor of the current holder of the mortgage) constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that mortgage instrument to the trustee.

      o All real estate taxes and governmental assessments that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

      o To the actual knowledge of the Mortgage Loan Seller, there is no proceeding pending for total or partial condemnation of each related mortgaged property that materially affects its value, and each related mortgaged property was free of material damage.

      o To the actual knowledge of the Mortgage Loan Seller, except where a tenant under a lease is permitted to self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged property.

      o As of the date of initial issuance of the offered certificates, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

      o The related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

      If, as provided in the pooling and servicing agreement--

      o there exists a breach of any of the above-described representations and warranties made by the [applicable] Mortgage Loan Seller, and

      o that breach materially and adversely affects the interests of the series 200[_]-[__] certificateholders in the subject mortgage loan,

            then that breach will be a material breach as to which the trust will have the rights against the [applicable] Mortgage Loan Seller, as applicable, described under "--Cures and Repurchases" below.

Cures and Repurchases

      If there exists a material breach of any of the representations and warranties made by the [applicable] Mortgage Loan Seller with respect to any of the mortgage loans sold by it, as discussed under "--Representations and Warranties" above, or if there exists a material document defect with respect to any mortgage loan sold by it, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then the [applicable] Mortgage Loan Seller, as applicable, will be required either:

      o to remedy that material breach or material document defect, as the case may be, in all material respects, or

      o to repurchase the affected mortgage loan at a price generally equal to the sum of--

            1. the unpaid principal balance of that mortgage loan at the time of purchase, plus

            2. all unpaid interest, other than Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

            3. all unreimbursed servicing advances relating to that mortgage loan, plus

            4. all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, plus

            5. to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees (including all unpaid workout fees and liquidation fees due to the special servicer) and other Additional Trust Fund Expenses related to that mortgage loan, plus

            6. if the affected mortgage loan is not repurchased by the mortgage loan seller within the applicable cure period (generally 90 days after discovery by or notice to the [applicable] mortgage loan seller of such breach or defect, plus, in certain cases, an additional 90 days as described in the next paragraph), a liquidation fee in connection with such repurchase (to the extent such fee is payable under the terms of the pooling and servicing agreement).

      The time period within which the [applicable] Mortgage Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party's discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, if the [applicable] Mortgage Loan Seller is diligently attempting to correct the problem, then, with limited exception, it will be entitled to an additional 90 days (or more in the case of a material document defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy or repurchase.

      If a material breach or a material document defect exists with respect to any mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, and if the cross-collateralization can be terminated without any adverse tax consequence for the trust, then the [applicable] Mortgage Loan Seller will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

      o determining the materiality of the subject breach or document defect, and

      o     the repurchase remedy.

      The cure/repurchase obligations described above will constitute the sole remedy available to the series 200[_]-[__] certificateholders in connection with a material breach of any representations or warranties or a material document defect with respect to any mortgage loan in the trust. None of the depositor, the underwriters, the master servicer, the special servicer, the trustee, any other Mortgage Loan Seller nor any other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect if the [applicable] Mortgage Loan Seller defaults on its obligations to do so. There can be no assurance that the [applicable] Mortgage Loan Seller will have sufficient assets to repurchase a mortgage loan if required to do so. With respect to the CWCapital Mortgage Loans, the sole recourse to cure a material document defect or a material breach in respect of such mortgage loans or repurchase or replace the defective mortgage loan, will be against CW, and neither CWCapital Mortgage Securities I LLC, CWCapital Mortgage Securities II LLC or CWCapital Mortgage Securities III LLC will in any event be obligated to repurchase or replace such mortgage loans if CW defaults in its obligations to do so.

Changes In Mortgage Pool Characteristics

      The description in this prospectus supplement of the Mortgage Pool is based upon the Mortgage Pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the Mortgage Pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans included in the trust described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.

      A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. We will file that current report on Form 8-K, together with the pooling and servicing agreement as an exhibit, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the Mortgage Pool, that removal or addition will be noted in that current report on Form 8-K.

               SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

General

      The pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust (other than the Non-Serviced Trust Loans) as well as the servicing and administration of the Companion Loans (other than the Non-Serviced Companion Loans), and any REO Properties acquired by the trust as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

      The pooling and servicing agreement provides that, except for the Non-Serviced Loan Combination, the master servicer and the special servicer must each service and administer the mortgage loans and the Companion Loans and any REO Properties in the trust, directly or through the primary servicer or sub-servicers, in accordance with--

      o     any and all applicable laws,

      o the express terms of the pooling and servicing agreement and, in the case of the Loan Combinations, the related co-lender agreement,

      o     the express terms of the subject mortgage loans, and

      o     to the extent consistent with the foregoing, the Servicing Standard.

      In general, the master servicer will be responsible for the servicing and administration of each mortgage loan and the Companion Loans (other than the Non-Serviced Loan Combination)--

      o     as to which no Servicing Transfer Event has occurred, or

      o that is a worked-out mortgage loan as to which no new Servicing Transfer Event has occurred.

      The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan and each Companion Loan (other than the Non-Serviced Loan Combination) as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property acquired by the trust.

      Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any such specially serviced assets to the extent provided in the pooling and servicing agreement. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

      The master servicer will transfer servicing of a mortgage loan (other than a Non-Serviced Loan Combination) to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist. In the case of any Loan Combination (other than a Non-Serviced Loan Combination), the occurrence of a Servicing Transfer Event with respect to any mortgage loan in the Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other loans in the Loan Combination.

      The Non-Serviced Loan Combination is being serviced and administered in accordance with the [_____] PSA (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Non-Serviced

Loan Combination will be effected in accordance with the [_____] PSA and related intercreditor agreement). Consequently, the servicing provisions set forth in this prospectus supplement and the administration of accounts will not be applicable to the Non-Serviced Loan Combination, but instead the servicing and administration of the Non-Serviced Loan Combination will be governed by the [_____] PSA.

      The [______] PSA provides or will provide for servicing transfer events that are similar but not identical to those set forth in this prospectus supplement. Upon the occurrence of a servicing transfer event under the [______] PSA, servicing of the related Non-Serviced Trust Combination and its related Non-Serviced Companion Loan(s) will be transferred to the related special servicer.

      Some of the mortgage loans that we intend to include in the trust are currently being serviced by third party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

      The master servicer intends to enter into an agreement with CWCapital LLC acting as primary servicer for the mortgage loans sold to us by CWCapital LLC under which the primary servicer will perform many of the servicing obligations of the master servicer presented in this section with respect to those mortgage loans. See "The Servicers--Primary Servicer[s]" in the prospectus supplement.

      In general, for so long as any mortgage loan that is part of a Loan Combination is included in the trust (other than the Non-Serviced Loan Combination), the related Companion Loan will be serviced and administered under the pooling and servicing agreement generally as if it was a mortgage loan included in the trust.

Servicing of the Non-Serviced Loan Combination

      The [_____] Loan Combination and any related REO property are being serviced under the [_____] PSA. The [_____] PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the [_____] PSA are generally similar to, but not identical to, the servicing arrangements under the pooling and servicing agreement for this transaction.

      In that regard:

            o The [_____] Master Servicer is [_____] and the [_____] Special Servicer is [_____], with respect to the servicing of the [_____] Loan Combination.

            o The [_____] Trustee will be the mortgagee of record for the [_____] Loan Combination.

            o The master servicer, the special servicer, the trustee or the fiscal agent under the pooling and servicing agreement for this transaction will have no obligation or authority to supervise the [_____] Master Servicer, the [_____] Special Servicer or the [_____] Trustee or to make servicing advances with respect to the [_____] Loan Combination. The obligation of the master servicer and the special servicer to provide information and collections to the trustee and the series [_____] certificateholders with respect to the [_____] Loan Combination, as applicable, will be dependent on their receipt of the corresponding information and collections from the [_____] Master Servicer or the [_____] Special Servicer, as applicable.

            o The [_____] Master Servicer will make servicing advances and remit collections on the [_____] Trust Combination to or on behalf of the trust, but will not make P&I advances.

            o The master servicer will be required to make P&I advances on the [_____] Trust Combination, unless it has determined that such advances would not be recoverable from collections on the related Trust Loan. If the master servicer is an [_____] approved servicer and a [_____] approved master servicer, the [_____] Master Servicer may also rely on a determination by the master servicer that a P&I advance with respect to the [_____] Trust Loan is nonrecoverable.

            o Pursuant to the [_____] PSA, the workout fee and liquidation fee with respect to the [_____] Trust Loan will be 1.0% and 1.0%, respectively.

            o With respect to the [_____] Loan Combination, the majority certificateholder of the controlling class for this transaction will be able to consult on a non-binding basis with the [_____] Special Servicer with respect to certain proposed actions to be taken by the [_____] Master Servicer or the [_____] Special Servicer. See "--The Directing Holders--Non-Serviced Loan Combination" below in this prospectus supplement.

            o With respect to the [_____] Loan Combination, the [_____] Special Servicer may be removed as special servicer only for cause, but only with the consent of the controlling class of the [_____] Trust, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then-current ratings of the certificates issued in either securitization which includes a mortgage loan in the related Loan Combination.

            o The transfer of the ownership of the [_____] Pari Passu Companion Loan to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, their affiliates or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

      See "--Servicing Advances--Non-Serviced Loan Combination" and "--Fair Value Option--Non-Serviced Loan Combination" below in this prospectus supplement.

Servicing and Other Compensation and Payment of Expenses

      The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

      The master servicing fee will be earned with respect to each and every mortgage loan in the trust, including each such mortgage loan--

      o     that is a Non-Serviced Trust Loan,

      o     that is being specially serviced,

      o as to which the corresponding mortgaged property has become an REO Property, or

      o     that has been defeased.

      In the case of each mortgage loan in the trust, the master servicing fee will--

      o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

      o     accrue at the related master servicing fee rate,

      o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

      o be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

      The master servicer will also be entitled to a primary servicing fee with respect to each Companion Loan (excluding the Non-Serviced Companion Loans), however, such amounts will only be payable out of funds received in respect of such Companion Loans and will not be obligations of the Trust.

      The master servicing fee rate will vary on a loan-by-loan basis and ranges from [____]% per annum to [____]% per annum. The master servicing fee rate includes any servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer. See the administrative fee rate, which includes the master servicing fee rate and the trustee fee rate, stated on Annex A-1 under the column heading "Administrative Fee Rate."

      The [_____] Trust Loan will be serviced by the [_____] Master Servicer under the [_____] PSA. A master servicing fee will be payable on the [_____] Trust Loan to the master servicer by the trust at a master servicing fee rate of [___]% per annum and a primary servicing fee will be payable to the [_____] Master Servicer at a primary servicing fee rate of [___]% per annum.

      Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire Mortgage Pool.

      In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in Permitted Investments. See "--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

      All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans included in the trust will be paid to, or allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to a particular mortgage loan included in the trust during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

      o to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to that mortgage loan,

      o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to that mortgage loan and that, if paid from a source other than late payment charges and Default Interest collected with respect to that mortgage loan, would be an Additional Trust Fund Expense, or

      o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to that mortgage loan in the 12 month period preceding the collection of those late payment charges and Default Interest, which payment was made from a source other than late payment charges and Default Interest collected with respect to that mortgage loan.

      Some or all of the items referred to in the prior paragraph that are collected in respect of any Companion Loan may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement.

      Prepayment Interest Shortfalls. The pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the trust during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

      o     the total amount of those Prepayment Interest Shortfalls, and

      o with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of ___% per annum.

      No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

      Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 200[_]-[__] certificates on that payment date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 200[_]-[__] certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

      Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage loans and the Companion Loans will be--

      o     the special servicing fee,

      o     the workout fee, and

      o     the liquidation fee.

      The Special Servicing Fee. The special servicing fee will be earned with respect to each mortgage loan and each Companion Loan (excluding the Non-Serviced Loan Combination)--

      o     that is being specially serviced, or

      o as to which the corresponding mortgaged property has become an REO Property.

      In the case of each mortgage loan referred to in the prior paragraph, the special servicing fee will--

      o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

      o     accrue at a special servicing fee rate of ___% per annum,

      o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

      o generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

      The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan and each Companion Loan (excluding the Non-Serviced Loan Combination) that is a worked-out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of [___]% to, each collection of--

      o     interest, other than Default Interest,

      o     principal, and

      o     prepayment consideration,

            received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

      The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

      If the special servicer is terminated or replaced other than for cause or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The resigning or terminated special servicer will also receive a workout fee on any worked-out mortgage loan for which the resigning or terminated special servicer has cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a worked-out mortgage loan solely because the borrower had not made three consecutive full and timely monthly payments and which subsequently becomes a worked-out mortgage loan as a result of the borrower making such three consecutive timely monthly payments, but such fee will cease to be payable in each case if the worked-out mortgage loan again becomes a specially serviced mortgage loan. The successor special servicer will not be entitled to any portion of those workout fees.

      Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 200[_]-[__] certificateholders.

      The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to (i) each specially serviced mortgage loan and Companion Loan (excluding the Non-Serviced Loan Combination) for which it obtains a full, partial or discounted payoff from the related borrower, except as described in the next paragraph and (ii) each specially serviced mortgage loan that was repurchased by the [applicable] mortgage loan seller, except as described in the next paragraph. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property as to which it receives any Liquidation Proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of ___% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest.

      Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

      o the repurchase of any mortgage loan in the trust by the [applicable] Mortgage Loan Seller due to a breach of representation or warranty or for defective or deficient mortgage loan documentation within 90 days of the discovery by or notice to the [applicable] Mortgage Loan Seller of such breach, defect or omission, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement. If the [applicable] Mortgage Loan Seller is entitled to an additional 90 days to repurchase a mortgage loan, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement, no liquidation fee will be payable during that additional 90-day period;

      o the purchase of any specially serviced mortgage loan out of the trust by any holder of a fair value purchase option, as described under "--Fair Value Option" below;

      o the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement within 60 days after the purchase right is first exercisable;

      o the purchase of all of the mortgage loans and REO Properties in the trust by us, a mortgage loan seller, the special servicer, any certificateholder(s) of the series 200[_]-[__] controlling class or the master servicer in connection with the termination of the trust or the exchange by a sole remaining series 200[_]-[__] certificateholder for the remaining mortgage loans in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement; or

      o the purchase of any mortgage loan that is part of a Loan Combination by the holder of a related Companion Loan as described under "Description of the Mortgage Pool--Split Loan Structure" above in this prospectus supplement and within any period specified in such intercreditor agreement or co-lender agreement.

      Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 200[_]-[__] certificateholders.

      Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

      All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans will be paid to or allocated between, the master servicer and the special servicer in accordance with the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to a particular mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

      o to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to that mortgage loan,

      o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to that mortgage loan and that, if paid from a source other than late payment charges and Default Interest collected with respect to that mortgage loan, would be an Additional Trust Fund Expense, or

      o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to that mortgage loan in the 12 month period preceding the collection of those late payment charges and Default Interest, which payment was made from a source other than late payment charges and Default Interest collected with respect to that mortgage loan.

      Some or all of the items referred to in the prior paragraph that are collected in respect of any Companion Loan may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement.

      Payment of Expenses. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

      Trustee Compensation. The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its collection account, the trustee fee. With respect to each calendar month, the trustee fee will equal one-twelfth of the product of [____]% multiplied by the total Stated Principal Balance of the entire mortgage pool outstanding immediately prior to the distribution date in that month. In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and its interest reserve account in Permitted Investments. See "--Accounts--Collection Account" and "--Accounts--Interest Reserve Account" below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee's collection account or interest reserve account.

      Servicing Advances.

      Serviced Loans. Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a mortgage loan and any Companion Loan under the pooling and servicing agreement (excluding the Non-Serviced Loan Combination), if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

      The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property under the pooling and servicing agreement, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The Special Servicer may elect to make certain servicing advances on an emergency basis.

      If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

      o if it has actual knowledge of the failure, to give the master servicer notice of its failure; and

      o if the failure continues for three more business days, to make the servicing advance.

      Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the master servicer or special servicer, as applicable, exercised in accordance with the Servicing Standard, or the trustee, as applicable, in its good faith business judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time.

      The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged properties securing a mortgage loan. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 200[_]-[__] certificateholders and, if that specially serviced asset is a Loan Combination (other than a Non-Serviced Loan Combination), the holder of the related Companion Loan, as a collective whole.

      The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period when the advance is reimbursed--

      o first, out of Default Interest and late payment charges collected on the related mortgage loan in that collection period, and

      o then, if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

      Non-Serviced Loan Combination. None of the master servicer, the special servicer, the trustee, or the fiscal agent will be required to make any servicing advances with respect to the Non-Serviced Loan Combination.

      Servicing advances in the case of the [_____] Loan Combination will be made by the [_____] Master Servicer or [_____] Trustee in accordance with the [_____] PSA on generally the same terms and conditions as are applicable under the pooling and servicing agreement for this transaction. If any servicing advances are made with respect to the [_____] Loan Combination under the [_____] PSA, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the [_____] PSA, including in the event that the [_____] Master Servicer or [_____] Trustee has made a servicing advance on the [_____] Loan Combination that it subsequently determines is not recoverable from expected collections on the [_____] Loan Combination, as applicable.

The Directing Holders

      General. The directing holder will be as follows:

            o Non-Split Loans. With respect to the mortgage loans that are not part of a Loan Combination, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 200[_]-[__] certificates.

            o Split Loans - Senior/Subordinate. With respect to the Loan Combinations secured by the [_____] properties, for so long as a control appraisal event does not exist, the directing holder will be the holder of the applicable subordinate non-trust mortgage loan, and while a control appraisal event does exist, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 200[_]-[__] certificates. For purposes of this paragraph, a "control appraisal event" will exist if and for so long as the initial balance of the applicable non-trust subordinate mortgage loan, less principal payments, appraisal reduction amounts and (without duplication) realized losses allocated thereto is less than [___]% of the initial principal balance of such subordinate non-trust mortgage loan.

            o     Split Loans - Pari Passu:

            o With respect to the Loan Combinations secured by the [_____] properties, each of which is part of a split loan structure that each has one or more non-trust pari passu mortgage loans, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 200[_]-[__] certificates, subject to the non-binding consultation rights of each other holder of a portion of the [_____] Loan Combination or certificates representing a majority interest in the controlling class of the applicable securitization trust.

            o With respect to the Loan Combination secured by the [_____] property, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the [_____] Trust.

      The pooling and servicing agreement provides that a directing holder may appoint a representative to exercise the rights of the directing holder. The directing holder (or its representative) with respect to any Loan Combination will have the right to advise and approve certain actions of the master servicer or the special servicer, as applicable, only as they relate to the related Loan Combination and any rights to replace the special servicer will be limited to the related Loan Combination.

      Series 200[_]-[___] Controlling Class. As of any date of determination, the controlling class of series 200[_]-[___] certificateholders will be the holders of the most subordinate class of series 200[_]-[__] certificates then outstanding, other than the class XP, class XC, class R-I and class R-II certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 200[_]-[___] certificates, exclusive of the class XP, class XC, class R-I and class R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 200[_]-[__] certificateholders will be the holders of the most subordinate class of series 200[_]-[__] certificates then outstanding, other than the class XP, class XC, class R-I and class R-II certificates, that has a total principal balance greater than zero. The class [A-1, class A-2, class A-3, class A-4, class A-AB, class A-5 and class A-1A] certificates will be treated as one class for purposes of determining and exercising the rights of the controlling class of series 200[_]-[__] certificates.

      Rights and Powers of the Directing Holder

      Serviced Loans. Neither the master servicer nor the special servicer will, in general, be permitted to take any of the following actions with respect to the mortgage loans it services as to which the directing holder (or its representative) has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

      o any proposed or actual foreclosure upon or comparable conversion, which may include acquisition as an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

      o any modification, extension, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term (including any material term relating to insurance) of a mortgage loan in the trust;

      o any proposed or actual sale of an REO Property in the trust, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest) thereon;

      o any acceptance of a discounted payoff with respect to a mortgage loan in the trust;

      o any determination to bring an REO Property, or the mortgaged property securing a defaulted mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

      o any release of collateral for a mortgage loan or any release of a borrower or any guarantor under a mortgage loan, other than in accordance with the terms of the mortgage loan (with no material discretion by the mortgagee), or upon satisfaction of the mortgage loan;

      o any acceptance of substitute or additional collateral for a mortgage loan, other than in accordance with the terms of that mortgage loan (with no material discretion by the mortgagee);

      o any waiver of a due-on-sale or due-on-encumbrance clause with respect to a mortgage loan;

      o any acceptance of an assumption agreement releasing a borrower or a guarantor from liability under a mortgage loan;

      o any acceptance of a change in the property management company, subject to certain thresholds set forth in the pooling and servicing agreement or, if applicable, hotel franchise for any mortgaged real property securing any mortgage loan in the trust;

      o     any extension of the maturity date of a mortgage loan;

      o any determination by the special servicer that a Servicing Transfer Event pursuant to clause (2), (3) or (4) of that definition has occurred;

      o any determination by the special servicer that a Servicing Transfer Event has occurred with respect to any mortgage loan in the trust solely by reason of the failure of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism; and

      o taking any action to enforce rights against a mezzanine lender under the related intercreditor agreement;

provided that, in the event that the special servicer determines that immediate action is necessary to protect the interests of the certificateholders (as a collective whole) (or, in the case of a Loan Combination (other than the Non-Serviced Loan Combination), to protect the interests of the certificateholders and the related Companion Loan Holders (as a collective whole)), the special servicer may take any such action without waiting for the directing holder's response.

      In addition, the directing holder (or its representative) may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage assets in the trust fund that the directing holder (or its representative) may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

      No advice, direction or objection given or made by the directing holder (or its representative), as contemplated by either of the two preceding paragraphs, may require or cause the special servicer or master servicer to violate any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus (including the special servicer's or master servicer's obligation to act in accordance with the Servicing Standard), the related mortgage loan documents or the REMIC provisions of the Internal Revenue Code. Furthermore, the special servicer will not be obligated to seek approval from the directing holder (or its representative) for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan in the trust if--

      o the special servicer has, as described above, notified the directing holder (or its representative) in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan, and

      o for 60 days following the first of those notices, the directing holder (or its representative) has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

      Non-Serviced Loan Combination. The rights of the directing holder with respect to the [_____] Loan Combination, as set forth in the [_____] PSA, are substantially similar, but not necessarily identical, to the rights described above. Additionally, the controlling class of the series 200[_]-[__] certificates will have the right to consult with the [_____] Special Servicer on a non-binding basis with respect to:

      o any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of the mortgaged property securing the mortgage loan if it comes into and continues in default;

      o any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of the mortgage loan;

      o any proposed sale of the mortgaged property (other than in connection with a termination of the [_____] Trust) for less than the Purchase Price (as defined in the [_____] PSA);

      o     any acceptance of a discounted payoff of the mortgage loan;

      o any determination to bring the mortgaged property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or REO Property;

      o any release of collateral for the mortgage loan or any release of the borrower (other than in accordance with the terms of, or upon satisfaction of, the Mortgage Loan);

      o any acceptance of substitute or additional collateral for the mortgage loan (other than in accordance with the terms of the mortgage loan);

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

      o any acceptance of an assumption agreement releasing the borrower from liability under the mortgage loan.

      Limitation on Liability of the Directing Holder. The directing holder will not be liable to the trust or the series 200[_]-[__] certificateholders for any action taken, or for refraining from the taking of any action, pursuant to the pooling and servicing agreement, or for errors in judgment; except that the directing holder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 200[_]-[__] certificateholder acknowledges and agrees, by its acceptance of its series 200[_]-[__] certificates, that:

      o the directing holder or any directing holder representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 200[_]-[__] certificates;

      o the directing holder or any directing holder representative may act solely in the interests of the holders of the series 200[_]-[__] controlling class or the related Companion Loan, as applicable;

      o the directing holder or any directing holder representative does not have any duties to the holders of any class of series 200[_]-[__] certificates (other than the series 200[_]-[__] controlling class if the directing holder representative was appointed by such class);

      o the directing holder or any directing holder representative may take actions that favor the interests of the holders of the series 200[_]-[__] controlling class or the related Companion Loan, as the case may be, over the interests of the holders of one or more classes of series 200[_]-[__] certificates; and

      o the directing holder and any directing holder representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 200[_]-[__] controlling class or the related Companion Loan, as the case may be, and no series 200[_]-[__] certificateholder may take any action whatsoever against the directing holder or any directing holder representative for having so acted.

      In addition, the directing holders of the Non-Serviced Loan Combination will have limitations on their liability to the holders of the series 200[_]-[__] certificates similar to those described above for the directing holder and its representative.

Replacement of the Special Servicer

      The directing holder (or its representative) with respect to any mortgage loan may terminate an existing special servicer without cause, and appoint a successor to any special servicer that has resigned or been terminated.

      Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

      1. written confirmation from each of [____] and [____] that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the respective classes of series 200[_]-[__] certificates, and

      2. the written agreement of the proposed successor special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed successor special servicer.

      Any costs and expenses incurred in connection with the removal of a special servicer as described in this section that are not paid by the replacement special servicer will be paid by parties that exercised their rights to replace the special servicer.

      The [_____] Special Servicer may be removed as special servicer for the [_____] Loan Combination at any time by the majority holder of the controlling class of the [_____] Trust who will appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in either securitization containing a portion of the [_____] Loan Combination.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

      Due-on-Sale. Subject to the discussion under "--The Directing Holders" above, the special servicer will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right that the lender under any mortgage loan (other than a Non-Serviced Trust Loan) may have under a due-on-sale clause to accelerate payment of that mortgage loan. The special servicer may not waive any rights of the lender or grant consent under any due-on-sale clause, unless--

      o the special servicer has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 200[_]-[__] certificates or any Companion Loan Securities, or

      o such mortgage loan (A), together with all mortgage loans cross-collateralized with such mortgage loan, represents less than ___% the principal balance of all of the mortgage loans, (B) together with all mortgage loans cross-collateralized with such mortgage loan, has a principal balance that is $___ million or less, and (C) is not one of the ___ largest mortgage loans in the pool based on principal balance.

      Due-on-Encumbrance. Subject to the discussion under "--The Directing Holders" above, the special servicer will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right that the lender under any mortgage loan (other than a Non-Serviced Trust Loan) may have under a due-on-encumbrance clause to accelerate payment of that mortgage loan. The special servicer, may not waive any rights of the lender or grant consent under any due-on-encumbrance clause, unless--

      o the special servicer has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 200[_]-[__] certificates or any Companion Loan Securities,

      o such mortgage loan (A), together with all mortgage loans cross-collateralized with such mortgage loan, represents less than ___% of the principal balance of all of the mortgage loans, (B) together with all mortgage loans cross-collateralized with such mortgage loan, has a principal balance that is $___ million or less,
            (C) is not one of the ___ largest mortgage loans in the pool based on principal balance, (D) does not have an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than ___%, and (E) does not have an aggregate debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is equal to or less than ___x to 1.0x, or

      o the encumbrance relates to the grant of an easement, right-of-way or similar encumbrance that the special servicer determines will not have a material adverse impact on the value, use or operation of the mortgaged property or the ability of the borrower to perform its obligations under the mortgage loan.

Modifications, Waivers, Amendments and Consents

      The pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term (including, with respect to waivers, a term requiring terrorism insurance) of any mortgage loan or Companion Loan (other than the Non-Serviced Loan Combination) if that modification, extension, waiver or amendment:

      o     is consistent with the Servicing Standard, and

      o     except under the circumstances described below, will not--

            1. affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and other amounts constituting additional servicing compensation, payable under the mortgage loan,

            2. affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

            3. except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

            4. in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

      Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Directing Holders" above, the special servicer may--

      o reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge,

      o reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

      o forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

      o accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

      o subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that--

      1. the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

      2. in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 200[_]-[__] certificateholders and, if the mortgage loan is part of a Loan Combination (other than the Non-Serviced Loan Combination), to the related Companion Loan Holder, as a collective whole, on a present value basis, and

      3. that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any REMIC created pursuant to the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

      In no event, however, will the master servicer or special servicer be permitted to:

      o extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final payment date;

      o extend the maturity date of any mortgage loan for more than five years beyond its original maturity date; or

      o if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

      Any modification, extension, waiver or amendment of the payment terms of a mortgage loan that is part of a Loan Combination (other than the Non-Serviced Loan Combination) will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related co lender agreement, such that neither the trust as holder of that mortgage loan nor the Companion Loan Holder gains a priority over the other such holder that is not reflected in the related loan documents and the related co lender agreement.

     Each of the special servicer and the master servicer will be required to notify the trustee of any modification, extension, waiver or amendment of any term of any mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, extension, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.

     Except as described above and in other limited matters, neither the master servicer nor the special servicer may agree to waive, modify or amend any term of any mortgage loan. Furthermore, neither the master servicer nor the special servicer may agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code.

Required Appraisals

      Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the mortgage loans (other than the Non-Serviced Loan Combination), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged property, from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $__________, the special servicer may perform an internal valuation of the mortgaged property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged property, assuming there is more than one mortgaged property securing the related mortgage loan, is less than $__________, the special servicer may perform an internal valuation of the particular mortgaged property instead of obtaining an appraisal.

      As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent monthly debt service payments required to be made with respect to the affected mortgage loan. The Appraisal Reduction Amount for any mortgage loan will be determined following either--

      o the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

      o the receipt of a new appraisal or estimate, if one is required and obtained.

      See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

      If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

      o if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under "--General" above,

      o the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

      o no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

      The cost of each required appraisal, and any update of that appraisal, will be advanced by the special servicer or, at its request, by the master servicer and will be reimbursable to the special servicer or the master servicer, as the case may be, as a servicing advance.

      At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust or with respect to a mortgage loan that is part of a Loan Combination (excluding the Non-Serviced Loan Combination), the applicable directing holder (or its representative) will be entitled, at its own expense, to direct the special servicer to obtain a new appraisal that satisfies the criteria for a required appraisal. The applicable directing holder will pay for such appraisal at the request of the special servicer. Upon request of the directing holder, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

      With respect to the [____________] Loan Combination, the [____________] Special Servicer will be required to calculate an appraisal reduction under the [____________] PSA upon the occurrence of events substantially similar, but not identical, to those listed above. The appraisal reduction under the [____________] PSA will generally be calculated in a manner similar to but not identical to that set forth above. The resulting appraisal reductions will be applied pro rata to each mortgage loan in the related Loan Group.

Custodial Account

      General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the mortgage loans included in the trust. Payments and collections received in respect of a Companion Loan will be deposited in a custodial account for such Companion Loan (which may be a sub-account of the custodial account). The custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

      The funds held in the master servicer's custodial account may be held as cash or invested by the master servicer in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

      The custodial account and account activity conducted by the master servicer will not be independently verified by any other person or entity. Cash in the collection account in any collection period will generally be disbursed on the next payment date.

      Deposits. Under the pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the mortgage loans included in the trust, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage loans subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

      o all payments on account of principal on the subject mortgage loans, including principal prepayments;

      o all payments on account of interest on the subject mortgage loans, including Default Interest;

      o all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the subject mortgage loans;

      o all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the subject mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's REO account;

      o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

      o all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "--Maintenance of Insurance" below;

      o any amount required to be transferred from the special servicer's REO account; and

      o any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

      Upon receipt of any of the amounts described in the first four bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

      Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority and as are more specifically described in the pooling and servicing agreement:

      1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account," in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust attributable to the mortgage loans that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

            (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

            (b) payments and other collections received after the end of the related collection period, and

            (c) amounts that are payable or reimbursable from the custodial account to any person other than the series 200[_]-[__] certificateholders in accordance with any of clauses 3. through 8., below;

      2. to apply amounts held for future distribution on the series 200[_]-[__] certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement;

      3. to reimburse the trustee, the master servicer or the special servicer (or any other party that has made such advance), as applicable, for any unreimbursed advances (including interest thereon to the extent not paid pursuant to clause 5. below) made by that party under the pooling and servicing agreement or, with respect to the advances made on a Non-Serviced Trust Loan, under the applicable Pari Passu PSA, which reimbursement is to be made first out of collections on the mortgage loan or REO Property as to which the advance was made and then out of general collections on deposit in the custodial account; see "Description of the Offered Certificates--Reimbursement of Advances" in this prospectus supplement;

      4. to pay out of general collections on deposit in the custodial account: (a) to the master servicer earned and unpaid servicing fees in respect of each mortgage loan and any items of additional servicing compensation on deposit in the custodial account (b) certain servicing expenses that would, if advanced, be nonrecoverable, as discussed under "--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances" above; (c) certain other costs and expenses incurred by the trust that are permitted to be paid out of the custodial account pursuant to the pooling and servicing agreement; (d) to the trustee, the master servicer, the special servicer, the depositor or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any of the reimbursements or indemnities to which they are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters regarding the Trustee" in the accompanying prospectus;
            (e) to pay the special servicer earned and unpaid special servicing fees, earned and unpaid workout fees and liquidation fees and any items of additional special servicing compensation on deposit in the custodial account to which it is entitled with respect to any mortgage loan, which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

      5. to pay the trustee, the master servicer or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the pooling and servicing agreement, which payment is to be made out of Default Interest and late payment charges received with respect to the related mortgage loan during the collection period in which the advance is reimbursed;

      6. to pay unpaid expenses, other than interest on advances covered by clause 5. above, and other than special servicing fees, workout fees and liquidation fees, that were incurred with respect to any mortgage loan or related REO Property and that, if paid from a source other than the late payment charges and Default Interest referred to below in this clause 6., would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges received with respect to the related mortgage loan, to the extent such amounts have not been otherwise applied according to clause 5. above;

      7. to pay any other items described in this prospectus supplement as being payable from the custodial account;

      8.    to withdraw amounts deposited in the custodial account in error; and

      9. to clear and terminate the custodial account upon the termination of the pooling and servicing agreement.

      With respect to each Loan Combination (other than the Non-Serviced Loan Combination), the pooling and servicing agreement will provide that a subaccount be established to receive and apply payments as required pursuant to the related co lender or intercreditor agreement, as applicable.

      The pooling and servicing agreement will prohibit the application of amounts received on any Companion Loan to cover expenses payable or reimbursable out of general collections on non-related mortgage loans and REO Properties in the trust unless such amounts are identifiable as being solely attributable to such Companion Loans.

Maintenance of Insurance

      The pooling and servicing agreement will require the master servicer (with respect to mortgage loans and companion loans) or the special servicer (with respect to REO Property), as applicable, consistent with the Servicing Standard, to cause to be maintained for each mortgaged property (excluding the properties securing the Non-Serviced Loan Combination), all insurance coverage as is required under the related mortgage loan. However, the master servicer will be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain only to the extent that the trust has an insurable interest, such insurance is available at a commercially reasonable rate and the subject hazards are at the time commonly insured against for properties similar to the subject mortgaged property and located in or around the region in which such mortgaged property is located.

      Notwithstanding the foregoing, the master servicer or special servicer, as applicable, will not be required to cause a borrower to maintain (and shall not cause a mortgagor to be in default with respect to the failure of the related mortgagor to obtain such insurance) for a mortgaged property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related mortgage loan, in the event the special servicer determines that such insurance (a) is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in the region in which such mortgaged property is located (but only by reference to such insurance that has been obtained at current market rates) or (b) is not available at any rate.

      Any holder of a certificate that belongs to the series 200[_]-[__] controlling class (or in the case of a Loan Combination, the holder of the related Companion Note) may request that earthquake insurance be secured for one or more mortgaged properties by the related borrower, to the extent that insurance may reasonably be obtained and to the extent the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

      The pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate (including insurance that covers losses arising from terrorism) and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located.

      If either the master servicer or the special servicer obtains and maintains a blanket policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the pooling and servicing agreement, then, to the extent such policy--

      o is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the pooling and servicing agreement, and

      o provides protection equivalent to the individual policies otherwise required,

            the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties and/or REO Properties. That blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged property or REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy because of the deductible clause in the blanket policy.

Fair Value Option

      Serviced Loans. After any mortgage loan in the trust (excluding the [_____________] Trust Loan) has become a specially serviced mortgage loan as to which an event of default has occurred or is reasonably foreseeable, the special servicer will give notice of that event to the trustee, and the trustee will promptly notify each certificateholder of the series 200[_]-[__] controlling class. Any single certificateholder or group of certificateholders with a majority interest in the series 200[_]-[__] controlling class, the special servicer and any assignees of the foregoing parties will have the option to purchase that specially serviced mortgage loan at a price generally equal to the sum of--

      o     the outstanding principal balance of the mortgage loan,

      o all accrued and unpaid interest on the mortgage loan, other than Default Interest,

o all unreimbursed servicing advances with respect to the mortgage loan, and

o all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan.

      With respect to a Loan Combination that consists of two or more pari passu mortgage loans, the party that exercises the foregoing purchase option will only be entitled to purchase the pari passu mortgage loan in the trust.

      If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan as described in the prior paragraph, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan.

      Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph under "--Fair Value Option" above, the special servicer is required to promptly obtain an appraisal of the related mortgaged property by an independent appraiser (unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal). Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the penultimate paragraph of this "--Fair Value Option--Serviced Loans" section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

      There can be no assurance that the special servicer's fair market value determination for any specially serviced mortgage loan will equal the amount that could have actually been realized in an open bid or will equal or be greater than the amount that could have been realized through foreclosure or a workout of the subject specially serviced mortgage loan.

      If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from the special servicer's most recent determination of the fair value price and the special servicer thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer is required to, within 45 days, recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates. In connection with such recalculation, the special servicer may obtain an updated appraisal if it determines that market conditions or conditions at the mortgaged property warrant an updated appraisal.

      If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee is required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

      Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than another holder of the purchase option and, upon such assignment, such third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after written notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the trustee, the master servicer and the special servicer.

      In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling such mortgage loan to a holder of the purchase option.

      The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the purchase option has been exercised by an optionholder, (b) such specially serviced mortgage loan has ceased to be a specially serviced mortgage loan, (c) the related mortgaged property has become an REO Property or (d) a final recovery determination has been made with respect to such specially serviced mortgage loan. Until a specially serviced mortgage loan is purchased in the manner set forth above, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the Servicing Standard.

      Non-Serviced Loan Combination. With respect to the [____________] Trust Loan, the [____________] Special Servicer will use the fair value method determined by the [____________] Special Servicer under the [____________] PSA, which generally provides for a similar method of fair value determination as the pooling and servicing agreement for this transaction. The holder of that option under the [____________] PSA will be entitled to purchase the [____________] Loan Combination, and will be required to purchase (and the trust will be required to sell) the [____________] Trust Loan from the trust in connection with the exercise of that option.

Realization Upon Defaulted Mortgage Loans

      With respect to any specially serviced mortgage loan (excluding the Non-Serviced Trust Loans) that has become and continues to be in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The Directing Holders" above, the special servicer may, on behalf of the trust, take any of the following actions:

      o     institute foreclosure proceedings;

      o exercise any power of sale contained in the related mortgage instrument;

      o     obtain a deed in lieu of foreclosure; or

      o otherwise acquire title to the corresponding mortgaged property, by operation of law or otherwise.

      Notwithstanding the foregoing, the special servicer may not, on behalf of the trust, obtain title to a mortgaged property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged property, if, as a result of that action, the trustee, on behalf of the series 200[_]-[__] certificateholders and/or the Companion Loan Holder, could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged property within the meaning of CERCLA or any comparable law, unless:

      o the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

      o in the event that the determination described in the preceding bullet cannot be made--

            1. The special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 200[_]-[__] certificateholders and, if the subject mortgaged property secures a Loan Combination, the related Companion Loan Holder, as a collective whole, on a present value basis to acquire title to or possession of the mortgaged property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet, and

            2. the applicable directing holder has not objected to the special servicer's doing so,

      in any event as described under "--The Directing Holders--Rights and Powers of the Directing Holder" above.

      The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the preceding paragraph will generally be payable directly out of the master servicer's custodial account.

      If neither of the conditions set forth in the two bullets of the second preceding paragraph has been satisfied with respect to any mortgaged property securing a defaulted mortgage loan serviced under the pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the mortgaged property. In connection with the foregoing, the special servicer may, on behalf of the trust, but subject to the discussion under "--The Directing Holders--Rights and Powers of The Directing Holder" above, release all or a portion of the mortgaged property from the lien of the related mortgage.

      If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of the Liquidation Proceeds to the series 200[_]-[__] certificateholders, for--

      o any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

      o unreimbursed servicing expenses incurred with respect to the mortgage loan, and

      o any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

      In addition, amounts otherwise payable on the series 200[_]-[__] certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

REO Properties

      If title to any mortgaged property is acquired by the special servicer on behalf of the trust, then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

      o     the IRS grants an extension of time to sell the property, or

      o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

      Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that is in accordance with the Servicing Standard. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

      Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

      In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

      o maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

      o would, to the extent consistent with the preceding bullet and is in accordance with the Servicing Standard, maximize the trust's net after-tax proceeds from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

      The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code.

      This determination is most likely to occur in the case of an REO Property on which an operating business, such as a hotel, is located. To the extent that income the trust receives from an REO Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

      The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties and other operating businesses. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 200[_]-[__] certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

      The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested by the Special Servicer in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

      The REO account and account activity conducted by the special servicer will not be independently verified by any other person or entity. Cash in the REO account in any collection period will generally be held in such account until required or permitted to be disbursed in accordance with the terms of such account.

      The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

      o any withdrawals made out of those amounts as described in the preceding sentence, and

      o any portion of those amounts that may be retained as reserves as described in the next sentence.

      The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

      The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

Inspections; Collection of Operating Information

      The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged property (excluding the properties securing the Non Serviced Loan Combination) as soon as practicable after the related mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. Beginning in 200_, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged property (excluding the properties securing the Non Serviced Loan Combination) securing a non-specially serviced mortgage loan--

      o at least once every two calendar years in the case of mortgaged properties securing mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $_________ or less, and

      o at least once every calendar year in the case of all other mortgaged properties;

            provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged property if such property has been inspected by the master servicer or the special servicer in the preceding six months.

      The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the mortgaged property and that specifies the existence of any sale, transfer or abandonment of the mortgaged property or any material change in its condition or value.

      The special servicer, in the case of any specially serviced mortgage loans, and the master servicer, in the case of all other mortgage loans (excluding the Non-Serviced Loan Combination), will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers and review the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged properties and to the extent required under the loan documents, REO Properties. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects. The master servicer will be required to deliver, based on reports generated by itself and the special servicer, to the trustee, upon request, an operating statement analysis report with respect to each mortgaged property and REO Property for the applicable period. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. Each of the mortgage loans requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

Evidence as to Compliance

      On or before March 15 of each year, commencing in March 200[_], the master servicer and the special servicer will be required to deliver annually to the trustee and to us an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default. Each of the master servicer and the special servicer will be required to cause its respective sub-servicer to provide a similar officer's certificate, if such sub-servicer is either affiliated with the master servicer or special servicer, as applicable, or services 10% or more of the underlying mortgage loans.

      In addition, the master servicer, the special servicer and the trustee will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

      o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      o a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      o the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

      o a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      Each of the master servicer and the special servicer will be required to cause its respective sub-servicer to provide an Assessment of Compliance and an Attestation Report, unless such sub-servicer's activities relate to 5% or less of the underlying mortgage loans.

Events of Default

      Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

      o the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

      o the master servicer fails to remit to the trustee for deposit in the trustee's distribution account any amount required to be so remitted, and that failure continues unremedied until 11:00 a.m., New York City time, on the applicable payment date, or the master servicer fails to make in a timely manner any payments required to be made to any Companion Loan Holder, and that failure continues unremedied until 11:00 a.m., New York City time, on the first business day following the applicable payment date;

      o the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer by the trustee or any other parties to the pooling and servicing agreement;

      o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days or, if the responsible party is diligently attempting to remedy the failure, 60 days after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 200[_]-[__] certificateholders entitled to not less than 25% of the voting rights for the series or by a Companion Loan Holder, if affected;

      o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 200[_]-[__] certificateholders or a Companion Loan Holder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 200[_]-[__] certificateholders entitled to not less than 25% of the voting rights for the series or by the affected Companion Loan Holder;

      o various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

      o one or more ratings assigned by __________ to the series 200[_]-[__] certificates are qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch (and such "watch status" placement shall not have been withdrawn within 60 days of the date such servicing officer obtained actual knowledge), and _________ has given written notice to the trustee that such action is solely or in material part a result of the master servicer or special servicer acting in that capacity; and

      o the master servicer or the special servicer is removed from S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within 60 days.

      The pooling and servicing agreement will also provide that upon the master servicer's failure to perform certain of its responsibilities with respect to the Companion Loans, the holders of the Companion Loans will have certain remedies as more particularly described below under "--Rights Upon Event of Default."

Rights Upon Event of Default

      If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series 200[_]-[__] certificateholders entitled to not less than 25% of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 200[_]-[__] certificateholder. Upon any termination, the trustee must either:

      o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

      o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

      The holders of series 200[_]-[__] certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor.

      Notwithstanding the foregoing discussion in this "--Rights Upon Event of Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last two bullets under "--Events of Default" above, the master servicer will have the right for a period of 45 days, at its expense, to sell its master servicing rights with respect to the mortgage loans to a master servicer whose appointment the applicable rating agencies have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 200[_]-[__] certificates.

      Notwithstanding the foregoing in this "--Rights Upon Event of Default" section, if an event of default on the part of the master servicer affects a Companion Loan and if the master servicer is not otherwise terminated, the trustee, at the direction of the Companion Loan Holder, will be required to direct the master servicer to appoint a sub-servicer (if a sub-servicer or primary servicer is not already in place and an event of default with respect to such sub servicer or primary servicer has not occurred) that will be responsible for servicing the related Loan Combination. If an event of default on the part of the master servicer only affects a Companion Loan, the master servicer may not be terminated, however, the trustee, at the direction of the Companion Loan Holder, will be required to direct the master servicer to appoint a sub-servicer (if a sub-servicer or primary servicer is not already in place and an event of default with respect to such sub servicer or primary servicer has not occurred) that will be responsible for servicing such Loan Combination. If an event of default has occurred with respect to the master servicer but not the primary servicer for any mortgage loan under the relevant primary servicing agreement, the primary servicer will remain responsible for servicing such mortgage loan.

      In general, series 200[_]-[__] certificateholders entitled to at least 66(2)/3% of the voting rights allocated to each class of series 200[_]-[__] certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last two bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of the series 200[_]-[__] certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

      No series 200[_]-[__] certificateholder will have the right under the pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any mortgage loan unless--

      o that holder previously has given to the trustee written notice of default,

      o except in the case of a default by the trustee, series 2200[_]-[__] certificateholders entitled to not less than 25% of the voting rights for the _________ series have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

      o except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

      The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 200[_]-[__] certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

General

      The series 200[_]-[__] certificates will be issued, on or about ________, 200_, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

      o     the mortgage loans;

      o any and all payments under and proceeds of the mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

      o the loan documents for the mortgage loans (subject to the rights of the holders of any Companion Loans in any Loan Combination), including any intercreditor agreement or co-lender agreement with respect to any Loan Combination;

      o our rights under our mortgage loan purchase agreement with each Mortgage Loan Seller;

      o any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

      o those funds or assets as from time to time are deposited in the master servicer's custodial account described under "Servicing Under the Pooling and Servicing Agreement--Custodial Account," the special servicer's REO account described under "Servicing Under the Pooling and Servicing Agreement--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

      The series 200[_]-[__] certificates will include the following classes:

      o class A-1, class A-2, class A-3, class A-4, class A-AB, class A-5, class A-1A, class A-MFL, class A-M, class A-J, class B, class C, class D, class E and class XP, which are the classes of series 200[_]-[___] certificates that are offered by this prospectus supplement, and

      o class XP, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class R-I and class R-II, which are the classes of series 200[_]-[__] certificates, which will be retained or privately placed by us, and are not offered by this prospectus supplement.

      The class A-1, class A-2, class A-3, class A-4, class A-AB, class A-5, class A-1A, class A-MFL, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates are the series 200[_]-[__] certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 200[_]-[__] principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 200[_]-[__] principal balance certificates that was previously so reduced, without a corresponding payment of principal, may be reinstated, with past due interest on such balance, to the extent of funds available therefor. See "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below.

      Notwithstanding the foregoing, in the case of the class A-MFL certificates, any applicable distributions of principal on any given payment date will first be allocated in reduction of the total principal balance of the class A-MFL regular interest before actually being distributed to the class A-MFL certificateholders. In addition, any reduction in the total principal balance of the class A-MFL certificates on any given distribution date, without a corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses, and any reinstatement of any portion of the total principal balance of the class A-MFL certificates on any given distribution date, will be made in response to a corresponding reduction made in the total principal balance of the class A-MFL regular interest in connection with those losses and expenses or a corresponding reinstatement of a portion of the total principal balance of the class A-MFL regular interest, as the case may be.

      The class XP and class XC certificates will not have principal balances and are sometimes referred to in this prospectus supplement collectively, as the interest-only certificates. For purposes of calculating the amount of accrued interest, each of the interest-only certificates will have a notional amount. The initial notional amounts of the class XP and class XC certificates will be $[______] and $[______], respectively, although in each case it may be as much as 5% larger or smaller.

      The notional amount of the class XP certificates will vary over time and will be determined in accordance with Annex F to this prospectus supplement.

      [On each payment date, the notional amount of the class XC certificates will generally equal the aggregate outstanding principal balance of the class [A-1, class A-2, class A-3, class A-4, class A-AB, class A-5, class A-1A, class A-MFL, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P] certificates.]

      The class R-I and class R-II certificates will not have principal balances or notional amounts.

      In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount of that class, and the denominator of which will be the original total principal balance or notional amount of that class. Certificate factors will be reported monthly in the trustee's payment date statement.

Registration and Denominations

      General. The offered certificates will be issued in book-entry form in original denominations of $[25,000] initial principal balance--or, solely in the case of the class XP certificates, $[_____] initial notional amount--and in any additional whole dollar denominations.

      Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

      o all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

      o all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

      The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

      DTC, Euroclear and Clearstream. You will hold your certificates through DTC, in the United States, or Clearstream Banking, societe anonyme, or Euroclear Bank as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the accompanying prospectus.

      Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex H to this prospectus supplement.

Distribution Account

      General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 200[_]-[__] certificates and from which it will make those payments. Each distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account will remain uninvested.

      Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

      o All payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

            1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

            2. payments and other collections received after the end of the related collection period;

            3. amounts that are payable or reimbursable from the master servicer's custodial account to any person other than the series 200[_]-[__] certificateholders, including--

                  (a) amounts payable to the master servicer (including any primary servicer) or the special servicer as compensation, as described under "Servicing Under the Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement,

                  (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, as permitted under the pooling and servicing agreement,

                  (c) amounts payable to any other party under the [ ] PSA or intercreditor agreement, as applicable, with respect to a Loan Combination, and

                  (d) amounts payable with respect to other expenses of the trust; and

            4. amounts deposited in the master servicer's custodial account in error.

      o Any advances of delinquent monthly debt service payments made by the master servicer on the mortgage loans with respect to that payment date.

      o Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

      See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing Under the Pooling and Servicing Agreement--Custodial Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

      With respect to each payment date that occurs during March, commencing in 2006, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account or the sub-account, as applicable, the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis.

      Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

      o to pay itself a monthly fee which is described under "--The Trustee" below;

      o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

      o to pay for various opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and the administration of the trust;

      o to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing Under the Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

      o to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

      o with respect to each payment date during January [____] or any year thereafter that is not a leap year or during February [____] or any year thereafter, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis; and

      o to pay to the person entitled thereto any amounts deposited in the distribution account in error.

      On each payment date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 200[_]-[__] certificates. For any payment date, those funds will consist of two separate components--

      o the portion of those funds that represent prepayment consideration collected on the mortgage loans included in the trust as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, class A-2, class A-3, class A-4, class A-AB, class A-5, class A-1A, class A-MFL, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class XP and class XC certificates, as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below, and

      o the remaining portion of those funds, which we refer to as the Available P&I Funds and will be paid to the holders of all the series 200[_]-[__] certificates as described under "--Payments--Priority of Payments" below.

Interest Reserve Account

      The trustee will be required to maintain an account in which it will hold the interest reserve amounts described below with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

      During January, except in a leap year, and during February of each calendar year, beginning in [________], the trustee will, on or before the payment date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans included in the trust that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans included in the trust will equal one day's interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period.

      During March of each calendar year, beginning in [________], the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its distribution account or the sub-account thereof, as applicable, any and all interest reserve amounts then on deposit in the interest reserve account with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account or sub-account will be included in the Available P&I Funds for the payment date during the month of transfer.

Payments

      General. For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 20[_]-[__] certificates will be divided into:

      1. Loan group No. 1, which will consist of ______ underlying mortgage loans, with an Initial Loan group No. 1 Balance of $_________, representing approximately ___% of the Initial Mortgage Pool Balance.

      2. Loan group No. 2, which will consist of ______ underlying mortgage loans, with an Initial Loan group No. 2 Balance of $_________, representing approximately ___% of the Initial Mortgage Pool Balance.

      On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series 200[_]-[__] certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur (or, in the case of the initial payment date, the holders of record as of the close of business on the date of initial issuance). The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

      In order for a series 200[_]-[__] certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to (or, in the case of the initial payment date, no later than) the record date for that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

      Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

      Payments of Interest. All of the classes of the series 200[_]-[__] certificates and the class A-MFL regular interest will bear interest, except for the class R-I and class R-II certificates.

      With respect to each interest-bearing class of the series 200[_]-[__] certificates and the class A-MFL regular interest, that interest will accrue during each interest accrual period based upon--

      o the pass-through rate applicable for that class or the class A-MFL regular interest, as the case may be, for that interest accrual period,

      o the total principal balance or notional amount, as the case may be, of that class, or the class A-MFL regular interest, as the case may be, outstanding immediately prior to the related payment date, and

      o the assumption that each year consists of twelve 30-day months (or, in the case of the class A-MFL certificates, for so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in the applicable interest accrual period and the assumption that each year consists of 360 days).

      In addition, if the pass-through rate of the class A-MFL regular interest for any interest accrual period is limited by the Weighted Average Pool Pass-Through Rate, then the amount by which the interest distributable with respect to the class A-MFL regular interest is reduced as a result of that limitation will result in a corresponding reduction to the amount of interest payable by the swap counterparty with respect to the related distribution date and therefore a corresponding reduction to the amount of interest distributable with respect to the class A-MFL certificates on that distribution date.

      If the holders of any interest-bearing class of the series 200[_]-[__] (exclusive of the class A-MFL certificates) or with respect to the class A-MFL regular interest do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds, for those future payment dates and the priorities of payment described under "--Priority of Payments" below.

      The Net Aggregate Prepayment Interest Shortfall for any payment date will be allocated among the respective interest-bearing classes of the series 200[_]-[__] certificates (exclusive of the class A-MFL certificates) or with respect to the class A-MFL regular interest, [on a pro rata basis in accordance with the respective amounts of accrued interest in respect of such interest-bearing classes of series 200[_]-[__] certificates (exclusive of the class A-MFL certificates) or with respect to the class A-MFL regular interest for the related interest accrual period].

      Although Net Aggregate Prepayment Interest Shortfalls will not be allocated directly to the class A-MFL certificates, any such shortfalls allocated to the class A-MFL regular interest will result in a dollar-for-dollar reduction in the interest distributable on the class A-MFL certificates.

      Any distributions of interest allocated to the class A-MFL regular interest will be deposited in the trustee's floating rate account and will thereafter be distributed to the holders of the class A-MFL certificates and/or the swap counterparty, as applicable.

      Calculation of Pass-Through Rates. The pass-through rates for each of the class [_____] certificates will be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for the subject class.

      The pass-through rates for each of the class [_____] certificates will generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the Weighted Average Pool Pass-Through Rate is below the fixed pass-through rate for the subject class of certificates, then the pass-through rate that will be in effect for the subject class of certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

      The pass-through rate for the class [____] certificates will be equal to the Weighted Average Pool Pass-Through Rate minus [____]%.

      The pass-through rates for the class [____] certificates will be equal to the Weighted Average Pool Pass-Through Rate.

      The pass-through rate applicable to the class A-MFL regular interest for each interest accrual period will equal the lesser of--

      o     ____% per annum, and

      o the Weighted Average Pool Pass-Through Rate for the related distribution date.

      For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate applicable to the class A-MFL certificates for each interest accrual period will equal LIBOR plus _____% per annum. However, the pass-through rate with respect to the class A-MFL certificates may be effectively reduced as a result of shortfalls allocated to the class A-MFL regular interest. In addition, if there is a continuing Swap Payment Default, or if the swap agreement is terminated and a replacement swap agreement is not obtained, then the pass-through rate applicable to the class A-MFL certificates will convert to a per annum rate equal to the pass-through rate on the class A-MFL regular interest, and accordingly the interest accrual period and interest accrual basis for the class A-MFL certificates will convert to those of the class A-MFL regular interest. See "--Payments on the Class A-MFL Certificates" and "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

      The term "LIBOR" means, with respect to the class A-MFL certificates and each interest accrual period for those certificates, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If that rate does not appear on Dow Jones Market Service Page 3750, LIBOR for that interest accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any five major reference banks in the London interbank market selected by the calculation agent under the swap agreement to provide that bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of the subject interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under the swap agreement will request the principal London office of any five major reference banks in the London interbank market selected by the calculation agent to provide a quotation of those rates, as offered by each such bank. If at least two such quotations are provided, LIBOR for that interest accrual period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for that interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the calculation agent under the swap agreement, at approximately 11:00 a.m., New York City time, on the related LIBOR Determination Date with respect to the subject interest accrual period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under the swap agreement will determine LIBOR for each interest accrual period and the determination of LIBOR by that calculation agent will be binding absent manifest error.

      The "LIBOR Determination Date" for the class A-MFL certificates is (i) with respect to the initial interest accrual period, ____________, 20[__], and
(ii) with respect to each applicable interest accrual period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject interest accrual period. A "LIBOR Business Day" is any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England and/or New York, New York, as applicable for purposes of calculating LIBOR as described in the prior paragraph.

      The pass-through rate applicable to the class XC certificates for each payment date will equal the weighted average of the class XC strip rates at which interest accrues from time to time on the various components of the class XC certificates outstanding immediately prior to such payment date (weighted on the basis of the balances of those class XC components immediately prior to the related payment date). Each class XC component will be comprised of all or a designated portion of the principal balance certificates. In general, the entire principal balance of each class of principal balance certificates will constitute a separate class XC component. However, if a portion, but not all, of the principal balance of any particular class of principal balance certificates is identified under "Annex F--Terms of the Class XP Certificates," as being part of the notional amount of the class XP certificates immediately prior to any such payment date, then the identified portion of the principal balance of such class will also represent one or more separate class XC components for purposes of calculating the pass-through rate of the class XC certificates, and the remaining portion of the principal balance of such class will represent one or more other separate class XC components for purposes of calculating the pass-through rate of the class XC certificates. For each payment date through and including the payment date in [________], the class XC strip rate for each class XC component will be calculated as follows:

      o if such class XC component consists of the entire principal balance or a designated portion of any class of principal balance certificates, and if the principal balance does not, in whole or in part, also constitute a class XP component immediately prior to the payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the payment date, over (b) the pass-through rate in effect for the payment date for the applicable class of principal balance certificates; and

      o if such class XC component consists of the entire principal balance or a designated portion of the principal balance of any class of principal balance certificates, and if the designated portion of the principal balance also constitutes one or more class XP components immediately prior to the payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the payment date, over (b) the sum of (i) the class XP strip rate (as described in Annex F) for the applicable class XP component(s), and (ii) the pass-through rate in effect for the payment date for the applicable class of principal balance certificates.

      For each payment date after the payment date in [___________], the principal balance of each class of principal balance certificates will constitute one or more separate class XC components, and the applicable class XC strip rate with respect to each such class XC component for each payment date will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the related payment date, over (b) the pass-through rate in effect for the payment date for the class of principal balance certificates.

      The pass-through rate applicable to the class XP certificates for each payment date will be as set forth on Annex F to this prospectus supplement.

      The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan from what it was on the date of initial issuance of the offered certificates, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

      The class R-I and class R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

      Payments of Principal. Subject to the Available P&I Funds and the priority of payments described under "--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 200[_]-[__] certificates, other than the class XP, class XC, class R-I and class R-II certificates, on each payment date will equal that class's allocable share of the Total Principal Payment Amount for that payment date. However, all payments of principal on the class A-MFL certificates will be made out of payments of principal made to the trustee's floating rate account with respect to the class A-MFL regular interest.

      In general, on each payment date, the portion of the Total Principal Payment Amount that is attributable to the mortgage loans will be distributed to the holders of the class A-1, class A-2, class A-3, class A-4, class A-AB, class A-5 and class A-1A certificates in the following order of priority:

      A. To the class A-1, class A-2, class A-3, class A-4, class A-AB and class A-5 certificates:

            o First, to the class A-AB certificates, from collections of principal in respect to Loan Group No. 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, Loan Group No. 2, until the principal balance of the class A-AB certificates has been reduced to the planned principal balance for such payment date set forth on Annex G to this prospectus supplement;

            o Second, to the class A-1 certificates, from collections of principal in respect to Loan Group No. 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, Loan Group No. 2, until the principal balance of the class A-1 certificates has been reduced to zero;

            o Third, to the class A-2 certificates, from collections of principal in respect to Loan Group No. 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, Loan Group No. 2, until the principal balance of the class A-2 certificates has been reduced to zero;

            o Fourth, to the class A-3 certificates, from collections of principal in respect to Loan Group No. 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, Loan Group No. 2, until the principal balance of the class A-3 certificates has been reduced to zero;

            o Fifth, to the class A-4 certificates, from collections of principal in respect to Loan Group No. 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, Loan Group No. 2, until the principal balance of the class A-4 certificates has been reduced to zero;

            o Sixth, to the class A-AB certificates, from collections of principal in respect to Loan Group No. 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, Loan Group No. 2, until the principal balance of the class A-AB certificates has been reduced to zero;

            o Seventh, to the class A-5 certificates, from collections of principal in respect to Loan Group No. 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, Loan Group No. 2, until the principal balance of the class A-5 certificates has been reduced to zero; and, concurrently,

      B. To the class A-1A certificates, from collections of principal in respect to Loan Group No. 2 and, after the principal balance of the class A-5 certificates has been reduced to zero, Loan Group No. 1, until the principal balance of the class A-1A certificates has been reduced to zero.

      However, all payments of principal on the class A-MFL certificates will be made out of payments of principal made to the trustee's floating rate account with respect to the class A-MFL regular interest.

      While any of the class A-1, class A-2, class A-3, class A-4, class A-AB, class A-5 and class A-1A certificates are outstanding, no portion of the Total Principal Payment Amount for any payment date will be allocated to any other class of series 200[_]-[__] certificates.

      Following the retirement of the class A-1, class A-2, class A-3, class A-4, class A-AB, class A-5 and class A-1A certificates, the Total Principal Payment Amount for each payment date will be allocated between the class A-MFL regular interest and the class A-M certificates, on a pro rata basis in accordance with the respective total principal balances thereof, to the extent necessary to reduce those respective total principal balances to zero. Any distributions of principal allocated to the class A-MFL regular interest will be deposited in the trustee's floating rate account and thereafter distributed to the holders of the class A-MFL certificates. Following the retirement of the class A-1, class A-2, class A-3, class A-4, class A-AB, class A-T, class A-1A, class A-MFL and class A-M certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series 200[_]-[__] certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

      o the portion of that Total Principal Payment Amount that remains unallocated, and

      o the total principal balance of the particular class immediately prior to that payment date.

                     Order of Allocation              Class
                     -------------------              -----
                             1st
                             2nd                       A-J
                             3rd                        B
                             4th                        C
                             5th                        D
                             6th                        E
                             7th                        F
                             8th                        G
                             9th                        H
                             10th                       J
                             11th                       K
                             12th                       L
                             13th                       M
                             14th                       N
                             15th                       O

      In no event will the holders of any class of series 200[_]-[__] certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, class A-2, class A-3, class A-4, class A-AB, class A-5 and class A-1A certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 200[_]-[__] certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of series 200[_]-[__] certificates, if any, listed above it in the foregoing table and if applicable, the class A-MFL regular interest is reduced to zero.

      If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the underlying mortgage loans, that reimbursement will reduce the amount of principal available to be distributed on the series 200[_]-[__] principal balance certificates (exclusive of the class A-MFL certificate) and the class A-MFL regular interest and will result in a reduction of the certificate principal balance of the series 200[_]-[__] principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL regular interest. See "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described above in this paragraph, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any Work-out Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 200[_]-[__] principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL regular interest on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See "--Reimbursement of Advances" below. If there is a subsequent recovery of a non-recoverable advance or Work-out Delayed Reimbursement Amount that was reimbursed out of general principal collections, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 200[_]-[__] principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL regular interest. For purposes of determining the respective portions of the Total Principal Payment Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 200_-C_ principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL regular interest will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the [____] preceding sentence.

      Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 200[_]-[__] certificates (exclusive of the class A-MFL certificates) and the class A-MFL regular interest, other than the class XP, class XC, class R-I and class R-II certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 200[_]-[__] certificates (exclusive of the class A-MFL certificates) and the class A-MFL regular interest, then, subject to Available P&I Funds and the priority of payments described under "--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Priority of Payments" below means, in the case of any class of series 200[_]-[__] certificates (exclusive of the class A-MFL certificates) and the class A-MFL regular interest, other than the class XP, class XC, class R-I and class R-II certificates, for any payment date, the total amount to which the holders of that class or the class A-MFL regular interest, as the case may be, are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class or the class A-MFL regular interest, as the case may be, on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below.

      In limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage loans exceeds the total principal balance of the series 200[_]-[__] principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 200[_]-[__] principal balance certificates that was previously reduced as described in the preceding paragraph, without a corresponding payment of principal, may be reinstated, with past due interest on such balance, to the extent of funds available therefor. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 200[_]-[__] principal balance certificates. See "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below.

      Priority of Payments. On each payment date, the trustee will apply the Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:


  Order of       Recipient Class or
  Payment              Classes                                    Type and Amount of Payment
--------------------------------------------------------------------------------------------------------------------
     1        A-1, A-2, A-3, A-4, A-AB   Interest in respect of loan group no. 1, up to the total interest payable
                      and A-5*           on the respective amounts of interest payable on these classes

                        A-1A*            Interest in respect of loan group no. 2, up to the total interest payable on that class

                     XP and XC*          Interest in respect of the mortgage
                                         paid, up to the total interest payable
                                         on the respective amounts of interest
                                         payable on these classes
--------------------------------------------------------------------------------------------------------------------
     2                  A-AB             Principal in respect of loan group no. 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, loan group no. 2, up to the portion of the Total Principal Payment Amount necessary to reduce the principal balance of the class A-AB certificates to the planned principal balance for such payment date as set forth on Annex G to this prospectus supplement

                        A-1A             Principal in respect of loan group no. 2 and, after the principal balance of the class A-J certificates has been reduced to zero, loan group no. 1, up to the total principal payable in this class
--------------------------------------------------------------------------------------------------------------------
     3           A-1, A-2, A-3, A-4,     Principal in respect of loan group no. 1 and, after the principal balance
                    A-AB and A-5         of the class A-1A certificates has been reduced to zero, loan group no. 2, up to the total principal payable on those classes, allocable among those classes as described above under "--Payments of Principal"
--------------------------------------------------------------------------------------------------------------------
     4           A-1, A-2, A-3, A-4,     Reimbursement up to the total loss reimbursement amount for those classes,
                 A-AB, A-5 and A-1A      pro rata based on the loss reimbursement amount for each of those classes
--------------------------------------------------------------------------------------------------------------------
     5             A-M and A-MFL         Interest up to the total interest payable on that class and that regular
                 regular interest        interest, pro rata, based on total outstanding principal balance

     6          A-M and A-MFL regular    Principal up to the total principal payable on that class and that regular
                      interest           interest, pro rata, based on total outstanding principal balance

     7          A-M and A-MFL regular    Reimbursement up to the loss reimbursement amount for that class and that
                      interest           regular interest, pro rata, based on total outstanding principal balance
--------------------------------------------------------------------------------------------------------------------
     8                   A-J             Interest up to the total interest payable on that class
     9                   A-J             Principal up to the total principal payable on that class
     10                  A-J             Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------
     11                   B              Interest up to the total interest payable on that class
     12                   B              Principal up to the total principal payable on that class
     13                   B              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------
     14                   C              Interest up to the total interest payable on that class
     15                   C              Principal up to the total principal payable on that class
     16                   C              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------
     17                   D              Interest up to the total interest payable on that class
     18                   D              Principal up to the total principal payable on that class
     19                   D              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------
     20                   E              Interest up to the total interest payable on that class
     21                   E              Principal up to the total principal payable on that class
     22                   E              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------



  Order of       Recipient Class or
  Payment              Classes                                    Type and Amount of Payment
--------------------------------------------------------------------------------------------------------------------
     23                   F              Interest up to the total interest payable on that class
     24                   F              Principal up to the total principal payable on that class
     25                   F              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------
     26                   G              Interest up to the total interest payable on that class
     27                   G              Principal up to the total principal payable on that class
     28                   G              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------
     29                   H              Interest up to the total interest payable on that class
     30                   H              Principal up to the total principal payable on that class
     31                   H              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------
     32                   J              Interest up to the total interest payable on that class
     33                   J              Principal up to the total principal payable on that class
     34                   J              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------
     35                   K              Interest up to the total interest payable on that class
     36                   K              Principal up to the total principal payable on that class
     37                   K              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------
     38                   L              Interest up to the total interest payable on that class
     39                   L              Principal up to the total principal payable on that class
     40                   L              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------
     41                   M              Interest up to the total interest payable on that class
     42                   M              Principal up to the total principal payable on that class
     43                   M              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------
     44                   N              Interest up to the total interest payable on that class
     45                   N              Principal up to the total principal payable on that class
     46                   N              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------
     47                   O              Interest up to the total interest payable on that class
     48                   O              Principal up to the total principal payable on that class
     49                   O              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------
     50                   P              Interest up to the total interest payable on that class
     51                   P              Principal up to the total principal payable on that class
     52                   P              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------
     53             R-I and R-II         Any remaining Available P&I Funds
--------------------------------------------------------------------------------------------------------------------


* Provided, however, that if the interest payments for the subject payment date is insufficient to pay in full the total amount of interest to be distributable with respect to any of these classes as described above, then the interest payments will be allocated among all of those classes, pro rata, in proportion to the respective amounts of interest payable on those classes, without regard to loan group.

      Interest, principal and loss reimbursement amount in respect to the class A-MFL regular interest will be paid to the trustee's floating rate account for distribution to the holders of the class A-MFL certificates and/or the swap counterparty on the subject distribution date.

      Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class [_____] certificates that are, and to the trustee's floating rate account with respect to the class A-MFL regular interest if it is, then entitled to payments of principal from the loan group (i.e. Loan group No. 1 or Loan group No. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those certificates and/or regular interest, the product of--

      o [the full amount of that prepayment consideration, net of workout fees and liquidation fees payable from it, multiplied by

      o a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates and/or regular interest over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

      o a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 20[_]-[_] principal balance certificates or with respect to that regular interest, as the case may be, on that payment date with respect to the Loan Group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Net Total Principal Payment Amount for that distribution date attributable to the Loan Group that includes the prepaid mortgage loan.]

      Prior to the payment date in , the trustee will thereafter pay any remaining portion of that net prepayment consideration % to the holders of the class ___ certificates and % to the holders of the class ___ certificates. On or after the payment date in , the trustee will thereafter pay any remaining portion of that net prepayment consideration 100% to the holders of the class ___ certificates.

      The discount rate applicable to any class of offered certificates or regular interest with respect to any prepaid mortgage loan will equal the yield, when compounded monthly, on the U.S. Treasury primary issue with a maturity date closest to the maturity date for the prepaid mortgage loan. In the event that there are two such U.S. Treasury issues--

      o with the same coupon, the issue with the lower yield will be utilized, or

      o with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

      For so long as the swap agreement relating to the class A-MFL certificates remains in effect and there is no continuing payment default thereunder on the part of the swap counterparty, prepayment consideration allocated to the class A-MFL regular interest will be payable to the swap counterparty.

      Neither we nor the underwriters make any representation as to--

      o the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

      o the collectability of any prepayment premium or yield maintenance charge.

      See "Description of the Mortgage Pool--Terms and Conditions of the Trust Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

      Payments on the Class A-MFL Certificates. On each distribution date, for so long as the total principal balance of the class A-MFL certificates has not been reduced to zero, the trustee is required to apply amounts on deposit in the floating rate account (exclusive of any portion thereof that constitutes prepayment consideration, amounts deposited in error, amounts payable to the swap counterparty and/or interest and other investment earnings payable to the trustee), in the following order of priority:

      o first, to make distributions of interest to the holders of the class A-MFL certificates, up to an amount equal to the Class A-MFL Interest Distribution Amount for the subject distribution date;

      o second, to make distributions of principal to the holders of the class A-MFL certificates, up to the Class A-MFL Principal Distribution Amount for the subject distribution date, until the total principal balance of that class is reduced to zero; and

      o third, to reimburse the holders of the class A-MFL certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

      For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the "Class A-MFL Interest Distribution Amount" with respect to any distribution date will generally be equal to: (a) all interest accrued during the related interest accrual period at the applicable pass-through rate for the class A-MFL certificates on the total principal balance of such class, reduced (to not less than zero) by (b) the excess, if any, of (i) 1/12th of the product of (A) ______% and (B) the total principal balance of the class A-MFL certificates immediately prior to the subject payment date, over (ii) the amount of interest distributions with respect to the class A-MFL regular interest pursuant to the priority of distributions on that payment date; and increased by (c) to the extent not otherwise payable to the swap counterparty, the amount, if any, by which (i) interest distributions with respect to the class A-MFL regular interest pursuant to the priority of distributions on that payment date exceeds
(ii) 1/12th of the product of (A) ______%, multiplied by (B) the notional amount of the swap agreement for that payment date. All or a portion of the amount described in clause (c) of the prior sentence with respect to any payment date may be payable to the swap counterparty if, with respect to any prior payment date, the amount of the reduction described in clause (b) of the prior sentence exceeded the maximum amount payable by the swap counterparty with respect to that prior payment date without regard to any such reduction. Notwithstanding the foregoing, if there is a continuing Swap Payment Default, or if the swap agreement is terminated and a replacement swap agreement is not obtained, then the "Class A-MFL Interest Distribution Amount" with respect to any payment date will be the amount of interest distributions with respect to the class A-MFL regular interest on such payment date pursuant to the priority of distributions.

      With respect to any payment date, the "Class A-MFL Principal Distribution Amount" will be an amount equal to the amount of principal allocated to the class A-MFL regular interest pursuant to the priority of distributions on such payment date.

      For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, all prepayment consideration allocable to the class A-MFL regular interest will be payable to the swap counterparty. However, if there is a continuing Swap Payment Default, or if the swap agreement is terminated and a replacement swap agreement is not obtained, then all prepayment consideration allocable to the class A-MFL regular interest will be payable to the holders of the class A-MFL certificates.

      See "--Payments--Priority of Payments" and "Description of the Swap Agreement" in this prospectus supplement.

Treatment of REO Properties

      Notwithstanding that any mortgaged property securing a mortgage loan included in the trust may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

      o payments on the series 200[_]-[__] certificates and/or the class A-MFL regular interest,

      o allocations of Realized Losses and Additional Trust Fund Expenses to the series 200[_]-[__] certificates and/or the class A-MFL regular interest, and

      o the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

      In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

      Operating revenues and other proceeds derived from an REO Property will be applied--

      o first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

      o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

      To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan included in the trust as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses

      As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the Mortgage Pool may decline below the total principal balance of the series 200[_]-[__] certificates. If this occurs following the payments made to the certificateholders and with respect to the class A-MFL regular interest on any payment date, then the respective total principal balances of the following classes of the series 200[_]-[__] certificates (or, in the case of the reference to "A-MFL" below, the class A-MFL regular interest) are to be successively reduced in the following order, until the total principal balance of those classes of certificates or the class A-MFL regular interest, as the case may be, equals the total Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following that payment date.

            Order of Allocation                    Class
            -------------------                    -----
                   1st                               P
                   2nd                               O
                   3rd                               N
                   4th                               M
                   5th                               L
                   6th                               K
                   7th                               J
                   8th                               H
                   9th                               G
                  10th                               F
                  11th                               E
                  12th                               D
                  13th                               C
                  14th                               B
                  15th                              A-J
                  16th                A-MFL and A-M, pro rata based on
                                    total outstanding principal balance
                  17th             A-1, A-2, A-3, A-4, A-AB, A-5 and A-1A
                                    pro rata based on total outstanding
                                             principal balances

      The reference in the foregoing table to "A-MFL" means the class A-MFL regular interest. However, any reduction in the total principal balance of the class A-MFL regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-MFL certificates.

      The reductions in the total principal balances of the respective classes of series 200[_]-[__] certificates with principal balances and with respect to the class A-MFL regular interest, as described in the previous paragraph, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between the mortgage loans and those classes of series 200[_]-[__] certificates and the class A-MFL regular interest.

      Any amounts similar to Realized Losses or Additional Trust Fund Expenses that are calculated under the [______] PSA and intercreditor agreement and are associated with the [____] Loan Combinations will generally be allocated pro rata among the corresponding pari passu Companion Loans secured by such properties. The portion of such Realized Losses or Additional Trust Fund Expenses that are allocated to the [_______] Trust Loan will be allocated among the series 20[_]-[_] certificates and the class A-MFL regular interest in the manner described above.

      The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

      o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest), over

      o the total amount of Liquidation Proceeds, if any, recovered in connection with the liquidation, net of all related unreimbursed servicing advances and unpaid liquidation expenses payable from such Liquidation Proceeds;

provided that, in the case of the [_______] Loan Combination any Realized Loss shall also take into account the principal balance of, and application of the net Liquidation Proceeds referred to in the second bullet of this sentence to the payment of amounts due in respect of, the related Companion Loans.

      If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest, also will be treated as a Realized Loss.

      Some examples of Additional Trust Fund Expenses are:

      o any special servicing fees, workout fees and liquidation fees paid to the special servicer;

      o any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust;

      o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans included in the trust and the administration of the other trust assets that is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust;

      o any unanticipated, non-trust mortgage loan specific expense of the trust that is not covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust, including--

            1. any reimbursements and indemnifications to the trustee described under "Description of the Governing
                  Documents--Matters Regarding the Trustee" in the accompanying prospectus,

            2. any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

            3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

      o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust; and

      o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan as described under "Servicing Under the Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust.

      The Total Principal Payment Amount may from time to time include Recovered Amounts. In such circumstances, it is possible that the total Stated Principal Balance of the mortgage pool may exceed the total principal balance of the series 200[_]-[__] principal balance certificates (exclusive of the class A-MFL certificates) or the class A-MFL regular interest. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 200[_]-[__] principal balance certificates (exclusive of the class A-MFL certificates) or the class A-MFL regular interest, the total principal balances of one or more classes of series 200[_]-[__] principal balance certificates (exclusive of the class A-MFL certificates) or the class A-MFL regular interest that had previously been reduced as described above in this "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" section may be increased. Any such increases would be made among the respective classes of series 200[_]-[__] principal balance certificates (exclusive of the class A-MFL certificates) or the class A-MFL regular interest in the reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the series 200[_]-[__] principal balance certificates (exclusive of the class A-MFL certificates) or the class A-MFL regular interest being in excess of the Stated Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off. Any restoration of the total principal balance of the class A-MFL regular interest will result in a dollar-for-dollar increase in the total principal balance of the class A-MFL certificates.

Fees and Expenses

      The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:



       Type / Recipient(1)                            Amount                              General Purpose
-----------------------------------------------------------------------------------------------------------------
Fees
-----------------------------------------------------------------------------------------------------------------
Master Servicing Fee / Master       With respect to each mortgage loan,                     Compensation
Servicer                            one-twelfth of the product of the related
                                    annual master servicing fee rate(3)
                                    multiplied by the principal amount on which
                                    interest accrues or is deemed to accrue from
                                    time to time with respect to such mortgage
                                    loan
-----------------------------------------------------------------------------------------------------------------
Additional Master Servicing         o        Prepayment Interest Excesses on                Compensation
Compensation / Master Servicer               underlying mortgage loans that are
                                             the subject of a principal
                                             prepayment in full or in part after
                                             its due date in any collection
                                             period
-----------------------------------------------------------------------------------------------------------------
                                    o        All interest and investment income             Compensation
                                             earned on amounts on deposit in the
                                             master servicer's custodial account
                                             and in any Loan
                                             Combination-specific account
-----------------------------------------------------------------------------------------------------------------
                                    o        All interest and investment income             Compensation
                                             earned on amounts on deposit in the
                                             servicing accounts, reserve
                                             accounts and the defeasance
                                             account, to the extent not
                                             otherwise payable to the borrowers
-----------------------------------------------------------------------------------------------------------------
                                    o        Late payment charges and Default               Compensation
                                             Interest actually collected with
                                             respect to any mortgage loan in the
                                             trust fund during any collection
                                             period, but only to the extent that
                                             such late payment charges and
                                             Default Interest accrued while it
                                             was a non-specially serviced
                                             mortgage loan and are not otherwise
                                             allocable to pay the following
                                             items with respect to the subject
                                             mortgage loan: (i) interest on
                                             advances; or (ii) Additional Trust
                                             Fund Expenses (exclusive of special
                                             servicing fees, liquidation fees
                                             and workout fees) currently payable
                                             or previously paid with respect to
                                             the subject mortgage loan or
                                             mortgaged property from collections
                                             on the mortgage pool and not
                                             previously reimbursed
-----------------------------------------------------------------------------------------------------------------


       Type / Recipient(1)                         Source (2)                            Frequency
----------------------------------------------------------------------------------------------------------
Fees
----------------------------------------------------------------------------------------------------------
Master Servicing Fee / Master       First, out of recoveries of interest with             Monthly
Servicer                            respect to that mortgage loan and then, if
                                    the subject mortgage loan and any related
                                    REO Property has been liquidated, out of
                                    general collections on deposit in the
                                    custodial account (4).

----------------------------------------------------------------------------------------------------------
Additional Master Servicing         Interest payments made by the related                 Time to time
Compensation / Master Servicer      mortgagor intended to cover interest accrued
                                    on the subject principal prepayment with
                                    respect to the subject mortgage loan during
                                    the period from and after the related due
                                    date
----------------------------------------------------------------------------------------------------------
                                    Interest and investment income related to             Monthly
                                    the subject accounts (net of investment
                                    losses)


----------------------------------------------------------------------------------------------------------
                                    Interest and investment income related to             Monthly
                                    the subject accounts (net of investment
                                    losses)



----------------------------------------------------------------------------------------------------------
                                    Payments of late payment charges and Default          Time to time
                                    Interest made by mortgagors with respect to
                                    the underlying mortgage loans
----------------------------------------------------------------------------------------------------------



       Type / Recipient(1)                            Amount                              General Purpose
-----------------------------------------------------------------------------------------------------------------
Fees
-----------------------------------------------------------------------------------------------------------------
Special Servicing Fee / Special     With respect to each mortgage loan and                  Compensation
Servicer                            Companion Loan that is being specially
                                    serviced or as to which the related
                                    mortgaged real property has become an REO
                                    Property, one-twelfth of the product of the
                                    annual special servicing fee rate(5)
                                    multiplied by the principal amount on which
                                    interest accrues or is deemed to accrue from
                                    time to time with respect to such mortgage
                                    loan
-----------------------------------------------------------------------------------------------------------------
Workout Fee / Special Servicer      With respect to each underlying mortgage                Compensation
                                    loan and each Companion Loan that is a
                                    worked-out mortgage loan, the workout fee
                                    rate of [__]% multiplied by each collection
                                    of interest (other than Default Interest),
                                    principal, and prepayment consideration
                                    received on the subject mortgage loan for so
                                    long as it remains a worked-out mortgage
                                    loan
-----------------------------------------------------------------------------------------------------------------
Liquidation Fee / Special Servicer  With respect to any specially serviced                  Compensation
                                    mortgage loan for which the special servicer
                                    obtains a full, partial or discounted payoff
                                    and with respect to any specially serviced
                                    mortgage loan or REO Property for which the
                                    special servicer receives any Liquidation
                                    Proceeds(7) an amount calculated by
                                    application of a liquidation fee rate of
                                    [__]% to the related payment or proceeds
                                    (exclusive of Default Interest).
-----------------------------------------------------------------------------------------------------------------
Additional Special Servicing        o        All interest and investment income             Compensation
Compensation / Special Servicer              earned on amounts on deposit in the
                                             special servicer's REO Accounts
-----------------------------------------------------------------------------------------------------------------
                                    o        Late payment charges and Default               Compensation
                                             Interest actually collected with
                                             respect to any mortgage loan, but
                                             only to the extent such late
                                             payment charges and Default
                                             Interest (a) accrued with respect
                                             to that mortgage loan while it was
                                             specially serviced or after the
                                             related mortgaged property became
                                             an REO Property and (b) are not
                                             otherwise allocable to pay the
                                             following items with respect to the
                                             subject mortgage loan: (i) interest
                                             on advances; or (ii) Additional
                                             Trust Fund Expenses (exclusive of
                                             special servicing fees, liquidation
                                             fees and workout fees) currently
                                             payable or previously paid with
                                             respect to the subject mortgage
                                             loan or mortgaged real property
                                             from collections on the mortgage
                                             pool and not previously reimbursed
-----------------------------------------------------------------------------------------------------------------


       Type / Recipient(1)                         Source (2)                           Frequency
----------------------------------------------------------------------------------------------------------
Fees
----------------------------------------------------------------------------------------------------------
Special Servicing Fee / Special     Out of general collections on all the                 Monthly
Servicer                            mortgage loans and any REO Properties in the
                                    trust on deposit in the custodial account
                                    (6)






----------------------------------------------------------------------------------------------------------
Workout Fee / Special Servicer      Out of each collection of interest (other             Time to time
                                    than Default Interest), principal, and
                                    prepayment consideration received on the
                                    subject mortgage loan (6)





----------------------------------------------------------------------------------------------------------
Liquidation Fee / Special Servicer  Out of the full, partial or discounted                Time to time
                                    payoff obtained from the related borrower
                                    and/or Liquidation Proceeds (exclusive of
                                    any portion of that payment or proceeds that
                                    represents a recovery of Default Interest)
                                    in respect of the related specially serviced
                                    mortgage loan or related REO Property, as
                                    the case may be (6)


----------------------------------------------------------------------------------------------------------
Additional Special Servicing        Interest and investment income related to
Compensation / Special Servicer     the subject accounts (net of investment
                                    losses)
----------------------------------------------------------------------------------------------------------
                                    Late payment charges and Default Interest             Time to time
                                    actually collected in respect of the
                                    mortgage loans
----------------------------------------------------------------------------------------------------------



       Type / Recipient(1)                            Amount                            General Purpose
-----------------------------------------------------------------------------------------------------------------
Fees
-----------------------------------------------------------------------------------------------------------------
Additional Servicing Compensation   All assumption fees, assumption application         Compensation
/Master Servicer and/or Special     fees, modification fees, consent fees,
Servicer (8)                        extension fees and similar fees actually
                                    collected on the underlying mortgage loans
                                    and Companion Loans
-----------------------------------------------------------------------------------------------------------------
Trustee Fee / Trustee               With respect to each distribution date, an          Compensation
                                    amount equal to one-twelfth of the product
                                    of the annual trustee fee rate(9),
                                    multiplied by the aggregate Stated Principal
                                    Balance of the mortgage pool outstanding
                                    immediately prior to such distribution date.
-----------------------------------------------------------------------------------------------------------------
Additional Trustee Compensation /   All interest and investment income earned on        Compensation
Trustee                             amounts on deposit in the trustee's
                                    collection account and interest reserve
                                    account.
-----------------------------------------------------------------------------------------------------------------
Expenses
-----------------------------------------------------------------------------------------------------------------
Servicing Advances / Master         To the extent of funds available, the amount        Reimbursement of Expenses
Servicer, Special Servicer or       of any servicing advances.
Trustee
-----------------------------------------------------------------------------------------------------------------
Interest on servicing advances /    At a rate per annum equal to the prime rate         Payment of Interest on
Master Servicer, Special Servicer   as published in the "Money Rates" section of        Servicing Advances
or Trustee                          The Wall Street Journal, accrued on the
                                    amount of each outstanding servicing advance
-----------------------------------------------------------------------------------------------------------------


       Type / Recipient(1)                         Source (2)                           Frequency
----------------------------------------------------------------------------------------------------------
Fees
----------------------------------------------------------------------------------------------------------
Additional Servicing Compensation   Related payments made by mortgagors with              Monthly
/Master Servicer and/or Special     respect to the subject mortgage loans
Servicer (8)


----------------------------------------------------------------------------------------------------------
Trustee Fee / Trustee               Interest Remittance Amount                            Monthly





----------------------------------------------------------------------------------------------------------
Additional Trustee Compensation /   Interest and investment income realized on            Monthly
Trustee                             funds deposited in the trustee's collection
                                    account and interest reserve account (net of
                                    investment losses).
----------------------------------------------------------------------------------------------------------
Expenses
----------------------------------------------------------------------------------------------------------
Servicing Advances / Master         Amounts on deposit in the custodial account           Time to time
Servicer, Special Servicer or       that represent (a) payments made by the
Trustee                             related mortgagor to cover the item for
                                    which such servicing advance was made or (b)
                                    Liquidation Proceeds, condemnation proceeds,
                                    insurance proceeds and, if applicable, REO
                                    revenues (in each case, if applicable, net
                                    of any liquidation fee or workout fee
                                    payable therefrom) received in respect of
                                    the particular mortgage loan or related REO
                                    Property, provided that if the master
                                    servicer, special servicer or trustee
                                    determines that a servicing advance is not
                                    recoverable out of collections on the
                                    related mortgage loan, then out of general
                                    collections on the mortgage loans and any
                                    REO Properties in the trust on deposit in
                                    the custodial account(10)

----------------------------------------------------------------------------------------------------------
Interest on servicing advances /    First, out of Default Interest and late               Monthly
Master Servicer, Special Servicer   payment charges on the related mortgage loan
or Trustee                          and then, after or at the same time that
                                    advance is reimbursed, out of any other
                                    amounts then on deposit in the master
                                    servicer's custodial account(11)

----------------------------------------------------------------------------------------------------------



       Type / Recipient(1)                            Amount                              General Purpose
----------------------------------------------------------------------------------------------------------------------
Fees
----------------------------------------------------------------------------------------------------------------------
P&I Advances / Master Servicer      To the extent of funds available, the amount            Reimbursement of P&I
and Trustee                         of any P&I advances.                                    Advances made with
                                                                                            respect to the mortgage
                                                                                            pool
----------------------------------------------------------------------------------------------------------------------
Interest on P&I Advances / Master   At a rate per annum equal to the prime rate             Payment of interest on
Servicer and Trustee                as published in the "Money Rates" section of            P&I advances
                                    The Wall Street Journal, accrued on the
                                    amount of each outstanding P&I advance
----------------------------------------------------------------------------------------------------------------------
Unpaid expenses (other than         To the extent of funds available, the amount            Reimbursement of Expenses
interest on servicing advances or   of any outstanding expenses.
P&I advances, special servicing
fees, workout fees and
liquidation fees)
----------------------------------------------------------------------------------------------------------------------
Reimbursement of costs and          To the extent of funds available, the costs             Reimbursement of Expenses
expenses for the remediation of     and expenses in connection with the
adverse environmental conditions    remediation of adverse environmental
at any mortgaged property /         condition at any mortgaged real property
Special Servicer                    that secures a defaulted mortgage loan in
                                    the trust (such costs and expenses will be
                                    incurred only if the Special Servicer has
                                    determined to acquire title or possession of
                                    the related mortgaged real property)
----------------------------------------------------------------------------------------------------------------------
Cost of an independent appraiser    To the extent of funds available, the cost              Payment of Expenses
or other expert in real estate      of such independent appraiser or other
matters                             expert in real estate matters
----------------------------------------------------------------------------------------------------------------------
Fees of an independent contractor   To the extent of funds available, the amount            Payment of Expenses
retained to manage an REO Property  of the fees of such independent contractor
----------------------------------------------------------------------------------------------------------------------


       Type / Recipient(1)                         Source (2)                           Frequency
----------------------------------------------------------------------------------------------------------
Fees
----------------------------------------------------------------------------------------------------------
P&I Advances / Master Servicer      Amounts on deposit in the master servicer's           Time to time
and Trustee                         custodial account that represent late
                                    collections of interest and principal (net
                                    of related master servicing, workout and
                                    liquidation fees) received in respect of the
                                    related underlying mortgage loan or REO
                                    Property as to which such P&I advance was
                                    made, provided that if the master servicer
                                    or trustee determines that a P&I advance is
                                    not recoverable out of collections on the
                                    related mortgage loan, then out of general
                                    collections on the mortgage loans and any
                                    REO Properties in the trust on deposit in
                                    the custodial account(12)

----------------------------------------------------------------------------------------------------------
Interest on P&I Advances / Master   First, out of Default Interest and late               Monthly
Servicer and Trustee                payment charges on the related mortgage loan
                                    and then, after or at the same time that
                                    advance is reimbursed, out of any other
                                    amounts then on deposit in the master
                                    servicer's custodial account(11)

----------------------------------------------------------------------------------------------------------
Unpaid expenses (other than         Default Interest and late payment charges on          Time to time
interest on servicing advances or   deposit in the custodial account that were
P&I advances, special servicing     received with respect to the mortgage loan
fees, workout fees and              as to which the expense was incurred, to the
liquidation fees)                   extent not applied to the payment of
                                    interest on outstanding servicing or P&I
                                    advances
----------------------------------------------------------------------------------------------------------
Reimbursement of costs and          Out of general collections on deposit in the          Time to time
expenses for the remediation of     master servicer's custodial account.
adverse environmental conditions
at any mortgaged property /
Special Servicer
----------------------------------------------------------------------------------------------------------
Cost of an independent appraiser    Out of general collections on deposit in the          Time to time
or other expert in real estate      master servicer's custodial account.
matters
----------------------------------------------------------------------------------------------------------
Fees of an independent contractor   Out of general collections on deposit in the          Time to time
retained to manage an REO Property  master servicer's custodial account.
----------------------------------------------------------------------------------------------------------



       Type / Recipient(1)                            Amount                              General Purpose
-----------------------------------------------------------------------------------------------------------------
Fees
-----------------------------------------------------------------------------------------------------------------
Servicing expenses, that would,     To the extent of funds available, the amount            Payment of servicing
if advanced by the master           of such servicing advance                               expenses
servicer or special servicer,
constitute nonrecoverable
servicing advances
-----------------------------------------------------------------------------------------------------------------
Amounts payable or reimbursable     Amounts (other than normal monthly payments)            Payment or reimbursement
to a Companion Noteholder           specifically payable or reimbursable to such            or amounts payable by
                                    party by the trust in its capacity as holder            the trust
                                    of the related underlying mortgage loan that
                                    is part of the relevant Loan Combination,
                                    pursuant to the terms of the related
                                    Co-Lender Agreement
-----------------------------------------------------------------------------------------------------------------
Reimbursement of nonrecoverable     To the extent of funds available, the amount            Reimbursement of
advances and interest thereon /     of any P&I advance or servicing advance, and            Expenses
Master Servicer, Special Servicer   interest thereon, that the advancing party
or Trustee                          has determined to be not recoverable out of
                                    collections on the related mortgage loan
-----------------------------------------------------------------------------------------------------------------
Indemnification of expenses in      Any cost or expenses in connection with any             Indemnification
connection with the termination     actions taken by any party to the pooling
and removal of the master           and servicing agreement with respect to the
servicer or the special servicer    termination and removal of the master
as a result of an Event of          servicer or special servicer following an
Default / the applicable party to   Event of Default (if not paid by the
the pooling and servicing           defaulting party within 90 days after notice
agreement                           of such costs and expenses).
-----------------------------------------------------------------------------------------------------------------
Cost of transferring mortgage       The cost of transferring mortgage files and             Payment of expenses
files and related documents to a    related documents to a successor trustee
successor trustee/ trustee
-----------------------------------------------------------------------------------------------------------------
Cost of opinions or advice of       To the extent of funds available, the cost              Payment of expenses
counsel / Party incurring such      of such opinions of counsel or advice of
expense                             counsel
-----------------------------------------------------------------------------------------------------------------


       Type / Recipient(1)                         Source (2)                           Frequency
----------------------------------------------------------------------------------------------------------
Fees
----------------------------------------------------------------------------------------------------------
Servicing expenses, that would,     Out of general collections on deposit in the          Time to time
if advanced by the master           master servicer's custodial account.
servicer or special servicer,
constitute nonrecoverable
servicing advances
----------------------------------------------------------------------------------------------------------
Amounts payable or reimbursable     Out of general collections on deposit in the
to a Companion Noteholder           master servicer's custodial account.





----------------------------------------------------------------------------------------------------------
Reimbursement of nonrecoverable     First, out of amounts on deposit in the               Time to time
advances and interest thereon /     custodial account that represent payments or
Master Servicer, Special Servicer   collections of principal on the mortgage
or Trustee                          loans and second, out of any other payments
                                    and/or collections on the mortgage loans and
                                    third, out any other amounts on deposit in
                                    the custodial account.
----------------------------------------------------------------------------------------------------------
Indemnification of expenses in      General collections on the mortgage pool on           Time to time
connection with the termination     deposit in the Trustee's collection account.
and removal of the master
servicer or the special servicer
as a result of an Event of
Default / the applicable party to
the pooling and servicing
agreement
----------------------------------------------------------------------------------------------------------
Cost of transferring mortgage       General collections on the mortgage pool on           Time to time
files and related documents to a    deposit in the trustee's collection account
successor trustee/ trustee
----------------------------------------------------------------------------------------------------------
Cost of opinions or advice of       General collections on the mortgage pool on           Time to time
counsel / Party incurring such      deposit in the trustee's collection account
expense                             or the master servicer's custodial account
----------------------------------------------------------------------------------------------------------


       Type / Recipient(1)                            Amount                              General Purpose
-----------------------------------------------------------------------------------------------------------------
Fees
-----------------------------------------------------------------------------------------------------------------
Payment of any federal, state and   The amount of any federal, state and local              Payment of taxes and
local taxes imposed on the trust,   taxes imposed on the trust, its assets                  related expenses
its assets and/or transactions,     and/or transactions, together with all
together with all incidental        incidental costs and expenses
costs and expenses, that are
required to be borne by the trust
/ Party payment such expense
-----------------------------------------------------------------------------------------------------------------
Indemnification Expenses / Tax      The amount of any professional fees or                  Indemnification
Administrator                       expenses related to audits or any
                                    administrative or judicial proceedings with
                                    respect to the Trust Fund that involve the
                                    IRS or state tax authorities
-----------------------------------------------------------------------------------------------------------------
Funds necessary for the proper      To the extent of funds available, the amount            Payment of expenses
operation, management, leasing,     of the expenses for the proper operation,
maintenance and disposition of      management, leasing, maintenance and
any administered REO Property/      disposition of such REO Property
special servicer
-----------------------------------------------------------------------------------------------------------------
The cost or expenses incurred in    The amount of such cost or expenses                     Indemnification of
connection with determining the                                                             expenses
identity of the Controlling Class
Representative
-----------------------------------------------------------------------------------------------------------------
Indemnification Expenses/ Trustee   Any loss, liability or reasonable                       Indemnification
and any director, officer,          "out-of-pocket" expense arising out of, or
employee or agent of the Trustee    incurred in connection with the pooling and
                                    servicing agreement, the certificates
                                    (provided that such loss, liability or
                                    expense constitutes an "unanticipated
                                    expense" within the meaning of Treasury
                                    regulations section 1.860G-1(b)(3)(ii))(9)
-----------------------------------------------------------------------------------------------------------------


       Type / Recipient(1)                         Source (2)                           Frequency
----------------------------------------------------------------------------------------------------------
Fees
----------------------------------------------------------------------------------------------------------
Payment of any federal, state and   General collections on the mortgage pool on           Time to time
local taxes imposed on the trust,   deposit in the trustee's collection account
its assets and/or transactions,
together with all incidental
costs and expenses, that are
required to be borne by the trust
/ Party payment such expense
----------------------------------------------------------------------------------------------------------
Indemnification Expenses / Tax      General collections on the mortgage pool on           Time to time
Administrator                       deposit in the trustee's collection account



----------------------------------------------------------------------------------------------------------
Funds necessary for the proper      Amounts on deposit in the account                     Time to time
operation, management, leasing,     established by the special servicer for the
maintenance and disposition of      retention of revenues and other proceeds
any administered REO Property/      derived from such REO Property(4)
special servicer
----------------------------------------------------------------------------------------------------------
The cost or expenses incurred in    Out of the trust funds (in any event, out of          Time to time
connection with determining the     amounts otherwise payable with respect to
identity of the Controlling Class   the controlling class certificates
Representative
----------------------------------------------------------------------------------------------------------
Indemnification Expenses/ Trustee   Amounts on deposit on the master servicer's           Time to time
and any director, officer,          custodial account and the trustee's
employee or agent of the Trustee    collection account (and, to the extent that
                                    a Loan Combination or any related REO
                                    Property is affected, such indemnity will be
                                    payable out of the related Loan Combination
                                    custodial account)
----------------------------------------------------------------------------------------------------------




       Type / Recipient(1)                            Amount                              General Purpose
-----------------------------------------------------------------------------------------------------------------
Fees
-----------------------------------------------------------------------------------------------------------------
Indemnification Expenses/           Any loss, liability or reasonable expense               Indemnification
depositor, the master servicer or   (including reasonable legal fees and
the special servicer and any        expenses) incurred in connection with any
director, officer, employee or      legal action or claim relating to the
agent of the master servicer or     pooling and servicing agreement or the
the special servicer                certificates(12)
-----------------------------------------------------------------------------------------------------------------


       Type / Recipient(1)                         Source (2)                           Frequency
----------------------------------------------------------------------------------------------------------
Fees
----------------------------------------------------------------------------------------------------------
Indemnification Expenses/           Amounts on deposit on the master servicer's           Time to time
depositor, the master servicer or   custodial account(13)
the special servicer and any
director, officer, employee or
agent of the master servicer or
the special servicer
----------------------------------------------------------------------------------------------------------


----------

(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this offering prospectus. Any change to the fees and expenses described in this offering prospectus would require an amendment to the pooling and servicing agreement. See "Description of the Governing Documents--Amendment" in the accompanying base prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or trustee in the case of amounts owed to either of them) prior to distributions on the certificates.

(3) The master servicing fee rate for each mortgage loan will range, on a loan-by-loan basis, from [___]% per annum to [___]% per annum, as described in this offering prospectus under "Servicing Under the Pooling and Servicing Agreement--[Servicing Compensation and Payment of Expenses--The Principal Master Servicing Compensation]."

(4) In the case of a mortgage loan in a Loan Combination, first, out of amounts on deposit in the Loan Combination-specific custodial account.

(5) The special servicing fee rate for each mortgage loan will equal [___]% per annum., as described in this offering prospectus under "Servicing Under the Pooling and Servicing Agreement--[Servicing Compensation and Payment of Expenses--Principal Special Servicing Compensation--The Special Servicing Fee]."

(6) If the subject underlying mortgage loan is part of a Loan Combination, such amounts will generally be paid first, to the maximum extent permitted under the related Co-Lender Agreement, out of any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the related Companion Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Subordinate Companion Loan(s) included in the subject Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable, prior to affecting amounts distributable to the trust.

(7) Circumstances as to when a liquidation fee is not payable are set forth under "Servicing Under the Pooling and Servicing Agreement--[Servicing Compensation and Payment of Expenses--Principal Special Servicing Compensation--Liquidation Fee]" in this offering prospectus.

(8) Allocable between the master servicer and the special servicer as provided in the pooling and servicing agreement.

(9) The trustee fee rate will equal [___]% per annum, as described in this offering prospectus under "Servicing Under the Pooling and Servicing Agreement--[Trustee Compensation]."

(10) If the subject underlying mortgage loan is part of a Loan Combination, such servicing advance will generally be paid out of amounts on deposit in the related Loan Combination-specific custodial account that represent payments made by the related mortgagor to cover the item for which such servicing advance was made, and amounts on deposit in the related Loan Combination-specific account that represent Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the subject Loan Combination or any related REO Property, provided that if the party entitled to the reimbursement of such servicing advance has made a determination that such servicing advance is nonrecoverable, then such servicing advance shall generally be paid out of first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the related Companion Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Subordinate Companion Loan(s) included in the subject Loan Combination, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Loan Combination.

(11) If the subject underlying mortgage loan is part of a Loan Combination, such amounts will generally be paid out of first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to holders of the mortgage loans comprising the subject Loan Combination as Default Interest and late payment charges, with such payment to be deducted from the amounts otherwise so distributable; and, second, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to related Companion Loan Noteholder(s), as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Subordinate Companion Loan(s) included in the subject Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, third, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable.

(12) If the subject underlying mortgage loan is part of a Loan Combination, reimbursement of P&I advances will generally be paid out of amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable to the trust or the related Companion Loan Noteholder, as applicable, as late collections of interest on and/or principal of the mortgage loan included in the subject Serviced Loan Combination without regard to such P&I advances, such reimbursement to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from the amounts otherwise so distributable, provided that if the party entitled to the reimbursement of such P&I advance has made a determination that such P&I advance is nonrecoverable, then such P&I advance will generally be paid out of first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the related Companion Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Subordinate Companion Loan(s) included in the subject Loan Combination, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Loan Combination.

(13) In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the pooling and servicing agreement, or
      (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the pooling and servicing agreement, or allocable overhead.

(14) If a Loan Combination is involved, such indemnity will be payable out of the related Loan Combination-specific custodial account and, if and to the extent not solely attributable to one or more Companion Loans included in such Loan Combination, will also be payable out of the master servicer's custodial account if amounts on deposit in the related Loan Combination-specific account(s) are insufficient therefor.

Advances of Delinquent Monthly Debt Service Payments

      Except as described below in this section, the master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that--

      o were due or deemed due, as the case may be, with respect to the mortgage loans (including the [_____] Trust Loan) during the related collection period, and

      o were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

      The master servicer will not be required to make any advances of delinquent monthly debt service payments with respect to any of the Companion Loans.

      If it is determined that an Appraisal Reduction Amount (including such amounts as calculated under the [____] PSA) exists with respect to any mortgage loan then the master servicer will reduce the amount of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The amount of any P&I advance required to be made with respect to any such mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

      o the amount of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

      o a fraction, the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount for such mortgage loan, and the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

      With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 200[_]-[__] certificates or with respect to the class A-MFL regular interest on that payment date.

      The trustee will be required to make any P&I advance relating to a mortgage loan that the master servicer is required, but fails, to make.

      Neither the master servicer nor the trustee will be obligated to make any P&I advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. The trustee will be entitled to rely on the master servicer's determination that an advance, if made, would not be ultimately recoverable from collections on the related mortgage loan. See "Description of the Certificates--Advances" in the accompanying prospectus and "Servicing Under the Pooling and Servicing Agreement--Custodial Account" in this prospectus supplement.

      A monthly debt service payment will be assumed to be due with respect to:

      o each mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

      o each mortgage loan as to which the corresponding mortgaged property has become an REO Property.

      The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property.

      With respect to the [________] Trust Loan, if any master servicer with respect to a securitization of any part of the related Loan Combination makes a non-recoverability determination with respect to a principal and interest advance, each other master servicer will not be required to make any principal and interest advance for the loan included in its trust until the master servicers agree that circumstances have changed such that any future new advance would not be nonrecoverable.

Reimbursement of Advances

      The master servicer and the trustee will each be entitled to recover any advance made by it out of its own funds from collections on the mortgage loan or related mortgaged property as to which the advance was made.

      If the master servicer or the trustee makes any advance that it subsequently determines will not be recoverable out of collections on the related mortgage loan or related mortgaged property, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans included in the trust and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time.

      Upon a determination that a previously made advance is not recoverable out of collections on the related mortgage loan or related mortgaged property, instead of obtaining reimbursement immediately out of general collections on the mortgage pool, any of the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable advance over a period of time (not to exceed twelve months in any event), with interest thereon at the prime rate described below. At any time after such determination, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable advance over time, or not to do so, benefits some classes of series 200[_]-[__] certificateholders to the detriment of other classes of series 200[_]-[__] certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 200[_]-[__] pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 200[_]-[__] certificateholders. The master servicer's or the trustee's agreement to defer reimbursement of such nonrecoverable advances as set forth above is an accommodation to the series 200[_]-[__] certificateholders and is not to be construed as an obligation on the part of the master servicer or the trustee or a right of the series 200[_]-[__] certificateholders. Nothing in this prospectus supplement will be deemed to create in the series 200[_]-[__] certificateholders a right to prior payment of distributions over the master servicer's or the trustee's right to reimbursement for advances (deferred or otherwise) in accordance with the pooling and servicing agreement. Any requirement of the master servicer or the trustee to make an advance under the pooling and servicing agreement is intended solely to provide liquidity for the benefit of the certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans.

      In addition, the master servicer, the special servicer or the trustee, as applicable, will be entitled to recover any advance that is outstanding at the time that a mortgage loan is modified that is not repaid in full by the borrower in connection with such modification but rather becomes an obligation of the borrower to pay such amounts in the future (such advance, together with interest thereon, a "Work-out Delayed Reimbursement Amount"), out of collections of principal in the custodial account and, if related to a Loan Combination, the related Loan Combination Custodial Account, in each case, net of the amount of any principal collection used to reimburse any nonrecoverable advance and interest on those advances as described in the previous paragraph. The master servicer, the special servicer or the trustee will be permitted to recover a Work-out Delayed Reimbursement Amount from general collections in the custodial account received and, if related to a Loan Combination, the related Loan Combination Custodial Account, if the master servicer, the trustee or the fiscal agent, as applicable, (a) has determined or the special servicer has determined, that such Work-out Delayed Reimbursement Amount would not be recoverable out of collections on the related mortgage loan or (b) has determined or the special servicer has determined that such Work-out Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Work-out Delayed Reimbursement Amounts and non-recoverable advances, out of the principal portion of future collections on the mortgage loans and the REO Properties.

      When the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed to be reimbursed first out of payments and other collections of principal, until there are no remaining principal payments or collections of principal for the related collection period, and then out of other collections of interest on the underlying mortgage loans otherwise distributable on the series 200[_]-[__] certificates. As a result, the Total Principal Payment Amount for the corresponding payment date and the portions attributable to collections on the mortgage loans would be reduced, to not less than zero, by the amount of any such reimbursement. Likewise, the total principal payment amount for the corresponding payment date would be reduced by a Work-Out Delayed Reimbursement Amount paid from principal collections on the underlying mortgage loan.

      The master servicer and the trustee will each be entitled to receive interest on advances made by it out of its own funds. That interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each advance, and compounded annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

      Interest accrued with respect to any advance will be payable during the collection period in which that advance is reimbursed--

      o first, out of Default Interest and late payment charges collected by the trust on the related mortgage loan during that collection period, and

      o then, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

      To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding advances will result in a reduction in amounts payable on one or more classes of the certificates.

      The co-lender agreement for the [_________] Loan Combination provides that, if any of the master servicer, the special servicer or the trustee under the [_________] PSA has determined that a servicing advance made with respect to the Loan Combination is not recoverable out of collections on the related mortgaged property, then the party that made such advance will be entitled to seek reimbursement with interest thereon from the holders of the [_________] Trust Loan and the [___________] Pari Passu Companion Loan for their proportionate shares of such non-recoverable advance and if such amounts are insufficient to reimburse the party that made such advance, the full amount of such advance and interest thereon may be reimbursed out of general collections on the mortgage loans in either the trust formed under the pooling and servicing agreement or the trust formed under the [_________] PSA.

Rated Final Payment Date

      As discussed in this prospectus supplement, the ratings assigned to the respective classes of offered certificates will represent the likelihood of--

      o timely receipt of all interest to which each certificateholder is entitled on each payment date, and

      o the ultimate receipt of all principal to which each certificateholder is entitled by the related rated final payment date, which is the final payment date used by the rating agencies in providing their ratings.

      The rated final payment dates for each class of the offered certificates is the payment date in [_____].

Assumed Final Payment Date

      With respect to any class of offered certificates, the assumed final payment date is the payment date on which the holders of those certificates would be expected to receive their last payment and the total principal balance or notional amount of those certificates would be expected to be reduced to zero, based upon--

      o the assumption that each borrower timely makes all payments on its mortgage loan;

      o the assumption that no borrower otherwise prepays its mortgage loan prior to stated maturity; and

      o the other modeling assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

      Accordingly, the assumed final payment date for each class of offered certificates is the payment date in the calendar month and year set forth below for that class:

                                      Month and Year of
                     Class       Assumed Final Payment Date
                    -------      --------------------------
                     A-1
                     A-2
                     A-3
                     A-4
                     A-AB
                     A-5
                     A-1A
                    A-MFL
                     A-M
                     A-J
                      B
                      C
                      D
                      E
                      XP

      The actual final payment date is likely to vary materially from the assumed final payment date due to potential defaults by borrowers, unanticipated expenses of the trust and voluntary and involuntary prepayments on the mortgage loans.

Reports to Certificateholders; Available Information

      Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

      o A payment date statement substantially in the form of Annex E to this prospectus supplement.

      o A CMSA Loan Periodic Update File, a CMSA Financial File and a CMSA Property File setting forth information with respect to the mortgage loans and the corresponding mortgaged properties, respectively.

      o A trust data update report, which is to contain substantially the categories of information regarding the mortgage loans set forth on Annex A-1 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The Mortgage Pool data update report may be included as part of the payment date statement.

      The master servicer or the special servicer, as specified in the pooling and servicing agreement, is required to deliver to the trustee monthly, and the trustee is required to make available as described below under "--Information Available Electronically," a copy of each of the following reports with respect to the mortgage loans and the corresponding mortgaged properties:

      o     A CMSA Delinquent Loan Status Report.

      o     A CMSA Historical Loan Modification and Corrected Mortgage Loan
            Report.

      o     A CMSA Historical Liquidation Report.

      o     A CMSA REO Status Report.

      o     A CMSA Servicer Watch List.

      o     A CMSA Loan Level Reserve/LOC Report.

      o     A loan payoff notification report.

      o     A CMSA Comparative Financial Status Report.

      In addition, upon the request of any holder of a series 200[_]-[__] certificate or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

      o with respect to any mortgaged property or REO Property, a CMSA Operating Statement Analysis Report; and

      o with respect to any mortgaged property or REO Property, a CMSA NOI Adjustment Worksheet.

      The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cmbs.org.

      Within a reasonable period of time after the end of each calendar year, the trustee is required to send to each person who at any time during the calendar year was a series 200[_]-[__] certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly payment date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

      Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the depositor (including information in this prospectus supplement), any mortgage loan seller or other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

      Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 200[_]-[__] certificate registrar are required to recognize as certificateholders only those persons in whose names the series 200[_]-[__] certificates are registered on the books and records of the certificate registrar.

      Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 200[_]-[__] certificateholders and beneficial owners of series 200[_]-[__] certificates identified to the reasonable satisfaction of the trustee, the payment date statement, any Mortgage Pool data update report, any loan payment notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee's internet website. The trustee's internet website will initially be located at __________.

      The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, __________.

      None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

      The trustee and the master servicer may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

      At the request of the underwriters, as provided in the pooling and servicing agreement, the trustee will be required to make available electronically, on each payment date, to the Trepp Group, Intex Solutions, Inc. and any other similar third party information provider, a copy of the reports made available to the series 200[_]-[__] certificateholders.

      Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

      o this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series 200[_]-[__] certificates, in the form most recently provided by us or on our behalf to the trustee;

      o the pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the date of initial issuance of the offered certificates, and any amendments to those agreements;

      o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 200[_]-[__] certificateholders since the date of initial issuance of the offered certificates;

      o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing Under the Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

      o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing Under the Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

      o the most recent appraisal, if any, with respect to each mortgaged property for a mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

      o the mortgage files for the mortgage loans included in the trust, including all documents, such as modifications, waivers and amendments of such mortgage loans, that are to be added to the mortgage files from time to time pursuant to the pooling and servicing agreement;

      o upon request, the most recent inspection report with respect to each mortgaged property with respect to a mortgage loan included in the trust prepared by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

      o upon request, the most recent quarterly and annual operating statement and rent roll for each mortgaged property for a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement.

      Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

      In connection with providing access to or copies of the items described above, the trustee may require:

      o in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

      o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

Voting Rights

     The voting rights for the series 200[_]-[__] certificates will be allocated among the respective classes of those certificates as follows:

      o 99% of the voting rights will be allocated among the holders of the various classes of series 200[_]-[__] certificates that have principal balances, pro rata in accordance with those principal balances;

      o 1% of the voting rights will be allocated among the holders of the interest-only certificates pro rata, based on their respective notional amount as of any date of determination; and

      o 0% of the voting rights will be allocated among the holders of the class R-I and class R-II certificates.

      Voting rights allocated to a class of series 200[_]-[__] certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

Termination

      The obligations created by the pooling and servicing agreement will terminate following the earliest of--

      1. the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust,

      2. the purchase of all of the mortgage loans and REO Properties remaining in the trust by us, the special servicer, any single certificateholder or group of certificateholders of the series 200[_]-[__] controlling class or the master servicer, in that order of preference, and

      3. after the certificate balances of the class A-1 through class E have been reduced to zero, if (i) all of the then outstanding series 200[_]-[___] certificates (excluding class R-I and class R-II certificates) are held by a single certificateholder, and (ii) the master servicer consents (in its sole discretion) to the exchange of such certificates for the remaining mortgage loans in the trust.

      Written notice of termination of the pooling and servicing agreement will be given to each series 200[_]-[__] certificateholder. The final payment with respect to each series 200[_]-[__]certificate will be made only upon surrender and cancellation of that certificate at the office of the series 200[_]-[__] certificate registrar or at any other location specified in the notice of termination.

      Any purchase by us, the special servicer, any single holder or group of holders of the controlling class or the master servicer of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

      o     the sum of--

            1. the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged properties have become REO Properties, together with (a) interest, other than Default Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

            2. the appraised value of all REO Properties then included in the trust, minus

      o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

      The purchase will result in early retirement of the outstanding series 200[_]-[__] certificates. However, our right, and the rights of the special servicer, any single holder or group of holders of the series 200[_]-[__] controlling class or the master servicer, to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage loans that are included in the trust be less than 1.0% of the initial balance of the mortgage loans included in the trust. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 200[_]-[__] certificateholders, will constitute part of the Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

 [THE [IDENTIFY CREDIT ENHANCEMENT, LIQUIDITY SUPPORT OR DERIVATIVES INSTRUMENT]

      The [identify credit enhancement, liquidity support or derivatives instrument].

      [Name of Credit Enhancement Provider, Liquidity Provider or Derivatives Provider] will be providing a [identify credit enhancement, liquidity support or derivatives instrument] with respect to the [Class [__]] Certificates. [Provide disclosure required by Item 1114(a) of Regulation S-K].

The Counterparty

      The [issuer of] [counterparty with respect to] the [identify credit enhancement, liquidity support or derivatives instrument] is [name of issuer or counterparty], a [insert entity type and jurisdiction of organization] (the "Counterparty"). The main business of the Counterparty is [insert description]. [Provide financial information regarding counterparty required by Item 1114(b) of Regulation S-K, if applicable.]]

                        YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

      General. The yield on any offered certificate will depend on:

      o     the price at which the certificate is purchased by an investor, and

      o     the rate, timing and amount of payments on the certificate.

      The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things--

      o the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

      o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

      o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate,

      o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate,

      o the purchase of a mortgage loan whether by the [applicable] mortgage loan seller as a result of a material breach of a representation or warranty or [_______], by the holder of a related Companion Loan, by a holder of the fair value purchase option or by a mezzanine lender, and

      o in the case of the class A-MFL certificates only, whether the pass-through rate on the class A-MFL regular interest is limited by the Weighted Average Pool Pass-Through Rate.

      See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

      Pass-Through Rates. If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default. The pass-through rate on the class A-MFL regular interest will be sensitive to changes in the relative composition of the mortgage pool.

      For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate on the class A-MFL certificates is based on LIBOR, and therefore the yield on the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. The yield to investors in the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. If you purchase a class A-MFL certificate, you should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than you anticipate.

      In addition, because interest payments on the class A-MFL certificates may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum pass-through rate equal to the Weighted Average Pool Pass-Through Rate, in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-MFL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

      See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

      Rate and Timing of Principal Payments. The yield to maturity on the class XP certificates will be extremely sensitive to, and yield to maturity on, any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of underlying mortgage loans from the trust.

      Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 200[_]-[__] certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amount of the class XP certificates is reduced and further tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 200[_]-[__] certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing Under the Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

      In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have a higher interest rate relative to the other underlying mortgage loans, the Weighted Average Pool Pass-Through Rate would decline. Such a decline in the Weighted Average Pool Pass-Through Rate could cause a corresponding decline in the pass-through rate on those classes that bear interest at a rate limited by the Weighted Average Pool Pass-Through Rate and would cause a decline in the pass-through rate on those classes that bear interest at a rate equal to or based on the Weighted Average Pool Pass-Through Rate. The pass-through rates on those classes of certificates may be limited by the Weighted Average Pool Pass-Through Rate even if prepayments and early liquidations do not occur.

      The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid and result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class XP certificates or if you purchase your offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

      The yield to investors on the class XP certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans. Depending on the timing thereof, a payment of principal on the underlying mortgage loans that is, in turn, applied in reduction of the total principal balance of the class [____] certificates may result in a reduction in the total notional amount of the class XP certificates. If you are considering the purchase of class XP certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

      In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the pass-through rate for, and the yield on, the class XP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 200[_]-[__] principal balance certificates.

      Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the Mortgage Pool.

      Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the Mortgage Pool.

      Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

      If--

      o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

      o the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

            then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

      The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

      Depending on the timing thereof, any reduction of the total principal balance of the class [___] certificates caused by a Realized Loss with respect to the underlying mortgage loans or an Additional Trust Fund Expense may result in a reduction in the total notional amount of the class XP certificates.

      Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

      In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the underlying mortgage loans, that reimbursement will reduce the amount of principal available to be distributed on the series 200[_]-[__] principal balance certificates and will result in a reduction of the certificate principal balance of the series 200[_]-[__] principal balance certificates. See "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any Work-out Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 200[_]-[__] principal balance certificates on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates.

      The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, class A-2, class A-3, class A-4, class A-AB and class A-5 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2. In addition, the holders of the class A-1A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2 and, prior to the retirement of the class A-1, class A-2, class A-3, class A-4, class A-AB and class A-5 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

      Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

      o     prevailing interest rates;

      o     the terms of the mortgage loans, including--

            1. provisions that require the payment of prepayment premiums and yield maintenance charges,

            2.    provisions that impose prepayment lock-out periods,

            3.    amortization terms that require balloon payments, and

            4. provisions requiring amounts held in escrow to be applied to prepay the mortgage loan if the borrower does not achieve specified targets under the loan documents;

      o the demographics and relative economic vitality of the areas in which the related mortgaged properties are located;

      o the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged properties in the areas in which those properties are located;

      o     the quality of management of the mortgaged properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

      See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Mortgage Pool" and "Servicing Under the Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

      The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties prior to the exhaustion of tax depreciation benefits.

      Certain of the mortgage loans provide for a "cash trap" feature under which, upon the occurrence of certain trigger events, the lender will be permitted to apply excess cash in the lock box to repay the mortgage loan. The pooling and servicing agreement will provide that the master servicer will not be permitted to apply any of such excess funds as a prepayment of the mortgage loan without the consent of the special servicer.

      A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

      We make no representation or warranty regarding:

      o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

      o     the relative importance of those factors;

      o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

      o the overall rate of prepayment or default on the underlying mortgage loans.

      Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

      Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

Weighted Average Lives

      The weighted average life of any offered certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

      o multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

      o     sum the results; and

      o divide the sum by the total amount of the reductions in the principal balance of the certificate.

      Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of offered certificates to which the subject certificate belongs.

      As described in this prospectus supplement, the Total Principal Payment Amount for each payment date will be payable first with respect to the class A-1, class A-2, class A-3, class A-4, class A-AB, class A-5 and class A-1A certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 200[_]-[__] certificates with principal balances (in the case of the class A-MFL certificates, through the class A-MFL regular interest), sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Payment Amount is applied, the weighted average lives of the class A-1, class A-2, class A-3, class A-4, class A-AB, class A-5 and class A-1A certificates may be shorter, and the weighted average lives of the other classes of series 200[_]-[__] certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of certificates with principal balances.

      The tables set forth in Annex D show with respect to each class of offered certificates (other than the class XP certificates)--

      o     the weighted average life of that class, and

      o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

            based upon each of the indicated levels of CPR and the Modeling Assumptions.

      We make no representation that--

      o the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

      o all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

      o mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                LEGAL PROCEEDINGS

      There are no legal proceedings pending against us, the sponsors, the trustee, the trust or the master servicer, or to which any property of the foregoing parties are subject, that is material to the series 200[_]-[__] certificateholders, nor does the depositor have actual knowledge of any proceedings of this type contemplated by governmental authorities.

                                 USE OF PROCEEDS

      Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

      o     purchase the mortgage loans that we will include in the trust, and

      o pay expenses incurred in connection with the issuance of the series 200[_]-[__] certificates.

                        DESCRIPTION OF THE SWAP AGREEMENT

General

      On the Closing Date, the trustee, on behalf of the trust, will enter into an interest rate swap agreement related to the class A-MFL certificates with the swap counterparty. The initial notional amount of the swap agreement will be equal to the total initial principal balance of the class A-MFL certificates (and, correspondingly, the class A-MFL regular interest). The notional amount of the swap agreement will decrease to the extent of any decrease in the total principal balance of the class A-MFL certificates (and, correspondingly, the class A-MFL regular interest). The maturity date of the swap agreement will be the earlier of the rated final distribution date for the class A-MFL certificates and the date on which the notional amount of the swap agreement is zero (including as a result of the termination of the trust fund).

The Swap Agreement

      The swap agreement will provide that, with respect to each payment date, commencing in [______, 20[__], (a) the trust will generally be obligated to pay to the swap counterparty, on that payment date, (i) any prepayment consideration distributable in respect of the class A-MFL regular interest for that payment date and (ii) an amount equal to 1/12th of the product of (x) the notional amount of the swap agreement for that payment date and (y) ______% per annum, and (b) the swap counterparty will pay to the trust, for the benefit of the class A-MFL certificateholders, on the business day prior to that payment date, an amount equal to the product of (i) the notional amount of the swap agreement for that payment date, (ii) LIBOR plus _____% per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related interest accrual period, and the denominator of which is 360. For so long as the applicable swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate for the class A-MFL certificates for any interest accrual period will equal LIBOR plus ______%, although the effective pass-through rate with respect to the class A-MFL certificates may be less as a result of any reduction in the amount payable by the swap counterparty as described below.

      If the pass-through rate on the class A-MFL regular interest is reduced below ______% per annum or if there is an interest shortfall with respect to the class A-MFL regular interest, then the amount payable by the trust to the swap counterparty with respect to the subject payment date will be reduced by an amount equal to the excess, if any, of (a) 1/12th of the product of (i) ______%, multiplied by (ii) the notional amount of the swap agreement for that payment date, over (b) the amount of interest distributions with respect to the class A-MFL regular interest pursuant to the priority of distributions on that distribution date. If the amount described in clause (a) of the preceding sentence exceeds the amount described in clause (b) of the preceding sentence, then the amount payable by the swap counterparty to the trust will be reduced on a dollar-for-dollar basis (to not less than zero) by the amount of that excess.

      If the reduction in the amount payable by the trust to the swap counterparty with respect to any payment date, which reduction is determined as described in the first sentence of the prior paragraph, exceeds the total amount payable by the swap counterparty to the trust without regard to that reduction, then the swap counterparty will in the future be entitled to be reimbursed by the trust to the extent that such reduction more than offset the payment from the swap counterparty; provided that any such reimbursement payment from the trust will, with respect to any future payment date, generally be limited to the excess, if any, of (a) the amount of interest distributions with respect to the class A-MFL regular interest with respect to that future distribution date over
(b) 1/12th of the product of (i) ______% per annum and (ii) the notional amount of the swap agreement for that future payment date.

      Payments by the trust to the swap counterparty and by the swap counterparty to the trust will, in general, be made on a net basis, and any such amounts paid to the trust will be available to make payments of interest to the class A-MFL certificateholders.

      If at any time a Collateralization Event is in effect, the swap counterparty will be required to: (a) post collateral securing its obligations under the swap agreement, but only to the extent necessary to cover any termination fee payable by it in the event of a termination of the swap agreement; (b) find a replacement swap counterparty whose ratings would not cause a Collateralization Event; or (c) find a party to guarantee the swap counterparty's obligations under the swap agreement, the ratings of which guarantor would have allowed it to be an acceptable replacement swap counterparty under the immediately preceding clause (b). If at any time a Rating Agency Trigger Event is in effect, the swap counterparty will be required to find a replacement swap counterparty or a guarantor whose ratings would not cause a Collateralization Event. If the swap counterparty fails to post acceptable collateral, find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement while a Collateralization Event is in effect, fails to find a suitable replacement swap counterparty or find a suitable guarantor while a Rating Agency Trigger Event is in effect, fails to make a payment to the trust required under the swap agreement (which failure continues unremedied for one business day following notice), or if an early termination date is designated under the swap agreement in accordance with its terms (each such event, a "Swap Default"), then the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class A-MFL certificates, to enforce the rights of the trust under the swap agreement as may be permitted by the terms of the swap agreement, including the termination thereof, and use any termination payments received from the swap counterparty (as described under "--Termination Fees" below) to enter into a replacement interest rate swap agreement on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap agreement would exceed the net proceeds of the liquidation of the swap agreement, a replacement interest rate swap agreement will not be entered into and any such proceeds will instead be distributed to the holders of the class A-MFL certificates. Notwithstanding the foregoing, the trustee will not be obligated to take any enforcement action with respect to the swap agreement unless it has received from the class A-MFL certificateholders an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust under the swap agreement. No such costs, expenses and/or liabilities will be payable out of the trust fund.

      A "Collateralization Event" will be in effect if: (a) either (i) the unsecured long-term senior debt obligations of the swap counterparty are rated below "[___]" by [______] or are rated "[___]" by [______] and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured short-term debt obligations of the swap counterparty are rated below "[___]" by [___] or are rated "[___]" by [___] and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade); (b) no short-term rating is available from [___] and the unsecured long-term senior debt obligations of the swap counterparty are rated below "[___]" by [___] or are rated "[___]" by [___] and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade); or (c) either (i) the unsecured long-term senior debt obligations of the swap counterparty are rated below "[___]" by [___] or are rated "[___]" by [___] and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured short-term debt obligations of the swap counterparty are rated below "[___]" by [___] or (d) no short-term rating is available from [___] and the unsecured long-term senior debt obligations of the swap counterparty are rated below "[___]" by [___] or are rated "[___]" by [___] and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade).

      A "Rating Agency Trigger Event" will be in effect if at any time after the date hereof the swap counterparty and any guarantor of its obligations under the swap agreement shall both fail to satisfy the Swap Counterparty Ratings Threshold. "Swap Counterparty Ratings Threshold" shall mean: (a) either (i) the unsecured long-term senior debt obligations of the swap counterparty are rated at least "[___]" and the unsecured short-term debt obligations of the swap counterparty are rated at least "[___]" by [___] or (ii) if the swap counterparty does not have a short-term rating from [___], the unsecured long-term senior debt obligations of the swap counterparty are rated at least "[___]" by [___]; and (b) either (i) the unsecured long-term senior debt obligations of the swap counterparty are rated at least "[___]" by [___] (and such rating is not on watch for possible downgrade) and the unsecured short-term debt obligations of the swap counterparty are rated at least "[___]" by [___] (and such rating is not on watch for possible downgrade) or (ii) no short-term rating is available from [___] and the unsecured long-term senior debt obligations of the swap counterparty are rated at least "[___]" by [___]; provided that, if a guarantor of the swap counterparty's obligations under the swap agreement is in place, then the ratings requirements set forth in clauses
(a) and (b) of this sentence will instead apply to that guarantor, and the Swap Counterparty Ratings Threshold will be satisfied if the ratings of that guarantor satisfy the ratings requirements set forth in clauses (a) and (b) of this sentence.

      Any conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL certificates to the pass-through rate, interest accrual period and interest accrual basis, respectively, of the class A-MFL regular interest following a payment default under the swap agreement on the part of the swap counterparty (a "Swap Payment Default") will become permanent following the determination by either the trustee or the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class A-MFL certificates not to enter into a replacement interest rate swap agreement and distribution of any termination payments to the holders of the class A-MFL certificates. Any such Swap Payment Default and the consequent conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL certificates to the pass-through rate, interest accrual period and interest accrual basis, respectively, of the class A-MFL regular interest will not constitute a default under the series 200_-C_ pooling and servicing agreement. Any such conversion might result in a temporary delay of payment of the distributions to the holders of the class A-MFL certificates if notice of the resulting change in payment terms of the class A-MFL certificates is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.

      The trustee will have no obligation on behalf of the trust to pay or cause to be paid to the swap counterparty any portion of the amounts due to the swap counterparty under the swap agreement for any distribution date unless and until the related payment of interest and/or prepayment consideration on the class A-MFL regular interest for such payment date is actually received by the trustee.

Termination Fees

      In the event of the termination of the swap agreement and the failure of the swap counterparty to replace the swap agreement, the swap counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap agreement with another swap counterparty. If that termination fee is not used to pay for such a replacement swap agreement, then such termination fee will be distributed to the class A-MFL certificateholders. To the extent that a replacement swap agreement is obtained and any upfront payment is received from the replacement swap counterparty, then that upfront payment will be applied to pay any termination fee owing to the terminated swap counterparty, with any balance thereof to be paid to us. Other than to the extent provided in the foregoing sentence, no termination fee will be paid by the trust to the swap counterparty. No upfront payment from a replacement swap counterparty will be available for payments on the class A-MFL certificates.

The Swap Counterparty

      __________________ ("_____________") is the swap counterparty under the swap agreement (see "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement). _____________, a Delaware corporation, is________________________.

      [Insert description of swap counterparty.]

      _____________ has not participated in the preparation of this offering document and has not reviewed and is not responsible for any information contained herein, other than the information contained in the preceding five paragraphs.

      The information in this section has been provided by _____________ and is not guaranteed as to accuracy or completeness, and is not to be construed as representations by us or the underwriters. Except for the information contained herein under the caption "--The Swap Counterparty", _____________ has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the accompanying prospectus.

      The delivery of this prospectus supplement shall not create any implication that there has been no change in the affairs of _____________ since the date of this prospectus supplement, or that the information contained in this section is correct as of any time subsequent to its date.

      The swap contracts are obligations of _____________ and are not obligations of the depositor or the underwriters.

      The swap counterparty may assign its rights and obligations under the swap agreement provided that, among other conditions, the ratings of the replacement swap counterparty would not result in a Collateralization Event.

                         FEDERAL INCOME TAX CONSEQUENCES

General

      Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming (i) the making of appropriate elections, (ii) compliance with the pooling and servicing agreement (iii) the [_______] PSA is each administered in accordance with its terms and the REMICs formed thereunder continue to qualify as REMICs, and subject to any other assumptions set forth in the opinion REMIC I and REMIC II will qualify as a REMIC under the Internal Revenue Code, and the arrangement under which the class A-MFL regular interest, the trustee's floating rate account and the swap agreement relating to the class A-MFL certificates is held will be classified as a grantor trust for U.S. federal income tax purposes.

      The assets of REMIC I will generally include--

      o     the mortgage loans included in the trust,

      o the trust's interest in any REO Properties (or beneficial interests therein, in the case of the Non-Serviced Trust Loan) acquired on behalf of the series 200[_]-[__] certificateholders,

      o the master servicer's custodial account (or the trust's interest therein in the case of the Non-Serviced Trust Loan),

      o     the trust's interest in the special servicer's REO account, and

      o     the trustee's distribution account and interest reserve account.

      For federal income tax purposes,

      o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

      o the class R-I certificates will evidence the sole class of residual interests in REMIC I,

      o the class A-1, class A-2, class A-3, class A-4, class A-AB, class A-5, class A-1A, class XP, class XC, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC II,

      o the class R-II certificates will evidence the sole class of residual interests in REMIC II, and

      o the class A-MFL certificates will evidence interests in a grantor trust consisting of the class A-MFL regular interest, the swap agreement and the trustee's floating rate account.

      Discount and Premium; Prepayment Consideration

      [It is anticipated that the classes of offered certificates will be treated for federal income tax purposes as having been issued at a premium.] Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

      When determining the rate of accrual of original issue discount, market discount and amortization of premium, if any, with respect to the series 200[_]-[__] certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

      o no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

      o there will be no extension of maturity for any mortgage loan in the trust.

      For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

      Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. In such event, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Characterization of Investments in Offered Certificates

      Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

      Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

      In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

      (1) the borrower pledges substitute collateral that consist solely of Government Securities;

      (2)   the mortgage loan documents allow that substitution;

      (3) the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

      (4)   the release is not within two years of the startup day of the REMIC.

      Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

      See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

      For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

The Class A-MFL Certificates

      Each holder of a class A-MFL certificate will be treated for federal income tax purposes as having bought its proportionate share of the class A-MFL regular interest and having entered into its proportionate share of the swap agreement. Holders of the class A-MFL certificates must allocate the price they pay for their certificates between their interests in the class A-MFL regular interest and the swap agreement based on their relative market values. Such allocation will be used for, among other things, purposes of computing any original issue discount, market discount or premium on the class A-MFL regular interest. Any amount allocated to the swap agreement will be treated as a swap premium (the "Swap Premium") either paid or received by the holders of the class A-MFL certificates, as the case may be. If a Swap Premium is deemed paid by a holder, it will reduce the purchase price allocable to the class A-MFL regular interest. If the Swap Premium is deemed received by a holder, it will be deemed to have increased the purchase price for the class A-MFL regular interest.

      Based on the anticipated purchase prices of the class A-MFL certificates and issue price of the class A-MFL regular interest, it is anticipated that the class A-MFL regular interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the initial holders of the class A-MFL certificates. The initial holders of a class A-MFL certificate will be required to amortize the amount of the Swap Premium into income over the term of the swap agreement. Such holders may do so under a method based on the Swap Premium representing the present value of a series of equal payments made over the term of the swap agreement that would fully amortize a loan with an interest rate equal to the discount rate used to determine the Swap Premium (or at some other reasonable rate). The amount amortized into income in each period would be the principal amount of the hypothetical level payment in such period. Moreover, while Regulations promulgated by the U.S. Treasury Department ("Treasury") treat a non-periodic payment made under a swap contract as a loan for all federal income tax purposes if the payment is "significant," it is anticipated that the Swap Premium would not be treated "significant" under those Treasury regulations. Prospective purchasers of class A-MFL certificates are encouraged to consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.

      Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code, such as REMIC regular interests. Therefore, holders of the class A-MFL certificate will be unable to use the integration method provided for under such regulations with respect to such certificates. Consequently, the rate at which holders of the class A-MFL certificates amortize the Swap Premium they are deemed to receive in income each period may differ from the rate at which such holders amortize (and offset against interest income on the class A-MFL regular interest) in each such period the initially corresponding amount of bond premium at which they are deemed to have purchased the class A-MFL regular interest.

      Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the swap agreement must be netted against payments made under the swap agreement and deemed made or received as a result of the Swap Premium over the recipient's taxable year and accounted for as a net payment, rather than accounted for on a gross basis. The resulting net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. Such deduction (including the amortization of the upfront payment) is treated as a miscellaneous itemized deduction, which, for individuals, is subject to limitations on deductibility, including that the deduction may not be used at all if the individual is subject to the alternative minimum tax. Prospective investors who are individuals are encouraged to consult their tax advisors prior to investing in the class A-MFL certificates, which may not be an appropriate investment for investors who are subject to limitations on the deductibility of miscellaneous itemized deductions.

      Any amount of proceeds from the sale, redemption or retirement of a class A-MFL certificate that is considered to be allocated to the holder's rights under the swap agreement or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that class A-MFL certificate under Treasury regulations. A holder of a class A-MFL certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the swap agreement or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the swap agreement. Gain or loss realized upon the termination of the swap agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

      The class A-MFL certificates, representing a beneficial ownership in the class A-MFL regular interest and in the swap agreement, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the swap agreement would be short term. If the holder of a class A-MFL certificate incurred or continued to incur indebtedness to acquire or hold such class A-MFL certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the swap agreement.

                          CERTAIN ERISA CONSIDERATIONS

      If you are--

      o     a fiduciary of a Plan, or

      o     any other person investing "plan assets" of any Plan,

            you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "Certain ERISA Considerations" in the accompanying prospectus.

      If a Plan acquires a series 200[_]-[__] certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "Certain ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 200[_]-[__] certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 200[_]-[__] certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 200[_]-[__] certificates.

      If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

      The U.S. Department of Labor issued an individual prohibited transaction exemption to [___________], which exemption is identified as Prohibited Transaction Exemption [_____]. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

      o the servicing and operation of pools of real estate loans, such as the Mortgage Pool, and

      o the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

      The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

      o first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      o second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch, Inc. or Moody's;

      o third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter;

      o     fourth, the following must be true--

            1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

            2. the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

            3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

      o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

      It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of [_____] and [_____]. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

      The Underwriter Exemption also requires that the trust meet the following requirements:

      o the trust assets must consist solely of assets of the type that have been included in other investment pools;

      o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch, Inc. or Moody's for at least one year prior to the Plan's acquisition of an offered certificate; and

      o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

      We believe that these requirements have been satisfied as of the date of this prospectus supplement.

      If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

      o the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or any mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

      o the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

      o     the continued holding of an offered certificate by a Plan.

      However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

      Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of section 4975(c)(1)(E) of the Internal Revenue Code, in connection with:

      o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

      o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

      o     the continued holding of offered certificates by a Plan.

      Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

      Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

      o     providing services to the Plan, or

      o     having a specified relationship to this person,

      solely as a result of the Plan's ownership of offered certificates.

      Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that:

      o the offered certificates are "securities" for purposes of the Underwriter Exemption, and

      o the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

      The Underwriter Exemption contains specific requirements applicable to the swap agreement and the swap counterparty. Among other requirements, the swap agreement must relate to an interest rate swap that is denominated in U.S. dollars and that is not leveraged. If the swap counterparty fails to maintain certain rating levels described in the swap agreement, the swap counterparty will be required to post collateral, arrange for a guarantee or assign its rights and obligations under the swap agreement to a replacement swap counterparty, and, if the swap counterparty does not, within the time period specified therein, take such action, the trustee will be permitted to terminate the swap agreement. In addition, the class A-MFL certificates may be sold to a person investing assets of a Plan only if such person is a "Qualified Plan Investor." A "Qualified Plan Investor" is a plan investor or group of plan investors on whose behalf the decision to purchase such class A-MFL certificates is made by an independent fiduciary that is (i) qualified to analyze and understand the terms and conditions of the swap agreement and the effect of the swap agreement on the credit ratings of the class A-MFL certificates, and (ii) a "qualified professional asset manager", as defined in Part V(a) of PTCE 84-14, an "in-house asset manager" as defined in Part IV(a) of

PTCE 96-23, or a plan fiduciary with total Plan and non-Plan assets under management of at least $100 million at the time of the acquisition of such class A-MFL certificates.

      A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

      Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

      The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

      o the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

      o the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

      Upon initial issuance[, and for so long as such certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization,] the class [____] certificates will [not] be mortgage related securities for purposes of SMMEA.

      Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

      o     are legal investments for them, or

      o     are subject to investment, capital or other restrictions.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

      There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for them.

      See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions of an underwriting agreement between us and the underwriters, __________ and __________ have, severally and not jointly, agreed to purchase from us, and we have agreed to sell to each of them the respective certificate principal balance of each class of the offered certificates set forth below.

                     Class
                --------------
                A-1              $                 $
                A-2              $                 $
                A-3              $                 $
                A-4              $                 $
                A-AB             $                 $
                A-5              $                 $
                A-1A             $                 $
                A-MFL            $                 $
                A-M              $                 $
                A-J              $                 $
                B                $                 $
                C                $                 $
                D                $                 $
                E                $                 $
                XP               $                 $

      Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately % of the total principal balance of the offered certificates, plus accrued interest on all the offered certificates from __________, 200_. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about , against payment for them in immediately available funds.

      The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

      o     the receipt of various legal opinions; and

      o     the satisfaction of various conditions, including that--

            1. no stop order suspending the effectiveness of our registration statement is in effect, and

            2. no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

      The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

      We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates" in the accompanying prospectus.

      With respect to this offering--

      o ____________[, an affiliate of a Mortgage Loan Seller,] and ____________[, an affiliate of a Mortgage Loan Seller,] are acting as co-lead bookrunning managers, and

      o     ____________ and ____________ are acting as co-managers.

                                  LEGAL MATTERS

      Particular legal matters relating to the certificates will be passed upon for us and the underwriters by ----------, ----------, ----------.

                                     RATINGS

      It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                          Class      [________]   [________]
                        ----------   ----------   ----------




      The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled (subject to the below discussion of the ratings in the class A-MFL certificate) on each payment date and (except with respect to the class XP certificates) the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final payment date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of interest and principal required under the offered certificates.

      The ratings on the respective classes of offered certificates do not represent any assessment of--

      o     the tax attributes of the offered certificates or of the trust,

      o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

      o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

      o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

      o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

      o whether and to what extent prepayment premiums, yield maintenance charges or Default Interest will be received, and

      o     the yield to maturity that investors may experience.

      Also, a security rating does not represent any assessment of the possibility that the holders of the class XP certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

      In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class XP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class XP certificates receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class XP certificates. The ratings of the class XP certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

      A rating on the class A-MFL certificates does not represent any assessment of whether the floating interest rate on such certificates will convert to the pass-through rate on the class A-MFL regular interest. The ratings on the class A-MFL certificates do not constitute a rating with respect to the likelihood of the receipt of payments to be made by the swap counterparty or any interest rate reductions or increases contemplated herein. With respect to the class A-MFL certificates, the rating agencies are only rating the receipt of interest up to the pass-through rate applicable to the class A-MFL regular interest, and are not rating the receipt of interest accrued at LIBOR plus _____%. In addition, the ratings do not address any shortfalls or delays in payment that investors in the class A-MFL certificates may experience as a result of the conversion of the pass-through rate on the class A-MFL certificates from a rate based on LIBOR to a fixed rate or the likelihood of investors in the class A-MFL certificates incurring additional costs as a result of the existence of the swap agreement.

      There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by __________ or
__________.

      The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

      The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A and B to this prospectus supplement.

      "[__________] Loan Combination" means, collectively, the two mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as the [__________]. These loans are pari passu with each other (the [__________] Trust Loan and the [__________] Pari Passu Companion
Loan).

      "[________] Master Servicer" means [___________], as master servicer, under the [___________] PSA.

      "[___________] Pari Passu Companion Loan" means the mortgage loan that is part of a split loan structure secured by the [____________] property and that is pari passu with the [______________] Trust Loan but is not an asset of the trust.

      "[________] PSA" means the pooling and servicing agreement dated as of [___________] among [___________], as depositor, [___________], as master servicer, [___________], as special servicer and [___________], as trustee, relating to the [___________], Commercial Mortgage Pass-Through Certificates, Series [___________].

      "[________] Special Servicer" means [___________], as special servicer, under the [___________] PSA.

      "[________] Trust" means the trust created pursuant to the [___________] PSA.

      "[___________] Trust Loan" means the one mortgage loan that is included in the trust and secured by the mortgaged properties identified as [__________] on Annex A-1 to this prospectus supplement. The [________] Trust Loan is pari passu with the [_________] Pari Passu Companion Loan.

      "[________] Trustee" means [___________], as trustee, under the [___________] PSA.

      "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

      "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

      "Additional Trust Fund Expense" means an expense of the trust that--

      o arises out of a default on a mortgage loan or an otherwise unanticipated event,

      o is not required to be paid by any party to the pooling and servicing agreement,

      o     is not included in the calculation of a Realized Loss,

      o is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the Mortgage Pool, and

      o causes a shortfall in the payments of interest or principal on any class of series 200[_]-[__] certificates (exclusive of the class A-MFL certificates) or the class A-MFL regular interest.

      We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

      "Administrative Fee Rate" means, with respect to each mortgage loan in the trust, the sum of the master servicing fee rate, [the primary servicing fee rate] and the per annum rate at which the monthly fee of the trustee is calculated.

      "Appraisal Reduction Amount" means, for any mortgage loan in the trust (other than the Non-Serviced Loan Combination) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

      o     "x" is equal to the sum of:

            1.    the Stated Principal Balance of the mortgage loan;

            2. to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

            3. all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

            4. all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with interest on those advances as permitted under the pooling and servicing agreement;

            5. any other unpaid Additional Trust Fund Expenses in respect of the mortgage loan; and

            6. all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged property, net of any escrow reserves held by the master servicer or the special servicer which covers any such item; and

      o     "y" is equal to the sum of:

            1.    the excess, if any, of--

                  (a) 90% of the resulting appraised or estimated value (as it may be adjusted downward by the special servicer in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the appraisal or estimate and such other information as it may deem appropriate) of the related mortgaged property or REO Property, over

                  (b) the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

            2. the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

                  (a) are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

                  (b) are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and

                  (c) may be used to reduce the principal balance of the mortgage loan; and

            3. the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the mortgage loan.

      If, however--

      o an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust,

      o no appraisal or other valuation estimate, as described under "Servicing Under the Pooling and Servicing Agreement--Required Appraisals," is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

      o     either--

            1. no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

            2. there has been a material change in the circumstances surrounding the related mortgaged property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer's judgment, materially affects the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

      Each Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to those loans.

      For the Non-Serviced Trust Loan, appraisal reductions will be calculated in a similar, although not identical, manner under the [________] PSA.

      "Appraisal Trigger Event" means, with respect to any mortgage loan in the trust, any of the following events:

      o the mortgage loan has been modified by the special servicer in a manner that--

            1. affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

            2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

            3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

      o the mortgage loan is 60 days or more delinquent in respect of any monthly debt service payment (other than a balloon payment);

      o that date on which the mortgage loan is delinquent in respect of its balloon payment has been (A) 20 days delinquent; or (B) if the related borrower has delivered a refinancing commitment acceptable to the special servicer prior to the date the balloon payment was due, 30 days delinquent;

      o the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

      o the mortgaged property securing the mortgage loan becomes an REO Property; or

      o the mortgage loan remains outstanding five years after any extension of its maturity.

      For the Non-Serviced Trust Loan, appraisals will be required under similar but not identical circumstances under the [________] PSA.

      "Available P&I Funds" means the total amount available to make payments of interest and principal on the series 200[_]-[__] certificates on each payment date.

      "Balloon Loan" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 200[_]-[__] certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

      "CERCLA" means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

      "Clearstream" means Clearstream Banking, societe anonyme.

      "Collateralization Event" has the meaning given to that term under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

      "Companion Loan" means a mortgage loan that is part of a Loan Combination but is not included in the trust. A subordinate Companion Loan is a Companion Loan as to which subsequent to either (i) a monetary event of default with respect to the Loan Combination or (ii) a material non-monetary event of default with respect to the Loan Combination, the mortgage loan in the trust is senior in right of payment to the Companion Loan. A pari passu Companion Loan is a Companion Loan that is pari passu in right of payment to a mortgage loan in the Trust.

      "Companion Loan Holder(s)" means the holder of a note evidencing a Companion Loan.

      "Companion Loan Securities" means any securities issued in connection with a securitization of any Companion Loan.

      "Condemnation Proceeds" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

      "Cross-Over Date" means the payment date on which--

      o the class A-1, class A-2, class A-3, class A-4, class A-AB, class A-5 and class A-1A certificates, or any two or more of those classes, remain outstanding, and

      o the total principal balance of the class A-MFL, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates are reduced to zero as described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

      "Cut-off Date Loan-to-Value Ratio," "Cut-off Date Loan-to-Appraised Value Ratio" or "Cut-off Date LTV" means:

      o with respect to any mortgage loan in the trust, the ratio, expressed as a percentage, of--

            1. the cut-off date principal balance of the subject mortgage loan, as shown on Annex A-1 to this prospectus supplement (plus, if applicable, each related non-trust pari passu Companion Loan), except that in the case of the Earnout Loans and certain other mortgage loans with a performance guarantee, that are secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as __________, where the cut-off date principal balance is calculated net of the earnout or performance guarantee, as applicable, to

            2. the appraised value of the related mortgaged property, as shown on Annex A-1 to this prospectus supplement;

      o with respect to any subordinate Companion Loan, the calculation of Cut-off Date LTV Ratio does not include the principal balance of the subordinate Companion Loan; and

      o with respect to any cross-collateralized and cross-defaulted mortgage loans in the trust, the ratio, expressed as a percentage, of--

            1. the combined cut-off date principal balances of the subject mortgage loans, as shown on Annex A-1 to this prospectus supplement, to

            2. the combined appraised value of the related mortgaged properties, as shown on Annex A-1 to this prospectus supplement.

     "Default Interest" means any interest that--

      o accrues on a defaulted mortgage loan solely by reason of the subject default, and

      o is in excess of all interest at the related mortgage interest ratio accrued on the mortgage loan.

      "DSCR" means, with respect to any mortgage loan, the debt service coverage ratio calculated in accordance with the related loan documents; provided that in the case of an Earnout Loan and certain other mortgage loans with an earnout or performance guarantee that are secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as __________, where the cut-off date principal balance is calculated net of the related earnout or performance guarantee; provided further, that with respect to mortgage loans with interest-only periods, calculated based on the debt service after commencement of principal payments.

      "Earnout Loan" means any of the mortgage loans listed below, each of which
(i) require the related borrower to deposit a portion of the original loan amount in a reserve pending satisfaction of certain conditions, including, without limitation, achievement of certain DSCRs, LTV ratios or satisfaction of certain occupancy or other tests and (ii) permit, in the event the condition is not satisfied by a specified date, the Master Servicer to apply amounts held in reserve to prepay the related mortgage loan. For all of the Earnout Loans, the Cut-off Date LTV and the U/W NCF DSCR is shown in this prospectus supplement and on the Annexes thereto net of the related earnout amount. Below, under the headings "Full Loan Amount LTV" and "Full Loan Amount NCR DSCR," the Cut-off Date LTV and U/W NCF DSCR is shown based on the principal balance of the Earnout Loans, including the related earnout reserve.


                                                                                                      If
                                     % of    Full             Full    Net of    Earliest             Prepay,
                                    Initial  Loan    Net of   Loan    Earnout  Defeasance            Yield
                 Earnout  Earnout  Mortgage  Amount  Earnout  Amount   NCF     or Prepay   Defease/  Maint.
 Property Names  Amount   Reserve    Pool     LTV     LTV     DSCR     DSCR     Date (1)   Prepay   Applicable
--------------------------------------------------------------------------------------------------------------


(1)   The earliest date on which the reserve amounts may be used to prepay.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

      "Euroclear" means Euroclear Bank, as operator of the Euroclear System.

      "Exemption-Favored Party" means any of--

      o     ________________;

      o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with ________________; and

      o any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

      "Fitch" means Fitch Ratings, Inc.

      "Government Securities" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

      "Initial Loan Group No. 1 Balance" means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group No. 1, excluding the _______________________ Non-Pooled Portion, after application of all scheduled payments of principal due on or before the cut-off date.

      "Initial Loan Group No. 2 Balance" means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group No. 2, after application of all scheduled payments of principal due on or before the cut-off date.

      "Initial Mortgage Pool Balance" means the aggregate principal balance of the mortgage loans included in the trust as of the cut-off date.

      "Insurance Proceeds" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan included in the trust, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

      "IRS" means the Internal Revenue Service.

      "Issue Date" means the date of initial issuance for the Series 200[_]-[__] certificates, which is expected to be on or about __________, 200_.

      "LIBOR" has the meaning given to that term under "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" in this prospectus supplement.

      "LIBOR Business Day" has the meaning given to that term under "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" in this prospectus supplement.

      "LIBOR Determination Date" has the meaning given to that term under "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" in this prospectus supplement.

      "Liquidation Proceeds" means all cash proceeds received and retained by the trust in connection with--

      o the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

      o the repurchase of any mortgage loan by the [applicable] Mortgage Loan Seller, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

      o the purchase of any specially serviced mortgage loan by any holder of a purchase option as described under "Servicing Under the Pooling and Servicing Agreement--Fair Value Option" in this prospectus supplement;

      o the purchase of all remaining mortgage loans and REO Properties in the trust by us, the [applicable] Mortgage Loan Seller, the special servicer, any certificateholder of the series 200[_]-[__] controlling class or the master servicer, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;

      o the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

      o     the sale of an REO Property.

      "Loan Combination" means, a group of two or more mortgage loans secured by a single mortgage instrument on the same mortgaged property. Each of the Loan Combinations is more particularly identified on the table entitled "Loan Combinations" under "Description of the Mortgage Pool--Split Loan Structure."

      "Loan Group No. 1" has the meaning assigned to that term under "Description of the Mortgage Pool--General" in this prospectus supplement.

      "Loan Group No. 1 Multifamily Properties" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as _______________, _______________, _______________, _______________,
_______________ and _______________.

      "Loan Group No. 2" has the meaning assigned to that term under "Description of the Mortgage Pool--General" in this prospectus supplement.

      "Moody's" means Moody's Investors Service, Inc.

      "Modeling Assumptions" means, collectively, the following assumptions regarding the series 200[_]-[__] certificates and the mortgage loans in the trust:

      o the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance is approximately __________; the Initial Loan Group No. 1 Balance is approximately $_________ and the Initial Loan Group No. 2 Balance is approximately $_________;

      o the initial total principal balance or notional amount, as the case may be, of each class of series 200[_]-[__] certificates and the class A-MFL regular interest is as described in this prospectus supplement;

      o the pass-through rate for each class of series 200[_]-[__] certificates is as described in this prospectus supplement;

      o there are no delinquencies or losses with respect to the mortgage loans;

      o there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

      o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

      o there are no casualties or condemnations affecting the corresponding mortgaged properties;

      o each of the mortgage loans provides for monthly payments to be due on the first or sixth day of each month, which monthly payments are timely received;

      o all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

      o there are no breaches of our representations and warranties or those of any Mortgage Loan Seller regarding the mortgage loans;

      o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or yield maintenance period in each case if any;

      o except as otherwise assumed in the immediately preceding bullet, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

      o no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

      o no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

      o no mortgage loan is required to be repurchased by us or any Mortgage Loan Seller;

      o     there are no Additional Trust Fund Expenses;

      o payments on the offered certificates are made on the ____ day of each month, commencing in ___________ 200_; and

      o     the offered certificates are settled on __________, 200_.

      For purposes of the Modeling Assumptions, a "yield maintenance period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a yield maintenance charge.

      "Mortgage Loan Seller" means any of CWCapital LLC and ___________ that have each transferred mortgage loans to us for inclusion in the trust.

      "Mortgage Pool" means the pool of mortgage loans comprised of the mortgage loans included in the trust.

      "NAP" means that, with respect to a particular category of data, the data is not applicable.

      "Net Aggregate Prepayment Interest Shortfall" means, with respect to any payment date, the excess, if any, of--

      o the Prepayment Interest Shortfalls incurred with respect to the entire Mortgage Pool during the related collection period, over

      o the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

      "Net Cash Flow" or "U/W Net Cash Flow" means for any mortgaged property securing a mortgage loan in the trust:

      o     the revenue derived from the use and operation of that property;
            less

      o     the total of the following items--

            (a)   allowances for vacancies and credit losses,

            (b) operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

            (c) fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

            (d) replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

      Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

      In determining the Net Cash Flow for any mortgaged property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

      o     rolling 12-month operating statements;

      o anticipated percentage rents to be collected, as deemed reasonable by the [applicable] mortgage loan seller;

      o     applicable year-to-date financial statements, if available;

      o     full year budgeted financial statements, if available; and

      o rent rolls were generally current as of the date not earlier than 6 months prior to the cut-off date.

      In general, these items were not audited or otherwise confirmed by an independent party.

      In determining the "revenue" component of Net Cash Flow for each mortgaged property (other than a hospitality property), the related originator(s) generally relied on the most recent rent roll supplied by the related borrower. Where the actual vacancy shown on that rent roll and the market vacancy was less than 5.0%, the originator(s) generally assumed a minimum of 5.0% vacancy, for most property types, and 7.5% vacancy, for office types, in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the applicable originator's underwriting standards.

      In determining rental revenue for multifamily rental, mobile home park and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

      For the other mortgaged properties other than hospitality properties, the related originator(s) generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

     In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements. Downward adjustments were made to assure that, in the judgment of the [applicable] mortgage loan seller, occupancy levels and average daily rates were limited to sustainable levels.

      In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation.

      In determining the "expense" component of Net Cash Flow for each mortgaged property, the related originator(s) generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

      o if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used;

      o property management fees were generally assumed to be 2% to 5% of effective gross revenue;

      o in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

      o expenses were generally assumed to include annual replacement reserves equal to--

            (a) in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.25 per square foot of net rentable commercial area;

            (b) in the case of multifamily rental apartments, generally not less than $250 or more than $400 per residential unit per year, depending on the condition of the property; and

            (c) in the case of hospitality properties, 5% of the gross revenues received by the property owner on an ongoing basis.

      In some instances, the related originator(s) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow," where the originator(s) determined appropriate.

      "Non-Serviced Companion Loan" means the [___________] Companion Loan.

      "Non-Serviced Loan Combination" means the [____________] Loan Combination.

      "Non-Serviced Trust Loan" means the [____________] Trust Loan.

      "Original Amortization Term" means, with respect to each mortgage loan in the trust, the number of months from origination (or, with respect to partial interest-only mortgage loans, the number of payments from the first principal and interest payment date) to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

      "Original Term to Maturity" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity.

      "P&I" means principal and/or interest.

      "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code.

      "Permitted Encumbrances" means, with respect to any mortgaged property securing a mortgage loan in the trust, any and all of the following:

      o liens for real estate taxes, water charges and sewer rents and special assessments not yet due and payable,

      o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

      o exceptions and exclusion specifically referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy on title policy commitment),

      o other matters to which like properties are commonly subject, the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged property, and condominium declarations, and

      o if the subject loan is a cross-collateralized mortgage loan, the lien of any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized or any related Companion Loan.

      "Permitted Investments" means U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

      "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

      "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.

      "Prepayment Interest Excess" means, with respect to any full or partial prepayment of a mortgage loan included in the trust made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period after the due date for that loan and prior to the determination date following such due date, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest included in that interest collection.

      "Prepayment Interest Shortfall" means, with respect to any full or partial prepayment of a mortgage loan included in the trust made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment prior to that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest.

      "Rating Agency" means each of _______ and _______.

      "Realized Losses" mean losses on or with respect of the mortgage loans in the trust arising from the inability to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

      "Recovered Amount" has the meaning assigned to that term in the fourth paragraph of the definition of "Total Principal Payment Amount" below in this glossary.

      "Relevant Persons" has the meaning assigned to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

      "Remaining Amortization Term" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date (or, with respect to partial interest-only mortgage loans, the number of payments from the first principal and interest payment date) to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

      "Remaining Term to Maturity" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity.

      "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

      "REO Property" means any mortgaged property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan included in the trust.

      "Replacement Reserve" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

      "Restricted Group" means, collectively--

      1.    the trustee,

      2.    the Exemption-Favored Parties,

      3.    us,

      4.    the master servicer,

      5.    the special servicer,

      6.    any sub-servicers,

      7.    the mortgage loan sellers,

      8. each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the offered certificates, and

      9.    any and all affiliates of any of the aforementioned persons.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

      "SEC" means the Securities and Exchange Commission.

      "Servicing Standard" means, with respect to either the master servicer or special servicer, to service and administer those mortgage loans and any REO Properties subject to the pooling and servicing agreement:

      o     in accordance with the higher of the following standards of care--

            1. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties, and

            2. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective subject mortgage loans;

      o     with a view to--

            1. the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

            2. in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan in the trust as to which the related mortgaged property is an REO Property, the maximization of recovery on that mortgage loan to the series 200[_]-[__] certificateholders (as a collective whole) (or, if a Loan Group is involved, with a view to the maximization of recovery on the Loan Group to the series 200[_]-[__] certificateholders and the related Companion Loan Holder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

      o     without regard to--

            1. any relationship, including as lender on any other debt, that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the pooling and servicing agreement,

            2. the ownership of any series 200[_]-[__] certificate by the master servicer or the special servicer, as the case may be, or any affiliate thereof,

            3. the obligation of the master servicer or the special servicer, as the case may be, to make advances,

            4. the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the pooling and servicing agreement generally or with respect to any particular transaction, and

            5. The ownership, servicing or management for others of any mortgage loan or property not covered by the pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

      "Servicing Transfer Event" means, with respect to any mortgage loan being serviced under the pooling and servicing agreement, any of the following events:

      1. the related borrower fails to make when due any scheduled debt service payment, including a balloon payment, and either the failure actually continues, or the master servicer determines, in its reasonable, good faith judgment, will continue, unremedied (without regard to any grace period)--

            (a) except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

            (b) solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

      2. the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder) determines, in accordance with the servicing standard, that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition;

      3. a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged property that covers acts of terrorism in the event the special servicer determines that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against by prudent owners of similar mortgaged properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) is not available at any rate) occurs under the mortgage loan that in the judgment of the master servicer or special servicer materially impairs the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially adversely affects the interests of series 200[_]-[__] certificateholders or, in the case of the Loan Combination, the interests of the related Companion Loan Holder(s) (provided that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Series 200[_]-[__] Certificateholders, or, in the case of the Loan Combination, the interests of the related Companion Loan Holder(s)), and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan);

      4. the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder) determines that
            (i) a default (other than as described in clause 2. of this definition) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially adversely affect the interests of series 200[_]-[__] certificateholders or, in the case of the Loan Combination, the interests of the related Companion Loan Holder(s), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days, (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a Servicing Transfer Event has occurred under this clause 4. with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism will be subject to the approval of the directing holder as described under "Servicing Under the Pooling and Servicing Agreement--The Directing Holders Agreement--Rights and Powers of the Directing Holder" in this prospectus supplement;

      5. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

      6. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

      A Servicing Transfer Event will cease to exist, if and when:

      o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

      o with respect to the circumstances described in clauses 2., 4. and 5. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 5., no later than the entry of an order or decree dismissing the proceeding;

      o with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

      o with respect to the circumstances described in clause 6. of this definition, the proceedings are terminated.

      If a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Combination, it will also be considered to exist for the remainder of the Loan Combination.

      For the Non-Serviced Trust Loan, similar but not identical events will result in a transfer to special servicing under the [________] Servicing Agreement.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "Stated Principal Balance" means, for each mortgage loan in the trust, an amount that:

      o     will initially equal its cut-off date principal balance; and

      o will be permanently reduced on each payment date, to not less than zero, by--

            1. all payments of principal (whether received or advanced), including voluntary principal prepayments, received by or on behalf of the trust on such mortgage loan;

            2. all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the mortgage loans during the related collection period and that were identified and applied by the master servicer as recoveries of principal of such mortgage loan; and

            3. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

      However, the "Stated Principal Balance" of a mortgage loan in the trust will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

      When determining the aggregate Stated Principal Balance of all the mortgage loans in the pool, other than for purposes of determining the Weighted Average Pool Pass-Through Rate, the Stated Principal Balance of the pool will not be reduced by the amount of principal collections that were used to reimburse the master servicer, the special servicer or the trustee for any Work-out Delayed Reimbursement Amount unless the corresponding advances are determined to be nonrecoverable.

      "Total Principal Payment Amount" means, for any payment date, an amount equal to the total, without duplication, of the following:

      o all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the mortgage loans included in the trust during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

      o all monthly payments of principal received by or on behalf of the trust on the mortgage loans included in the trust prior to, but that are due during, the related collection period;

      o all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan included in the trust or, in the case of an REO Property, of the related mortgage loan included in the trust, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

      o all advances of principal made with respect to the mortgage loans included in the trust for that payment date.

      The Total Principal Payment Amount will not include any payments or other collections of principal with respect to the Companion Loans.

      Notwithstanding the foregoing, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, as described under "Description of the Offered Certificates--Reimbursement of Advances," then, to the extent such reimbursement is made from collections of principal on the underlying mortgage loans, the Total Principal Payment Amount for the corresponding payment date by the amount of any such reimbursement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections for any Work-Out Delayed Reimbursement Amounts as described under "Description of the Offered Certificates--Reimbursement of Advances," then the Total Principal Payment Amount for the corresponding payment date will be reduced by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

      If any advance is considered to be nonrecoverable and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool or if any Work-out Delayed Reimbursement Amount is reimbursed or paid out of payments or other collections of principal with respect to the entire mortgage pool, as described under "Description of the Offered Certificates--Reimbursement of Advances," and if there is a subsequent recovery of any such item (such recovery, a "Recovered Amount"), that Recovered Amount would generally be included as part of the Total Principal Payment Amount for the payment date following the collection period in which that Recovered Amount was received. For purposes of determining the respective portions of the Total Principal Payment Amount attributable to each loan group, those Recovered Amounts will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the next to last sentence of the prior paragraph.

      "Underwriter Exemption" means Prohibited Transaction Exemption [____], as amended to date, including by Prohibited Transaction Exemption [____], as described under "Certain ERISA Considerations" in this prospectus supplement.

      "Underwritten Debt Service Coverage Ratio," "DSCR Net Cash Flow," "U/W NCF DSCR" or "DSCR" means:

      o     with respect to any mortgage loan in the trust, the ratio of--

            1.    the Net Cash Flow for the related mortgaged property, to

            2. the annualized amount of debt service that will be payable under that mortgage loan (plus, if applicable, each non-trust pari passu Companion Loan) commencing after the cut-off date or, if the mortgage loan is in an initial interest-only period, after the commencement of amortization (except as otherwise set forth in any of the footnotes in Annex A-1); provided that in the case of the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as __________, underwritten DSCR was calculated based on the monthly debt service that would be in place based on a loan balance that was reduced by the amount of an earnout reserve, escrow or performance guarantee, as applicable. With respect to any subordinate Companion Loan, the calculation of underwritten DSCR does not include the monthly debt service that is due in connection with such subordinate Companion Loan; and

      o with respect to any cross-collateralized and cross-defaulted mortgage loans in the trust, the ratio of--

            1. the combined Net Cash Flow for each mortgage loan that is cross-collateralized and cross-defaulted with another mortgage loan in the trust, to

            2. the annualized amount of debt service that will be payable under those mortgage loans commencing after the cut-off date or, if the mortgage loan is in an initial interest-only period, after the commencement of amortization (except as otherwise set forth in any of the footnotes in Annex A-1).

      o With respect to the mortgage loan secured by the mortgaged property identified in Annex A-1 as __________, the Underwritten Debt Service Coverage Ratio presented in this prospectus supplement was calculated net of a performance guaranty in the amount of $__________. Including this performance guaranty, the Underwritten Debt Service Coverage Ratio would be ___x.

      "Weighted Average Pool Pass-Through Rate" means, for each interest accrual period, the weighted average of the below-described annual rates with respect to all of the mortgage loans, weighted on the basis of such mortgage loans' respective Stated Principal Balances immediately prior to the related payment date:

      o in the case of each mortgage loan that accrues interest on a 30/360 Basis, an annual rate equal to--

            1. the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

            2.    the related Administrative Fee Rate; and

      o in the case of each mortgage loan that accrues interest on an Actual/360 Basis, an annual rate generally equal to--

            1. the product of (a) twelve (12), times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during that interest accrual period, based on its Stated Principal Balance immediately preceding the related payment date and its mortgage interest rate in effect as of the cut-off date, and the denominator of which is the Stated Principal Balance of the mortgage loan immediately prior to the related payment date, minus

            2.    the related Administrative Fee Rate.

      Notwithstanding the foregoing, if the related payment date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the related payment date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

      "Work-out Delayed Reimbursement Amount" means any advance that is outstanding at the time that a mortgage loan becomes corrected that is not repaid in full by the borrower in connection with such correction but rather becomes an obligation of the borrower to pay such amounts in the future.

                                    ANNEX A-1

            Certain Characteristics of the Underlying Mortgage Loans

1. Footnote

2. Control Number

3. Seller

4. Property Name

5. Street Address

6. City

7. State

8. County

9. Zip Code

10. Property Type

11. Property Type Detail

12. Year Built

13. Year Renovated

14. Number of Units

15. Unit Description

16. Loan per Unit

17. Original Balance

18. Cut-off Date Balance

19. Allocated Cut-off Date Balance (multi-property)

20. % of Initial Pool Balance

21. Interest Rate

22. Administrative Fee

23. Monthly Payment

24. Annual Debt Service

25. Balloon Balance

26. Interest Accrual Method

27. Note Date

28. First Payment Date


                                      A-1-1

29. Last IO Payment Date

30. First P&I Payment Date

31. Payment Date

32. Grace Days - Late Fee

33. Grace Days - Default

34. Loan Type (IO, Amortizing, IO Amortizing)

35. Original Interest Only Term

36. Remaining Interest Only Term

37. Original Loan Term

38. Original Amortization Term

39. Remaining Amortization Term

40. Seasoning

41. Maturity Date

42. Hyper-Amortizing Loan

43. Lockbox

44. Cash Management

45. Cross-Collateralized (Y/N)

46. Cross-Collateralized Group

47. Prepayment Provisions (# of payments)

48. Mezz Debt Balance

49. B Note Balance

50. Earnout Flag

51. Earnout or Performance Guarantee Amount

52. P&I After Earnout

53. Appraisal Date

54. Appraisal Value

55. Cut-off Date LTV

56. Scheduled Maturity Date LTV

57. Occupancy %

58. Occupancy as of Date


                                      A-1-2

59. Largest Tenant (Based on Square Footage)

60. Largest Tenant Square Ft.

61. Largest Tenant Lease Expiration

62. Second Largest Tenant (Based on Square Footage)

63. Second Largest Tenant Square Ft.

64. Second Largest Tenant Lease Expiration

65. Third Largest Tenant (Based on Square Footage)

66. Third Largest Tenant Square Ft.

67. Third Largest Tenant Lease Expiration

68. Engineering Report Date

69. Phase I Date

70. Phase II Performed (Y/N)

71. PML%

72. Seismic Report Date

73. Earthquake Insurance Required (Y/N)

74. Terrorism Insurance Required (Y/N)

75. Ownership Interest

76. Ground Lease (Y/N)

77. Ground Lease Payment (Annual)

78. Ground Lease Expiration Date

79. 2004 NOI Date

80. 2004 NOI

81. 2005 NOI Date

82. 2005 NOI

83. Partial Year Date (is past 2005)

84. Partial Year # of months

85. Partial Year Description

86. Partial Year NOI

87. Underwritten Revenue

88. Underwritten Expenses


                                      A-1-3

89. Underwritten NOI

90. Underwritten NOI DSCR

91. Underwritten Replacement Reserve

92. Underwritten TI/LC Reserve

93. Underwritten Other Reserve

94. Underwritten NCF

95. Underwritten NCF DSCR

96. Ongoing Tax RE Reserve

97. Ongoing Insurance Reserve

98. Upfront Replacement Reserve

99. Ongoing Replacement Reserve

100. Upfront TI/LC Reserve

101. Ongoing TI/LC Reserve

102. Upfront Deferred Maintenance Reserve

103. Borrower Name

104. Related Sponsor


                                      A-1-4

                                    ANNEX A-2

      Certain Characteristics of the Underlying Multifamily Mortgage Loans

1. Mortgage Loan No.

2. Mortgage Loan Seller

3. Property Name

4. Street Address

5. City

6. County

7. State

8. Zip Code

9. Cut-Off Date Balance

10. Cut-Off Date Balance Per Unit or Pad

11. Note Date

12. Utilities Paid by Tenant

13. Studios - No. of Units and Average Rent Per Month

14. Bedroom - No. of Units and Average Rent Per Month

15. Bedroom - No. of Units and Average Rent Per Month

16. Bedroom - No. of Units and Average Rent Per Month

17. Bedroom - No. of Units and Average Rent Per Month

18. Other Units - No. of Units and Average Rent Per Month

19. No. of Elevators

20. Third Most Recent NOI

21. Third Most Recent NOI Date

22. Second Most Recent NOI

23. Second Most Recent NOI Date

24. Most Recent NOI

25. Most Recent NOI Date


                                      A-2-1

                                     ANNEX B

                      Structural and Collateral Term Sheet

                           SIGNIFICANT LOAN SUMMARIES

                         Mortgage Loan No. __ - ________

Loan Information                                      Property Information
----------------                                      --------------------

Original Balance:                                     Single Asset/Portfolio:
Cut-off Date Balance:                                 Property Type:
Shadow Rating (__/__):                                Property Sub-type:
Loan Purpose:                                         Location:
First Payment Date:                                   Year Built:
Interest Rate:                                        Occupancy(2):
Amortization:                                         Square Footage:
ARD:                                                  The Collateral:
Hyperamortization:                                    Ownership Interest:
Maturity Date:                                        Property Management:
Maturity or ARD Balance:                              U/W Net Op. Income:
Sponsor of Borrower:                                  U/W Net Cash Flow:
Interest Calculation:                                 U/W Occupancy:
Call Protection:                                      Appraised Value:
Loan per SF:                                          Cut-off Date LTV:
Up-front Reserves:                                    Maturity Date LTV:
Ongoing Reserves(1):

                                                      DSCR:

Lockbox:                                              Post IO Period DSCR:

--------------------------------------------------------------------------------

      (1)   See "Escrows and Reserves" below.

      (2)   Occupancy is based on rent roll dated ____.

      The Loan. The [____] largest loan was originated on [_________]. The [________] Loan is secured by a first priority mortgage encumbering a [type of property] in [city, state].

      The Borrower. The borrower under the [________] Loan is [_________]. The borrower is a [limited liability company] organized under the laws of the State of [Delaware]. [The borrower is a special purpose entity, whose business is limited to owning and operating the [________] Property.] The sponsor, [________], is a [_______] and owns and manages [___] properties in [__] states throughout the United States.

      Borrower/Property Financial Information. If applicable provide the disclosure required by Item 1112(b) and 1112(a)(3) of Regulation AB.

      [The Lessee. [Describe the lessee (or group of affiliated lessees) if such lessee (or group of affiliated lessees) is deemed a Significant Obligor.]]

      The Property. The [________] Property consists of the [name of property] located in [city, state]. [The [________] Property [consists of approximately [___] square feet][is situated on approximately [___] acres and includes [___] parking spaces]. As of [ _____, 200__], the overall occupancy of the [________] Property was [___]%. See "--Lease Summary" below.

      The [________] Property is primarily used for [multifamily, retail, office, mixed use, self storage, and/or industrial] purposes. [Describe principal businesses, occupations and professions carried on in, or from, the property.] [Describe features of property. I.e., if the property is retail, discuss anchors; if the property is a hotel, discuss amenities; and if the property is multifamily, discuss property features (pool, garden, fitness room, etc.).]

      [Describe the existence, construction and/or proximity of competing properties in the applicable market. I.e., if the property is retail, discuss competing retail properties and competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers; if the property is a hotel, discuss the existence and/or construction of competing hotel properties; and if the property is multifamily, discuss the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes.]

      [The borrower [or lessee] contemplates certain renovations, improvements and/or developments relating to the [________] Property. [Describe scope of renovations/improvements/developments.] The costs of these renovations, improvements and/or developments are estimated to be $[_____], which costs will be paid for [with a portion of the proceeds from the [________] Loan or will be financed under [name governing agreement or program]].]

      Lease Expiration. The following chart sets forth certain lease information at the [________] Property for each of the indicated years (assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the schedule expiration date):

                           Total Area                      % Gross Annual
            # Leases       Covered by     Annual Rental        Rental
          Scheduled To      Expiring      Represented by    Represented by
 Year        Expire       Leases (SF)    Expiring Leases    Expiring Leases
---------------------------------------------------------------------------
[2005]           ___            ___               $___              ___%
[2006]           ___            ___               $___              ___%
[2007]           ___            ___               $___              ___%
[2008]           ___            ___               $___              ___%
[2009]           ___            ___               $___              ___%
[2010]           ___            ___               $___              ___%
[2011]           ___            ___               $___              ___%
[2012]           ___            ___               $___              ___%
[2013]           ___            ___               $___              ___%
[2014]           ___            ___               $___              ___%

      [___] tenants occupy 10% or more, but less than 100%, of the total rentable space at the [________] Property. The following chart summarizes significant lease provisions for each of these major tenants:


              Total Rentable      % Total         Principal                                          Renewal
              Space Occupied   Rentable Space     Nature of                           Lease        Options (if
Tenant             (SF)           Occupied         Business       Annual Rent    Expiration Date       any)
--------------------------------------------------------------------------------------------------------------
                      ___             ___%      [multifamily,         $___
                                                   retail,
                                                office, mixed
                                                 use, self
                                                  storage,
                                                  and/or
                                                 industrial]


      [Describe principal business, occupations and professions carried out at the property, to extent material and not described in table above.]

      Historical Occupancy. [Set forth table of historical occupancy for last five years.]

      Historical Effective Annual Rent. [Set forth table of average effective annual rental per square foot or unit for each of last 3 years prior to filing.]

      Property Management. The [________] Property is managed by [_________]. The management agreement generally provides for a management fee of [__]% of revenues per annum which is subordinated to the [________] Loan. [The management of the [________] Property will be performed by either [_______], or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the [________] Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates.] The lender under the [________] Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the [________] Loan. [________] manages [___] [type of property]. [________] is headquartered in [______].

      Payment Terms; Interest Rate. The [________] Loan is an [Interest Only] Loan. [Describe amortization term, and specify if loan is on ARD Loan.] The Interest Rate with respect to the [________] Loan is calculated on a [30/360 Basis] and is equal to [___]%. The Due Date under the [________] Loan is the [___]th day of each month (or, if such day is not a business day, the immediately preceding business day).

      Escrows and Reserves. [Describe any amounts to be deposited or reserves to be maintained pursuant to the related loan documents and the circumstances under which disbursements may be made from such accounts.]

      Cash Management/Lockbox. [The borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the [________] Loan will be made. Unless and until an event of default occurs under the [________] Loan, the borrower will have access to the remaining funds after all such required payments are made.] [The borrower under the [_______] Loan must cause the tenants of the [___________] Property to deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default under the [________] Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.]

      [Other Financing][/Liens]. [Describe any subordinate financing that is secured by the related Mortgaged Property or any applicable Mezzanine Financing.] [Describe any prior/second liens.]

      [Describe any other material terms of loan documents.]

                                   TOTAL POOL

                                     ANNEX C

                          Mortgage Pool Characteristics


                                   TOTAL POOL

                                 Property Types

                                  Aggregate                             Wtd. Avg.                       Wtd. Avg.
                    Number of    Cut-off Date   % of Initial    Wtd.   Cut-off Date     Wtd. Avg.     Remaining Term
                    Mortgaged     Principal     Mortgage Pool   Avg.       LTV        Maturity Date    to Maturity       Wtd. Avg.
Property Type       Properties   Balance ($)       Balance      DSCR      Ratio         LTV Ratio        (months)      Mortgage Rate
------------------------------------------------------------------------------------------------------------------------------------
Rental
Office
Hospitality
Industrial
Multifamily
Self-Storage
Mobile Home Park


                               Property Locations

                                  Aggregate                             Wtd. Avg.                       Wtd. Avg.
                    Number of    Cut-off Date   % of Initial    Wtd.   Cut-off Date     Wtd. Avg.     Remaining Term
                    Mortgaged     Principal     Mortgage Pool   Avg.       LTV        Maturity Date    to Maturity       Wtd. Avg.
Property Type       Properties   Balance ($)       Balance      DSCR      Ratio         LTV Ratio        (months)      Mortgage Rate
------------------------------------------------------------------------------------------------------------------------------------
Other States(1)

----------
(1) Includes [___] states. [Washington D.C.] and [Guam].



                         Cut-off Date Principal Balances

                                  Aggregate                             Wtd. Avg.                       Wtd. Avg.
                    Number of    Cut-off Date   % of Initial    Wtd.   Cut-off Date     Wtd. Avg.     Remaining Term
Range of Cut-off     Mortgage     Principal     Mortgage Pool   Avg.       LTV        Maturity Date    to Maturity       Wtd. Avg.
Date Balances ($)     Loans      Balance ($)       Balance      DSCR      Ratio         LTV Ratio        (months)      Mortgage Rate
------------------------------------------------------------------------------------------------------------------------------------
Less than [_____]
[_____]-[_____]
[_____]-[_____]
[_____]-[_____]
[_____]-[_____]

----------
The average Cut-off Date principal balance is $[___________].


                                 Mortgage Rates

                                  Aggregate                             Wtd. Avg.                       Wtd. Avg.
                    Number of    Cut-off Date   % of Initial    Wtd.   Cut-off Date     Wtd. Avg.     Remaining Term
Range of             Mortgage     Principal     Mortgage Pool   Avg.       LTV        Maturity Date    to Maturity       Wtd. Avg.
Mortgage Rates (%)    Loans      Balance ($)       Balance      DSCR      Ratio         LTV Ratio        (months)      Mortgage Rate
------------------------------------------------------------------------------------------------------------------------------------
Less than [_____]
[_____]-[_____]
[_____]-[_____]
[_____]-[_____]
[_____]-[_____]

----------
The weighted average Mortgage Rate is [_____]%.


                          Debt Service Coverage Ratios

                                  Aggregate                             Wtd. Avg.                       Wtd. Avg.
                    Number of    Cut-off Date   % of Initial    Wtd.   Cut-off Date     Wtd. Avg.     Remaining Term
                     Mortgage     Principal     Mortgage Pool   Avg.       LTV        Maturity Date    to Maturity       Wtd. Avg.
Range of DSCRs        Loans      Balance ($)       Balance      DSCR      Ratio         LTV Ratio        (months)      Mortgage Rate
------------------------------------------------------------------------------------------------------------------------------------
Less than [_____]
[_____]-[_____]
[_____]-[_____]
[_____]-[_____]
[_____]-[_____]

----------
The weighted average Debt Service Coverage Ratio is [___]x.



                        Cut-off Date Loan-to-Value Ratios

                                  Aggregate                             Wtd. Avg.                       Wtd. Avg.
                    Number of    Cut-off Date   % of Initial    Wtd.   Cut-off Date     Wtd. Avg.     Remaining Term
Range of Cut-off     Mortgage     Principal     Mortgage Pool   Avg.       LTV        Maturity Date    to Maturity       Wtd. Avg.
Date LTV ratio (%)    Loans      Balance ($)       Balance      DSCR      Ratio         LTV Ratio        (months)      Mortgage Rate
------------------------------------------------------------------------------------------------------------------------------------
Less than [_____]
[_____]-[_____]
[_____]-[_____]
[_____]-[_____]
[_____]-[_____]

----------
The weighted average Cut-off Date LTV Ratio is [___]%.


                       Maturity Date Loan-to-Value Ratios

                                  Aggregate                             Wtd. Avg.                       Wtd. Avg.
                    Number of    Cut-off Date   % of Initial    Wtd.   Cut-off Date     Wtd. Avg.     Remaining Term
Range of Maturity    Mortgage     Principal     Mortgage Pool   Avg.       LTV        Maturity Date    to Maturity       Wtd. Avg.
Date LTV ratios (%)   Loans      Balance ($)       Balance      DSCR      Ratio         LTV Ratio        (months)      Mortgage Rate
------------------------------------------------------------------------------------------------------------------------------------
Less than [_____]
[_____]-[_____]
[_____]-[_____]
[_____]-[_____]
[_____]-[_____]

----------
The weighted average Maturity Date LTV Ratio is [___]%.


                           Original Terms to Maturity

Range of                          Aggregate                             Wtd. Avg.                       Wtd. Avg.
Original Terms      Number of    Cut-off Date   % of Initial    Wtd.   Cut-off Date     Wtd. Avg.     Remaining Term
to Maturity          Mortgage     Principal     Mortgage Pool   Avg.       LTV        Maturity Date    to Maturity       Wtd. Avg.
(months)              Loans      Balance ($)       Balance      DSCR      Ratio         LTV Ratio        (months)      Mortgage Rate
------------------------------------------------------------------------------------------------------------------------------------
[_____]-[_____]
[_____]-[_____]
[_____]-[_____]
[_____]-[_____]

----------
The weighted average original term to maturity is [___] months.


                                    Total Pool
                           Remaining Terms to Maturity

Range of                          Aggregate                             Wtd. Avg.                       Wtd. Avg.
Remaining Terms     Number of    Cut-off Date   % of Initial    Wtd.   Cut-off Date     Wtd. Avg.     Remaining Term
to Maturity          Mortgage     Principal     Mortgage Pool   Avg.       LTV        Maturity Date    to Maturity       Wtd. Avg.
(months)              Loans      Balance ($)       Balance      DSCR      Ratio         LTV Ratio        (months)      Mortgage Rate
------------------------------------------------------------------------------------------------------------------------------------
[_____]-[_____]
[_____]-[_____]
[_____]-[_____]
[_____]-[_____]

----------
The weighted average remaining term to maturity is [___] months.


                                    Seasoning

                                  Aggregate                             Wtd. Avg.                       Wtd. Avg.
                    Number of    Cut-off Date   % of Initial    Wtd.   Cut-off Date     Wtd. Avg.     Remaining Term
                     Mortgage     Principal     Mortgage Pool   Avg.       LTV        Maturity Date    to Maturity       Wtd. Avg.
Seasoning (months)    Loans      Balance ($)       Balance      DSCR      Ratio         LTV Ratio        (months)      Mortgage Rate
------------------------------------------------------------------------------------------------------------------------------------
[_____]-[_____]
[_____]-[_____]
[_____]-[_____]
[_____]-[_____]
[_____]-[_____]

----------
The weighted average seasoning is [___] months.


                           Original Amortization Terms

Range of Original                 Aggregate                             Wtd. Avg.                       Wtd. Avg.
Amortization        Number of    Cut-off Date   % of Initial    Wtd.   Cut-off Date     Wtd. Avg.     Remaining Term
Terms                Mortgage     Principal     Mortgage Pool   Avg.       LTV        Maturity Date    to Maturity       Wtd. Avg.
(months)              Loans      Balance ($)       Balance      DSCR      Ratio         LTV Ratio        (months)      Mortgage Rate
------------------------------------------------------------------------------------------------------------------------------------
Interest Only
[_____]-[_____]
[_____]-[_____]
[_____]-[_____]
[_____]-[_____]

----------
The weighted average original amortization term is [___] months.


                                   Total Pool
                       Remaining Stated Amortization Terms

Range of                          Aggregate                             Wtd. Avg.                       Wtd. Avg.
Remaining           Number of    Cut-off Date   % of Initial    Wtd.   Cut-off Date     Wtd. Avg.     Remaining Term
Amortization         Mortgage     Principal     Mortgage Pool   Avg.       LTV        Maturity Date    to Maturity       Wtd. Avg.
Terms (months)        Loans      Balance ($)       Balance      DSCR      Ratio         LTV Ratio        (months)      Mortgage Rate
Interest Only
------------------------------------------------------------------------------------------------------------------------------------
[_____]-[_____]
[_____]-[_____]
[_____]-[_____]
[_____]-[_____]

----------
The weighted average remaining amortization term is [___] months.


                               Amortization Types

                                  Aggregate                             Wtd. Avg.                       Wtd. Avg.
                    Number of    Cut-off Date   % of Initial    Wtd.   Cut-off Date     Wtd. Avg.     Remaining Term
                     Mortgage     Principal     Mortgage Pool   Avg.       LTV        Maturity Date    to Maturity       Wtd. Avg.
Amortization Type     Loans      Balance ($)       Balance      DSCR      Ratio         LTV Ratio        (months)      Mortgage Rate
------------------------------------------------------------------------------------------------------------------------------------
Interest Only,
  Then Amortizing
Interest Only
Amortizing
Fully Amortizing

                                    Lockboxes

                                               Aggregate
                              Number of      Cut-off Date      % of Initial
                               Mortgage        Principal      Mortgage Pool
Lockbox Type                    Loans         Balance ($)        Balance
---------------------------------------------------------------------------
Hard
Soft

                                   Total Pool
                                  Escrow Types

                                               Aggregate
                              Number of      Cut-off Date      % of Initial
                               Mortgage        Principal      Mortgage Pool
Escrow Type (1)                 Loans         Balance ($)        Balance
---------------------------------------------------------------------------
TI/LC (2)
Real Estate Tax
Insurance
Replacement Reserve

----------
(1)   Includes initial and ongoing reserves and escrows.

(2) The statistical information for the TI/LC Reserve percentage does not include mortgage loans secured by multifamily hospitality, mobile home park or self-storage properties.


                          Prepayment Provision Summary

                                  Aggregate                             Wtd. Avg.                       Wtd. Avg.
                    Number of    Cut-off Date   % of Initial    Wtd.   Cut-off Date     Wtd. Avg.     Remaining Term
                     Mortgage     Principal     Mortgage Pool   Avg.       LTV        Maturity Date    to Maturity       Wtd. Avg.
Prepayment Type       Loans      Balance ($)       Balance      DSCR      Ratio         LTV Ratio        (months)      Mortgage Rate
------------------------------------------------------------------------------------------------------------------------------------
Lockout Defeasance
Lockout Greater 1% or Yield
   Maintenance
Lockout Greater 1% or Yield
   Maintenance Fee
Lockout/Declining Fee



                                   Total Pool
                          Mortgage Pool Characteristics

                                LOAN GROUP NO. 1

                                   Total Pool
                          Mortgage Pool Characteristics

                                LOAN GROUP NO. 2

                                     ANNEX D

                                Decrement Tables

               Percentages of the Closing Date Certificate Balance
                         of the Class [___] Certificates

                                 0% CPR During Lockout,
                           Defeasance and Yield Maintenance
                               Otherwise at Indicated CPR
                         ------------------------------------------
Payment Date             0 CPR   25 CPR   50 CPR   75 CPR   100 CPR
-------------------------------------------------------------------
Initial Date


Weighted Average Life
  in Years

                                     ANNEX E

                         Form of Payment Date Statement

                                     ANNEX F

                       Terms of the Class XP Certificates

Class XP Pass-Through Rate:

      The pass-through rate applicable to the class XP certificates for each payment date will equal the weighted average of the class XP strip rates at which interest accrues from time to time on the various components of the class XP certificates outstanding immediately prior to such payment date (weighted on the basis of the balances of those class XP components immediately prior to the payment date). Each class XP component will be comprised of all or a designated portion of the principal balance of a specified class of principal balance certificates. If all or a designated portion of the principal balance of any class of principal balance certificates is identified in the table below as being part of the notional amount of the class XP certificates immediately prior to any payment date, then that principal balance (or designated portion thereof) will represent one or more separate class XP components for purposes of calculating the pass-through rate of the class XP certificates. For each payment date through and including the payment date in [_________], the class XP strip rate for each class XP component will equal (x) the lesser of (1) the Weighted Average Pool Pass-Through Rate for such payment date, and (2) the reference rate specified on Schedule F-1 hereto for such payment date, minus (y) the pass-through rate for the corresponding principal balance class of certificates related to such component (but in no event will any class XP strip rate be less than zero).

      After the payment date in [_________], the class XP certificates will cease to accrue interest and will have a 0% pass-through rate.

Notional Amount of Class XP Certificates:

The notional amount of the class XP certificates will vary over time and, for each time period specified in the heading of the columns in the table below, the notional amount of the class XP certificates will be equal to the sum of the amounts set forth in such column.


                                Payment Date in              Payment Date in              Payment Date in
Initial Payment Date through    [      ] through             [      ] through             [      ] through
Payment Date in                 Payment Date in              Payment Date in              Payment Date in
[      ]                        [      ]                     [      ]                     [      ]
-------------------------------------------------------------------------------------------------------------------
the lesser of $[______] and     the lesser of $[______]      the lesser of $[______]      the lesser of $[______]
the principal balance of the    and the principal balance    and the principal balance    and the principal balance
class [______] certificates     of the class [______]        of the class [______]        of the class [______]
                                certificates                 certificates                 certificates
-------------------------------------------------------------------------------------------------------------------
the aggregate principal         the aggregate principal      the aggregate principal      the aggregate principal
balances of the class           balances of the class        balances of the class        balances of the class
[______] certificates           [______] certificates        [______] certificates        [______] certificates
                                                                                          the lesser of $[______]
                                                                                          and the principal balance
                                                                                          of the class [______]
                                                                                          certificates
-------------------------------------------------------------------------------------------------------------------


Payment Date in                 Payment Date in              Payment Date in              Payment Date in
[      ] through                [      ] through             [      ] through             [      ] through
Payment Date in                 Payment Date in              Payment Date in              Payment Date in
[      ]                        [      ]                     [      ]                      [      ]
-------------------------------------------------------------------------------------------------------------------
the lesser of $[______] and     the lesser of $[______]      the lesser of $[______]      the lesser of $[______]
the principal balance of the    and the principal balance    and the principal balance    and the principal balance
class [______] certificates     of the class [______]        of the class [______]        of the class [______]
                                certificates                 certificates                 certificates
-------------------------------------------------------------------------------------------------------------------
the aggregate principal         the aggregate principal      the aggregate principal      the aggregate principal
balances of the class           balances of the class        balances of the class        balances of the class
[______] certificates           [______] certificates        [______] certificates        [______] certificates
-------------------------------------------------------------------------------------------------------------------
the lesser of $[______] and     the lesser of $[______]      the lesser of $[______]      the lesser of $[______]
the principal balance of the    and the principal balance    and the principal balance    and the principal balance
class [______] certificates     of the class [______]        of the class [______]        of the class [______]
                                certificates                 certificates                 certificates
-------------------------------------------------------------------------------------------------------------------



Payment Date in                 Payment Date in              Payment Date in              Payment Date in
[      ] through                [      ] through             [      ] through             [      ] through
Payment Date in                 Payment Date in              Payment Date in              Payment Date in
[      ]                        [      ]                     [      ]                     [      ]
-------------------------------------------------------------------------------------------------------------------
the lesser of $[______] and     the lesser of $[______]      the lesser of $[______]      the lesser of $[______]
the principal balance of the    and the principal balance    and the principal balance    and the principal balance
class [______] certificates     of the class [______]        of the class [______]        of the class [______]
                                certificates                 certificates                 certificates
-------------------------------------------------------------------------------------------------------------------
the aggregate principal         the aggregate principal      the aggregate principal      the aggregate principal
balances of the class           balances of the class        balances of the class        balances of the class
[______] certificates           [______] certificates        [______] certificates        [______] certificates
-------------------------------------------------------------------------------------------------------------------
the lesser of $[______] and     the lesser of $[______]      the lesser of $[______]      the lesser of $[______]
the principal balance of the    and the principal balance    and the principal balance    and the principal balance
class [______] certificates     of the class [______]        of the class [______]        of the class [______]
                                certificates                 certificates                 certificates
-------------------------------------------------------------------------------------------------------------------


                                 Payment Date in
                                 [      ]through
                                 Payment Date in
                                 [      ]
                                 ----------------------------
                                 the lesser of $[______] and
                                 the principal balance of the
                                 class [______] certificates
                                 ----------------------------
                                 the aggregate principal
                                 balances of the class
                                 [______] certificates
                                 ----------------------------
                                 the lesser of $[______] and
                                 the principal balance of the
                                 class [______] certificates
                                 ----------------------------

                                  Schedule F-1

                          Class XP Reference Rates (%)

Interest Accrual Period     Month of Payment Date    Class XP Reference Rate (%)
-----------------------     ---------------------    ---------------------------

                                     ANNEX G

                      Class A-AB Planned Principal Balance

    Period                   Month of Payment Date                  Balance
    ------                   ---------------------                  -------

                                     ANNEX H

          Global Clearance, Settlement and Tax Documentation Procedures

      Except in limited circumstances, the globally offered CWCapital Commercial Mortgage Trust _________, Commercial Mortgage Pass-Through Certificates, Series 200[_]-[__], Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-MFL, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class XP will be available only in book-entry form.

      The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

      Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

      As described under "Certain U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

      All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

      Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including __________ 1, 200_) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including __________, 200_) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

      o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

      o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

      A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

      1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

      2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

      4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

            (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                  (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                  (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                  (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                  (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                        U.S. Treasury Regulations; or

            (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                  (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                  (ii) certifying that the nonqualified intermediary is not acting for its own account,

                  (iii) certifying that the nonqualified intermediary has
                        provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                  (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

            5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

      o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

      o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

      o can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CWCFC 200[_]-[__]*-Annex-A, A-2, A-3.XLS" and is a Microsoft Excel 97(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annex A-1 and Annex B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

---------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.


                   Prospectus Supplement
Important Notice.................................S-1                                            $----------
Summary of Prospectus Supplement.................S-2                                           (Approximate)
Introduction to the Transaction..................S-2
Risk Factors....................................S-43                                             CWCapital
Capitalized Terms Used in this Prospectus                                                Commercial Funding Corp.,
   Supplement...................................S-67                                            as Depositor
Forward-Looking Statements......................S-67
The Sponsor[s], Mortgage Loan Seller[s] and                                    CWCapital Commercial Mortgage Trust 20[_]-[_]
   Originator[s]................................S-67                                             as Issuer
The Depositor...................................S-68
The Issuing Entity..............................S-68                                  Commercial Mortgage Pass-Through
The Servicers...................................S-70                                  Certificates, Series 200[_]-[__]
The Trustee.....................................S-75                      Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB,
Description of the Mortgage Pool................S-78                        Class A-5, Class A-1A, Class A-MFL, Class A-M, Class
Servicing Under the Pooling and                                             A-J, Class B, Class C, Class D, Class E and Class XP
   Servicing Agreement.........................S-101
Description of the Offered Certificates........S-127                                       PROSPECTUS SUPPLEMENT
[The [Identify Credit Enhancement, Liquidity
   Support or Derivatives Instrument]..........S-161                                           [UNDERWRITERS]
Yield and Maturity Considerations..............S-161
Use of Proceeds................................S-167
Description of the Swap Agreement..............S-167
Federal Income Tax Consequences................S-170                                                , 200_
Certain ERISA Considerations...................S-174
Legal Investment...............................S-177
Method of Distribution.........................S-177
Legal Matters..................................S-179
Ratings........................................S-179
Glossary.......................................S-181
ANNEX A-1--Certain Characteristics of the
   Underlying Mortgage Loans...................A-1-1
ANNEX A-2--Certain Characteristics of the
   Underlying Multifamily Mortgage Loans.......A-2-1
ANNEX B--Structural and Collateral Term Sheet....B-1
ANNEX C--Mortgage Pool Characteristics...........C-1
ANNEX D--Decrement Tables........................D-1
ANNEX E--Form of Payment Date Statement..........E-1
ANNEX F--Terms of the Class XP Certificates......F-1
ANNEX G--Class A-AB Planned Principal Balance....G-1
ANNEX H-- Global Clearance, Settlement and Tax
   Documentation Procedures......................H-1

                        Prospectus

Important Notice About the Information Presented in
   this Prospectus..................................
Available Information; Incorporation by Reference...
Summary of Prospectus...............................
Risk Factors........................................
Capitalized Terms Used in this Prospectus...........
Description of the Trust Assets.....................
Yield and Maturity Considerations...................
[CWCapital Commercial Funding Corp.]................
CWCapital LLC.......................................
Description of the Certificates.....................
Description of the Governing Documents..............
Description of Credit Support.......................
Legal Aspects of Mortgage Loans.....................
Federal Income Tax Consequences.....................
State and Other Tax Consequences....................
Certain ERISA Considerations........................
Legal Investment....................................
Use of Proceeds.....................................
Method of Distribution..............................
Legal Matters.......................................
Rating..............................................
Glossary............................................

Until , 200_, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                   PROSPECTUS

                CWCapital Commercial Funding Corp., the Depositor
   Mortgage Pass-Through Certificates, Issuable in Series by Separate Issuing
                                    Entities

      Our name is CWCapital Commercial Funding Corp., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."

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        The Offered Certificates:                     The Trust Assets:

The offered certificates will be          The assets of each of our trusts will
issuable in series. Each series of        include--
offered certificates will--
                                          o   mortgage loans secured by first
o   have its own series designation,          and junior liens on, or security
                                              interests in, various interests in
o   consist of one or more classes with       commercial and multifamily real
    various payment characteristics,          properties,

o   evidence beneficial ownership         o   mortgage-backed securities that
    interests in a separate issuing           directly or indirectly evidence
    entity that is a trust established        interests in, or are directly or
    by us, and                                indirectly secured by, those types
                                              of mortgage loans, or
o   be payable solely out of the related
    trust assets.                         o   some combination of those types of
                                              mortgage loans and mortgage-backed
The applicable prospectus supplement may      securities.
provide that a governmental agency or
instrumentality will insure or guarantee  Trust assets may also include letters
payment on the offered certificates.      of credit, surety bonds, insurance
Otherwise, payments on the offered        policies, guarantees, credit
certificates will not be guaranteed or    derivatives, reserve funds, guaranteed
insured by anyone. Neither we nor any of  investment contracts, interest rate
our affiliates are responsible for        exchange agreements, interest rate cap
making payments on the offered            or floor agreements or currency
certificates if collections on the        exchange agreements or similar
related trust assets are insufficient.    instruments and agreements.

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      In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page [___] in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

------------------------------------------------------------------------------
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
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                The date of this prospectus is February 28, 2006.

                                Table of Contents

                                                                            Page
                                                                            ----

Important Notice About the Information Presented in this Prospectus ......     1

Available Information; Incorporation by Reference ........................     1

Summary of Prospectus ....................................................     2

Risk Factors .............................................................    14

Capitalized Terms Used in this Prospectus ................................    41

Description of the Trust Assets ..........................................    41

Yield and Maturity Considerations ........................................    75

CWCapital Commercial Funding Corp ........................................    83

CWCapital LLC ............................................................    83

Description of the Certificates ..........................................    89

Description of the Governing Documents ...................................   102

Description of Credit Support ............................................   114

Legal Aspects of Mortgage Loans ..........................................   117

Federal Income Tax Consequences ..........................................   133

State and Other Tax Consequences .........................................   179

Certain ERISA Considerations .............................................   179

Legal Investment .........................................................   183

Use of Proceeds ..........................................................   186

Method of Distribution ...................................................   186

Legal Matters ............................................................   187

Rating ...................................................................   188

Glossary .................................................................   189

       Important Notice About the Information Presented in this Prospectus

      When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state or other jurisdiction where the offer and sale is not permitted.

                Available Information; Incorporation by Reference

      We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement, its exhibits and other filed materials (including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K), and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

      In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494, attention: Scott D. Spelfogel, Esq., or by telephone at (781) 707-9300.


                                      -1-
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                              Summary of Prospectus

      This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

Who We Are................... Our name is CWCapital Commercial Funding Corp. We are a special purpose Delaware corporation. Our principal offices are located at c/o CWCapital LLC, One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. Our main telephone number is (781) 707-9300. We are an indirect majority owned subsidiary of Caisse de depot et placement du Quebec and a wholly owned subsidiary of CW Financial Services LLC. We are also an affiliate of CWCapital LLC, one of the mortgage loan sellers and one of the primary servicers. See "CWCapital Commercial Funding Corp."

The Securities Being Offered. The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                              Each series of offered certificates will evidence beneficial ownership interests in a separate issuing entity that is a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered
  Certificates May Be
  Issued with Other
  Certificates............... We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered

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                                      -2-
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                              certificates described under "--The Securities
                              Being Offered" above.

The Governing Documents...... In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                              o     the issuance of each series of offered
                                    certificates,

                              o the creation of and transfer of assets to the related trust, and

                              o the servicing and administration of those assets.

                              The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the separate issuing entity that is a trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                              If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                              o     one or more master servicers that will
                                    generally be responsible for performing
                                    customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

                              o one or more special servicers that will generally be responsible for servicing and administering those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                              One or more primary servicers may also be a party to the governing documents(s). The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                              If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be

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                                      -3-

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                              responsible for performing various administrative
                              duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                              In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See "Description of the Governing Documents."

Characteristics of the
  Mortgage Assets............ The trust assets with respect to any series of offered certificates will, in general, include mortgage loans and/or interests in mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                              o rental, cooperatively-owned, condominium or condominium conversion buildings with multiple dwelling units;
                              o retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;
                              o     office buildings;
                              o     hospitality properties;
                              o     casino properties;
                              o     health care-related facilities;
                              o     industrial facilities;
                              o     warehouse facilities, mini-warehouse
                                    facilities and self-storage facilities;
                              o     restaurants, taverns and other
                                    establishments involved in the food and
                                    beverage industry;
                              o manufactured housing communities, mobile home parks and recreational vehicle parks;
                              o     recreational and resort properties;
                              o     arenas and stadiums;
                              o     churches and other religious facilities;
                              o     parking lots and garages;
                              o     mixed use properties;

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                                      -4-

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                              o     other income-producing properties; and/or
                              o     unimproved land.

                              The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                              o may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;
                              o may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;
                              o     may provide for no accrual of interest;
                              o may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;
                              o may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;
                              o may permit the negative amortization or deferral of accrued interest;
                              o     may prohibit some or all voluntary
                                    prepayments or require payment of a premium, fee or charge in connection with those prepayments;
                              o may permit defeasance and the release of real property collateral in connection with that defeasance;
                              o     may provide for payments of principal,
                                    interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or
                              o may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                              Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real

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                                      -5-

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                              properties located in the United States, its
                              territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                              We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates. See "The Sponsor."

                              Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. If so specified in the related prospectus supplement, a governmental agency or instrumentality may guarantee or insure repayment of the mortgage loans underlying a series of offered certificates. Otherwise, repayment of such mortgage loans will not be guaranteed or insured by anyone. See "Description of the Trust Assets--Mortgage Loans."

                              The trust assets with respect to any series of offered certificates may also include:

                              o     mortgage pass-through certificates,
                                    collateralized mortgage obligations or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

                              o     certificates insured or guaranteed by
                                    Freddie Mac, Fannie Mae, Ginnie Mae, Farmer
                                    Mac, or another federal or state
                                    governmental agency or instrumentality or governmental sponsored entity;

                              provided that, each mortgage-backed security will evidence an interest in, or will be secured by a pledge of, multifamily and/or commercial mortgage loans.

                              We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless the mortgage-backed security has been registered under the Securities Act of 1933, as amended, or each of the following are true:

                              o neither the issuer of the mortgage-backed security nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or

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                                      -6-

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                                    understanding relating to the
                                    mortgage-backed security and the related series of securities to be issued;

                              o neither the issuer of the mortgage-backed security nor any of its affiliates is an affiliate of us, the sponsor, issuing entity or underwriter of the related series of securities to be issued and

                              o we would be free to publicly resell the mortgage-backed security without registration.

                              See "Description of the Trust
                              Assets--Mortgage-Backed Securities."

                              In addition to the asset classes described above in this "Characteristics of the Mortgage Assets" section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by aggregate principal balance of the related asset pool.

                              We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                              In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

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Substitution, Acquisition
  and Removal of Mortgage
  Assets. If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts, various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document (or the failure to deliver such document without material defect) may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement.

                              If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

                              o cash that would be applied to pay down the principal balances of certificates of that series; and/or

                              o other mortgage loans or mortgage-backed securities that--

                                    1.    conform to the description of mortgage
                                          assets in this prospectus, and

                                    2.    satisfy the criteria set forth in the
                                          related prospectus supplement.

                              If so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that-

                                    1.    conform to the description of mortgage
                                          assets in this prospectus, and

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                                      -8-
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                                    2.    satisfy the criteria set forth in the
                                          related prospectus supplement.

                              No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                              Further, if so specified under circumstances described in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

                              If a series of offered certificates involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things,

                              o the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds,

                              o for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and

                              o any limitation on the ability to add pool assets.

Characteristics of
  the Offered Certificates... An offered certificate may entitle the holder to receive:

                              o     a stated principal amount;

                              o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

                              o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                              o     payments of principal, with
                                    disproportionate, nominal or no payments of interest;

                              o payments of interest, with disproportionate, nominal or no payments of principal;

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                                      -9-
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                              o     payments of interest or principal that
                                    commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                              o payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                    1.    faster and, in some cases,
                                          substantially faster, or

                                    2.    slower and, in some cases,
                                          substantially slower,

                              than the rate at which payments or other collections of principal are received on the related mortgage assets;

                              o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                              o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                              Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                              A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                              We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement-including payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of

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                                      -10-
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                              offered certificates, and we will identify any
                              events in the applicable governing document(s) that would alter the transaction structure or flow of funds. See "Description of the Certificates."

Credit Support and
  Reinvestment,
  Interest Rate and
  Currency Related
  Protection for the
  Offered Certificates....... Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative, a reserve fund, a guaranteed investment contract, an interest rate exchange agreement, an interest rate cap or floor agreement, a currency exchange agreement or similar instruments and agreements. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. The trust assets with respect to any series of offered certificates may also include any of the following agreements:

                              o     guaranteed investment contracts in
                                    accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                              o interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                              o     currency exchange agreements or other
                                    agreements and arrangements designed to
                                    reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                              We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

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                                      -11-
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                              See "Risk  Factors,"  "Description  of the Trust
                              Assets" and "Description of Credit Support."

Advances with Respect
  to the Mortgage Assets..... If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                              o delinquent scheduled payments of principal and/or interest, other than balloon payments,

                              o     property protection expenses,

                              o     other servicing expenses, or

                              o any other items specified in the related prospectus supplement.

                              Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                              If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

Optional Termination......... We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                              o all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

                              o that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              See "Description of the
                              Certificates--Termination."

Federal Income Tax
  Consequences............... Any class of offered certificates will constitute or evidence ownership of:

                              o regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code; or

                              o interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code.

                              See "Federal Income Tax Consequences."

Certain ERISA
  Considerations............. If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "Certain ERISA Considerations."

Legal Investment............. If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Legal Investment."

--------------------------------------------------------------------------------

                                  Risk Factors

      You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

      The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

      We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

      We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

      Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

      If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

      The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

      The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

      The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

      o the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

      o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

      o investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

      o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

      If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

      The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

      Certain Classes of the Offered Certificates are Subordinate to, and Are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series. If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

      When making an investment decision, you should consider, among other things

      o the payment priorities of the respective classes of the certificates of the same series,

      o the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default related shortfalls, and

      o the characteristics and quality of the mortgage loans in the related trust.

      The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

      Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

      Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

      The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan.

The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

      In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

      o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

      o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

      The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

      The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

      o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

      o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

      The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

      Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly

Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

      The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

      o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

      o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

      We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

      Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

      Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

      Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment. Additionally, the right of the master servicer or special servicer, as applicable, to receive interest on delinquency advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payments of interest on delinquency advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

      If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

      Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

      If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

      There is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing, which involve greater risk than fully amortizing loans. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments that were calculated based on a 30/360 schedule may have a small principal payment due at maturity. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

      o     the fair market value and condition of the underlying real property;

      o     the level of interest rates;

      o     the borrower's equity in the underlying real property;

      o     the borrower's financial condition;

      o the operating history and occupancy level of the underlying real property;

      o     changes in zoning and tax laws;

      o     changes in competition in the relevant area;

      o     changes in rental rates in the relevant area;

      o     reductions in government assistance/rent subsidy programs;

      o     changes in governmental regulation and fiscal policy;

      o     prevailing general and regional economic conditions;

      o     the state of the fixed income and mortgage markets;

      o the existence of any subordinate or mezzanine debt related to the property; and

      o the availability of credit for multifamily rental or commercial properties.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

      Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

      The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance

      Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

      o the sufficiency of the net operating income of the applicable real property;

      o the market value of the applicable real property at or prior to maturity; and

      o the ability of the related borrower to refinance or sell the applicable real property.

      In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

      The related prospectus supplement may specify that the mortgage loans underlying your offered certificates will be insured or guaranteed by a governmental entity or private mortgage insurer. Otherwise, such mortgage loans will not be insured or guaranteed by anyone.

      The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of one-to-four family properties. This is because multifamily rental and commercial real estate lending involves larger loans to a single borrower or groups of related borrowers and, as described above, repayment is dependent upon the successful operation and value of the related real estate project. Net operating income on a multifamily or commercial real estate property can be volatile and may be insufficient to cover debt services on the loan at any given time.

      Many Risk Factors are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

      o     the age, design and construction quality of the property;

      o perceptions regarding the safety, convenience and attractiveness of the property;

      o the characteristics of the neighborhood where the property is located;

      o     the proximity and attractiveness of competing properties;

      o     the existence and construction of competing properties;

      o     the adequacy of the property's management and maintenance;

      o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

      o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

      o     demographic factors;

      o     customer tastes and preferences;

      o     retroactive changes in building codes;

      o changes in governmental rules, regulations and fiscal policies, including environmental legislation;

      o dependence upon a single tenant or a concentration of tenants in a particular business or industry;

      o     the diversity of tenants and their industries;

      o     consumer confidence;

      o     changes or continued weakness in specific industry segments; and

      o     public perception of safety for customers and clients.

      Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

      o an increase in interest rates, real estate taxes and other operating expenses;

      o an increase in the capital expenditures needed to maintain the property or make improvements;

      o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

      o     an increase in vacancy rates;

      o     a decline in rental rates as leases are renewed or replaced; and

      o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

      The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases;

      o     the creditworthiness of tenants;

      o     the rental rates at which leases are renewed or replaced;

      o     the percentage of total property expenses in relation to revenue;

      o the ratio of fixed operating expenses to those that vary with revenues; and

      o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

      The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

      o to pay for maintenance and other operating expenses associated with the property;

      o to fund repairs, replacements and capital improvements at the property; and

      o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

      Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

      o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

      o     an increase in tenant payment defaults;

      o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

      o an increase in the capital expenditures needed to maintain the property or to make improvements; and

      o     a decline in the financial condition of a major or sole tenant.

      Various factors that will affect the operation and value of a commercial property include:

      o     the business operated by the tenants;

      o     the creditworthiness of the tenants; and

      o     the number of tenants.

      Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease there would likely be an interruption of rental payments or of cash flow and the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants. This is so because:

      o     the financial effect of the absence of rental income may be severe;

      o     more time may be required to re-lease the space; and

      o substantial capital costs may be incurred to make the space appropriate for replacement tenants.

      An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry. Similarly, concentrations of particular tenants among the mortgaged properties increase the possibility that financial problems with such tenants could affect the mortgage loans.

      Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

      o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

      o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

      The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

      If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

      Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

      o     changes in interest rates;

      o     the availability of refinancing sources;

      o     changes in governmental regulations, licensing or fiscal policy;

      o     changes in zoning or tax laws; and

      o     potential environmental or other legal liabilities.

      Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

      o     responding to changes in the local market;

      o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

      o     operating the property and providing building services;

      o     managing operating expenses; and

      o ensuring that maintenance and capital improvements are carried out in a timely fashion.

      Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

      By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

      o     maintain or improve occupancy rates, business and cash flow,

      o     reduce operating and repair costs, and

      o     preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

      We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

      Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

      Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

      o     rental rates;

      o     location;

      o     type of business or services and amenities offered; and

      o     nature and condition of the particular property.

      The profitability and value of an income-producing property may be adversely affected by a comparable property that:

      o     offers lower rents,

      o     has lower operating costs,

      o     offers a more favorable location, or

      o     offers better facilities.

      Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

      Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

      o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

      o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

      o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

      o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

      o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

      o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

      o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

      o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

      Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates."

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

      A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

      o     the operation of all of the related real properties, and

      o the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

      Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

      If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

      o any adverse economic developments that occur in the locale, state or region where the properties are located;

      o     changes in the real estate market where the properties are located;

      o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

      o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

      The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

      If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

      In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders than Fixed Rate Mortgage Loans

      Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Subordinate or Mezzanine Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

      Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt or to otherwise incur additional subordinate debt. In addition, some or all of the mortgage loans included in one of our trusts may permit the owner of the related borrower to pledge its equity interests in such borrower as security for mezzanine debt.

      Even if a mortgage loan prohibits further encumbrance of the related real property or the incurrence of additional subordinate or mezzanine debt, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt or its parent from incurring mezzanine debt.

      When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans or are mezzanine loans not directly secured by the mortgaged property), the trust is subjected to additional risks. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

      Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties That Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.

      Certain mortgage loans included in our trusts are each part of a loan combination or split loan structure that includes one or more additional mortgaged loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See "DESCRIPTION OF THE TRUST ASSETS--Mortgage Loans--Loan Combinations." Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in one of our trusts, including

         o  cure rights with respect to the mortgage loan in our trust,

         o  a purchase option with respect to the mortgage loan in our trust,

         o the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or

         o the right to replace the applicable special servicer (without cause) with respect to the mortgage loan in our trust.

      In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholder for so doing.

      In addition, certain of mortgage loans included in our trusts that are part of a loan combination will be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and the parties with control over the servicing of those mortgage loans may have interests that conflict with your interests. See "DESCRIPTION OF THE GOVERNING DOCUMENTS--Servicing Mortgage Loans That Are Part of a Loan Combination."

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

      Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

      In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

      A bankruptcy court also may:

      o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o     reduce monthly payments due under a mortgage loan;

      o     change the rate of interest due on a mortgage loan; or

      o     otherwise alter a mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

      As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

      In its decisions in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. III. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

      As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

      One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

      o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
            Section 856(d) of the Internal Revenue Code, and

      o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

      These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

      There can be no assurance--

      o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

      o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

      o that the results of the environmental testing were accurately evaluated in all cases;

      o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

      o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

      Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

      In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

      o     tenants at the property, such as gasoline stations or dry cleaners,

      o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby, or

      o     activities of third parties not related to borrowers.

      Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

      The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

      o agents or employees of the lender are deemed to have participated in the management of the borrower, or

      o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

      Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

      Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

      o any condition on the property that causes exposure to lead-based paint, and

      o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

      Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

      Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

      o     the bankrupt party--

            1.    was insolvent at the time of granting the lien,

            2.    was rendered insolvent by the granting of the lien,

            3.    was left with inadequate capital, or

            4.    was not able to pay its debts as they matured; and


      o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization or subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of the borrower. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

      Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

      Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

      o     the related real property, or

      o     a majority ownership interest in the related borrower.

      We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

      The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

      o     the default is deemed to be immaterial,

      o     the exercise of those remedies would be inequitable or unjust, or

      o     the circumstances would render the acceleration unconscionable.

      Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

      Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of securities (which may include direct, non-callable United States government securities) and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

      o     war,

      o     revolution,

      o     governmental actions,

      o     floods and other water-related causes,

      o     earth movement, including earthquakes, landslides and mudflows,

      o     wet or dry rot,

      o     vermin, and

      o     domestic animals.

      Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

Ground Leases Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

      In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

      In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protective provisions contained in the lease or mortgage loan documents.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

      Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, and parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

      The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

      In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

      Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation May Adversely Affect a Borrower's Ability to Repay its Mortgage Loan

      The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

      o     breach of contract involving a tenant, a supplier or other party;

      o     negligence resulting in a personal injury, or

      o     responsibility for an environmental problem.

      Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

      Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

      You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

      Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

      o     generally will not be reduced by losses from other activities,

      o for a tax-exempt holder, will be treated as unrelated business taxable income, and

      o for a foreign holder, will not qualify for any exemption from withholding tax.

      Individuals and Some Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

      o     individuals,

      o     estates,

      o     trusts beneficially owned by any individual or estate, and

      o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

      In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person or to partnerships that have any non-U.S. Persons as partners.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

Problems With Book-Entry Registration

      Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

      o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

      o you may have only limited access to information regarding your offered certificates;

      o you may suffer delays in the receipt of payments on your offered certificates; and

      o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

      See "Description of the Certificates--Book-Entry Registration."

Potential Conflicts of Interest Can Affect a Person's Performance

      The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

      In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

      CWCapital LLC, which is an affiliate of ours and a sponsor of each series of certificates, may act as primary servicer with respect to the mortgage loans that it sells to us for deposit into a trust. Furthermore, the special servicer for one of our trusts may be one of our affiliates.

      In servicing the mortgage loans in any of our trusts, the related master servicer, primary servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

      Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

      In addition, one of our affiliates may purchase certificates evidencing interests in one or more of the trusts.

                    Capitalized Terms Used in this Prospectus

      From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

                         Description of the Trust Assets

General

      We will be responsible for establishing the trust underlying each series of offered certificates. The certificates of each series will represent interests in the assets of the related trust fund and the certificates of each series will be backed by the assets of the related trust fund. The assets of the trust will primarily consist of:

      o     various types of multifamily and/or commercial mortgage loans;

      o pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

      o a combination of mortgage loans and mortgage-backed securities of the types described above.

      In addition to the asset classes described above in this "Description of the Trust Assets" section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by aggregate principal balance of the related asset pool. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

The Originators of the Mortgage Loans

      We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates. We will identify in the related prospectus supplement any originator (other than any sponsor and/or its affiliates) that will be or is expected to be an originator of mortgage loans representing in excess of 10% of the related mortgage asset pool, by aggregate principal balance.

      We will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

      Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. If so specified in the related prospectus supplement, a governmental agency or instrumentality may guarantee or insure those mortgage assets. Otherwise, those mortgage assets will not be guaranteed or insured by anyone.

Mortgage Loans

      General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

      o rental, cooperatively-owned, condominium or condominium conversion buildings with multiple dwelling units;

      o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

      o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

      o     office properties;

      o hospitality properties, such as hotels, motels and other lodging facilities;

      o     casino properties;

      o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

      o     industrial properties;

      o warehouse facilities, mini-warehouse facilities and self-storage facilities;

      o restaurants, taverns and other establishments involved in the food and beverage industry;

      o manufactured housing communities, mobile home parks and recreational vehicle parks;

      o recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

      o     arenas and stadiums;

      o     churches and other religious facilities;

      o     parking lots and garages;

      o     mixed use properties;

      o     other income-producing properties; and

      o     unimproved land.

      The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates include--

      o a fee interest or estate, which consists of ownership of the property for an indefinite period,

      o an estate for years, which consists of ownership of the property for a specified period of years,

      o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

      o     shares in a cooperative corporation which owns the property, or

      o     any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

      If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

      o first, to the payment of court costs and fees in connection with the foreclosure,

      o     second, to the payment of real estate taxes, and

      o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

      If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

      o     the period of the delinquency,

      o     any forbearance arrangement then in effect,

      o     the condition of the related real property, and

      o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

      Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. "RISK FACTORS--With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgage Property or Properties That Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests."

      A Discussion of the Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

      Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

      o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

      o     the types of services offered at the property;

      o     the location of the property;

      o the characteristics of the surrounding neighborhood, which may change over time;

      o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

      o the ability of management to provide adequate maintenance and insurance;

      o     the property's reputation;

      o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

      o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

      o     the ability of management to respond to competition;

      o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

      o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

      o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

      o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

      o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

      o the extent to which increases in operating costs may be passed through to tenants.

      Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

      Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

      o     require written leases;

      o     require good cause for eviction;

      o     require disclosure of fees;

      o     prohibit unreasonable rules;

      o     prohibit retaliatory evictions;

      o     prohibit restrictions on a resident's choice of unit vendors;

      o     limit the bases on which a landlord may increase rent; or

      o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

      Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

      Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

      o     fixed percentages,

      o     percentages of increases in the consumer price index,

      o     increases set or approved by a governmental agency, or

      o     increases determined through mediation or binding arbitration.

      In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

      Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

      Condominium Properties. Some mortgage loans underlying the offered certificates will be secured by--

      o the related borrower's interest in multiple units in a residential condominium project, and

      o the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

      The management and operation of a condominium is generally controlled by the board of members representing the owners of the condominium units. Generally, the consent of a majority of the voting board members is required for any action of the condominium board. The condominium board is generally responsible for administration of the affairs of the condominium, including the following:

      o     providing for maintenance and repair of the general common elements;

      o determination and collection of general common charges (which may include insurance premiums, working capital, operating reserves and replacement reserve funds);

      o     employment of personnel; maintaining bank accounts;

      o     adopting rules and regulations relating to general common elements;

      o     obtaining insurance and

      o     repairing and restoring the property after a casualty.

      Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board generally has the right to control the use of casualty proceeds. Additionally, the condominium board determines the budget and the amount of the common area charges and assessments due from unit owners. The condominium board has discretion to make decisions affecting the entire mortgaged property. Thus, decisions made by the condominium board including common area charges and assessments to be paid by the unit owners, insurance to be maintained on the building and many other decisions affecting the maintenance of the mortgaged property will have a significant impact on the related mortgaged property. Although the condominium board must act in accordance with state and local laws relating to condominium units, there can be no assurance that the condominium board will always act in the best interests of the related borrower and the related mortgaged property.

      The payment of interest and the repayment of a mortgage loan secured by a condominium conversion property will depend upon the ability of the related borrower to sell condominium units, and on the pace and price at which condominium units are sold. Since most condominium conversion properties require some level of construction and re-development before condominium units may be sold (although condominium units may be "pre-sold" prior to completion of construction), the success of a condominium conversion property may also be affected by the amount of time and money required to complete the construction and re-development phase of the project.

      Unlike some operating properties, which may have a history of operating results that may be analyzed, each condominium conversion project is unique and must be evaluated based on its likelihood for success rather than its operating history. Accordingly, information regarding debt service coverage ratio with respect to such property may not be presented in the prospectus supplement. The success of a condominium conversion project will be influenced by many of the same factors that affect operating properties, as well as by:

      o the construction, re-development and conversion experience of the parties involved;

      o the time to completion of, and potential cost of, construction and re-development;

      o cost over-runs experienced in the construction phase of the project and the adequacy and reliability of funding for construction costs;

      o the existence of a "completion guarantee" from a credit-worthy entity guaranteeing the completion of the construction phase of the property;

      o the adequacy of reserves for debt service and other property expenses during the construction phase of the project;

      o regulatory and other obstacles encountered in the condominium conversion process;

      o the number of pre-sold condominium units and the percentage of such units that are purchased by "speculators" who are purchasing such units for re-sale (because such re-sales could potentially compete with sales of un-sold condominium units); and

      o the "absorption rate" of condominium units of the price, quality and character of the subject units in the markets where the condominium conversion property is located; and the developer's track record in successfully completing and marketing similar projects.

      Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

      A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

      o     mortgage loan payments,

      o     real property taxes,

      o     maintenance expenses, and

      o     other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

      A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

      o     maintenance payments from the tenant/shareholders, and

      o any rental income from units or commercial space that the cooperative corporation might control.

      A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

      In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general, the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

      Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non tenant/shareholders.

      Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

      o     shopping centers,

      o     factory outlet centers,

      o     malls,

      o     automotive sales and service centers,

      o     consumer oriented businesses,

      o     department stores,

      o     grocery stores,

      o     convenience stores,

      o     specialty shops,

      o     gas stations,

      o     movie theaters,

      o     fitness centers,

      o     bowling alleys,

      o     salons, and

      o     dry cleaners.

      Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

      o     lower rents;

      o     grant a potential tenant a free rent or reduced rent period;

      o     improve the condition of the property generally; or

      o make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

      A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

      o     competition from other retail properties;

      o perceptions regarding the safety, convenience and attractiveness of the property;

      o     perceptions regarding the safety of the surrounding area;

      o     demographics of the surrounding area;

      o the strength and stability of the local, regional and national economies;

      o     traffic patterns and access to major thoroughfares;

      o     the visibility of the property;

      o     availability of parking;

      o the particular mixture of the goods and services offered at the property;

      o     customer tastes, preferences and spending patterns; and

      o     the drawing power of other tenants.

      The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

      Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

      The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

      Various factors will adversely affect the economic performance of an anchored retail property, including:

      o     an anchor tenant's failure to renew its lease;

      o     termination of an anchor tenant's lease;

      o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

      o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

      o     a loss of an anchor tenant's ability to attract shoppers.

      Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

      o     factory outlet centers;

      o     discount shopping centers and clubs;

      o     catalogue retailers;

      o     television shopping networks and programs;

      o     internet web sites; and

      o     telemarketing.

      Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

      Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

      Office Properties. Factors affecting the value and operation of an office property include:

      o the number and quality of the tenants, particularly significant tenants, at the property;

      o the physical attributes of the building in relation to competing buildings;

      o the location of the property with respect to the central business district or population centers;

      o demographic trends within the metropolitan area to move away from or towards the central business district;

      o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

      o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

      o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

      o the quality and philosophy of building management; o access to mass transportation; and

      o     changes in zoning laws.

      Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

      Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

      o     rental rates;

      o the building's age, condition and design, including floor sizes and layout;

      o     access to public transportation and availability of parking; and

      o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

      The cost of refitting office space for a new tenant is often higher than for other property types.

      The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

      o     the cost and quality of labor;

      o     tax incentives; and

      o     quality of life matters, such as schools and cultural amenities.

      The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

      Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

      o     full service hotels;

      o     resort hotels with many amenities;

      o     limited service hotels;

      o hotels and motels associated with national or regional franchise chains;

      o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

      o     other lodging facilities.

      Factors affecting the economic performance of a hospitality property include:

      o the location of the property and its proximity to major population centers or attractions;

      o     the seasonal nature of business at the property;

      o     the level of room rates relative to those charged by competitors;

      o     quality and perception of the franchise affiliation;

      o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

      o     the existence or construction of competing hospitality properties;

      o     nature and quality of the services and facilities;

      o     financial strength and capabilities of the owner and operator;

      o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

      o increases in operating costs, which may not be offset by increased room rates;

      o the property's dependence on business and commercial travelers and tourism; and

      o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

      Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

      Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

      The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

      o     the continued existence and financial strength of the franchisor;

      o     the public perception of the franchise service mark; and

      o     the duration of the franchise licensing agreement.

      The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

      Casino Properties. Factors affecting the economic performance of a casino property include:

      o location, including proximity to or easy access from major population centers;

      o     appearance;

      o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

      o     the existence or construction of competing casinos;

      o     dependence on tourism; and

      o     local or state governmental regulation.

      Competition among major casinos may involve attracting patrons by--

      o providing alternate forms of entertainment, such as performers and sporting events, and

      o     offering low-priced or free food and lodging.

      Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

      Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

      The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

      Any jurisdiction that currently allows legalized gambling could pass legislation banning it.

      The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

      Health Care-Related Properties. Health-care related properties include:

      o     hospitals;

      o     skilled nursing facilities;

      o     nursing homes;

      o     congregate care facilities; and

      o     in some cases, assisted living centers and housing for seniors.

      Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

      o     statutory and regulatory changes;

      o     retroactive rate adjustments;

      o     administrative rulings;

      o     policy interpretations;

      o     delays by fiscal intermediaries; and

      o     government funding restrictions.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

      Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

      o     federal and state licensing requirements;

      o     facility inspections;

      o     rate setting;

      o     reimbursement policies; and

      o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

      Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

      Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

      Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

      The value and operation of an industrial property depends on:

      o the location of the property, the desirability of which in a particular instance may depend on--

            1.    availability of labor services,

            2.    proximity to supply sources and customers, and

            3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

      o the building design of the property, the desirability of which in a particular instance may depend on--

            1.    ceiling heights,

            2.    column spacing,

            3.    number and depth of loading bays,

            4.    divisibility,

            5.    floor loading capacities,

            6.    truck turning radius,

            7.    overall functionality, and

            8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

      o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

      Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

      Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, and age of improvements or other factors.

      Successful operation of a warehouse, mini-warehouse or self storage property depends on--

      o     building design,

      o     location and visibility,

      o     tenant privacy,

      o     efficient access to the property,

      o proximity to potential users, including apartment complexes or commercial users,

      o     services provided at the property, such as security,

      o     age and appearance of the improvements, and

      o     quality of management.

      Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

      o competition from facilities having businesses similar to a particular restaurant or tavern;

      o perceptions by prospective customers of safety, convenience, services and attractiveness;

      o     the cost, quality and availability of food and beverage products;

      o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

      o     changes in demographics, consumer habits and traffic patterns;

      o     the ability to provide or contract for capable management; and

      o retroactive changes to building codes, similar ordinances and other legal requirements.

      Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

      The food and beverage service industry is highly competitive. The principal means of competition are--

      o     segment,

      o     product,

      o     price,

      o     value,

      o     quality,

      o     service,

      o     convenience,

      o     location, and

      o     the nature and condition of the restaurant facility.

      A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

      o     lower operating costs,

      o     more favorable locations,

      o     more effective marketing,

      o     more efficient operations, or

      o     better facilities.

      The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

      Factors affecting the success of a regionally- or nationally-known chain restaurant include:

      o actions and omissions of any franchisor, including management practices that--

            1.    adversely affect the nature of the business, or

            2. require renovation, refurbishment, expansion or other expenditures;

      o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

      o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

      Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

      Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for home sites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

      Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

      Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

      o     the number of comparable competing properties in the local market;

      o     the age, appearance and reputation of the property;

      o     the quality of management; and

      o     the types of facilities and services it provides.

      Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

      o     multifamily rental properties,

      o     cooperatively-owned apartment buildings,

      o     condominium complexes, and

      o     single-family residential developments.

      Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

      Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

      Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to:

      o     fixed percentages,

      o     percentages of increases in the consumer price index,

      o     increases set or approved by a governmental agency, or

      o     increases determined through mediation or binding arbitration.

      In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority's ability to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

      Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

      o     the location and appearance of the property;

      o     the appeal of the recreational activities offered;

      o the existence or construction of competing properties, whether are not they offer the same activities;

      o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

      o     geographic location and dependence on tourism;

      o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

      o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

      o     sensitivity to weather and climate changes; and

      o     local, regional and national economic conditions.

      A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

      Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

      Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

      o     sporting events;

      o     musical events;

      o     theatrical events;

      o     animal shows; and/or

      o     circuses.

      The ability to attract patrons is dependent on, among others, the following factors:

      o     the appeal of the particular event;

      o     the cost of admission;

      o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

      o perceptions by prospective patrons of the safety of the surrounding area; and

      o the alternative forms of entertainment available in the particular locale.

      In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

      Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

      Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

      o     the number of rentable parking spaces and rates charged;

      o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

      o     the amount of alternative parking spaces in the area;

      o     the availability of mass transit; and

      o the perceptions of the safety, convenience and services of the lot or garage.

      Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

      o     its location,

      o     its size,

      o     the surrounding neighborhood, and

      o     local zoning laws.

      Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

      o     the successful operation of the property, and

      o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

      o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

      The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

      o     make the loan payments on the related mortgage loan,

      o     cover operating expenses, and

      o     fund capital improvements at any given time.

      Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

      o     some health care-related facilities,

      o     hotels and motels,

      o     recreational vehicle parks, and

      o     mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

      o     warehouses,

      o     retail stores,

      o     office buildings, and

      o     industrial facilities.

      Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

      o     increases in energy costs and labor costs;

      o     increases in interest rates and real estate tax rates; and

      o     changes in governmental rules, regulations and fiscal policies.

      Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

      Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

      o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

      o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

      o the lender has greater protection against loss on liquidation following a borrower default.

      Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

      o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

      o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

      o the income capitalization method, which takes into account the property's projected net cash flow; or

      o     a selection from the values derived from the foregoing methods.

      Each of these appraisal methods presents analytical difficulties. For example,

      o it is often difficult to find truly comparable properties that have recently been sold;

      o the replacement cost of a property may have little to do with its current market value; and

      o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

      If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

      The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

      We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from owner-occupied single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance."

      Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

      o an original term to maturity of not more than approximately 40 years; and

      o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

      A mortgage loan included in one of our trusts may also include terms that:

      o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

      o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

      o     provide for no accrual of interest;

      o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

      o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

      o     permit the negative amortization or deferral of accrued interest;

      o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

      o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

      Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

      o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

      o the type or types of property that provide security for repayment of the mortgage loans;

      o the earliest and latest origination date and maturity date of the mortgage loans;

      o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

      o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

      o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

      o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

      o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

      o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

      o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

      If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

Mortgage-Backed Securities

      The mortgage backed-securities underlying a series of offered certificates may include:

      o mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

      o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

      In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

      We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless the mortgage-backed security has been registered under the Securities Act of 1933, as amended, or each of the following are true:

      o neither the issuer of the mortgage-backed security nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the mortgage-backed security and the related series of securities to be issued;

      o neither the issuer of the mortgage-backed security nor any of its affiliates is an affiliate of us, the sponsor, the issuing entity or underwriter of the related series of securities to be issued and

      o we would be free to publicly resell the mortgage-backed security without registration under that Act.

      We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

      o the initial and outstanding principal amount(s) and type of the securities;

      o the original and remaining term(s) to stated maturity of the securities;

      o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

      o     the payment characteristics of the securities;

      o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

      o     a description of the related credit support, if any;

      o     the type of mortgage loans underlying the securities;

      o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

      o the terms and conditions for substituting mortgage loans backing the securities; and

      o the characteristics of any agreements or instruments providing interest rate protection to the securities.

      With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

Substitution, Acquisition and Removal of Mortgage Assets

      If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts, various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document (or the failure to deliver such document without a material defect) may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage assets(s) that satisfy the criteria specified in the related prospectus supplement.

      If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

      o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

      o     other mortgage loans or mortgage-backed securities that--

            1. conform to the description of mortgage assets in this prospectus, and

            2. satisfy the criteria set forth in the related prospectus supplement.

      If so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

            1. conform to the description of mortgage assets in this prospectus, and

            2. satisfy the criteria set forth in the related prospectus supplement.

      No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

      Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

      If a series of offered certificates involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

Undelivered Mortgage Assets

      In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

Accounts

      The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Credit Support

      The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

      o the subordination or one or more other classes of certificates of the same series;

      o     a letter of credit;

      o     a surety bond;

      o     an insurance policy;

      o     a guarantee;

      o     a credit derivative;

      o     a reserve fund;

      o     a guaranteed investment contract;

      o     an interest rate exchange agreement;

      o     an interest rate cap or floor agreement;

      o     a currency exchange agreement; or

      o     a similar instrument or a floor agreement.

      In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

Arrangements Providing Reinvestment, Interest Rate and Currency Related
Protection

      The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

      o     interest rate exchange agreements;

      o     interest rate cap agreements;

      o     interest rate floor agreements;

      o     currency exchange agreements; or

      o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

      In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        Yield and Maturity Considerations

General

      The yield on your offered certificates will depend on--

      o     the price you paid for your offered certificates,

      o     the pass-through rate on your offered certificates, and

      o     the amount and timing of payments on your offered certificates.

      The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

      A class of interest-bearing offered certificates may have a fixed, floating, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate. Such interest rates may include, without limitation:

      o a rate based on a specified portion of the interest on some or all of the related mortgage assets;

      o a rate based on the weighted average of the interest rates for some or all of the related mortgage assets;

      o a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series; and/or

      o a rate based on a percentage or combination of any one or more of the foregoing rates.

Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate. If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivatives instrument to alter the payment characteristics of such assets.

Payment Delays

      There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

Yield and Prepayment Considerations

      The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

      o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

      o     the dates on which any balloon payments are due; and

      o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

      Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

      The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

      o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

      o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

      If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

      If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

      If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

      o be based on the principal balances of some or all of the mortgage assets in the related trust, or

      o equal all or a portion of the total principal balance of one or more of the other classes of certificates of the same series, or

      o be based on such other formula as may be specified in the related prospectus supplement.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

      o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

      o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

      The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

      o     the availability of mortgage credit;

      o the relative economic vitality of the area in which the related real properties are located;

      o     the quality of management of the related real properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

In general, those factors that increase--

      o the attractiveness of selling or refinancing a commercial or multifamily property, or

      o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

      The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

      o     prepayment lock-out periods, and

      o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

      The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

      o     to convert to a fixed rate loan and thereby lock in that rate, or

      o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

      o     realize its equity in the property,

      o     meet cash flow needs or

      o     make other investments.

      Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

      We make no representation as to--

      o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

      o     the relative importance of those factors,

      o the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

      o     the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

      The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

      The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

      o     scheduled amortization, or

      o     prepayments, including--

            1.    voluntary prepayments by borrowers, and

            2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

      Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

      In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

      o the projected weighted average life of each class of those offered certificates with principal balances, and

      o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

      o     to refinance the loan, or

      o     to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

      o     the bankruptcy of the borrower, or

      o adverse economic conditions in the market where the related real property is located.

      In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

      Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

      o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

      o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

      o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

      Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

      The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

      The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

      During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

      Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

      o the number of foreclosures with respect to the underlying mortgage loans; and

      o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

      Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

      Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

      The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

      o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

      o the establishment of a priority of payments among classes of certificates.

      If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

      Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

      o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

      The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                       CWCapital Commercial Funding Corp.

      We were incorporated in Delaware on January 20, 2006. We were organized, among other things, for the purposes of--

      o acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

      o acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

      o     forming pools of mortgage loans and mortgage-backed securities; and

      o acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal offices are located at c/o CWCapital LLC, One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. Our telephone number is (781) 707-9300. We are an indirect majority owned subsidiary of Caisse de depot et placement du Quebec (the "Caisse") and a wholly owned subsidiary of CW Financial Services LLC. We are also an affiliate of CWCapital LLC, one of the mortgage loan sellers and one of the primary servicers. There can be no assurance that at any particular time we will have any significant assets.

                                  CWCapital LLC

General

      CWCapital LLC ("CW") is a sponsor of the series of securities offered by this prospectus. CW was organized as a limited liability company in the state of Massachusetts in 2002. CW is an indirect majority owned subsidiary of the Caisse and a wholly owned subsidiary of CW Financial Services LLC. CW is also one of our affiliates. The principal offices of CW are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. CW's telephone number is (781) 707 9300.

      The prospectus supplement for each series of securities will identify and describe any co-sponsors for the related series.

CW's Commercial Mortgage Securitization Program

      CW has been lending and investing in the commercial real estate industry since its formation and has a portfolio in excess of $6.2 billion of assets under management as of December 31, 2005.

      A significant percentage of mortgage loans originated by CW are sold to securitizations as to which CW acts as mortgage loan seller. Loans originated and securitized by CW include both fixed rate and floating rate loans and both large loans and conduit loans. CW also originates and acquires mezzanine debt which is generally not securitized and originates first mortgage loans pursuant to programs sponsored by the United States Department of Housing and Urban Development and Fannie Mae. Loans that are not suitable for securitization may be sold on a whole loan basis.

      As a sponsor, CW originates mortgage loans and, together with other sponsors or mortgage loan sellers, initiates the securitization of them by transferring the mortgage loans to a securitization depositor. In coordination with the underwriters for the related offering, CW works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

      CW commenced selling mortgage loans into securitizations in the fall of 2004. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by CW for the two years ending on December 31, 2005:

--------------------------------------------------------------------------------

     Year                  Total CW Loans*            Total CW Loans Securitized
--------------------------------------------------------------------------------
2005                        2,446,396,094                   701,354,004.57
--------------------------------------------------------------------------------
2004                        1,103,812,790                    75,240,994,72
--------------------------------------------------------------------------------

* CW Loans means all loans originated or purchased by CW in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

      To date, CW has sold commercial mortgage loans (in each case, along with other mortgage loan sellers/sponsors) into a total of six transactions, among three different securitization programs.

      CW originates commercial mortgage loans secured by multifamily, office, retail, industrial, self-storage, hospitality, mobile home parks and mixed use properties. The largest property concentrations of securitized loans originated by CW have been in office and industrial properties, and the largest geographic concentrations have been in New York and California.

      CW may act as a primary servicer of the commercial mortgage loans in its securitizations. In addition, affiliates of CW may act as a special servicer and/or as an investor in its securitizations.

Underwriting Standards

      General. CW's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee, to originate fixed rate, first lien mortgage loans for securitization. CW's commercial real estate finance or commercial mortgage banking operation is staffed by real estate professionals. CW's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes groups responsible for originating and closing mortgage loans.

      Upon receipt of a loan application, CW's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

      Loan Analysis. Generally, CW performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. CW typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. CW generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of CW or a third party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more provisions of the guidelines were waived or modified by CW where it was determined not to adversely affect the related mortgage loans originated by it in any material respect.

      Loan Approval. Prior to commitment, all mortgage loans must be approved by CW's credit committee in accordance with its credit policies.

      Debt Service Coverage Ratio and LTV Ratio. CW's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan to value ratios. The debt service coverage ratio guidelines are generally calculated based on net cash flow at the time of origination. In addition, CW's underwriting guidelines generally permit a maximum amortization period of 30 years and, with respect to loans with interest only periods, a maximum amortization period of 30 years following the interest only period. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan to value ratios and amortization periods for the mortgage loans originated by CW may vary from these guidelines.

      Escrow Requirements. Generally, CW requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by CW are as follows:

      o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide CW with sufficient funds to satisfy all taxes and assessments. CW may waive this escrow requirement under certain circumstances.

      o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide CW with sufficient funds to pay all insurance premiums. CW may waive this escrow requirement under certain circumstances.

      o Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan CW may waive this escrow requirement under certain circumstances.

      o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, CW generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. CW may waive this escrow requirement under certain circumstances.

      o Tenant Improvement/Lease Commissions--In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

      Environmental Assessments and Insurance. "Phase I" environmental site assessments or updates of previously conducted assessments are performed on all of the mortgaged properties that secure mortgage loans included in a particular trust. "Phase II" environmental site assessments are performed on some of such mortgaged properties. These environmental site assessments are performed for CW or the report was delivered to CW as part of its acquisition or origination of the mortgage loan. With respect to a majority of such mortgaged properties, these environmental assessments are performed during the 12-month period before the related cut-off date.

      Additionally, all borrowers are required to provide customary environmental representations, warranties and covenants relating to the existence and use of hazardous substances on the mortgaged properties.

      Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in the prospectus supplement.

      The information contained in the related prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, CW, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates.

      Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all of the mortgaged properties in connection with the origination or the purchase of the related mortgage loan. With respect to a majority of the mortgaged properties that secure mortgage loans included in a particular trust, the inspections are conducted within the 12-month period before the applicable cut-off date. The inspections are conducted to inspect the general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.

      Appraisal. An appraisal for each mortgaged property is performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For a majority of the mortgaged properties, the appraisals are performed during the 12-month period before the applicable cut-off date. The appraised value of the related mortgaged property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross collateralized loans. All such appraisals are conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for all mortgaged properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal. However, none of the depositor, CW, any seller, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates has independently verified the accuracy of the appraiser's statement.

      Hazard, Liability and Other Insurance. The mortgage loans typically require that the mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy typically contains appropriate endorsements to avoid the application of coinsurance and typically does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

      Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

      (1)   the outstanding principal balance of the mortgage loan;

      (2)   the full insurable value of the mortgaged property;

      (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968; and

      (4) 100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

      The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally each of the mortgage loans requires that the mortgaged property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates, and in some cases there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

      Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

      Each mortgage typically further requires the related borrow to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months. The mortgaged properties are typically not insured for earthquake risk. For mortgaged properties located in California and some other seismic zones, the related seller typically conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In general, the related borrower was required to obtain earthquake insurance if the seismic report indicated that the probable maximum loss is greater than 20%.

       Earnouts and Additional Collateral Loans. Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.

      [UPDATE AS NECESSARY TO INCLUDE INFORMATION REQUIRED BY REGULATION AB, ITEMS 1117 AND 1119.]

                         Description of the Certificates

General

      Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

      A series of certificates consists of all those certificates that--

      o     have the same series designation;

      o     were issued under the same Governing Documents; and

      o     represent beneficial ownership interests in the same trust.

      A class of certificates consists of all those certificates of a particular series that--

      o     have the same class designation; and

      o     have the same payment terms.

      The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

      o a stated principal amount, which will be represented by its principal balance;

      o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events or for any other reason from one accrual or payment period to another, as described in the related prospectus supplement;

      o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

      o payments of principal, with disproportionate, nominal or no payments of interest;

      o payments of interest, with disproportionate, nominal or no payments of principal;

      o payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not accrue interest, all as set forth in the related prospectus supplement;

      o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

      o payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

      o payments of principal to be made, from time to time or for designated periods, at a rate that is--

            1.    faster and, in some cases, substantially faster, or

            2.    slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

      o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

      o payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

      o payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

      o payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

      o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

      Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

      A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

      Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

Payments on the Certificates

      General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

      o     the periodic payment date for that series, and

      o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

      All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

      o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

      o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

      In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

      Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

      The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

      Interest may accrue with respect to any offered certificate on the basis of:

      o     a 360-day year consisting of 12 30-day months,

      o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

      o the actual number of days elapsed during each relevant period in a normal calendar year, or

      o     any other method identified in the related prospectus supplement.

      We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

      Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

      If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

      o based on the principal balances of some or all of the related mortgage assets; or

      o equal to the total principal balances of all or a portion of one or more other classes of certificates of the same series.

      o be based on such other formula as may be specified in the related prospectus supplement.

      Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

      We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

      Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

      The total outstanding principal balance of any class of offered certificates will be reduced by--

      o payments of principal actually made to the holders of that class, and

      o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

      A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

      We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

      Generally, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

      The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

      o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

      We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

Allocation of Losses and Shortfalls

      If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

      o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

      o     by establishing a priority of payments among those classes.

      See "Description of Credit Support."

Advances

      If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

      o delinquent payments of principal and/or interest, other than balloon payments,

      o     property protection expenses,

      o     other servicing expenses, or

      o     any other items specified in the related prospectus supplement.

      If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

      o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

      o any other specific sources identified in the related prospectus supplement.

      If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

      o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

      o at any other times and from any sources as we may describe in the related prospectus supplement.

      If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

Incorporation of Certain Documents by Reference; Requests Filed with the SEC

      All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

      The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

      o Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K of the agreements or other documents specified in the related prospectus supplement, if applicable;

      o Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time frame specified in Form 8-K related to the type of event;

      o Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

      o Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

      Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the report and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

      The trustee on behalf of any trust fund will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

Reports to Certificateholders

      On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

      o the payments made on that payment date with respect to the applicable class of offered certificates, and

      o     the recent performance of the mortgage assets.

      Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

      o     that calendar year, or

      o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

      If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

Voting Rights

      Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

      o with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment," or

      o as otherwise specified in this prospectus or in the related prospectus supplement.

      As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

Termination

      The trust for each series of offered certificates will terminate and cease to exist following:

      o the final payment or other liquidation of the last mortgage asset in that trust; and

      o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

      Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

      If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

      If we specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

      In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

Book-Entry Registration

      General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

      DTC, Euroclear and Clearstream.  DTC is:

      o     a limited-purpose trust company organized under the New York Banking
            Law,

      o     a "banking corporation" within the meaning of the New York Banking
            Law,

      o     a member of the Federal Reserve System,

      o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

      o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

      DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

      It is our understanding that Clearstream Banking, societe anonyme holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars.

Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

      Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

      Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

      Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

      Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

      Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

      o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

      o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

      Under a book-entry system, beneficial owners may receive payments after the related payment date.

      The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

      Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

      Issuance of Definitive Certificates. Generally, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

      o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor;

      o we elect, at our option, to notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, upon notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination; or

      o after the occurrence of an Event of Default under the pooling and servicing agreement, certificateholders representing a majority in principal amount of the offered certificates of any class then outstanding advise DTC through Participants in writing that the continuation of book-entry system through DTC (or a successor thereto) is no longer in the best interest of such certificateholders.

      Upon the occurrence of any of these events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates. The related prospectus supplement may specify other events upon which definitive certificates may be issued.

                     Description of the Governing Documents

General

      The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

      If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, primary servicer, sub-servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

      Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

      A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "CWCapital Commercial Funding Corp."

Assignment of Mortgage Assets

      At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

      Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

      o     in the case of a mortgage loan--

            1.    the address of the related real property,

            2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

            3.    the remaining term to maturity,

            4. if the mortgage loan is a balloon loan, the remaining amortization term, and

            5.    the outstanding principal balance; and

      o     in the case of a mortgage-backed security--

            1.    the outstanding principal balance, and

            2.    the pass-through rate or coupon rate.

Representations and Warranties with Respect to Mortgage Assets

      We will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

      o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

      o the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

      o     in the case of a mortgage loan--

            1.    the enforceability of the related mortgage note and mortgage,

            2. the existence of title insurance insuring the lien priority of the related mortgage, and

            3.    the payment status of the mortgage loan.

      We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

      The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

      In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

      As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document.

      Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that it is responsible for servicing.

      The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

      o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

      o     ensuring that the related real properties are properly insured;

      o     attempting to collect delinquent payments;

      o     supervising foreclosures;

      o     negotiating modifications;

      o responding to borrower requests for partial releases of the encumbered real property, easements, consents to alteration or demolition and similar matters;

      o protecting the interests of certificateholders with respect to senior lienholders;

      o conducting inspections of the related real properties on a periodic or other basis;

      o collecting and evaluating financial statements for the related real properties;

      o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

      o maintaining servicing records relating to mortgage loans in the trust.

      We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

      o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

      o     mortgage loans as to which there is a material non-monetary default;

      o     mortgage loans as to which the related borrower has--

            1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

            2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

      o real properties acquired as part of the trust with respect to defaulted mortgage loans.

      The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

      A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

      o     make the initial determination of appropriate action,

      o     evaluate the success of corrective action,

      o     develop additional initiatives,

      o     institute foreclosure proceedings and actually foreclose, or

      o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

      A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

      o     performing property inspections and collecting, and

      o     evaluating financial statements.

      A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

      o     continuing to receive payments on the mortgage loan,

      o     making calculations with respect to the mortgage loan, and

      o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

      The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

      The master servicer for your series, or another party specified in the prospectus supplement, will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

Servicing Mortgage Loans That Are Part of a Loan Combination

      Certain of the mortgage loans that are included in one of our trusts will be part of a loan combination as described under "Description of the Trust Assets--Mortgage Loans--Loan Combinations." With respect to certain of those mortgage loans, the entire loan combination may be serviced under the Governing Document for our trust and, in that event

      o the servicers under the Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination and

      o the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in our trust.

      With respect to other mortgage loans in one of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination and, in that event

      o our servicer and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and

      o the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in our trust. See "RISK FACTORS--With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests."

Sub-Servicers

      A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, the master servicer or special servicer will generally remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

      Generally, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

      CW may act as a primary servicer with respect to the underlying mortgage loans that it sells to us for deposit into the trust fund.

Collection of Payments on Mortgage-Backed Securities

      If a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

      o that mortgage-backed security will be registered in the name of the related trustee or its designee;

      o the related trustee will receive payments on that mortgage-backed security; and

      o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

      No master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

      o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal, qualification or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

      o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

      In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

      With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

      In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

      o willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

      o     reckless disregard of those obligations and duties.

      Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

      o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

      o incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

      o incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

      Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

      o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

      o     either--

            1. that party is specifically required to bear the expense of the action, or

            2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

      However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

      With limited exception, any person or entity--

      o into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

      o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

      o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

      The compensation arrangements with respect to any master servicer, special servicer and/or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

Events of Default

      We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

Amendment

      The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

      1.    to cure any ambiguity;

      2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

      3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

      4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

      5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

      6. to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

      7. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

      8. to otherwise modify or delete existing provisions of the Governing Document.

      However, no such amendment of the Governing Document for any series of offered certificates, that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no such amendment may significantly change the activities of the related trust.

      In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

      o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

      o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

      o significantly change the activities of the trust without the consent of the holders of offered and/or non-offered certificates representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

      o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

      o modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

List of Certificateholders

      Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders proposed to send.

The Trustee

      The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

      The trustee for each series of offered certificates will not--

      o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

      o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

      If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

Matters Regarding the Trustee

      As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

      The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

      No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

      No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

      No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

      The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

      The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. The trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                  Description of Credit Support

General

      Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

      o the subordination of one or more other classes of certificates of the same series;

      o the use of a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative, a reserve fund, a guaranteed investment contract, an interest rate exchange agreement, an interest rate cap or floor agreement, a currency exchange agreement or a similar agreement or instrument;

      o     the establishment of one or more reserve funds; or

      o     any combination of the foregoing.

      If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

      If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

      If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

      o     the nature and amount of coverage under that credit support;

      o any conditions to payment not otherwise described in this prospectus;

      o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

      o     the material provisions relating to that credit support.

      Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

      If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

      If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Insurance or Guarantees with Respect to Mortgage Loans

      The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

Letters of Credit

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Certificate Insurance and Surety Bonds

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

Reserve Funds

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

      Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to MBS

      If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         Legal Aspects of Mortgage Loans

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

      The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

      If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

General

      Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

      o     the terms of the mortgage,

      o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

      o     the knowledge of the parties to the mortgage, and

      o in general, the order of recordation of the mortgage in the appropriate public recording office.

      However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

      There are two parties to a mortgage--

      o a mortgagor, who is the owner of the encumbered interest in the real property, and

      o     a mortgagee, who is the lender.

      In general, the mortgagor is also the borrower.

      In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

      o     the trustor, who is the equivalent of a mortgagor,

      o     the trustee to whom the real property is conveyed, and

      o the beneficiary for whose benefit the conveyance is made, who is the lender.

      Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

      A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

      Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

      The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

      o     the express provisions of the related instrument,

      o     the law of the state in which the real property is located,

      o     various federal laws, and

      o in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

      The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

      However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

      A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

      In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

      o     without a hearing or the lender's consent, or

      o unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

Personalty

      Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

      Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

      o     judicial foreclosure, involving court proceedings, and

      o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

      Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

      o all parties having a subordinate interest of record in the real property, and

      o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

      Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

      Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

      o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

      o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

      o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

      o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

            1.    a failure to adequately maintain the mortgaged property, or

            2. an impermissible further encumbrance of the mortgaged property.

      Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

      o     upheld the reasonableness of the notice provisions, or

      o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

      Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

      o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

      o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

      In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

      o     record a notice of default and notice of sale, and

      o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

      o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

      o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

      As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption.  The purposes of a foreclosure action are--

      o     to enable the lender to realize upon its security, and

      o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

      The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      One Action Rule. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, in the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

      Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

      Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

      o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

      o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

      o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

      Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

      In a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir.
2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under
Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Doe, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court.

      Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the Governing Documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

Bankruptcy Laws

      Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

      Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

      o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

      o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

      o     extend or shorten the term to maturity of the loan;

      o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

      o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

      Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

      A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

      o     past due rent,

      o     accelerated rent,

      o     damages, or

      o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

      In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

      o assume the lease and either retain it or assign it to a third party, or

      o     reject the lease.

      If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

      o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

      o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

Environmental Considerations

      General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

      Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

      CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

      o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

      o assumes day-to-day management of operational functions of a mortgaged property.

      The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

      Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

      o impose liability for releases of or exposure to asbestos-containing materials, and

      o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

      Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more


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

difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

      Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

      If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Due-on-Sale and Due-on-Encumbrance Provisions

      Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

Junior Liens; Rights of Holders of Senior Liens

      Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

      In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

      o first, to the payment of court costs and fees in connection with the foreclosure;


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

      o     second, to real estate taxes;

      o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

      o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

Subordinate Financing

      Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

      o the borrower may have difficulty servicing and repaying multiple loans;

      o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

      o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

      o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

      o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.


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

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Americans with Disabilities Act

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

      Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any interest above an annual rate of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

      Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

Forfeiture for Drug, RICO and Money Laundering Violations

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

                         Federal Income Tax Consequences

General

      This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

      o     banks,

      o     insurance companies, and

      o     foreign investors.

      Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

      Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

      o given with respect to events that have occurred at the time the advice is rendered, and

      o is directly relevant to the determination of an entry on a tax return.

      Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other Tax Consequences."

      The following discussion addresses securities of two general types:

      o REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code; and

      o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

      We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC.

      The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."

      The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations


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

issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

      General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

      o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

      o     those offered certificates will represent--

            1.    regular interests in the REMIC, or

            2.    residual interests in the REMIC.

      Any and all offered certificates representing interests in a REMIC will be either--

      o REMIC regular certificates, representing regular interests in the REMIC, or

      o REMIC residual certificates, representing residual interests in the REMIC.

      If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

      Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

      o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

      o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

      However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

      In addition, unless otherwise provided in the related prospectus supplement, offered certificates that are REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC.

      Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

      The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage loans--

      o collections on mortgage loans held pending payment on the related offered certificates, and

      o any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

      It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

      To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

      o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

      o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

      o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

      Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

      o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

      o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and

      o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

      Taxation of Owners of REMIC Regular Certificates.

      General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

      Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under

Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

      The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

      The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

      The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

      Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

      o     a single fixed rate,

      o     a "qualified floating rate,"

      o     an "objective rate,"

      o a combination of a single fixed rate and one or more "qualified floating rates,"

      o a combination of a single fixed rate and one "qualified inverse floating rate," or

      o a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

      In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

      Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

      In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

      o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

      o     a fraction--

            1.    the numerator of which is the amount of the payment, and

            2. the denominator of which is the stated redemption price at maturity of the certificate.

      Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

      o     the total amount of the de minimis original issue discount, and

      o     a fraction--

            1. the numerator of which is the amount of the principal payment, and

            2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

      The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below for a description of that election under the applicable Treasury regulations.

      If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

      o     the sum of:

            1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

            2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

      o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

      The adjusted issue price of a REMIC regular certificate is:

      o     the issue price of the certificate, increased by

      o the total amount of original issue discount previously accrued on the certificate, reduced by

      o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

      o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

      o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

      o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

      The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

      o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

      o the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

      If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted


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to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable."

      The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

      The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of holders of REMIC regular certificates to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

      Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

      o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

      o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

      If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the


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foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

      The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--Premium" below.

      Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

      However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

      o     on the basis of a constant yield method,

      o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

      o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

      The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

      To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

      Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

      The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

      Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

      o     the purchase price paid for your offered certificate, and

      o the payments remaining to be made on your offered certificate at the time of its acquisition by you.

      If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

      Realized Losses. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

      o you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

      o     the loss will be characterized as a short-term capital loss.

      You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

      Taxation of Owners of REMIC Residual Certificates.

      General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

      Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

      A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

      Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

      o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

      o     unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

      o     excess inclusions,

      o     residual interests without significant value, and

      o     noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

      Taxable Income of the REMIC. The taxable income of a REMIC will equal:

      o     the income from the mortgage loans and other assets of the REMIC;
            plus

      o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

            1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

            2. amortization of any premium on the mortgage loans held by the REMIC,

            3. bad debt losses with respect to the mortgage loans held by the REMIC, and

            4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

      For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

      Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

      A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

      If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

      As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

      o     the amount paid for that REMIC residual certificate,

      o increased by, amounts included in the income of the holder of that REMIC residual certificate, and

      o decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

      A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

      Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

      A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

      The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

      o     through distributions,

      o     through the deduction of any net losses of the REMIC, or

      o     upon the sale of its REMIC residual certificate. See
            "--REMICs--Sales of REMIC Certificates" below.

      For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

      Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

      Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

      o the daily portions of REMIC taxable income allocable to that certificate, over

      o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

      The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

      o     the issue price of the certificate, increased by

      o the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

      o any payments made with respect to the certificate before the beginning of that quarter.

      The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

      For holders of REMIC residual certificates, excess inclusions:

      o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

      o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

      o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

      Furthermore, for purposes of the alternative minimum tax:

      o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

      o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

      This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

      o     regulated investment companies,

      o     common trusts, and

      o     some cooperatives.

      The Treasury regulations, however, currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

      o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

      o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

      Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

      o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

      o from the prospective transferee, providing representations as to its financial condition including an understanding that it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that it intends to pay its debts as they come due in the future, and

      o from the prospective transferee, stating that it will not cause income from the REMIC residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or of any other U.S. Person, and

      o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

      The Treasury has issued final regulations that, in addition to the affidavits above, require, in order to receive safe harbor protection against possible disregard of a transfer, that either:

      (1) the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of:

            o the present value of any consideration given to the transferee to acquire the interest,

            o the present value of the expected future distributions on the interest, and

            o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate, currently 35%, or, in certain circumstances, the alternative minimum tax rate. Further, present values are computed using a discount rate equal to the short-term Federal rate set forth in
Section 1274(d) of the Internal Revenue Code, for the month of such transfer and the compounding period used by the transferee; or

      (2)   o     the transferee is a domestic C corporation (other than a
                  corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years),

            o the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer, and

            o the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

      Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

      Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

      We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

      See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

      Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

      Transfers of REMIC Residual Certificates to Investors That are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Documents.

      If transfers of REMIC residual certificates to investors that are foreign persons are permitted under the related Governing Documents, and such a transfer takes place, then it is possible that the transfer will be disregarded for all federal tax purposes. The applicable Treasury regulations provide that a transfer of a REMIC residual certificate that has "tax avoidance potential" to a non-U.S. Person will be disregarded for all federal tax purposes, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer--

      o the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

      o the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

      If the non-U.S. Person transfers the REMIC residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

      If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

      o     an individual,

      o     an estate or trust, or

      o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

      then--

      o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

      o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

      In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

      o 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

      o 80% of the amount of itemized deductions otherwise allowable for such year.

      Such limitations will be phased out beginning in 2006 and eliminated in 2010.

      Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

      o     an individual,

      o     an estate or trust, or

      o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

      The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

      Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

      o     an individual,

      o     an estate or trust, or

      o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

      We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

      Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

      o     the cost of the certificate to that certificateholder, increased by

      o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

      o payments on the certificate received by that certificateholder and by amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

      The adjusted basis of a REMIC residual certificate will be determined as described above under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

      In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

      Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

      o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

      o the amount of ordinary income actually includible in the seller's income prior to that sale.

      In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

      REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

      o     reacquires that same REMIC residual certificate,

      o     acquires any other residual interest in a REMIC, or

      o acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

      Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

      o     the disposition of a non-defaulted mortgage loan,

      o the receipt of income from a source other than a mortgage loan or other permitted investments,

      o     the receipt of compensation for services, or

      o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

      It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

      In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

      REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

      Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

      Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

      o     the person has sufficient assets to do so, and

      o the tax arises out of a breach of that person's obligations under the related Governing Document.

      Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

      Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

      o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

      o the highest marginal federal income tax rate applicable to corporations.

      The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

      The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

      o     events that have occurred up to the time of the transfer,

      o     the prepayment assumption, and

      o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

      The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a

Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

      o the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

      o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

      In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

      o the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

      o the highest marginal federal income tax rate imposed on corporations.

      A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

      o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

      o a statement under penalties of perjury that the record holder is not a Disqualified Organization.

      If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

      In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

      Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o the residual interests in the entity are not held by Disqualified Organizations, and

      o the information necessary for the application of the tax described in this prospectus will be made available.

      We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

      Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

      Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects. The related tax administrator may hold at least a nominal amount of REMIC residual certificates.

      As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

      o     income,

      o     deductions

      o     gains,

      o     losses, and

      o     classification as a REMIC.

      Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

      Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

      o     corporations,

      o     trusts,

      o     securities dealers, and

      o     various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

      o 30 days after the end of the quarter for which the information was requested, or

      o     two weeks after the receipt of the request.

      Reporting with respect to REMIC residual certificates, including--

      o     income,

      o     excess inclusions,

      o     investment expenses, and

      o     relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

      As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount."

      Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

      Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code at a rate of 28%, which rate will be increased to 31% after 2010 unless the recipient of these payments:

      o is a United States person and provides IRS Form W-9 with the correct taxpayer identification number;

      o is a foreign person and provides IRS Form W-8BEN identifying the foreign person and stating that the beneficial owner is not a United States person; or

      o can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).

      Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

      o     a foreign person, and

      o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, and nominee or otherwise as an agent for the beneficial owner of a REMIC Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS.

      For these purposes, a foreign person is anyone other than a U.S. Person.

      It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

      o     owns 10% or more of one or more underlying mortgagors, or

      o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

      Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

      Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

      o     foreign persons, or

      o U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons.

Grantor Trusts

      Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

      A grantor trust certificate may be classified as either of the following types of certificate:

      o a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest on those loans at a pass-through rate; or

      o a grantor trust strip certificate representing ownership of all or a portion of the difference between--

            1. interest paid on the mortgage loans constituting the related grantor trust, minus

            2.    the sum of:

                  o     normal administration fees, and

                  o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

      A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

      Characterization of Investments in Grantor Trust Certificates.

      Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

      o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

      o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Internal Revenue Code; and

      o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

      In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

      Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

      o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

      o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

      o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Internal Revenue Code,
it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

      The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Internal Revenue Code.

      Taxation of Owners of Grantor Trust Fractional Interest Certificates

      General. Holders of a particular series of grantor trust fractional interest certificates generally:

      o will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

      o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

      Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

      Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

      o Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

      The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

      Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

      The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

      o a class of grantor trust strip certificates is issued as part of the same series, or

      o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

      Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

      o     a master servicer,

      o     a special servicer,

      o     any sub-servicer, or

      o     their respective affiliates.

      If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

      o     the treatment of some stripped bonds as market discount bonds, and

      o     de minimis market discount.

      See "--Market Discount" below.

      Under the stripped bond rules, the holder of a grantor trust fractional interest certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its grantor trust fractional interest certificate for each month. The amount of reportable interest income must equal the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Internal Revenue Code relating to original issue discount.

      The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

      See "--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

      o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Sales of Grantor Trust Certificates," and

      o the yield of that grantor trust fractional interest certificate to the holder.

      The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

      With respect to some categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

      Section 1272(a)(6) applies to any "pool of debt instruments the yield on which may be affected by reason of prepayments." The precise application of
Section 1272(a)(6) is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

      We recommend that certificateholders consult their tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

      In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

      o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

      o a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

      o the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

      o there is no original issue discount or only a de minimis amount of original issue discount, or

      o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

      If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

      o     0.25% of the stated redemption price, and

      o the weighted average maturity of the related mortgage loans, then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

      In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

      If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

      The original issue discount, if any, on mortgage loans will equal the difference between:

      o     the stated redemption price of the mortgage loans, and

      o     their issue price.

      For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

      The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

      In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

      If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of this legislation is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder. We recommend that certificateholders consult their own tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

      A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

      The adjusted issue price of a mortgage loan on any given day equals the sum of:

      o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

      o the daily portions of original issue discount for all days during the accrual period prior to that day.

      The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

      o     the issue price of the mortgage loan, increased by

      o the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

      o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

      o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

      o a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

      o the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

      o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

      o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

      If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

      Section 1276(b)(3) of the Internal Revenue Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until the time that regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply.

Under those rules, in each accrual period, you may accrue market discount on the underlying mortgage loans, at your option:

      o     on the basis of a constant yield method,

      o in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

      o in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

      Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the mortgage loans will be a pool described in that section, it appears that the prepayment assumption used, or that would be used, in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of Section 1272(a)(6) is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the grantor trust fractional interest certificate, or with respect to any holder, at the time of that holder's purchase of the grantor trust fractional interest certificate.

      We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

      To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

      Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

      Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

      Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

      o be allocated among the payments of stated redemption price on the mortgage loan, and

      o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

      It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates. See "--Market Discount" above.

      Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

      The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

      o     the price paid for that grantor trust strip certificate by you, and

      o the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

      o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

      See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

      As noted above, Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments. The Internal Revenue Code also requires adjustments be made in the amount and rate of accrual of that discount when prepayments do not conform to the prepayment assumption. It appears that those provisions would apply to grantor trust strip certificates. It is uncertain whether the assumed prepayment rate would be determined based on:

      o conditions at the time of the first sale of the grantor trust strip certificate or,

      o with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

      If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" above.

      The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

      o the prepayment assumption we will disclose in the related prospectus supplement, and

      o a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

      o the prepayment assumption will not be challenged by the IRS on audit.

      We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

      o the amount realized on the sale or exchange of a grantor trust certificate, and

      o     its adjusted basis.

      The adjusted basis of a grantor trust certificate generally will equal:

      o     its cost, increased by

      o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

      o any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

      As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

      Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

      Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

      o the amount of servicing compensation received by a master servicer or special servicer, and

      o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

      The reporting party will furnish comparable information to the IRS as and when required by law to do so.

      Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

      On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

      o     a custodian of a person's account,

      o     a nominee, and

      o     a broker holding an interest for a customer in street name.

      These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

      Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

      Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

      To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

      Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                        State and Other Tax Consequences

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          Certain ERISA Considerations

General

      The Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code impose various requirements on--

      o     ERISA Plans, and

      o     persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

      Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "Certain ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

      ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

      o     investment prudence and diversification, and

      o     compliance with the investing ERISA Plan's governing the documents.

      Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists.

      The types of transactions between ERISA Plans and Parties in Interest that are prohibited include:

      o     sales, exchanges or leases of property;

      o     loans or other extensions of credit; and

      o     the furnishing of goods and services.

      Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Plan Asset Regulations

      An ERISA Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that ERISA Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when an ERISA Plan acquires an equity interest in an entity, the assets that ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both ERISA Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

      1. those with discretionary authority or control over the assets of the entity,

      2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

      3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

      In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

      A fiduciary of an investing ERISA Plan is any person who--

      o has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

      o provides investment advice with respect to the assets of that ERISA Plan for a fee.

      If the mortgage and other assets included in one of our trusts are ERISA Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

      o deemed to be a fiduciary with respect to the investing ERISA Plan, and

      o     subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are ERISA Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that ERISA Plan and the Party in Interest.

      The Plan Asset Regulations provide that where an ERISA Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that ERISA Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae and Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of an ERISA Plan, the underlying mortgages would not be treated as assets of that ERISA Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

      In addition, the acquisition or holding of offered certificates by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing ERISA Plan.

      If you are the fiduciary of an ERISA Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

Prohibited Transaction Exemptions

      If you are an ERISA Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of an ERISA Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

      o Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving ERISA Plans and broker-dealers, reporting dealers and banks;

      o Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

      o Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

      o Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

      o Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

      o Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

      We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of an ERISA Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

Insurance Company General Accounts

      The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

      Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be ERISA Plan assets.

      Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as ERISA Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as ERISA Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Consultation With Counsel

      If you are a fiduciary for an ERISA Plan and you intend to purchase offered certificates on behalf of or with assets of that ERISA Plan, you should:

      o     consider your general fiduciary obligations under ERISA, and

      o     consult with your legal counsel as to--

            1. the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

            2. the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

      An ERISA Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt ERISA Plan will be considered unrelated business taxable income and will be subject to federal income tax.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in this prospectus.

                                Legal Investment

      If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities--

      o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

      o     whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

      Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

      o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

      o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

      Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation.

      Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state could have enacted legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

      o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

      o     federal credit unions may invest in mortgage related securities; and

      o national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. ss. 24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe.

      The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. ss. 1.2(m) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

      The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. ss. 703.140.

      The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying" and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      There may be other restrictions on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes of offered certificates as mortgage related securities, we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

      o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

      o     SMMEA has been overridden in any State relevant to you.

                                 Use of Proceeds

      Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             Method of Distribution

      The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

      We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

      1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

      2.    by placements by us with institutional investors through dealers;
            and

      3.    by direct placements by us with institutional investors.

      In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

      If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

      Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

      o the obligations of the underwriters will be subject to various conditions precedent,

      o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

      o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

      We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  Legal Matters

      Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Cadwalader, Wickersham & Taft LLP.

                                     Rating

      It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

      o     whether the price paid for those certificates is fair;

      o whether those certificates are a suitable investment for any particular investor;

      o     the tax attributes of those certificates or of the related trust;

      o the yield to maturity or, if they have principal balances, the average life of those certificates;

      o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

      o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

      o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

      o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

      o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    Glossary

      The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

      "ADA" means the Americans with Disabilities Act of 1990, as amended.

      "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

      "Disqualified Organization" means:

      o     the United States,

      o     any State or political subdivision of the United States,

      o     any foreign government,

      o     any international organization,

      o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

      o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

      o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

      "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code.

      "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity.

      "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

      "Fannie Mae" means the Federal National Mortgage Association.

      "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

      "Freddie Mac" means the Federal Home Loan Mortgage Association.

      "Ginnie Mae" means the Government National Mortgage Association.

      "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

      "IRS" means the Internal Revenue Service.

      "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

      "NCUA" means the National Credit Union Administration.

      "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

      "OCC" means the Office of the Comptroller of the Currency.

      "OTS" means the Office of Thrift Supervision.

      "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section 4975 of the Internal Revenue Code.

      "Pass-Through Entity" means any:

      o     regulated investment company,

      o     real estate investment trust,

      o     trust,

      o     partnership, or

      o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

      "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA.

      "PTE" means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

      "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code.

      "Relief Act" means the Servicemembers Civil Relief Act, as amended.

      "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

      "SEC" means the Securities and Exchange Commission.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "SPA" means standard prepayment assumption.

      "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

      "U.S. Person" means:

      o     a citizen or resident of the United States;

      o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

      o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

      o     a trust as to which--

            1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

            2. one or more United States persons have the authority to control all substantial decisions of the trust.

      In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

            The approximate expenses expected to be incurred in connection with the issuance and distribution of the Certificates being registered, other than underwriting compensation, are set forth below.


             SEC Registration Fee...............   $107.00
             Printing Fees......................   *
             Legal Fees and Expenses............   *
             Accounting Fees and Expenses.......   *
             Trustee Fees and Expenses             *
             (including counsel and transfer
             agents' fees)......................
             Blue Sky Fees......................   *
             Printing and Engraving Fees........   *
             Rating Agency Fees.................   *
             Miscellaneous......................   *
                                                  ---
                  Total.........................   $*
                                                  ===
-------------
* To be provided by amendment.

Item 15. Indemnification of Directors and Officers.

            Each Pooling Agreement will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to such Pooling Agreement, or for errors in judgment except for such person's own willful misfeasance, bad faith or negligence in the performance of duties or reckless disregard of obligations and duties. Each Pooling Agreement will further provide that any director, officer, employee or agent of the Registrant is entitled to be indemnified and held harmless by the related Trust Fund against any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with legal actions or claims relating to such Pooling Agreement or related Certificates (including in connection with the dissemination of information as contemplated by such Pooling Agreement) other than such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of such Pooling Agreement; (ii) incurred in connection with any legal action or claim against the party seeking indemnification resulting from any breach on the part of that party of a representation or warranty made in such Pooling Agreement; or
(iii) incurred in connection with any legal action or claim against the party seeking indemnification resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties under such Pooling Agreement or negligent disregard of such obligations or duties.

            Each mortgage loan seller may execute an indemnification agreement under which such mortgage loan seller will agree to indemnify and hold harmless the Registrant, each of its directors, each of its officers and each person, if any, who controls the Registrant within the meaning of the Securities Act of 1933, as amended (the "Act"), against certain liabilities which might arise under the Act from certain information furnished to the Registrant by or on behalf of such mortgage loan seller.

            Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Act from certain information furnished to the Registrant by or on behalf of such indemnifying party.

            Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

            Subsection (b) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            Section 145 of the General Corporation Law of Delaware further provides: that to the extent a present or former director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a present or former director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

            The By-laws of the Registrant provide, in effect, that to the full extent permitted by law, the Registrant shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Registrant, by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Registrant, or by reason of the fact that such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise of any type or kind, domestic or foreign, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred as a result of such action, suit or proceeding.

Item 16.    Exhibits.

             *1.1   Form of Underwriting Agreement.

             *4.1   Form of Pooling and Servicing Agreement.

             *4.2   Form of Mortgage Loan Purchase Agreement.

             *5.1 Opinion of Cadwalader, Wickersham & Taft LLP as to legality of the Certificates.

             8.1 Opinion of Cadwalader, Wickersham & Taft LLP as to certain tax matters (included as part of Exhibit 5.1).

             23.1 Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5.1).

             24.1 Power of Attorney (included on page II-7 of this Registration Statement).

 * To be provided by amendment.

Item 17.    Undertakings.

(a)   Undertaking Pursuant to Rule 415 Offering.

      The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Act;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that

            (A) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement; and

            (B) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purpose of determining liability under the Act to any purchaser:

      (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

      (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

      (5) That, for the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities:

      The undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

      (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Undertaking in respect of incorporation of subsequent Exchange Act documents by reference.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Undertaking in respect of equity offerings of nonreporting registrants.

      The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit delivery to each purchaser.

(d) Undertaking in respect of indemnification.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) Undertaking in respect of incorporation of subsequent Exchange Act documents by third parties.

      The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) Undertaking in respect of information provided through an Internet Web site.

      The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be part of the prospectus included in the Registration Statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, CWCapital Commercial Funding Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, has reasonable grounds to believe that the security rating requirement contained in Transaction Requirement I.B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Needham, state of Massachusetts, on the 28th day of February 2006.

                                       CWCAPITAL COMMERCIAL FUNDING CORP.


                                       By:  /s/ Todd Schuster
                                          --------------------------------------
                                          Todd Schuster
                                          President

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tammy Heyman, Robert Resnick and Paul Sherrington his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                 Capacity                               Date

/s/ Todd Schuster         President and Chief              February 28, 2006
-----------------------   Executive Officer; Director
Todd Schuster

/s/ Michael Berman        Director                         February 28, 2006
-----------------------
Michael Berman

/s/ Charles Spetka        Director                         February 28, 2006
-----------------------
Charles Spetka

/s/ Carla Stoner          Vice President and Chief         February 28, 2006
-----------------------   Financial Officer
Carla Stoner

/s/ Jim Osten             Vice President, Chief            February 28, 2006
-----------------------   Accounting Officer and
Jim Osten                 Treasurer

                                INDEX TO EXHIBITS

 Exhibit
  Number                         Description
 --------                        -----------

  *1.1     Form of Underwriting Agreement.

  *4.1     Form of Pooling and Servicing Agreement.

  *4.2     Form of Mortgage Loan Purchase Agreement

  *5.1 Opinion of Cadwalader, Wickersham & Taft LLP as to legality of the Certificates.

   8.1 Opinion of Cadwalader, Wickersham & Taft LLP as to certain tax matters (included as part of Exhibit 5.1).

  23.1 Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5.1).

  24.1 Power of Attorney (included on page II-7 of this Registration Statement).

-------------
* To be provided by amendment.